FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-257737-11

Dated November 13, 2023	BBCMS 2023-5C23

Free Writing Prospectus Structural and Collateral Term Sheet
BBCMS Mortgage Trust 2023-5C23
$721,320,000 (Approximate Mortgage Pool Balance)

$643,778,000 (Approximate Offered Certificates)

Barclays Commercial Mortgage Securities LLC Depositor
Commercial Mortgage Pass-Through Certificates, Series 2023-5C23

Barclays Capital Real Estate Inc.

Starwood Mortgage Capital LLC

Societe Generale Financial Corporation

UBS AG

Argentic Real Estate Finance 2 LLC

Bank of Montreal

German American Capital Corporation

LMF Commercial, LLC

BSPRT CMBS Finance, LLC

Mortgage Loan Sellers

Barclays UBS Securities LLC	Société Générale	Deutsche Bank Securities BMO Capital Markets
Co-Lead Managers and Joint Bookrunners
Drexel Hamilton Co-Manager		Bancroft Capital, LLC Co-Manager
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
1

Dated November 13, 2023	BBCMS 2023-5C23

This material is for your information, and none of Barclays Capital Inc., SG Americas Securities, LLC, BMO Capital Markets Corp., Deutsche Bank Securities Inc., UBS Securities LLC, Drexel Hamilton, LLC and Bancroft Capital, LLC (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-257737) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-888-603-5847. The Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2023-5C23 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended or superseded) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this document are made as of the date hereof. We have no obligation to update or revise any forward-looking statement.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-5C23
Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings (S&P / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Available Certificate Balance or Notional Amount(1)	Approximate Initial Retained Certificate Balance or Notional Amount(1)(2)	Approximate Initial Credit Support(3)	Expected Weighted Avg. Life (years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)
A-2	AAA(sf) / AAAsf / AAA(sf)	(7)	(7)	(7)	30.000%	(7)	(7)	38.2%	17.6%
A-3	AAA(sf) / AAAsf / AAA(sf)	(7)	(7)	(7)	30.000%	(7)	(7)	38.2%	17.6%
X-A(8)	AAA(sf) / AAAsf / AAA(sf)	$504,924,000	$487,150,000	$17,774,000	N/A	N/A	N/A	N/A	N/A
A-S	AA-(sf) / AAAsf / AAA(sf)	$71,230,000	$68,722,000	$2,508,000	20.125%	4.94	11/28 – 11/28	43.6%	15.4%
B	NR / AA-sf / AA(sf)	$38,771,000	$37,406,000	$1,365,000	14.750%	4.94	11/28 – 11/28	46.5%	14.4%
C	NR / A-sf / A(sf)	$28,853,000	$27,837,000	$1,016,000	10.750%	4.94	11/28 – 11/28	48.7%	13.8%

Privately Offered Certificates(9)

Class	Expected Ratings (S&P / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Available Certificate Balance or Notional Amount(1)	Approximate Initial Retained Certificate Balance or Notional Amount(1)(2)	Approximate Initial Credit Support	Expected Weighted Avg. Life (years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)
X-D(10)	NR / BBB-sf / AAA(sf)	$25,246,000	$24,356,000	$890,000	N/A	N/A	N/A	N/A	N/A
X-F(11)	NR / BBsf / BBB-(sf)	$9,016,000	$8,698,000	$318,000	N/A	N/A	N/A	N/A	N/A
X-G(12)	NR / BB-sf / BB+(sf)	$7,214,000	$6,960,000	$254,000	N/A	N/A	N/A	N/A	N/A
X-H(13)	NR / B-sf / B(sf)	$11,721,000	$11,308,000	$413,000	N/A	N/A	N/A	N/A	N/A
D	NR / BBBsf / A-(sf)	$12,623,000	$12,178,000	$445,000	9.000%	4.94	11/28 – 11/28	49.7%	13.5%
E	NR / BBB-sf / BBB(sf)	$12,623,000	$12,178,000	$445,000	7.250%	4.94	11/28 – 11/28	50.6%	13.3%
F	NR / BBsf / BBB-(sf)	$9,016,000	$8,698,000	$318,000	6.000%	4.94	11/28 – 11/28	51.3%	13.1%
G	NR / BB-sf / BB+(sf)	$7,214,000	$6,960,000	$254,000	5.000%	4.94	11/28 – 11/28	51.9%	12.9%
H	NR / B-sf / B(sf)	$11,721,000	$11,308,000	$413,000	3.375%	4.94	11/28 – 11/28	52.8%	12.7%
J-RR	NR / NR / NR	$24,345,000	$23,488,000	$857,000	0.000%	4.94	11/28 – 11/28	54.6%	12.3%

(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%, including in connection with any variation in the certificate balances and notional amounts of the classes comprising the VRR interest following the calculation of the actual fair value of the ABS interests (as such term is defined in Regulation RR) issued by the issuing entity. In addition, the notional amounts of the Class X-A, Class X-D, Class X-F, Class X-G and Class X-H Certificates may vary depending upon the final pricing of the Classes of Principal Balance Certificates whose Certificate Balances comprise such notional amounts, and, if as a result of such pricing, the pass-through rate of any Class of the Class X-A, Class X-D, Class X-F, Class X-G or Class X-H Certificates, as applicable, would be equal to zero at all times, such Class of Certificates will not be issued on the closing date of this securitization.
(2)	On the Closing Date, Starwood Mortgage Capital LLC (a sponsor and an affiliate of the special servicer) will cause a majority-owned affiliate to purchase from the underwriters the certificates (other than the Class R certificates) with the initial certificate balances or notional amounts, as applicable, as set forth in the table above under “Approx. Initial Retained Certificate Balance or Notional Amount.”
(3)	The credit support percentages set forth for the Class A-2 and Class A-3 Certificates represent the approximate initial credit support for the Class A-2 and Class A-3 Certificates in the aggregate.
(4)	Assumes 0% CPR / 0% CDR and a December 7, 2023 closing date. Based on modeling assumptions as described in the Preliminary Prospectus dated November 13, 2023 (the “Preliminary Prospectus”).
(5)	The “Certificate Principal to Value Ratio” for any Class of Principal Balance Certificates (other than the Class A-2 and Class A-3 Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-2 and Class A-3 Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.
(6)	The “Underwritten NOI Debt Yield” for any Class of Principal Balance Certificates (other than the Class A-2 and Class A-3 Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-2 and Class A-3 Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.
(7)	The exact initial certificate balances of the Class A-2 and Class A-3 Certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the respective initial certificate balances, expected weighted average lives and expected principal windows of the Class A-2 and Class A-3 Certificates are

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
3

Structural and Collateral Term Sheet	BBCMS 2023-5C23
Indicative Capital Structure

expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-2 and Class A-3 Certificates is expected to be approximately $504,924,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Approximate Initial Available Certificate Balance	Expected Range of Approximate Initial Retained Certificate Balance	Expected Range of Weighted Avg. Life (Yrs)	Expected Range of Principal Window
Class A-2	$0 - $225,000,000	$0 - $217,080,000	$0 – $7,920,000	N/A – 4.77	N/A / 6/28 – 10/28
Class A-3	$279,924,000– $504,924,000	$270,070,000 - $487,150,000	$9,854,000 - $17,774,000	4.92 – 4.85	10/28 – 11/28 / 6/28 – 11/28

(8)	The Notional Amount of the Class X-A Certificates will be equal to the aggregate Certificate Balance of the Class A-2 and Class A-3 Certificates outstanding from time to time.
(9)	The Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H and Class J-RR Certificates are not being offered by the Preliminary Prospectus and this Term Sheet. The Class R Certificates are not shown above.
(10)	The Notional Amount of the Class X-D Certificates will be equal to the aggregate Certificate Balance of the Class D and Class E Certificates outstanding from time to time.
(11)	The Notional Amount of the Class X-F Certificates will be equal to the Certificate Balance of the Class F Certificates outstanding from time to time.
(12)	The Notional Amount of the Class X-G Certificates will be equal to the Certificate Balance of the Class G Certificates outstanding from time to time.
(13)	The Notional Amount of the Class X-H Certificates will be equal to the Certificate Balance of the Class H Certificates outstanding from time to time.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
4

Structural and Collateral Term Sheet	BBCMS 2023-5C23
Summary of Transaction Terms
Securities Offered:	$643,778,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.
Co-Lead Managers and Joint Bookrunners:	Barclays Capital Inc., SG Americas Securities, LLC, BMO Capital Markets Corp., Deutsche Bank Securities Inc., UBS Securities LLC
Co-Managers:	Drexel Hamilton, LLC and Bancroft Capital, LLC
Mortgage Loan Sellers:	Barclays Capital Real Estate Inc. (“Barclays”) (15.6%), Starwood Mortgage Capital LLC (“SMC”) (33.9%), Societe Generale Financial Corporation (“SGFC”) (16.1%), UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”) (13.3%), Argentic Real Estate Finance 2 LLC (“Argentic”) (7.6%), Bank of Montreal (“BMO”) (5.5%), German American Capital Corporation (“GACC”) (4.7%), LMF Commercial, LLC (“LMF”) (2.0%) and BSPRT CMBS Finance, LLC (“BSPRT”) (1.3%)
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Special Servicer:	LNR Partners, LLC
Directing Certificateholder:	LNR Securities Holdings, LLC or its affiliate
Trustee:	Computershare Trust Company, National Association
Certificate Administrator:	Computershare Trust Company, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Rating Agencies:	S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, LLC (“KBRA”)
Initial Risk Retention Consultation Party:	LNR Securities Holdings, LLC
U.S. Credit Risk Retention:

SMC is expected to act as the “retaining sponsor” for this securitization and intends to satisfy the U.S. credit risk retention requirements (i) through the purchase by Starwood Conduit CMBS Vertical Retention I LLC, a “majority-owned affiliate,” of an “eligible vertical interest” (each as defined in Regulation RR), which will consist of approximately 3.52% of the certificate balance or notional amount of each class of certificates (other than the Class R Certificates) (the “VRR Interest”) issued by the issuing entity and (ii) through the purchase by Starwood CMBS Horizontal Retention BBCMS 2023-5C23 LLC, a “majority-owned affiliate,” of an “eligible horizontal residual interest” (each as defined in Regulation RR), which will consist of the portion of the Class J-RR Certificates not included in the VRR Interest.

SMC, in its capacity as the “retaining sponsor” for this transaction, will be required to comply with the hedging, transfer and financing restrictions applicable to a “retaining sponsor” under the credit risk retention rules, which generally prohibit the transfer of the applicable certificates except to a “majority-owned affiliate” of the “retaining sponsor”. The restrictions on hedging and transfer under the credit risk retention rules as in effect on the closing date of this transaction will expire on and after the date that is the latest of (i) the date on which the aggregate principal balance of the mortgage loans has been reduced to 33% of the aggregate principal balance of the mortgage loans as of the Cut-off Date; (ii) the date on which the total unpaid principal obligations under the certificates (other than the Class R Certificates) has been reduced to 33% of the aggregate total unpaid principal obligations under the certificates as of the Closing Date; or (iii) two years after the Closing Date.

For additional information, see “Credit Risk Retention” in the Preliminary Prospectus.

EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Closing Date:	On or about December 7, 2023.
Cut-off Date:	With respect to each mortgage loan, the related due date in December 2023, or in the case of any mortgage loan that has its first due date after December 2023, the date that would have been its due date in December 2023 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month.
Distribution Date:	The 4th business day after the Determination Date in each month, commencing in January 2024.
Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in January 2024.
Assumed Final Distribution Date:	The Distribution Date in November 2028 which is the latest anticipated repayment date of the Certificates.
Rated Final Distribution Date:	The Distribution Date in December 2056.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC “regular interests” for U.S. federal income tax purposes.
Form of Offering:	The Class A-2, Class A-3, Class X-A, Class A-S, Class B and Class C Certificates (the “Publicly Offered Certificates”) will be offered publicly. The Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class J-RR and Class R Certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers, and except with respect to the Class R Certificates, to Institutional Accredited Investors and to institutions that are not U.S. Persons pursuant to Regulation S.
SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
5

Structural and Collateral Term Sheet	BBCMS 2023-5C23
Summary of Transaction Terms
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	On any Distribution Date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the Cut-off Date, certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Refer to “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg L.P., BlackRock Financial Management, Inc., Interactive Data Corp., CMBS.com, Inc., Markit Group Limited, Moody’s Analytics, MBS Data, LLC, RealInsight, Thomson Reuters Corporation, DealView Technologies Ltd., KBRA Analytics, LLC and CRED iQ.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. REFER TO THE “SUMMARY OF RISK FACTORS” AND “RISK FACTORS” SECTIONS OF THE PRELIMINARY PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
6

Structural and Collateral Term Sheet	BBCMS 2023-5C23
Collateral Characteristics
Mortgage Loan Seller	Number of Mortgage Loans(1)	Number of Mortgaged Properties(1)	Roll-up Aggregate Cut-off Date Balance	% of IPB
SMC	9	9	$244,300,000	33.9%
SGFC	3	3	$116,100,000	16.1%
Barclays	7	8	$112,265,000	15.6%
UBS AG	3	3	$96,000,000	13.3%
AREF2	1	1	$55,000,000	7.6%
BMO	4	5	$39,725,000	5.5%
GACC	3	3	$34,180,000	4.7%
LMF	2	2	$14,500,000	2.0%
BSPRT	1	1	$9,250,000	1.3%
Total:	31	33	$721,320,000	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$721,320,000
Number of Mortgage Loans:	31
Number of Mortgaged Properties:	33
Average Cut-off Date Balance per Mortgage Loan:	$23,268,387
Weighted Average Current Mortgage Rate:	7.47285%
10 Largest Mortgage Loans as % of IPB:	69.3%
Weighted Average Remaining Term to Maturity:	58 months
Weighted Average Seasoning:	2 months
Credit Statistics
Weighted Average UW NCF DSCR(2)(3):	1.55x
Weighted Average UW NOI Debt Yield(2):	12.3%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(2)(4):	54.6%
Weighted Average Maturity Date/ARD LTV(2)(4):	54.6%
Other Statistics
% of Mortgage Loans with Additional Debt:	11.9%
% of Mortgage Loans with Single Tenants(5):	1.3%
% of Mortgage Loans secured by Multiple Properties:	3.7%
Amortization
Weighted Average Original Amortization Term(6):	NAP
Weighted Average Remaining Amortization Term(6):	NAP
% of Mortgage Loans with Interest-Only:	100.0%
Lockboxes(7)
% of Mortgage Loans with Hard Lockboxes:	44.3%
% of Mortgage Loans with Soft Lockboxes:	32.6%
% of Mortgage Loans with Springing Lockboxes:	23.1%
Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	69.6%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	50.6%
% of Mortgage Loans Requiring Monthly CapEx Reserves:	75.9%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(8):	37.2%

(1)	The sum of the Number of Mortgage Loans and Number of Mortgaged Properties does not equal the aggregate due to certain loans being contributed by multiple loan sellers. There are two loans with multiple loan sellers being contributed to the pool comprised of two mortgaged properties, added to the count of each applicable mortgage loan seller.
(2)	In the case of Loan Nos. 1, 3, 4, 5, 9, 10, 11, 12, 13 and 20, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 13, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related mezzanine loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan Nos. 5 and 17, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an extraordinary assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
(5)	Excludes mortgage loans that are secured by multiple properties with multiple tenants.
(6)	All the mortgage loans are interest-only for the entire term.
(7)	For a more detailed description of Lockboxes, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus. In the case of Loan No. 1, there is a soft lockbox for the residential portion of the property and a hard lockbox for the commercial, and for the purposes of this calculation, is considered to have a soft lockbox.
(8)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by office, retail, mixed use and industrial properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
7

Structural and Collateral Term Sheet	BBCMS 2023-5C23
Collateral Characteristics
Ten Largest Mortgage Loans
No.	Loan Name	City, State	Mortgage Loan Seller(s)	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet / Rooms / Units	Property Type	UW NCF DSCR(1)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date/ARD LTV(1)
1	Piazza Alta	Philadelphia, PA	SGFC	1	$65,900,000	9.1%	695	Multifamily	2.46x	11.8%	39.5%	39.5%
2	323 West 96th Street	New York, NY	SMC	1	$65,000,000	9.0%	173	Multifamily	1.25x	7.8%	65.0%	65.0%
3	Philadelphia Marriott Downtown	Philadelphia, PA	Barclays	1	$65,000,000	9.0%	1,408	Hospitality	1.53x	16.0%	54.9%	54.9%
4	Westfarms	West Hartford, CT	UBS AG	1	$56,000,000	7.8%	501,990	Retail	1.76x	14.4%	44.2%	44.2%
5	Sugar Land Town Square	Sugar Land, TX	AREF2	1	$55,000,000	7.6%	803,247	Mixed Use	1.33x	11.8%	50.2%	50.2%
6	Rockridge Apartments	Houston, TX	SMC	1	$54,000,000	7.5%	881	Multifamily	1.25x	10.5%	62.6%	62.6%
7	BJ's Plaza & McKinley Milestrip Center	Buffalo, NY	SGFC	1	$42,500,000	5.9%	411,013	Retail	1.36x	11.9%	62.5%	62.5%
8	The Howard	Brooklyn, NY	SMC	1	$39,000,000	5.4%	297,831	Office	1.57x	13.0%	43.8%	43.8%
9	Arcola Corporate Campus	Collegeville, PA	SMC, BMO	1	$32,500,000	4.5%	1,853,053	Mixed Use	2.01x	16.3%	48.7%	48.7%
10	River Centre	Red Bank, NJ	UBS AG	1	$25,000,000	3.5%	553,039	Office	1.79x	14.7%	48.2%	48.2%

	Top 3 Total/Weighted Average			3	$195,900,000	27.2%			1.75x	11.9%	53.1%	53.1%
	Top 5 Total/Weighted Average			5	$306,900,000	42.5%			1.68x	12.3%	50.9%	50.9%
	Top 10 Total/Weighted Average			10	$499,900,000	69.3%			1.62x	12.5%	52.3%	52.3%
	Non-Top 10 Total/Weighted Average			23	$221,420,000	30.7%			1.40x	11.8%	59.7%	59.7%
(1)	In the case of Loan Nos. 1, 3, 4, 5, 9 and 10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). For Loan No.1, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV exclude a mezzanine loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
8

Structural and Collateral Term Sheet	BBCMS 2023-5C23
Collateral Characteristics
Pari Passu Companion Loan Summary
No.	Loan Name	Mortgage Loan Seller(s)	Trust Cut-off Date Balance	Total Mortgage Loan Cut-off Date Balance	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Loan(s) Original Balance
1	Piazza Alta	SGFC	$65,900,000	$185,900,000	BMO 2023-5C2	KeyBank	Greystone	BMO 2023-5C2 Future Securitization(s)	$75,000,000 $45,000,000
3	Philadelphia Marriott Downtown	Barclays	$65,000,000	$215,000,000	BBCMS 2023-5C23	Midland	LNR	BMARK 2023-V4 Future Securitization(s)	$50,000,000 $100,000,000
4	Westfarms	UBS AG	$56,000,000	$242,000,000	BMO 2023-5C2	KeyBank	Greystone	BMO 2023-5C2 BANK5 2023-5YR3 Future Securitization(s)	$65,000,000 $45,000,000 $76,000,000
5	Sugar Land Town Square	AREF2	$55,000,000	$105,000,000	BBCMS 2023-5C23	Midland	LNR	Future Securitization(s)	$50,000,000
9	Arcola Corporate Campus	SMC, BMO	$32,500,000	$95,000,000	BMO 2023-5C2	KeyBank	Greystone	BMO 2023-5C2	$62,500,000
10	River Centre	UBS AG	$25,000,000	$55,000,000	BMO 2023-5C2	KeyBank	Greystone	BMO 2023-5C2	$30,000,000
11	Overlook at Ballantyne	GACC	$23,000,000	$94,000,000	BMARK 2023-V4(1)	Midland	K-Star	BMARK 2023-V4 BMO 2023-5C2	$56,000,000 $15,000,000
12	369 Lexington Avenue & 2 West 46th Street	BMO	$21,725,000	$101,450,000	BMO 2023-5C2	KeyBank	Greystone	BMO 2023-5C2 Future Securitization(s)	$58,000,000 $21,725,000
13	11 West 42nd Street	UBS AG, BMO	$20,000,000	$274,000,000	BANK5 2023-5YR3	Wells	Greystone	BMO 2023-5C1 BMO 2023-C6 BANK5 2023-5YR3 BBCMS 2023-C21 BMO 2023-5C2 Future Securitization(s)	$62,500,000 $25,000,000 $75,000,000 $15,000,000 $18,833,333 $57,666,667
20	Hilton Garden Inn Atlanta Downtown	BMO	$8,000,000	$39,500,000	BMO 2023-5C2	KeyBank	Greystone	BMO 2023-5C2	$31,500,000
(1)	The BMARK 2023-V4 securitization is expected to close on or about November 21, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
9

Structural and Collateral Term Sheet	BBCMS 2023-5C23
Collateral Characteristics
Additional Debt Summary

No.	Loan Name	Trust Cut-off Date Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Debt Cut-off Date Balance(1)	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR(2)	Total Debt UW NCF DSCR	Mortgage Loan Cut-off Date LTV(2)	Total Debt Cut-off Date LTV	Mortgage Loan UW NOI Debt Yield(2)	Total Debt UW NOI Debt Yield
1	Piazza Alta	$65,900,000	$120,000,000	$126,100,000	$312,000,000	2.46x	1.10x	39.5%	66.3%	11.8%	7.0%
13	11 West 42nd Street	$20,000,000	$254,000,000	$56,000,000	$330,000,000	1.39x	1.00x	49.4%	59.5%	11.6%	9.6%
(1)	In the case of Loan Nos. 1 and 13, subordinate debt represents a mezzanine loan.
(2)	Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI Debt Yield calculations include any related Pari Passu Companion Loans (if applicable), but exclude any related Subordinate Companion Loan(s) and/or mezzanine loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
10

Structural and Collateral Term Sheet	BBCMS 2023-5C23
Collateral Characteristics
Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARD LTV(2)(4)
Multifamily	Luxury High Rise	1	$65,900,000	9.1%	2.46x	11.8%	39.5%	39.5%
	High Rise	1	65,000,000	9.0	1.25x	7.8%	65.0%	65.0%
	Garden	1	54,000,000	7.5	1.25x	10.5%	62.6%	62.6%
	Mid Rise	6	49,350,000	6.8	1.26x	9.7%	64.1%	64.1%
	Low Rise	2	13,200,000	1.8	1.27x	9.3%	64.6%	64.6%
	Subtotal:	11	$247,450,000	34.3%	1.58x	9.9%	57.5%	57.5%
Office	CBD	4	$80,725,000	11.2%	1.45x	12.2%	49.4%	49.4%
	Suburban	2	48,000,000	6.7	1.60x	12.7%	55.0%	55.0%
	Subtotal:	6	$128,725,000	17.8%	1.51x	12.4%	51.5%	51.5%
Hospitality	Full Service	2	$73,000,000	10.1%	1.53x	15.9%	54.6%	54.6%
	Extended Stay	2	30,500,000	4.2	1.66x	15.3%	57.0%	57.0%
	Limited Service	1	18,000,000	2.5	1.65x	16.0%	65.7%	65.7%
	Subtotal:	5	$121,500,000	16.8%	1.58x	15.8%	56.8%	56.8%
Retail	Super Regional Mall	1	$56,000,000	7.8%	1.76x	14.4%	44.2%	44.2%
	Anchored	1	42,500,000	5.9	1.36x	11.9%	62.5%	62.5%
	Subtotal:	2	$98,500,000	13.7%	1.59x	13.3%	52.1%	52.1%
Mixed Use	Office/Retail	2	$62,600,000	8.7%	1.33x	11.6%	50.3%	50.3%
	Office / Lab	1	32,500,000	4.5	2.01x	16.3%	48.7%	48.7%
	Subtotal:	3	$95,100,000	13.2%	1.56x	13.2%	49.7%	49.7%
Industrial	Flex	1	$9,250,000	1.3%	1.40x	11.9%	54.6%	54.6%
	Warehouse / Distribution	1	7,600,000	1.1	1.21x	11.1%	54.3%	54.3%
	Subtotal:	2	$16,850,000	2.3%	1.31x	11.5%	54.5%	54.5%
Self Storage	Self Storage	4	$13,195,000	1.8%	1.34x	10.4%	63.7%	63.7%
Total / Weighted Average:		33	$721,320,000	100.0%	1.55x	12.3%	54.6%	54.6%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 3, 4, 5, 9, 10, 11, 12, 13 and 20, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 13, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related mezzanine loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan Nos. 5 and 17, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an extraordinary assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
11

Structural and Collateral Term Sheet	BBCMS 2023-5C23
Collateral Characteristics

OR
CA
MI
IL
NY
CT
PA
NJ
NC
GA
TX
Percentage of Initial Pool Balance
1.1% – 2.0%
2.1% – 6.0%
6.1% – 33.6%

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARD LTV(2)(4)
New York	12	$242,225,000	33.6%	1.34x	10.4%	58.7%	58.7%
Pennsylvania	5	173,250,000	24.0%	1.96x	14.1%	48.7%	48.7%
Texas	4	125,000,000	17.3%	1.34x	11.6%	55.7%	55.7%
Connecticut	3	61,315,000	8.5%	1.72x	14.1%	46.0%	46.0%
North Carolina	2	29,300,000	4.1%	1.38x	10.5%	61.2%	61.2%
New Jersey	1	25,000,000	3.5%	1.79x	14.7%	48.2%	48.2%
California	1	18,000,000	2.5%	1.65x	16.0%	65.7%	65.7%
Oregon	1	17,500,000	2.4%	1.61x	15.0%	63.6%	63.6%
Illinois	2	12,480,000	1.7%	1.23x	10.5%	57.5%	57.5%
Michigan	1	9,250,000	1.3%	1.40x	11.9%	54.6%	54.6%
Georgia	1	8,000,000	1.1%	1.55x	15.2%	51.8%	51.8%
Total / Weighted Average:	33	$721,320,000	100.0%	1.55x	12.3%	54.6%	54.6%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 3, 4, 5, 9, 10, 11, 12, 13 and 20, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 13, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related mezzanine loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan Nos. 5 and 17, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an extraordinary assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
12

Structural and Collateral Term Sheet	BBCMS 2023-5C23
Collateral Characteristics
Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
$2,000,000	-	$4,999,999	4	$14,080,000	2.0%	7.16899%	59	1.31x	9.7%	64.5%	64.5%
$5,000,000	-	$9,999,999	9	65,115,000	9.0%	7.71600%	59	1.33x	10.9%	58.6%	58.6%
$10,000,000	-	$19,999,999	5	77,500,000	10.7%	8.18175%	59	1.51x	13.5%	61.6%	61.6%
$20,000,000	-	$29,999,999	4	89,725,000	12.4%	7.70430%	56	1.48x	12.1%	54.8%	54.8%
$30,000,000	-	$39,999,999	2	71,500,000	9.9%	7.67182%	58	1.77x	14.5%	46.0%	46.0%
$40,000,000	-	$47,499,999	1	42,500,000	5.9%	7.95000%	59	1.36x	11.9%	62.5%	62.5%
$47,500,000	-	$65,900,000	6	360,900,000	50.0%	7.13545%	59	1.61x	12.0%	52.7%	52.7%
Total / Weighted Average:			31	$721,320,000	100.0%	7.47285%	58	1.55x	12.3%	54.6%	54.6%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
4.67614	-	4.99000	1	$65,900,000	9.1%	4.67614%	58	2.46x	11.8%	39.5%	39.5%
5.00000	-	6.49900	1	65,000,000	9.0%	6.07000%	59	1.25x	7.8%	65.0%	65.0%
6.50000	-	6.99900	1	7,700,000	1.1%	6.99000%	59	1.28x	9.1%	65.0%	65.0%
7.00000	-	7.49900	11	116,830,000	16.2%	7.30175%	57	1.53x	12.0%	56.1%	56.1%
7.50000	-	7.99900	7	255,725,000	35.5%	7.90709%	58	1.50x	12.7%	51.6%	51.6%
8.00000	-	8.70500	10	210,165,000	29.1%	8.36808%	59	1.45x	13.6%	58.6%	58.6%
Total / Weighted Average:			31	$721,320,000	100.0%	7.47285%	58	1.55x	12.3%	54.6%	54.6%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
56	1	$23,000,000	3.2%	7.38750%	54	1.39x	10.6%	62.4%	62.4%
60	30	698,320,000	96.8%	7.47566%	58	1.56x	12.3%	54.3%	54.3%
Total / Weighted Average:	31	$721,320,000	100.0%	7.47285%	58	1.55x	12.3%	54.6%	54.6%

Remaining Term to Maturity in Months

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
54	-	55	2	$43,000,000	6.0%	7.41192%	54	1.39x	11.1%	56.4%	56.4%
57	-	59	29	678,320,000	94.0%	7.47671%	59	1.56x	12.4%	54.5%	54.5%
Total / Weighted Average:			31	$721,320,000	100.0%	7.47285%	58	1.55x	12.3%	54.6%	54.6%
(1)	In the case of Loan Nos. 1, 3, 4, 5, 9, 10, 11, 12, 13 and 20, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 13, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 5 and 17, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an extraordinary assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
13

Structural and Collateral Term Sheet	BBCMS 2023-5C23
Collateral Characteristics
Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only	31	$721,320,000	100.0%	7.47285%	58	1.55x	12.3%	54.6%	54.6%
Total / Weighted Average:	31	$721,320,000	100.0%	7.47285%	58	1.55x	12.3%	54.6%	54.6%

Remaining Amortization Term in Months

				Weighted Average
Range of Remaining Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only	31	$721,320,000	100.0%	7.47285%	58	1.55x	12.3%	54.6%	54.6%
Total / Weighted Average:	31	$721,320,000	100.0%	7.47285%	58	1.55x	12.3%	54.6%	54.6%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only	31	$721,320,000	100.0%	7.47285%	58	1.55x	12.3%	54.6%	54.6%
Total / Weighted Average:	31	$721,320,000	100.0%	7.47285%	58	1.55x	12.3%	54.6%	54.6%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
1.20x	-	1.39x	19	$369,170,000	51.2%	7.47297%	58	1.30x	10.3%	60.1%	60.1%
1.40x	-	1.69x	7	159,750,000	22.1%	8.41772%	59	1.56x	14.8%	54.4%	54.4%
1.70x	-	1.99x	3	94,000,000	13.0%	7.89048%	58	1.76x	14.7%	45.8%	45.8%
2.00x	-	2.46x	2	98,400,000	13.6%	5.53946%	58	2.31x	13.3%	42.5%	42.5%
Total / Weighted Average:			31	$721,320,000	100.0%	7.47285%	58	1.55x	12.3%	54.6%	54.6%
(1)	In the case of Loan Nos. 1, 3, 4, 5, 9, 10, 11, 12, 13 and 20, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 13, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 5 and 17, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an extraordinary assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
14

Structural and Collateral Term Sheet	BBCMS 2023-5C23
Collateral Characteristics
LTV Ratios as of the Cut-off Date(1)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
39.5%	-	49.9%	7	$251,400,000	34.9%	6.94987%	58	1.92x	13.6%	44.5%	44.5%
50.0%	-	59.9%	8	180,475,000	25.0%	8.23430%	59	1.41x	13.2%	53.7%	53.7%
60.0%	-	64.9%	10	172,395,000	23.9%	7.87935%	58	1.34x	11.2%	62.7%	62.7%
65.0%	-	69.9%	5	115,050,000	15.9%	6.81922%	59	1.31x	9.5%	65.5%	65.5%
70.0%	-	71.9%	1	2,000,000	0.3%	7.06000%	59	1.29x	9.3%	71.9%	71.9%
Total / Weighted Average:			31	$721,320,000	100.0%	7.47285%	58	1.55x	12.3%	54.6%	54.6%

LTV Ratios as of the Maturity Date/ARD(1)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
39.5%	-	49.9%	7	$251,400,000	34.9%	6.94987%	58	1.92x	13.6%	44.5%	44.5%
50.0%	-	59.9%	8	180,475,000	25.0%	8.23430%	59	1.41x	13.2%	53.7%	53.7%
60.0%	-	64.9%	10	172,395,000	23.9%	7.87935%	58	1.34x	11.2%	62.7%	62.7%
65.0%	-	69.9%	5	115,050,000	15.9%	6.81922%	59	1.31x	9.5%	65.5%	65.5%
70.0%	-	71.9%	1	2,000,000	0.3%	7.06000%	59	1.29x	9.3%	71.9%	71.9%
Total / Weighted Average:			31	$721,320,000	100.0%	7.47285%	58	1.55x	12.3%	54.6%	54.6%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Defeasance	23	$527,940,000	73.2%	7.49001%	58	1.61x	12.5%	52.9%	52.9%
Defeasance or Yield Maintenance	3	108,000,000	15.0%	8.19016%	57	1.47x	14.0%	55.5%	55.5%
Yield Maintenance	5	85,380,000	11.8%	6.45936%	59	1.28x	8.7%	63.7%	63.7%
Total / Weighted Average:	31	$721,320,000	100.0%	7.47285%	58	1.55x	12.3%	54.6%	54.6%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Refinance	24	$628,155,000	87.1%	7.40952%	58	1.53x	12.0%	54.2%	54.2%
Acquisition	6	85,565,000	11.9%	7.94921%	58	1.73x	15.0%	57.5%	57.5%
Recapitalization	1	7,600,000	1.1%	7.34400%	59	1.36x	10.2%	50.7%	50.7%
Total / Weighted Average:	31	$721,320,000	100.0%	7.47285%	58	1.55x	12.3%	54.6%	54.6%
(1)	In the case of Loan Nos. 1, 3, 4, 5, 9, 10, 11, 12, 13 and 20, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 13, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 5 and 17, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an extraordinary assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-5C23
Collateral Characteristics
Previous Securitization History(1)

No.	Mortgage Loan Seller	Loan Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
3	Barclays	Philadelphia Marriott Downtown	Philadelphia, PA	Hospitality	$65,000,000	9.0%	MSBAM 2014-C15, MSBAM 2014-C16, MSBAM 2014-C17
6	SMC	Rockridge Apartments	Houston, TX	Multifamily	$54,000,000	7.5%	CSAIL 2019-C18
10	UBS AG	River Centre	Red Bank, NJ	Office	$25,000,000	3.5%	PFP 2021-8
12.01	BMO	369 Lexington Avenue	New York, NY	Office	$11,831,506	1.6%	JPMBB 2013-C15
12.02	BMO	2 West 46th Street	New York, NY	Office	$9,893,494	1.4%	JPMBB 2013-C15
13	UBS AG, BMO	11 West 42nd Street	New York, NY	Office	$20,000,000	2.8%	GSMS 2013-GC13, GSMS 2013-GC14
17	SMC	Staybridge Suites – Austin	Austin, TX	Hospitality	$13,000,000	1.8%	COMM 2015-DC1
20	BMO	Hilton Garden Inn Atlanta Downtown	Atlanta, GA	Hospitality	$8,000,000	1.1%	JPMCC 2013-C16
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-5C23
Structural Overview
■ Assets:	The Class A-2, Class A-3, Class X-A, Class X-D, Class X-F, Class X-G, Class X-H, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J-RR and Class R Certificates (collectively, the “Certificates”) will be entitled to distributions solely with respect to the mortgage loans.
■ Accrual:	Each Class of Certificates (other than the Class R Certificates) will accrue interest on a 30/360 basis. The Class R Certificates will not accrue interest.
■ Distribution of Interest:

On each Distribution Date, accrued interest for each Class Certificates (other than the Class R Certificates) at the applicable pass-through rate will be distributed in the following order of priority to the extent of available funds: first, to the Class A-2, Class A-3, Class X-A, Class X-D, Class X-F, Class X-G, and Class X-H Certificates (the “Senior Certificates”), on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J-RR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The pass-through rate applicable to each of the Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J-RR Certificates (collectively, the “Principal Balance Certificates”) on each Distribution Date, will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

The pass-through rate for the Class X-A Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-2 and Class A-3 Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-D Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class D and Class E Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-F Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class F Certificates for the related Distribution Date.

The pass-through rate for the Class X-G Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class G Certificates for the related Distribution Date.

The pass-through rate for the Class X-H Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class H Certificates for the related Distribution Date.

See “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Distribution of Principal:

On any Distribution Date prior to the Cross-Over Date, payments in respect of principal of the Certificates will be distributed:

first, to the Class A-2 Certificates, until the Certificate Balance of such Class is reduced to zero, second, to the Class A-3 Certificates, until the Certificate Balance of such Class is reduced to zero, then to the Class A-S, Class B, Class C, Class D, Class E, Class F,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-5C23
Structural Overview

Class G, Class H and Class J-RR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, payments in respect of principal of the Certificates will be distributed to the Class A-2 and Class A-3 Certificates, pro rata based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero.

The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J-RR Certificates have been reduced to zero as a result of the allocation of realized losses to such Classes.

The Class X-A, Class X-D, Class X-F, Class X-G, and Class X-H Certificates (the “Class X Certificates”) will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-2 and Class A-3 Certificates, the notional amount of the Class X-D Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class D and Class E Certificates, the notional amount of the Class X-F Certificates will be reduced by the amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class F Certificates, the notional amount of the Class X-G Certificates will be reduced by the amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class G Certificates and the notional amount of the Class X-H Certificates will be reduced by the amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class H Certificates.

■ Yield Maintenance / Fixed Penalty Allocation:

If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the Certificate Administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (1) to each of the Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J-RR Certificates, the product of (a) the yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Preliminary Prospectus) for such Class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-2 and Class A-3 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-2 and Class A-3 Certificates as described above, (3) to the Class X-D Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class D and Class E Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class D and Class E Certificates as described above, (4) to the Class X-F Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class F Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class F Certificates as described above, (5) to the Class X-G Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class G Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class G Certificates as described above, and (6) to the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
18

Structural and Collateral Term Sheet	BBCMS 2023-5C23
Structural Overview

Class X-H Certificates, any remaining portion of such yield maintenance charge or prepayment premium not distributed as described above.

No yield maintenance charges or prepayment premiums will be distributed to the Class R Certificates.

■ Realized Losses:

On each Distribution Date, the losses on the mortgage loans will be allocated first to the Class J-RR, Class H, Class G, Class F, Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of all such Classes have been reduced to zero, and then, to the Class A-2 and Class A-3 Certificates, pro rata, based on the Certificate Balance of each such Class, until the Certificate Balance of each such Class has been reduced to zero. The notional amounts of the Class X-A, Class X-D, Class X-F, Class X-G and Class X-H Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the notional amounts of the Class X-A, Class X-D, Class X-F, Class X-G, and Class X-H Certificates, respectively.

Losses on each pari passu Whole Loan will be allocated, pro rata, between the related mortgage loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances.

■ Interest Shortfalls:	A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of appraisal reductions to reduce P&I Advances; (c) shortfalls resulting from the payment of interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Asset Representations Reviewer; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust. Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority of Distributions” in the Preliminary Prospectus.
■ Appraisal Reduction Amounts:

With respect to mortgage loans serviced under the Pooling and Servicing Agreement, upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the related mortgage loan documents, the Special Servicer will be obligated to obtain an appraisal of the related mortgaged property and the Special Servicer will calculate the Appraisal Reduction Amount. The “Appraisal Reduction Amount” is generally the amount by which the current principal balance of the related mortgage loan or Serviced Whole Loan exceeds the amount by which (i) the sum of (a) 90% of the appraised value of the related mortgaged property, (b) the amount of any escrows and letters of credit and reserves and (c) all insurance and casualty proceeds and condemnation awards that are collateral for the related mortgage loan exceeds (ii) the outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts.

With respect to the Non-Serviced Whole Loans, any Appraisal Reduction Amount will be similarly determined pursuant to the related lead securitization trust and servicing agreement or pooling and servicing agreement, as applicable, under which the non-serviced whole loan is serviced.

In general, the Appraisal Reduction Amounts that are allocated to the mortgage loans are notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Principal Balance Certificates (other than the Class A-2 and Class A-3 Certificates) beginning with the Class J-RR Certificates for certain purposes, including certain voting rights and the determination of the Controlling Class. As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related mortgage loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then-outstanding (i.e., first, to the Class J-RR Certificates; second, to the Class H Certificates, third, to the Class G Certificates, fourth, to the Class F Certificates, fifth to the Class E Certificates; sixth, to the Class D Certificates; seventh, to the Class C Certificates; eighth, to the Class B Certificates,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-5C23
Structural Overview

ninth, to the Class A-S Certificates and finally, pro rata based on their respective interest entitlements, to the Senior Certificates).

With respect to each serviced pari passu Whole Loan, the Appraisal Reduction Amount will be notionally allocated, pro rata, between the related mortgage loan and the related serviced Pari Passu Companion Loan(s), based upon their respective principal balances.

■ Master Servicer Advances:	The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain property protection advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. At any time that an Appraisal Reduction Amount exists, the amount that would otherwise be required to be advanced by the Master Servicer in respect of delinquent payments of interest on any mortgage loan will be reduced to equal the product of (x) the interest portion of the amount that would be advanced without regard to any Appraisal Reduction Amount and (y) a fraction, the numerator of which is the then-outstanding principal balance of the mortgage loan minus the Appraisal Reduction Amount and the denominator of which is the then-outstanding principal balance of the mortgage loan immediately prior to the related Distribution Date. The Master Servicer will not make any principal or interest advances with respect to any companion loan.
■ Whole Loans:

Each of the mortgaged properties identified above under “Collateral Characteristics—Pari Passu Companion Loan Summary” secures both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. Such “—Pari Passu Companion Loan Summary” section includes further information regarding the various notes in each whole loan, the holders of such notes, the lead servicing agreement for each such whole loan, and the master servicer and special servicer under such lead servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

■ Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan will be applied (after reimbursement of advances and certain trust fund expenses) first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts; second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.
■ Sale of Defaulted Loans and REO Properties:

The Special Servicer is required to use reasonable efforts to solicit offers for any defaulted loan or REO property (other than a non-serviced mortgage loan), if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and the sale would be in the best economic interests of the certificateholders (or, in the case of any Serviced Whole Loan, the certificateholders and any holders of the related Serviced Pari Passu Companion Loans, as a collective whole, taking into account the pari passu or subordinate nature of any related Serviced Companion Loan), on a net present value basis.

In the case of each non-serviced mortgage loan, under certain circumstances permitted under the related intercreditor agreement, to the extent that such non-serviced mortgage loan is not sold together with the related non-serviced companion loan by the special servicer for the related Non-Serviced Whole Loans, the Special Servicer will be entitled to sell ((i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting on a non-binding basis with the Risk Retention Consultation Party, in each case, with respect to any mortgage loan other than an Excluded Loan) such non-serviced mortgage loan if it determines in accordance with the servicing standard that such action would be in the best interests of the certificateholders.

The Special Servicer is generally required to accept the highest cash offer received from any person for any defaulted loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Purchase Price”) except as described in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
20

Structural and Collateral Term Sheet	BBCMS 2023-5C23
Structural Overview

With respect to the Serviced Whole Loans, any such sale of the related defaulted loan is required to also include the related Pari Passu Companion Loans, if any, and the prices will be adjusted accordingly.

With respect to the mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the mezzanine lenders may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the Special Servicer does not receive a cash offer at least equal to the Purchase Price, the Special Servicer may accept the first cash offer received from any person that is determined to be a fair price and will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior nine months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy) for such defaulted loan or REO property, if the highest offeror is a person other than a party to the Pooling and Servicing Agreement, the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer, with respect to a defaulted whole loan, the depositor, Master Servicer, Special Servicer (or independent contractor engaged by the Special Servicer) or the trustee for the securitization of a Companion Loan and each holder of any related Companion Loan or mezzanine loan (but only with respect to the related mortgage loan), or any known affiliate of any such person (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee will determine (based upon the most recent appraisal or updated appraisal conducted in accordance with the terms of the Pooling and Servicing Agreement) whether the offer constitutes a fair price for the defaulted loan or REO property provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) if the offer is less than the applicable Purchase Price, at least two other offers are received from independent third parties and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any specially serviced mortgage loan or REO property.

If the Special Servicer does not receive any offers that are at least equal to the Purchase Price, the Special Servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if the Special Servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the Certificateholders and, with respect to any Serviced Whole Loan, the holder of the related Companion Loans, as a collective whole, as if such Certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender), so long as such lower offer was not made by the Special Servicer or any of its affiliates. If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Special Servicer, Trustee and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on either REMIC of the trust fund or Grantor Trust or cause either REMIC of the trust fund to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.

The foregoing applies to mortgage loans serviced under the Pooling and Servicing Agreement. With respect to each Non-Serviced Whole Loan, if the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, determines to sell the related Companion Loan(s) as described above, then the applicable special servicer will be required to sell the related non-serviced mortgage loan, included in the BBCMS 2023-5C23 Trust, and the related Companion Loan(s), as a single loan. In connection with any such sale, the then-applicable special servicer will be required to follow procedures substantially similar to those set forth above.

■ Control Eligible Certificates:	Classes F, G, H and J-RR.
■ Control Rights:

The Control Eligible Certificates will have certain control rights attached to them. The “Directing Certificateholder” will be with respect to each mortgage loan (other than any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-5C23
Structural Overview

Controlling Class Certificateholders; provided, however, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the Pooling and Servicing Agreement.

With respect to any mortgage loan (other than any non-serviced mortgage loan, any Excluded Loan), unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking, certain actions with respect to such mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan). With respect to any mortgage loan that has or may in the future have mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

A “Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

An “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

An “Excluded Loan” is a mortgage loan or Whole Loan with respect to which, as of any date of determination, (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans with respect to this securitization.

With respect to the Serviced Whole Loans, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consultation rights of the holder of the related Pari Passu Companion Loans pursuant to the related intercreditor agreement.

With respect to any Non-Serviced Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder or controlling class representative under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable.

■ Directing Certificateholder:	LNR Securities Holdings, LLC (or its affiliate) is expected to be appointed as the initial directing certificateholder with respect to all serviced mortgage loans (other than any Excluded Loans).
■ Controlling Class:

The “Controlling Class” will at any date of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class; provided that if at any time the principal balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate Class among the Control Eligible Certificates that has an aggregate principal balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. Each holder of a certificate of the Controlling Class is referred to herein as a “Controlling Class Certificateholder”.

The Controlling Class as of the Closing Date will be the Class J-RR Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-5C23
Structural Overview
■ Control Termination Event:

A “Control Termination Event” will occur when the senior most Class of Control Eligible Certificates has a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided, however, that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero.

The “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect.

An “AB Modified Loan” means any corrected loan (1) that became a corrected loan (which includes for purposes of this definition any non-serviced mortgage loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing such non-serviced mortgage loan) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified mortgage loan and (2) as to which an Appraisal Reduction Amount is not in effect.

The “Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of a non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the Special Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination.

Upon the occurrence and during the continuance of a Control Termination Event, the Controlling Class will no longer have any control rights. After the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to any mortgage loan other than an Excluded Loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

■ Consultation Termination Event:

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, however, that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all Certificateholders.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-5C23
Structural Overview
■ Risk Retention Consultation Party:

The Risk Retention Consultation Party will be the party selected by Starwood Mortgage Capital LLC as the Retaining Sponsor. For so long as LNR Partners, LLC is the Special Servicer, it will not be required to consult with, or provide any information or reports to the Risk Retention Consultation Party. The initial Risk Retention Consultation Party is expected to be LNR Securities Holdings, LLC.

■ Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such Class, to no longer be the Controlling Class.
■ Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any Class of Control Eligible Certificates that are determined at any date of determination to no longer be the Controlling Class as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a supplemental appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan (or Serviced Whole Loan) that results in the Class becoming an Appraised-Out Class.

Upon receipt of that supplemental appraisal, the Special Servicer will be required to determine, in accordance with the servicing standard, whether, based on its assessment of the supplemental appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted, and if so warranted, will be required to recalculate the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based on the supplemental appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The holders of an Appraised-Out Class requesting a supplemental appraisal are not permitted to exercise any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

■ Operating Advisor:

The Operating Advisor will initially be Park Bridge Lender Services LLC. The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. The Operating Advisor will generally be responsible for reviewing the Special Servicer’s operational practices with respect to the resolution and liquidation of specially serviced loans. In addition, after the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will have certain consultation rights with respect to the specially serviced loans. The Operating Advisor will generally have no obligations or consultation rights under the Pooling and Servicing Agreement with respect to the Non-Serviced Whole Loans or any related REO Property.

With respect to each mortgage loan or Serviced Whole Loan (in each case, other than a non-serviced mortgage loan), the Operating Advisor will be responsible for:

■                after the occurrence and during the continuance of a Control Termination Event, consulting (on a non-binding basis) with the Special Servicer with respect to each asset status report prepared by the Special Servicer and recommending proposed alternative courses of action.

■                after the occurrence and during the continuance of a Control Termination Event, preparing an annual report addressing the Operating Advisor’s overall findings and determinations and setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement with respect to the resolution and/or liquidation of specially serviced loans that the Special Servicer is responsible for servicing under the Pooling and Servicing Agreement.

■                prior to the occurrence and continuance of a Control Termination Event, the Special Servicer will forward any Appraisal Reduction Amount and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a specially serviced loan to the Operating Advisor after such calculations have been finalized. The Operating Advisor will be required to review such calculations (with respect to Appraisal Reduction Amounts, if the Special Servicer has calculated such amounts) but will not opine on or take any affirmative action with respect to such Appraisal Reduction Amount calculations and/or net present value calculations.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-5C23
Structural Overview

■                after the occurrence and during the continuance of a Control Termination Event, recalculating and verifying, on a limited basis, the accuracy of mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas utilized in connection with any Appraisal Reduction Amount, Collateral Deficiency Amount or net present value calculations performed by the Special Servicer. In the event the Operating Advisor does not agree with the mathematical calculations or the application of the non-discretionary portion of the applicable formulas required to be utilized for such calculation, the Operating Advisor and the Special Servicer will consult with each other in order to resolve any disagreement. If there is any disagreement with respect to such calculations that the Operating Advisor and the Special Servicer are unable to resolve, the Certificate Administrator will determine which calculation is to apply.

In addition, the Operating Advisor is required to promptly review all information available to Privileged Persons on the Certificate Administrator’s website related to specially serviced loans and certain information available to Privileged Persons on the Certificate Administrator’s website related to mortgage loans included on the monthly CREFC® servicer watch list report, each final asset status report delivered to the Operating Advisor by the Special Servicer and each assessment of compliance report and attestation report prepared by the Special Servicer in order to maintain its familiarity with the mortgage loans and the performance of the Special Servicer under the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will also consult with the Special Servicer in connection with certain major decisions and propose possible alternative courses of action.

In addition, after the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the servicing standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Certificates evidencing at least a majority of the aggregate voting rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Classes to which such Appraisal Reduction Amounts are allocable). In the event the holders of such Certificates elect to remove and replace the Special Servicer, the Certificate Administrator will be required to obtain a rating agency confirmation from each of the rating agencies at that time.

■ Replacement of Operating Advisor:	The Operating Advisor may be terminated or removed under certain circumstances and a replacement operating advisor appointed as described in the Preliminary Prospectus. Any replacement operating advisor (or the personnel responsible for supervising the obligations of the replacement operating advisor) must be an entity (A) that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by S&P, Fitch and KBRA (including, in the case of the Operating Advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any of S&P, Fitch and KBRA has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction publicly citing servicing concerns with the operating advisor in its capacity as special servicer or operating advisor on such commercial mortgage-backed securities transaction as the sole or a material factor in such rating action; (B) that can and will make the representations and warranties of the operating advisor set forth in the Pooling and Servicing Agreement; (C) that is not (and is not affiliated with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, the Directing Certificateholder, the Risk Retention Consultation Party, or a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates; (D) that has not been paid by any Special Servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation for replacement of a successor special servicer to become the Special Servicer; and (E) that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and that has at least five years of experience in collateral analysis and
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-5C23
Structural Overview
loss projections and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets. Any Operating Advisor is prohibited from making an investment in any Class of Certificates in the Trust as described in the Preliminary Prospectus.
■ Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent mortgage loans. An “Asset Review Trigger” will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period or (B) after the second anniversary of the Closing Date, at least 15 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period.

Following the determination that an Asset Review Trigger has occurred, the Certificate Administrator will include in the Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur. Once an Asset Review Trigger has occurred, Certificateholders evidencing not less than 5% of the voting rights may deliver to the Certificate Administrator a written direction requesting a vote on whether to commence an Asset Review within 90 days after the filing of the Form 10-D reporting the occurrence of the Asset Review Trigger (an “Asset Review Vote Election”). If directed by such Certificateholders, a vote of all Certificateholders will commence and an Asset Review will occur if more than a majority of Certificateholders voting (assuming Certificateholders representing a minimum of 5% of the voting rights respond) vote affirmatively within 150 days of the Asset Review Vote Election. If the vote does not come to pass within such 150-day period, then no further votes will occur unless and until (A) an additional mortgage loan becomes a Delinquent Loan after the expiration of such 150 day period, (B) an additional Asset Review Trigger occurs or an Asset Review Trigger is otherwise in effect, (C) Certificateholders representing 5% of the voting rights again elect to cause a vote of all the Certificateholders and (D) such vote has occurred within 150 after the election described in clause (C) above.

■ Replacement of the Asset Representations Reviewer:	The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement by written notice to the Asset Representations Reviewer, and the proposed successor asset representations reviewer will be appointed.
■ Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer may generally be replaced for cause at any time and without cause if either (i) LNR Partners, LLC or its affiliate is no longer the Special Servicer or (ii) LNR Securities Holdings LLC or its affiliate owns less than 15% of the certificate balance (excluding any portion that compromises the VRR Interest) of the Controlling Class by the Directing Certificateholder.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-5C23
Structural Overview

If the Special Servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan or Serviced Whole Loan (any such mortgage loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder or the Controlling Class certificateholder on its behalf will be required to appoint (and may remove and replace with or without cause) a successor special servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (an “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the resigning Special Servicer will be required to use commercially reasonable efforts to select the related Excluded Special Servicer.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

After the occurrence of a Consultation Termination Event, the Operating Advisor may also recommend the replacement of the Special Servicer as described above.

■ Replacement of Special Servicer by Vote of Certificateholders:

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such certificates) of the Principal Balance Certificates requesting a vote to replace the Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to post such notice on its Internet website, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with a qualified replacement special servicer designated by such holders of Certificates.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer or the Asset Representations Reviewer described above, the holders of Certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of realized losses and, other than with respect to the termination of the Asset Representations Reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all Classes of Principal Balance Certificates on an aggregate basis.

With respect to each Serviced Whole Loan, the holders of the related Pari Passu Companion Loans, under certain circumstances following a servicer termination event with respect to the Special Servicer, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Serviced Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

With respect to any Non-Serviced Whole Loan, the BBCMS 2023-5C23 trust as holder of the related mortgage loan has similar termination rights in the event of a servicer termination event with respect to the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, as described above, which may be exercised by the Directing Certificateholder prior to the Control Termination Event. However, the successor special

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-5C23
Structural Overview

servicer will be selected pursuant to the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, by the related directing holder prior to a control event under such trust and servicing agreement or pooling and servicing agreement, as applicable. The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in the Preliminary Prospectus.

■ Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the Pooling and Servicing Agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the Depositor by a Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a request to repurchase a mortgage loan (a “Repurchase Request”) is not “Resolved” (as defined below) within 180 days after the related Mortgage Loan Seller receives such Repurchase Request (a “Resolution Failure”), then the Enforcing Servicer (as defined below) will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the Enforcing Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

The Enforcing Servicer will be required to consult with any Certificateholder or Certificate Owner that delivers a notice of its intent to exercise its dispute resolution rights (a “Requesting Certificateholder”) so that a Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods. If a Requesting Certificateholder elects to exercise its right to refer the matter to either mediation or arbitration, then it will become the party responsible for enforcing the Repurchase Request and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. Failure to make an election to exercise that right or failure to begin the elected form of proceedings within the certain timeframe set forth in the Pooling and Servicing Agreement will generally waive the Certificateholders’ or Certificate Owners’ rights with respect to the related Repurchase Request.

The “Enforcing Servicer” will be the Special Servicer.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller makes a Loss of Value Payment (as defined in the Preliminary Prospectus), (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-5C23
Structural Overview
■ Investor Communications:

The Certificate Administrator is required to include on any Form 10–D any request received from a Certificateholder to communicate with other Certificateholders related to Certificateholders exercising their rights under the terms of the Pooling and Servicing Agreement. Any Certificateholder wishing to communicate with other Certificateholders regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement should deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator at the address below:

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Administration Group – BBCMS Mortgage Trust 2023-5C23

With a copy to: trustadministrationgroup@computershare.com

■ Master Servicer and Special Servicer Compensation:

The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan, any related REO loan and any related Serviced Companion Loan that will accrue at the related servicing fee rate described in the Preliminary Prospectus. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each specially serviced loan and REO loan (other than a non-serviced mortgage loan) at the special servicing fee rate described in the Preliminary Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans. The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan (other than the non-serviced mortgage loans) or Serviced Whole Loan is the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such mortgage loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses described in the Preliminary Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related mortgage loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related mortgage loan or Serviced Whole Loan, as applicable, on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan (other than the non-serviced mortgage loans) or Serviced Companion Loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan and/or related Serviced Companion Loan.

A “Workout Fee” will generally be payable with respect to each corrected loan and will be calculated at a rate of 1.00% of payments of principal and interest on the respective mortgage loan for so long as it remains a corrected loan, subject to a maximum of $1,000,000 in the aggregate with respect to any particular corrected loan. After receipt by the Special Servicer of Workout Fees with respect to a corrected loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee, collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related corrected loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the Special Servicer in respect of that corrected loan (including any related Serviced Companion Loan) to be $25,000.

The “Excess Modification Fee Amount” for any corrected loan is an amount equal to any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including the related Serviced Companion Loan) and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-5C23
Structural Overview

within the prior 12 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO loan being a corrected loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each specially serviced loan or REO property (except with respect to any non-serviced mortgage loan) as to which the Special Servicer obtains a full or partial recovery of the related asset). The Liquidation Fee for each specially serviced mortgage loan will be payable at a rate of 1.0% of the liquidation proceeds (exclusive of default interest) subject to a maximum of $1,000,000; provided, however, that no Liquidation Fee will be less than $25,000.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan (including a Serviced Companion Loan) or REO property as additional compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Similar fees to those described above will be payable to the applicable special servicer for the Non-Serviced Whole Loans under the related trust and servicing agreement or pooling and servicing agreement, as applicable.

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement. In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no Liquidation Fee will be payable to the Special Servicer if a mortgage loan or Serviced Whole Loan becomes a specially serviced loan only because of a maturity default and the related liquidation proceeds are received within 90 days following the related maturity date as a result of the related mortgage loan or Serviced Whole Loan being refinanced or otherwise repaid in full.

■ Deal Website:

The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:

■                  special notices,

■                 summaries of any final asset status reports,

■                 appraisals in connection with Appraisal Reductions plus any second appraisals ordered,

■                 an “Investor Q&A Forum,”

■                 a voluntary investor registry, and

■                 SEC EDGAR filings.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-5C23
No. 1 – Piazza Alta

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-5C23
No. 1 – Piazza Alta

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-5C23
No. 1 – Piazza Alta
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$65,900,000	Title:	Fee
Cut-off Date Principal Balance(1):	$65,900,000	Property Type – Subtype:	Multifamily – Luxury High Rise
% of IPB:	9.1%	Net Rentable Area (Units)(6):	695
Loan Purpose:	Refinance	Location:	Philadelphia, PA
Borrower:	Terminal Property Owner LLC	Year Built / Renovated:	2022-2023 / NAP
Borrower Sponsors:	Matthew Pestronk and Michael Pestronk	Occupancy:	91.9%
Interest Rate:	4.67614%	Occupancy Date:	8/3/2023
Note Date:	9/21/2023	4th Most Recent NOI (As of)(7):	NAV
Maturity Date:	10/8/2028	3rd Most Recent NOI (As of)(7):	NAV
Interest-Only Period:	60 months	2nd Most Recent NOI (As of)(7):	NAV
Original Term:	60 months	Most Recent NOI (As of)(7):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$25,836,537
Call Protection(2):	L(25),D(31),O(4)	UW Expenses:	$3,971,583
Lockbox / Cash Management	Soft (Residential); Hard (Commercial) / In Place	UW NOI:	$21,864,954
Additional Debt(1):	Yes	UW NCF:	$21,649,143
Additional Debt Balance(1):	$120,000,000 / $126,100,000	Appraised Value / Per Unit:	$470,600,000 / $677,122
Additional Debt Type(1)(3):	Pari Passu / Mezzanine	Appraised Date:	6/27/2023

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap		Whole Loan	Total Debt
Taxes:	$260,924	$19,042	N/A	Cut-off Date Loan / Unit:	$267,482	$448,921
Insurance:	$144,517	Springing	N/A	Maturity Date Loan / Unit:	$267,482	$448,921
Replacement Reserves:	$0	Springing	N/A	Cut-off Date LTV:	39.5%	66.3%
TI/LC Reserve:	$11,304,598	Springing	N/A	Maturity Date LTV:	39.5%	66.3%
Other Reserves(5):	$1,911,036	$3,250	N/A	UW NCF DSCR:	2.46x	1.10x
				UW NOI Debt Yield:	11.8%	7.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$185,900,000	56.0%	Loan Payoff	$294,834,291	88.8%
Mezzanine Loan(3)	126,100,000	38.0	Closing Costs(8)	23,748,203	7.1
Sponsor Equity	20,203,569	6.0	Reserves	13,621,075	4.1
Total Sources	$332,203,569	100.0%	Total Uses	$332,203,569	100.0%
(1)	The Piazza Alta Mortgage Loan (as defined below) is part of a whole loan evidenced by five pari passu promissory notes with an aggregate original principal balance as of the Cut-off Date of $185,900,000 (the “Piazza Alta Whole Loan”). The financial information presented in the chart above reflects the Cut-off Date Balance of the Piazza Alta Whole Loan and the Piazza Alta Total Debt (as defined below) inclusive of a $126,100,000 mezzanine loan.
(2)	Defeasance of the Piazza Alta Whole Loan is permitted at any time on or after the earlier to occur of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) September 21, 2026. The assumed lockout period of 25 months is based on the anticipated closing date of the BBCMS 2023-5C23 securitization trust in December 2023. The actual lockout period may be longer.
(3)	For a full description, see “Subordinate and Mezzanine Debt” below.
(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(5)	Other Reserves includes a free rent reserve of $1,021,685 and a residential concession reserve of $889,351. The Monthly Other Reserves is for the common charges which are currently estimated at $39,000 per year or $3,250 per month.
(6)	The Piazza Alta Property consists of a 695-unit multifamily complex with 35,111 square feet of ground floor retail space and a six-story parking garage.
(7)	Historical NOIs are not available as the Piazza Alta Property was built in several stages from 2022 to 2023.
(8)	Closing Costs includes an interest rate buy-down credit of approximately $18,252,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-5C23
No. 1 – Piazza Alta

The Loan. The Piazza Alta mortgage loan (the “Piazza Alta Mortgage Loan”) is part of a fixed rate whole loan secured by a borrower’s fee simple interest in a 695-unit, Class A luxury high rise multifamily property located in Philadelphia, Pennsylvania (the “Piazza Alta Property”). The Piazza Alta Whole Loan consists of five pari passu notes and accrues interest at 4.67614% per annum. The Piazza Alta Whole Loan has a five-year term, is interest only for the term of the loan and accrues interest on an Actual/360 basis. The non-controlling Note A-2, Note A-4 and Note A-5, with an aggregate original principal balance of $65,900,000, will be included in the BBCMS 2023-5C23 securitization trust. The remaining non-controlling Note A-3, with an original principal balance of $45,000,000 is expected to be contributed to one or more securitization trust(s). The Piazza Alta Whole Loan is serviced pursuant to the pooling and servicing agreement for the BMO 2023-5C2 trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The table below summarizes the promissory notes that comprise the Piazza Alta Whole Loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$75,000,000	$75,000,000	BMO 2023-5C2	Yes
A-2	$50,000,000	$50,000,000	BBCMS 2023-5C23	No
A-3(1)	$45,000,000	$45,000,000	SGFC	No
A-4	$10,000,000	$10,000,000	BBCMS 2023-5C23	No
A-5	$5,900,000	$5,900,000	BBCMS 2023-5C23	No
Whole Loan	$185,900,000	$185,900,000
(1)	Expected to be contributed to one or more securitization trust(s).

The Property. The Piazza Alta Property is a newly developed, Class A, 695-unit luxury high rise multifamily complex with 35,111 square feet of ground floor retail space and a six-story parking garage situated on approximately 4.3 acres located in Philadelphia, Pennsylvania. Phase I of the Piazza Alta Property development was built in several stages between 2022 and 2023, and includes two connected buildings, identified as buildings A – F, that consist of 321 studio units, 132 one-bedroom “junior” units, 150 one-bedroom units, 66 two-bedroom units, 19 three-bedroom units, seven four-bedroom units, 35,111 square feet of ground floor retail space and a six-story parking garage. The Piazza Alta Property represents the borrower sponsors’ most recently delivered and largest ground-up development. The Piazza Alta Property is currently in Phase I of a two-phase development plan. Phase II is expected to include a 434-unit multifamily component to be constructed on an adjacent parcel that is not part of the collateral but is currently part of the same tax parcel. The six-story parking garage has 445-spaces, resulting in a parking ratio of approximately 0.6 spaces per unit. The Piazza Alta Property is subject to a two-unit condominium regime comprised of the collateral Phase I property (“Unit 1”) and the non-collateral Phase II property (“Unit 2”) as described under “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Condominium Interests and Other Shared Interests” in the Preliminary Prospectus.

The units living areas feature either a traditional, sleek or Scandinavian style. The traditional style units feature shaker white cabinetry, stainless steel appliances, travertine porcelain bathroom tile, champagne bronze bathroom features and solid marble patterned backsplashes. The sleek style units feature a darker, modern scheme with charcoal cabinets, black stainless steel appliances, dark stone backsplashes, grey marble patterned porcelain bathroom tile and matte black fixtures throughout. The Scandinavian style unit offers a minimalist look featuring slim-profile cabinetry with stainless steel appliances, solid white marble patterned backsplash and brushed nickel metal accents on fixtures. Each unit at the Piazza Alta Property is equipped with a washer and dryer and the bathrooms feature rainfall shower heads with high-pressure body jets, and some units feature soaking tubs. The common area amenities feature a state of the art fitness center featuring Peloton bikes, life-size ski-machine simulators, a Zen yoga studio and a spin studio. Additionally, the Piazza Alta Property offers a spa featuring saunas, steam rooms, hydromassage beds and treatment rooms that are available for massages and facials. The rooftop terrace features a connected lap and lounge pool, hot tub and kids splash pad, built-in fire pits and dedicated kitchen and dining areas. The Piazza Alta Property also offers a co-working space and lounge area on the second floor. The lounge area is furnished with various seating options and includes an entertaining kitchen with an island for serving and gathering. The co-working space has a separated workstation, balancing the benefits of communal workspace with privacy and social distancing. Residents at the Piazza Alta Property also have access to a professional-grade golf simulator on an amenity floor.

The City of Philadelphia maintains a tax abatement program to promote development of new housing. Under this program, the real estate taxes attributable to newly constructed or rehabilitated improvements are abated for a period of ten years.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-5C23
No. 1 – Piazza Alta

The tax abatement applicable to the improvements at the Piazza Alta Property will terminate in December 2033. As such, 2034 will be the first year that the full, unabated real estate taxes will be due at the Piazza Alta Property. According to the Piazza Alta Property’s real estate tax schedule, the unabated taxes would be approximately $1,499,586 for 2024 compared to the abated taxes of $239,766. Additionally, the Piazza Alta Property is subject to the Northern Liberties business improvement district taxes of $22,659. Based on the lender’s underwriting, real estate taxes were underwritten to $262,425. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

The following table presents detailed information with respect to the unit mix of the Piazza Alta Property:

Multifamily Unit Mix(1)
Unit Type	# of Units		% of Units	Occupied Units	% Occupied	Average SF	Avg. Monthly Rent Per Unit(2)
Studio	321	(3)	46.2%	285	88.8%	477	$1,908
One Bedroom	150	(4)	21.6	144	96.0%	637	$2,581
One Bedroom Junior	132		19.0	132	100.0%	853	$2,963
Two Bedroom	66		9.5	61	92.4%	1,270	$4,722
Three Bedroom	19		2.7	17	89.5%	1,494	$5,600
Four Bedroom	7		1.0	0	0.0%	2,046	$0
Total/Wtd. Avg.	695		100.0%	639	91.9%	702	$2,644
(1)	Based on the rent roll dated August 3, 2023.
(2)	Avg. Monthly Rent Per Unit is calculated using the in-place rent of the Occupied Units.
(3)	The Studio units include four management units.
(4)	The One Bedroom units include one management unit.

Environmental. According to the Phase I environmental assessment dated June 21, 2023, there is no evidence of any recognized environmental conditions at the Piazza Alta Property. However, the Phase I environmental assessment did identify a controlled recognized environmental condition and historical recognized environmental condition relating to past uses at the Piazza Alta Property as described under “Description of the Mortgage Pool—Environmental Considerations in the Preliminary Prospectus.”

The following table presents certain information relating to the historical and current occupancy of the Piazza Alta Property:

Historical and Current Occupancy(1)
2020	2021	2022	Current(2)
NAV	NAV	NAV	91.9%
(1)	Historical Occupancy is not available as the Piazza Alta Property was built in several stages from 2022 to 2023.
(2)	Current Occupancy is as of August 3, 2023 and excludes management units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-5C23
No. 1 – Piazza Alta

The following table presents certain information relating to the operating history and underwritten cash flows of the Piazza Alta Property:

Underwritten Net Cash Flow(1)
	Underwritten	Per Unit	%(2)
Gross Rental Income	$22,495,357	$32,367	81.5%
Commercial Revenue	2,457,770	3,536	8.9
Parking Income	1,804,800	2,597	6.5
Gross Potential Rent	$26,757,927	$38,501	97.0%
RUBS Income	429,510	618	1.6
Other Income(3)	412,000	593	1.5
Total Gross Potential Income	$27,599,437	$39,711	100.0%
(Vacancy/Credit Loss)(4)	(1,740,640)	(2,505)	(6.3)
Concessions	(22,260)	(32)	(0.1)
Effective Gross Income	$25,836,537	$37,175	93.6%
Total Expenses	$3,971,583	$5,715	15.4%
Net Operating Income	$21,864,954	$31,460	84.6%
Capital Expenditures	180,700	260	0.7
TI/LC	35,111	51	0.1
Net Cash Flow	$21,649,143	$31,150	83.8%
(1)	Based on the underwritten net cash flow and rent roll dated August 3, 2023.
(2)	% column represents percent of Total Gross Potential Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Other Income is based on the appraisal and includes month-to-month fees, late fees, application fees, damages and cleaning fees, lease cancellation fees, administrative fees, pet premiums, amenities fees, commercial tenant reimbursements, and any other miscellaneous income items.
(4)	Underwritten Vacancy/Credit Loss represents the underwritten economic vacancy of 5.0% for the residential portion of the Piazza Alta Property.

The Market. The Piazza Alta Property is located within the Northern Liberties neighborhood of Philadelphia’s Center City district which spans from the Art Museum steps to the Riverfront to the east and South Street to the south. The Northern Liberties neighborhood is a revitalized area with art galleries, boutiques and several restaurants. Philadelphia’s squares and newest civic spaces are minutes away from the Piazza Alta Property and offer outdoor living spaces for its residents. Located southwest of the Piazza Alta Property are the Rittenhouse Square neighborhood and Washington Square West neighborhoods. Rittenhouse Row is a shopping destination featuring locally owned boutiques, high-end stores, small galleries, specialty shops, spas and salons, and restaurants and cafes. Other uses adjacent to the Piazza Alta Property include the Academy of Music and Kimmel Center to the south, The Franklin Institute to the west and Rivers Casino to the east.

The city of Philadelphia is an economic center in Pennsylvania and home to thirteen Fortune 500 companies. Philadelphia's economy is driven by life sciences, financial services, technology and advanced manufacturing. Major employers include: University of Pennsylvania, Virtua Health, Comcast, Aramark, Johnson & Johnson, Dupont Merck, Rite Aid and AmerisourceBergen. Comcast Center is located less than three miles from the Piazza Alta Property. Comcast Center features a three-building urban campus, a Four Seasons Hotel and the 58-story Comcast Technology Center. The Comcast Center is the Comcast Corporation’s headquarters and is home to 8,000 employees. The city is one of the largest health, education and research centers in the United States, featuring a number of higher-level educational facilities, including Temple University, Drexel University, West Chester University, University of Pennsylvania and Villanova University.

Public transportation is available near the Piazza Alta Property with the immediate area being served by the Southeastern Pennsylvania Transportation Authority with bus stops on North 2nd Street and West Girard Avenue. Subway service is provided at the Girard Station (Market-Frankford Line). Major traffic arteries located within five miles of the Piazza Alta Property include Interstate 76, Interstate 676, Interstate 95, US Route 13 and US Route 30.

Per the appraisal, as of the first quarter of 2023, the Center City Philadelphia submarket reported total inventory of 44,177 units and a vacancy rate of 5.7%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-5C23
No. 1 – Piazza Alta
Submarket Multifamily Statistics(1)

Date	Inventory	Rent Per Unit	Occupancy
2018	38,181	$2,183	94.2%
2019	39,498	$2,351	95.2%
2020	40,234	$2,126	92.5%
2021	41,529	$2,352	95.8%
2022	43,862	$2,457	94.2%
1st Qtr. 2023	44,177	$2,433	94.3%
(1)	Source: Appraisal.

The appraisal identified six comparable rental properties for the Piazza Alta Property. The comparable leases indicate a rent range of $1,655 per month to $8,250 per month, averaging $3,093 per month. The comparable properties were built between 2007 and 2022 and range from 183 to 316 units. The occupancy of the comparables range from 90.0% to 99.0%. The average unit size of the comparable range from 701 square feet to 1,319 square feet with an average of 941 square feet.

Multifamily Rent Comparables(1)

Property	Distance from Subject (miles)	Year Built/Year Renovated	Occupancy	No. Units	Avg. Unit Size (SF)	Avg. Rent Per Unit	Amenities
Piazza Alta 1099 Germantown Avenue Philadelphia, PA	-	2022-2023/NAP	91.9%(2)	695(2)	702(2)	$2,644(2)	Fitness Center, Sauna, Steam Room, Swimming Pools, Fit-Pit Area, Co-working Spaces, Indoor/Outdoor Lounge Areas, Concierge Services, Parking Garage
The Alexander 300 Alexander Court Philadelphia, PA	1.6	2018/NAP	95.0%	277	701	$2,589	Elevators, Fitness Center, Swimming Pool
Dwell 1321 N American Street Philadelphia, PA	0.3	2020/NAP	90.0%	198	827	$2,470	Business Center, Dog Park, Fitness Center, Swimming Pool
St. James 200 West Washington Square Philadelphia, PA	1.6	2022/NAP	96.0%	304	1,319	$3,677	Business Center, Concierge/Doorman, Elevators, Exterior Lighting, Fitness Center, Game Room, Guest Parking, On-Site Manager, Pet Policy
The Harper 112 South 19th Street Philadelphia, PA	2.1	2019/NAP	99.0%	183	1,049	$4,646	Business Center, Fitness Center, Game Room, Sport Court, Swimming Pool
The Piazza 1001 N 2nd Street Philadelphia, PA	0.1	2007/NAP	94.7%	316	902	$2,751	Fitness Center, Swimming Pool
The Poplar 901 North 9th Street Philadelphia, PA	0.7	2021/NAP	96.4%	285	850	$2,426	Business Center, Concierge/Doorman, Elevators, Fitness Center, Spa/Sauna, Swimming Pool
Average(3)			95.2%	261	941	$3,093
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated August 3, 2023.
(3)	Calculated excluding the Piazza Alta Property.

The Borrower. The borrowing entity for the Piazza Alta Whole Loan is Terminal Property Owner LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Piazza Alta Whole Loan.

The Borrower Sponsors. The borrower sponsors and nonrecourse carve-out guarantors of the Piazza Alta Whole Loan are Michael Pestronk and Matthew Pestronk, the founders of Post Brothers LLC (“Post Brothers”). Post Brothers is a developer, owner and manager generally focused on the development and creation of Class A apartment buildings in the greater Philadelphia metropolitan area. Post Brothers is a vertically-integrated company, with over 200 employees, providing in-house expertise in design, construction, leasing and management. Since the company’s founding in 2006, Post Brothers

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-5C23
No. 1 – Piazza Alta

has developed or acquired more than 30 properties totaling approximately 8,000 apartments and 700,000 square feet of complimentary office and retail space, with a focus in the greater Philadelphia area and New Jersey.

Property Management. The Piazza Alta Property is managed by Post Commercial Real Estate, LLC, an affiliate of the borrower sponsors. Post Commercial Real Estate, LLC is a full-service multifamily property manager and developer with a current portfolio under management of 8,000 units across 30 residential properties.

Escrows and Reserves. At origination, the borrower deposited in escrow: (i) $260,924 for real estate taxes; (ii) $144,517 for insurance reserves; (iii) $11,304,598 for tenant improvement allowance and leasing commission reserves; (iv) $889,351 for residential concession reserves; and (v) $1,021,685 for free rent reserves.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the taxes that the lender estimates will be payable during the next 12 months in order to accumulate sufficient funds to pay all such taxes including, until the occurrence of a Tax Parcel Event (as defined below), taxes attributable the non-collateral Unit 2 described under “The Property,” above, that is part of a shared tax lot with the Piazza Alta Property at least 30 days prior to their respective due dates. Currently, the borrower is required to pay approximately $19,042 for taxes attributed to Unit 1 of the condominium regime. As of the date of origination, the borrower has represented to the lender that it has taken the necessary steps (including filing the paperwork and the payment of all fees) with the appropriate governmental authorities for the Tax Parcel Event. The borrower is required to (i) periodically update the lender with respect to any progress made towards achieving the Tax Parcel Event, (ii) promptly provide the lender with any correspondence relating to the Tax Parcel Event and (iii) immediately notify the lender upon the occurrence of the Tax Parcel Event and deliver to the lender evidence in form and substance satisfactory to the lender of the occurrence of the Tax Parcel Event. A “Tax Parcel Event” will occur upon (i) Unit 2 being a separate tax lot and not a part of any tax lot of the Piazza Alta Property and not included in the tax bills for the Piazza Alta Property and (ii) the Piazza Alta Property being comprised of one or more parcels with separate tax lots and not being comprised of a portion of any other tax lot that is not a part of the Piazza Alta Property.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of coverage afforded by the polices upon the expiration in order to accumulate with the lender sufficient funds to pay all such insurance premiums at least 30 days prior to the expiration. The borrower will not be required to make monthly insurance deposits so long as (i) no event of default has occurred and is continuing, (ii) the borrower provides the lender evidence of renewal of the policies, (iii) the borrower provides the lender with paid receipts evidencing payment of the insurance premiums by no later than 10 business days prior to the expiration dates of the policies, and (iv) there is on deposit in the tax and insurance subaccount with respect to insurance premiums an amount equal to not less than the Static Insurance Reserve Amount (as defined below) (the foregoing clauses (i) through (iv) are collectively referred to as the “Insurance Premium Waiver Conditions”). In the event the Insurance Premium Waiver Conditions are no longer satisfied, the borrower will commence making all monthly insurance deposits as required pursuant to the Piazza Alta Whole Loan documents. Additionally, so long as the Piazza Alta Property is insured under a blanket insurance policy the borrower will not be required to make monthly insurance deposits into the insurance subaccount. As of the date of origination, the Piazza Alta Property is insured under a blanket insurance policy. Notwithstanding the above, in the event that such blanket insurance policy is no longer in effect, the borrower will be required to escrow $144,517 (the “Static Insurance Reserve Amount”), which was reserved at origination. In accordance with the Piazza Alta Whole Loan documents, the lender may from time to time, upon written notice to the borrower, increase the Static Insurance Reserve Amount required to reflect any increases in the insurance premiums for the coverages afforded by the policies on a stand-alone basis, such that the Static Insurance Reserve Amount is not less than three months of the insurance premiums that the lender reasonably estimates will be payable for the renewal of coverage afforded by the policies on a stand-alone basis.

Replacement Reserves – Commencing on the payment date occurring in November 2025 and continuing for each payment thereafter, the borrower is required to escrow $15,058 for replacement reserves.

TI/LC Reserves – Commencing on the payment date occurring in November 2025 and continuing on each payment date thereafter, the borrower is required to escrow $2,926 for tenant improvement and leasing costs. Additionally, the borrower is required to pay any lease termination payments received from non-residential tenants to the lender for transfer into the tenant improvement and leasing subaccount.

Common Charges Reserves – On each monthly payment date, the borrower will deposit an amount equal to the monthly amount (currently estimated at $39,000 per year or $3,250 per month) as set forth in the approved operating budget for

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-5C23
No. 1 – Piazza Alta

common charges payable on such payment date (plus any other amounts that may be due for common charges which are not included in the approved operating budget) in order to accumulate with the lender sufficient funds to pay all common charges during the next three months prior to their respective due dates.

Lockbox / Cash Management. The Piazza Alta Whole Loan is structured with a soft (for residential tenants) and hard (for commercial tenants) lockbox and in-place cash management. At origination, the Piazza Alta borrower was required to notify each non-residential tenant of the Piazza Alta Property to remit all amounts due with respect to the Piazza Alta Property directly to the lockbox account. Following the addition of any Additional Real Estate (as defined below) to the condominium in accordance with the Piazza Alta Whole Loan documents, the borrower will deliver any rents received by the condominium association, including rents from the garage unit into the lockbox account. All rents received by the borrower or property manager (including, rents received from residential tenants, non-residential tenants, payments received from residential tenants in connection with the early termination or cancellation of residential leases and any rents pertaining to the garage unit) are required to be deposited within two business days of receipt into the lockbox account. All funds in the lockbox account are required to be swept each business day into the lender-controlled cash management account and applied and disbursed in accordance with the Piazza Alta Whole Loan documents. During the continuance of a Cash Trap Period (as defined below), any excess cash flow will be deposited into the cash collateral reserve subaccount. As long as no Cash Trap Period is in effect, any excess cash flow is required to transferred to the borrower.

A “Cash Trap Period” will commence upon: (i) the occurrence of an event of default; (ii) as of the origination date and any other payment date, the failure to maintain a debt service coverage ratio of at least 1.10x (it being acknowledged that a Cash Trap Period commenced as of the origination date as a result of this clause); or (iii) the occurrence of any mezzanine loan default; and will end, as applicable when (1) the Piazza Alta Whole Loan and all other obligations under the Piazza Alta Whole Loan documents have been repaid in full, (2) with respect to clause (i) above only, such event of default has been cured and no other event of default has occurred and is continuing, (3) with respect to clause (ii) above only, for two consecutive calendar quarters since the commencement of the existing Cash Trap Period (A) no monetary default, material non-monetary default or event of default has occurred and is continuing, (B) no event that could trigger another Cash Trap Period has occurred, (C) the debt service coverage ratio is at least equal to 1.10x as of the applicable payment dates following the end of each of two consecutive calendar quarters, and (D) the receipt of notice to the lender from the mezzanine lender that all monthly current mezzanine debt service payments (accrual component) (including, without limitation, any outstanding aggregate accrual component) under the Piazza Alta Mezzanine Loan (as defined below) has been paid current (and no other Cash Trap Period is then continuing), or (4) with respect to clause (iii) above only, receipt by the lender of a notice from the mezzanine lender, that all mezzanine loan defaults under the Piazza Alta Mezzanine Loan have either been cured or waived (and no other Cash Trap Period is then continuing).

Acquisition of Additional Real Estate. Pursuant to the Piazza Alta Whole Loan documents, the borrower has the right to acquire the Additional Real Estate as a general common element (each, an “Acquisition”), subject to the condominium declaration and subject to certain conditions set forth in the Piazza Alta Whole Loan documents, including that: (i) no acceleration of the Piazza Alta Whole Loan and no event of default has occurred; (ii) the proposed Acquisition will not be permitted within 30 days prior to or following a securitization; and (iii) receipt of rating agency confirmations. The “Additional Real Estate” consists of two parcels: (i) a vacant strip of land which was formerly known as Germantown Avenue and (ii) a parking garage located at 145 W. Wildey Street (which exists beneath the roof amenity unit/pool which is already a general common element of the Piazza Alta condominium).

Subordinate and Mezzanine Debt. Concurrently with the origination of the Piazza Alta Whole Loan, a $126,100,000 mezzanine loan was funded (the “Piazza Alta Mezzanine Loan” and together with the Piazza Alta Whole Loan, the “Piazza Alta Total Debt”), which is secured by the direct equity interests in the borrower. The Piazza Alta Mezzanine Loan accrues interest at a rate of 10.50000% per annum and is coterminous with the Piazza Alta Whole Loan.

With respect to the Piazza Alta Mezzanine Loan, interest on the outstanding principal balance of the Piazza Alta Mezzanine Loan will accrue at a rate of 10.50000% per annum (the “Piazza Alta Mezzanine Loan Interest Rate”), comprised of a current pay interest rate of 8.50000% per annum (the “Current Pay Rate”) and an accrual component interest rate of 2.00000% per annum (the “Accrual Pay Rate”). On each payment date, (i) the mezzanine borrower is required to pay a monthly debt service on the Piazza Alta Mezzanine Loan in an amount equal to the Current Pay Rate (the “Mezzanine Monthly Debt Service (Current Pay)”) and (ii) if any additional amount derived from the Piazza Alta Property is then available pursuant to the Mortgage Loan documents, then such amount is required to be applied to that portion of the Mezzanine Monthly Debt Service Payment Amount (as defined below) accruing interest at the Accrual Pay Rate (the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-5C23
No. 1 – Piazza Alta

“Mezzanine Monthly Debt Service (Accrual Component)”). To the extent such additional amount derived from the Piazza Alta Property is insufficient to pay any portion of the Mezzanine Monthly Debt Service (Accrual Component), such unpaid portion will be added to the aggregate accrual component (any Mezzanine Monthly Debt Service (Accrual Component) that has not been paid due to insufficient cash flow will comprise the aggregate accrual component) and accrue interest at the Piazza Alta Mezzanine Loan Interest Rate. Alternatively, to the extent such additional amount derived from the Piazza Alta Property exceeds the Mezzanine Monthly Debt Service (Accrual Component), then such excess will be applied to the aggregate accrual component then outstanding, to reduce the balance of the aggregate accrual component. To the extent the aggregate accrual component is remaining unpaid at the maturity date of the Piazza Alta Whole Loan, the aggregate accrual component will be due and payable in full at the maturity date. The “Mezzanine Monthly Debt Service Payment Amount” means the unpaid principal accrued and accruing through the last day of the applicable interest period (whether the same is actually due and payable or has been deferred pursuant to the terms of the mezzanine loan documents, it being understood that the Mezzanine Monthly Debt Service (Current Pay) may not be deferred at any time). Based on Piazza Alta Total Debt, the Cut-off Date LTV, UW NCF DSCR and UW NOI Debt Yield are 66.3%, 1.10x and 7.0%, respectively.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
40

Structural and Collateral Term Sheet	BBCMS 2023-5C23
No. 2 – 323 West 96th Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
41

Structural and Collateral Term Sheet	BBCMS 2023-5C23
No. 2 – 323 West 96th Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
42

Structural and Collateral Term Sheet	BBCMS 2023-5C23
No. 2 – 323 West 96th Street
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$65,000,000	Title(2):	Leasehold
Cut-off Date Principal Balance:	$65,000,000	Property Type – Subtype:	Multifamily – High Rise
% of IPB:	9.0%	Net Rentable Area (Units):	173
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	Hudson Park NY LLC	Year Built / Renovated:	2001 / NAP
Borrower Sponsor:	Joel Wiener	Occupancy:	94.2%
Interest Rate:	6.0700%	Occupancy Date:	11/1/2023
Note Date:	11/6/2023	4th Most Recent NOI (As of)(3):	$2,466,467 (12/31/2020)
Maturity Date:	11/6/2028	3rd Most Recent NOI (As of)(3):	$1,590,412 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(3):	$3,407,376 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of)(3):	$4,515,108 (TTM 9/30/2023)
Original Amortization Term:	None	UW Economic Occupancy:	92.6%
Amortization Type:	Interest Only	UW Revenues:	$9,007,212
Call Protection:	L(25),YM1(31),O(4)	UW Expenses:	$3,962,315
Lockbox / Cash Management:	Soft / In Place	UW NOI(3):	$5,044,897
Additional Debt:	No	UW NCF:	$5,001,647
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$100,000,000 / $578,035
Additional Debt Type:	N/A	Appraisal Date:	10/19/2023

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$375,723
Taxes:	$809,033	$134,839	N/A	Maturity Date Loan / Unit:	$375,723
Insurance:	$42,776	$8,555	N/A	Cut-off Date LTV:	65.0%
Replacement Reserve:	$0	$3,604	N/A	Maturity Date LTV:	65.0%
Deferred Maintenance:	$27,801	$0	N/A	UW NCF DSCR:	1.25x
Ground Rent Reserve:	$0	$126,075	N/A	UW NOI Debt Yield:	7.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$65,000,000	100.0%	Loan Payoff	$57,000,000	87.7%
			Closing Costs(4)	6,378,948	9.8
			Upfront Reserves	879,610	1.4
			Return of Equity	741,442	1.1
Total Sources	$65,000,000	100.0%	Total Uses	$65,000,000	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	The 323 West 96th Street Mortgage Loan (as defined below) is collateralized by (i) the leasehold interest in the 323 West 96th Street Property (as defined below) and (ii) a pledge of 100% of the ownership interest in the Sponsor TIC (as defined below), which is owned by an entity controlled by the borrower sponsor and holds a 50% tenancy-in-common interest in the fee estate of the 323 West 96th Street Property.
(3)	The variance in historical operating history can be attributed in part to a decline in occupancy to a low of 64.2% in April 2021 during the COVID-19 pandemic. The borrower sponsor increased occupancy by offering a mix of one month of free rent on 12-month leases and two months of free rent on 18-24 month leases. Beginning in early 2022, concessions were generally no longer offered, existing concessions had burned off and occupancy was 94.2% as of November 1, 2023.
(4)	Closing Costs includes a rate buy-down credit of $5.59 million.

The Loan. The 323 West 96th Street mortgage loan (the “323 West 96th Street Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $65,000,000 and is secured by the borrower’s leasehold interest, along with a pledge of 100% of the ownership interest in the Sponsor TIC, which is owned by an entity controlled by the borrower sponsor and holds a 50% tenancy-in-common interest in the fee estate of the 323 West 96th Street Property, a 173-unit multifamily property located on the Upper West Side of New York, New York (the “323 West 96th Street Property”). The 323 West 96th Street Mortgage Loan accrues interest at a rate of 6.07000% per annum.

The 323 West 96th Street Mortgage Loan has a five-year term, is interest-only for the entire term and accrues interest on an Actual/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
43

Structural and Collateral Term Sheet	BBCMS 2023-5C23
No. 2 – 323 West 96th Street

The Property. The 323 West 96th Street Property is a 173-unit, 15-story multifamily property built in phases in 2001. As of November 1, 2023, the 323 West 96th Street Property was 94.2% occupied. Of the 173 units at the 323 West 96th Street Property, 169 units are free market. The 323 West 96th Street Property is located in the Upper West Side submarket of New York City. Nearby transportation includes the 96th Street Subway Station for the 1/2/3 subway line located one block from the 323 West 96th Street Property. Other nearby attractions include Riverside Park (located one block from the 323 West 96th Street Property) and Central Park (located four blocks from the 323 West 96th Street Property). In addition to offering studios, one- and two-bedroom units, the 323 West 96th Street Property features duplex penthouse and townhouse layouts. Units range in size from 476 to 1,956 square feet with an average unit size of 786 square feet. Market rents range from $3,300 to $7,800 per month. 323 West 96th Street Property amenities include a community laundry room, a gym, a playroom, a community theater room and a roof deck. The 323 West 96th Street Property also has a 24-hour doorman. Unit features include, among other items, hardwood flooring, four-burner stove with oven, refrigerator, dishwasher, microwave and balconies on upper floors.

The borrower sponsor acquired the leasehold interest in the 323 West 96th Street Property in 2007 for $74,000,000 (the “Leasehold Estate”) and a borrower sponsor-affiliate subsequently acquired a 50% tenancy-in-common interest in the fee estate of the 323 West 96th Street Property (the “Fee Estate”) in January 2016 for $27,000,000. The borrower sponsor-affiliated tenant-in-common is Beacon NY LLC (the “Sponsor TIC”). The owner of the remaining 50% tenancy-in-common interest in the Fee Estate is an unaffiliated third-party. The 323 West 96th Street Property collateral is comprised of the Leasehold Estate and a pledge of the 100% of the ownership interest in the Sponsor TIC. The borrower sponsor’s total cost basis is approximately $101,800,000.

323 West 96th Street Unit Mix
Unit Type	Collateral Units(1)	% of Collateral Units(1)	Occupied Collateral Units(1)	% of Units Occupied(1)	Total Collateral SF(1)	Average Collateral SF(1)	Market Rent Per Unit(2)	Market Rent PSF(2)	Average Rent Per Unit(1)(3)	Average Rent PSF(1)(3)
Studio	29	16.8%	29	100.0%	14,518	501	$3,300	$6.59	$3,138	$6.27
1 Bedroom	93	53.8%	90	96.8%	60,420	650	$4,100	$6.31	$4,028	$6.20
2 Bedroom	28	16.2%	25	89.3%	26,477	946	$6,400	$6.77	$5,961	$6.32
Duplex Penthouse	13	7.5%	10	76.9%	16,610	1,278	$7,500	$5.87	$7,585	$5.87
Townhouse(3)	10	5.8%	9	90.0%	18,026	1,803	$7,800	$4.33	$7,549	$4.11
Collateral Total/Wtd. Avg.	173	100.0%	163	94.2%	136,051	786	$4,808	$6.11	$4,560	$5.95
(1)	Based on the borrower rent roll dated as of November 1, 2023.
(2)	Source: Appraisal.
(3)	One Townhouse unit is currently utilized by an employee of the borrower sponsor and does not pay rent. This unit is excluded from Average Rent Per Unit and Average Rent PSF calculations.

The Market. According to the appraisal, the 323 West 96th Street Property is located in the New York multifamily market. As of the third quarter of 2023, the New York multifamily market average monthly asking rent was $3,053 and vacancy was 2.5%. According to the appraisal, the 323 West 96th Street Property is located in the Upper West Side multifamily submarket. As of the third quarter of 2023, the Upper West Side multifamily submarket average monthly asking rent was $4,956 and vacancy was 3.0%.

According to a market research report, the estimated 2023 population within a one-, three- and five-mile radius of the 323 West 96th Street Property is 134,934, 1,096,955 and 2,525,532, respectively. The estimated 2023 average household income within the same radii is $155,570, $130,323 and $120,166, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
44

Structural and Collateral Term Sheet	BBCMS 2023-5C23
No. 2 – 323 West 96th Street

The following table presents certain information relating to comparable multifamily rental properties to the 323 West 96th Street Property:

Comparable Rental Summary(1)
Property Address	Year Built	Occupancy	# Units	Unit Mix	Average Rent per Unit
323 West 96th Street(2) 323 West 96th Street New York, NY	2001 / NAP	94.2%	173	Studio 1 Bedroom 2 Bedroom Duplex Penthouse Townhouse(3)	$3,138 $4,028 $5,961 $7,585 $7,549(3)
The Westmont 720 Columbus Avenue New York, NY	1986	NAV	163	Studio 1 Bedroom 2 Bedroom 3 Bedroom	$4,178 $4,966 $6,529 $8,150
The Montana 247 West 87th Street New York, NY	1984	NAV	156	Studio 1 Bedroom 2 Bedroom 3 Bedroom	$4,228 $4,900 $8,879 $10,645
West River House 424 West End Avenue New York, NY	1982	NAV	230	1 Bedroom 2 Bedroom 3 Bedroom	$4,823 $8,245 $9,042
The Sagamore 189 West 89th Street New York, NY	1997	NAV	265	Studio 1 Bedroom 2 Bedroom 3 Bedroom	$3,823 $6,759 $9,125 $17,447
The Lyric 255 West 94th Street New York, NY	2001	NAV	285	Studio 1 Bedroom 2 Bedroom 3 Bedroom	$3,720 $4,222 $6,756 $9,503
The Greystone 212 West 91st Street New York, NY	2008	NAV	363	Studio 1 Bedroom 2 Bedroom 3 Bedroom	$3,536 $3,695 $4,110 $13,007
Stonehenge Tower 210 West 89th Street New York NY	1963	NAV	148	Studio 1 Bedroom 2 Bedroom 3 Bedroom	$2,940 $4,415 $6,085 $7,665
Columbus Manor 70 West 93rd Street New York, NY	1970	NAV	325	Studio 1 Bedroom 2 Bedroom 3 Bedroom	$2,858 $3,179 $5,144 $6,305

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the borrower rent roll dated as of November 1, 2023.
(3)	One Townhouse unit is currently utilized by an employee of the borrower sponsor and does not pay rent. This unit is excluded from Average Rent per Unit.

Historical and Current Occupancy(1)
2020	2021	2022	Current(2)
70.7%	98.8%	85.5%	94.2%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Current Occupancy is as of November 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
45

Structural and Collateral Term Sheet	BBCMS 2023-5C23
No. 2 – 323 West 96th Street
Operating History and Underwritten Net Cash Flow(1)
	2020	2021	2022	TTM(2)	Underwritten	Per Unit	%(3)
Gross Potential Rent	$6,732,473	$5,824,051	$7,537,952	$8,634,577	$9,590,460	$55,436	100.0%
Net Rental Income	$6,732,473	$5,824,051	$7,537,952	$8,634,577	$9,590,460	$55,436	100.0%
Commercial Income	0	0	62,956	65,787	67,544	390	0.7
Other Income	0	0	71,820	61,785	61,785	357	0.6
(Vacancy/Credit Loss)	0	0	0	0	(712,577)	(4,119)	(7.4)
Effective Gross Income	$6,732,473	$5,824,051	$7,672,728	$8,762,149	$9,007,212	$52,065	93.9%
Total Expenses	$4,266,006	$4,233,639	$4,265,352	$4,247,041	$3,962,315	$22,904	44.0%
Net Operating Income	$2,466,467	$1,590,412	$3,407,376	$4,515,108	$5,044,897	$29,161	56.0%
Total TI/LC, Capex/RR	0	0	0	0	43,250	250	0.5
Net Cash Flow	$2,466,467	$1,590,412	$3,407,376	$4,515,108	$5,001,647	$28,911	55.5%
(1)	The variance in historical operating history can be attributed in part to a decline in occupancy to a low of 64.2% in April 2021 during the COVID-19 pandemic. The borrower sponsor increased occupancy by offering a mix of one month of free rent on 12-month leases and two months of free rent on 18-24 month leases. Beginning in 2022, concessions were generally no longer offered and occupancy was 94.2% as of November 1, 2023.
(2)	TTM reflects the trailing 12 months ending September 30, 2023.
(3)	% column represents percent of Net Rental Income for revenue fields and represents percent of Effective Gross Income for the remainder of fields.

The Borrower. The borrower is Hudson Park NY LLC, a New York limited liability company and special purpose entity with one independent directors. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the 323 West 96th Street Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and guarantor is Joel Wiener. Joel Wiener is the CEO of Pinnacle Properties. Pinnacle Properties currently owns and operates 142 multifamily properties and over 10,000 units located throughout New York City.

Property Management. The 323 West 96th Street Property is managed by Pinnacle Managing Co., LLC and Pinnacle Management Co I LLC, each an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) approximately $809,033 for real estate taxes, (ii) approximately $42,776 for insurance premiums and (iii) $27,801 for deferred maintenance.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $134,839.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $8,555.

Replacement Reserve – On a monthly basis, the borrower is required to escrow $3,604 for replacement reserves ($250 per unit annually).

Ground Rent Reserve – On a monthly basis, the borrower is required to escrow funds in an amount sufficient to make all ground rent payments under the Ground Lease (as defined below), which currently equates to $126,075. In addition, (i) the borrower and the borrower sponsor will be liable for losses resulting from any failure to pay ground rent as required under the Ground Lease and (ii) the 323 West 96th Street Mortgage Loan will become fully recourse to the borrower and borrower sponsor if the Ground Lease terminates or expires for any reason during the 323 West 96th Street Mortgage Loan term. The 323 West 96th Street Mortgage Loan will become fully recourse to the borrower and borrower sponsors if a default occurs under the Ground Lease.

Lockbox / Cash Management. The 323 West 96th Street Mortgage Loan is structured with a soft lockbox and in place cash management. The borrower or property manager, as applicable, is required to deposit all rent into the lockbox account. During the continuance of a 323 West 96th Street Sweep Event Period (as defined below), tenants are required to deposit rent directly into the lockbox account. All funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the 323 West 96th Street Mortgage

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
46

Structural and Collateral Term Sheet	BBCMS 2023-5C23
No. 2 – 323 West 96th Street

Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 323 West 96th Street Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 323 West 96th Street Mortgage Loan. To the extent that no 323 West 96th Street Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “323 West 96th Street Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the 323 West 96th Street Mortgage Loan documents; (ii) commencing on or after May 6, 2024, the date on which the debt service coverage ratio is less than 1.15x based on the trailing 12 months; or (iii) an event of default under the Zarasai Israeli bonds listed on the Tel Aviv Stock Exchange as described further in the 323 West 96th Street Mortgage Loan documents.

A 323 West 96th Street Sweep Event Period will end: (a) with regard to clause (i), upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; (b) with regard to clause (ii), upon the debt service coverage based on the trailing 12-month period being at least 1.20x for two consecutive calendar quarters; and (c) with regard to clause (iii), upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion.

Subordinate Debt and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. The 323 West 96th Street Mortgage Loan is secured by the borrower’s leasehold interest, along with a pledge of 100% of the ownership interest in the Sponsor TIC, which is owned by an entity controlled by the borrower sponsor and holds a 50% tenancy-in-common interest in the fee estate of the 323 West 96th Street Property. The borrower has a leasehold interest in the mortgaged property pursuant to a ground lease. The borrower, Hudson Park NY LLC, assumed the ground lease on August 7, 2007, which expires on October 24, 2099 and has no remaining extension options. The current rent is $126,075.24 per month or $1,512,902.88 per annum, subject to 10% increases every five years followed by a fair market reset in November 2049. The next ground rent increase will occur in November 2025. The Sponsor TIC is responsible for 50% of the ground rent. The ground lessee’s interest in the ground lease is freely assignable to the lender without the consent of the ground lessor and, in the event that it is so assigned, is further assignable by the lender without the need to obtain the consent of the ground lessor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
47

Structural and Collateral Term Sheet	BBCMS 2023-5C23
No. 3 – Philadelphia Marriott Downtown

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
48

Structural and Collateral Term Sheet	BBCMS 2023-5C23
No. 3 – Philadelphia Marriott Downtown

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
49

Structural and Collateral Term Sheet	BBCMS 2023-5C23
No. 3 – Philadelphia Marriott Downtown
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$65,000,000	Title:	Fee(5)
Cut-off Date Principal Balance(1):	$65,000,000	Property Type - Subtype:	Hospitality – Full Service
% of Pool by IPB:	9.0%	Net Rentable Area (Rooms):	1,408
Loan Purpose:	Refinance	Location:	Philadelphia, PA
Borrowers(2):	Philadelphia Market Street HMC Hotel Limited Partnership and Philadelphia Market Street Marriott Hotel II Limited Partnership	Year Built / Renovated:	1990, 1995 / 2023
Borrower Sponsors:	Oaktree Capital Management, LLC, Clearview Hotel Capital, LLC and Host Hotels & Resorts LP	Occupancy / ADR / RevPAR:	57.1% / $230.42 / $131.55
Interest Rate:	8.70500%	Occupancy / ADR / RevPAR Date:	9/30/2023
Note Date:	10/25/2023	4th Most Recent NOI (As of)(6):	($10,617,103) (12/31/2020)
Maturity Date:	11/6/2028	3rd Most Recent NOI (As of)(6):	($2,422,803) (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(6):	$25,990,687 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of)(6):	$33,559,922 (TTM 9/30/2023)
Original Amortization:	None	UW Occupancy / ADR / RevPAR:	60.2% / $233.09 / $140.33
Amortization Type:	Interest Only	UW Revenues:	$111,076,788
Call Protection(3):	L(25),DorYM0.5(28),O(7)	UW Expenses:	$76,576,225
Lockbox / Cash Management:	Soft / Springing	UW NOI(6):	$34,500,562
Additional Debt(1)(2):	Yes	UW NCF:	$29,075,976
Additional Debt Balance(1):	$150,000,000	Appraised Value / Per Room:	$391,300,000 / $277,912
Additional Debt Type(1):	Pari Passu	Appraisal Date:	9/7/2023

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$152,699
Taxes:	$0	Springing	N/A	Maturity Date Loan / Room:	$152,699
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	54.9%
FF&E Reserves:	$0	Springing	N/A	Maturity Date LTV:	54.9%
Other Reserves:	$0	Springing	N/A	UW NCF DSCR:	1.53x
				UW NOI Debt Yield:	16.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$215,000,000	89.9%	Loan Payoff	$237,270,647	99.2%
Borrower Sponsor Equity(7)	24,286,718	10.1	Closing Costs	2,016,071	0.8
Total Sources	$239,286,718	100.0%	Total Uses	$239,286,718	100.0%
(1)	The Philadelphia Marriott Downtown Mortgage Loan (as defined below) is part of a whole loan evidenced by 12 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $215,000,000 (the “Philadelphia Marriott Downtown Whole Loan”). The Financial Information in the chart above reflects the Philadelphia Marriott Downtown Whole Loan.
(2)	Each of the borrowers is the lender to a certain working capital loan to the Operating Lessee (as defined below) secured by, among other things, all of the Operating Lessee’s interest in and to certain “Working Capital” at the Philadelphia Marriott Downtown Property (as defined below). In addition, there currently exist seven unsecured intercompany loans among the borrower and various other affiliates of the borrowers. Each of the foregoing is subordinate to the Philadelphia Marriott Downtown Mortgage Loan. See “Description of the Mortgage Pool–Additional Indebtedness–Permitted Unsecured Debt and Other Debt” in the Preliminary Prospectus.
(3)	The lockout period is required to be at least 25 payments beginning with and including the first payment date of December 6, 2023. After the earlier of (x) the date that is two years from the closing date of the securitization that includes the last note of the Philadelphia Marriott Downtown Whole Loan to be securitized and (y) October 25, 2026 (the “Lockout Expiration Date”), which is the date that is three years from the origination date of the Philadelphia Marriott Downtown Whole Loan, the borrowers may prepay the Philadelphia Marriott Downtown Whole Loan at any time in whole (but not in part), subject to payment of the yield maintenance premium if such prepayment occurs before May 6, 2028 (the “Permitted Prepayment Date”). In addition, the borrowers may defease the Philadelphia Marriott Downtown Whole Loan in whole (but not in part) after the Lockout Expiration Date and prior to the Permitted Prepayment Date. The assumed lockout period of 25 months is based on the expected closing date of the BBCMS 2023-5C23 securitization in December 2023. The actual lockout period may be longer.
(4)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(5)	The Philadelphia Marriott Downtown Whole Loan is secured by both the borrowers’ fee interest in the substantial portion of the Philadelphia Marriott Downtown Property as well as the operating lessee’s leasehold interest and the borrowers’ sub-leasehold interest in the skybridge that connects the two buildings constituting the Philadelphia Marriott Downtown Property with the Pennsylvania Convention Center and the parcel of land that allows an overhang and partial driveway that form part of the entrance to one of the two buildings. See “Ground Lease” below for additional information.
(6)	The increase from Historical NOI to TTM NOI and Underwritten NOI is primarily attributable to increases in room revenue and F&B revenue following the impact of the COVID-19 pandemic in 2020 and 2021. Historical performance was largely impacted by the COVID-19 pandemic, during which the Philadelphia Marriott Downtown Property (as defined below) was closed from April 10, 2020 through May 27, 2021 and underwent extensive renovations including renovation of 1,408 guestrooms.
(7)	See “Description of the Mortgage Pool–Additional Indebtedness–Preferred Equity and Preferred Return Arrangements” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
50

Structural and Collateral Term Sheet	BBCMS 2023-5C23
No. 3 – Philadelphia Marriott Downtown

The Loan. The Philadelphia Marriott Downtown mortgage loan (the “Philadelphia Marriott Downtown Mortgage Loan”) is part of a whole loan secured by the borrowers’ fee and sub-leasehold interests in the Philadelphia Marriot Downtown, a 1,408-room full service hotel located in Philadelphia, Pennsylvania (the “Philadelphia Marriott Downtown Property”). The Philadelphia Marriott Downtown Mortgage Loan has an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $65,000,000. The Philadelphia Marriott Downtown Whole Loan is comprised of 12 pari passu notes, with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $215,000,000 and accrues interest at a rate of 8.70500% per annum. The Philadelphia Marriott Downtown Whole Loan was co-originated by Barclays, JPMorgan Chase Bank, National Association (“JPMCB”) and Wells Fargo Bank, National Association (“WFB”) on October 25, 2023. The Philadelphia Marriott Downtown Whole Loan has a five-year term, is interest-only for the full term of the Philadelphia Marriott Downtown Whole Loan and accrues interest on an Actual/360 basis.

The controlling Note A-1 and non-controlling Note A-4 will be included in the BBCMS 2023-5C23 securitization trust. The Philadelphia Marriott Downtown Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2023-5C23 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$55,000,000	$55,000,000	BBCMS 2023-5C23	Yes
A-2	25,000,000	25,000,000	Benchmark 2023-V4(1)	No
A-3(2)	20,000,000	20,000,000	WFB	No
A-4	10,000,000	10,000,000	BBCMS 2023-5C23	No
A-5	15,000,000	15,000,000	Benchmark 2023-V4(1)	No
A-6(2)	15,000,000	15,000,000	WFB	No
A-7	6,666,667	6,666,667	Barclays or an affiliate	No
A-8	10,000,000	10,000,000	Benchmark 2023-V4(1)	No
A-9(2)	10,000,000	10,000,000	WFB	No
A-10(2)	26,666,666	26,666,666	WFB	No
A-11(2)	10,000,000	10,000,000	JPMCB	No
A-12(2)	11,666,667	11,666,667	JPMCB	No
Whole Loan	$215,000,000	$215,000,000
(1)	The Benchmark 2023-V4 securitization is expected to close on November 21, 2023.
(2)	Expected to be contributed to one or more future securitization trust(s).

The Property. The Philadelphia Marriott Downtown Property is a 23-story, 1,408-room full service hotel built in 1990 and 1995 and most recently renovated from 2020 through 2023. The Philadelphia Marriott Downtown Property consists of two buildings: (i) a 23-story main tower with 1,198 rooms built in 1995, connected to the Pennsylvania Convention Center via a skybridge; and (ii) a nine-story building with 210 rooms built in 1893 as a railroad terminal building and converted to hospitality use in 1990. The nine-story building is part of a larger condominium regime that includes the Philadelphia Marriott Downtown Property (one unit) and two additional units consisting of a retail component and a public access space component. The borrower sponsor generally controls the condominium association via an approximately 71% of the ownership interest in the common elements and, approximately 82% of the voting rights in the related condominium association and having the right to appoint two of the three board seats.

Since 2014, the Philadelphia Marriott Downtown Property has undergone several renovations, totaling approximately $46.8 million in investments from the borrower sponsors. The most recent $41.9 million renovation began in June 2020, during which time the Philadelphia Marriott Downtown Property was closed from April 10, 2020 through May 27, 2021. Over $31.1 million was invested in a full renovation of the 1,408 guestrooms beginning in 2020. The guestroom renovations included upgrades to meet the latest in Marriott brand standards, which include new case goods, soft goods and bathroom upgrades. An additional $7.4 million was invested to enhance public spaces, including a full lobby renovation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
51

Structural and Collateral Term Sheet	BBCMS 2023-5C23
No. 3 – Philadelphia Marriott Downtown

The Philadelphia Marriott Downtown Property features a direct connection via a skybridge to the Pennsylvania Convention Center, the 14th largest exhibition space in the country. The Pennsylvania Convention Center is a multi-use public facility located one block away from the Philadelphia Marriott Downtown Property and is designed to accommodate large conventions, exhibitions, conferences and other events. Although the number of guests and events at the Pennsylvania Convention Center declined in 2021 due to closures related to the COVID-19 pandemic, 2022 saw the return of large in-person events. In 2022, the Pennsylvania Convention Center hosted 19 citywides (gatherings that generate 2,000 or more hotel room stays on a peak night) for the first time since 2019. In total, 2022 saw the Pennsylvania Convention Center report 224 events (including 19 citywides), gathering 494,300 attendees and generating 513,400 room nights. According to the appraisal, 223 events are planned to be held in 2023, including 14 citywide.

The Philadelphia Marriott Downtown Property features various amenities including an indoor swimming pool, a fitness center, a business center, a guest laundry room, a sundries shop, and vending and ice machines. Further, the Philadelphia Marriott Downtown Property also has four different food and beverage outlets: Circ Bar, Thirteen Restaurant, Center City Pantry and Liberty Lanes Pub. The Circ Bar is located in the middle of the ground level and serves as a centralized social hub. The Circ Bar serves lunch, dinner and also offers a full service bar. Thirteen Restaurant is open for breakfast, lunch and dinner. Breakfast is served buffet style with the food being a fusion between American and Mediterranean flavors. The space features both a covered outdoor patio and a private indoor dining area. Center City Pantry is located in the lobby of the Philadelphia Marriott Downtown Property and is a retail shop consisting of convenience items as well as freshly brewed coffee and bakery items. Center City Pantry also sells various snacks, ice cream, sandwiches and alcoholic beverages. Liberty Lanes Pub is a restaurant featuring duckpin bowling, billiards and seven large-screen TVs. The space serves specialty cocktails and light foods and is equipped to handle private events up to 120 people. The Philadelphia Marriott Downtown Property also includes the 1201 Innovation Lab, a re-purposed room intended to provide innovative tastings and food demonstrations for groups. The kitchen has a hydroponic garden system, a mushroom farm and a resident mixologist to develop cocktails tailored towards the guests’ themes and demographics. Additionally, a portion of the Philadelphia Marriott Downtown Property is leased to third party retail tenants, including FedEx, T-Mobile and Starbucks. Starbucks went dark in June 2023 but is required to pay rent through its lease expiration in February 2025.

As of September 30, 2023, the Philadelphia Marriott Downtown Property had a trailing 12-month occupancy of 57.1%, ADR of $230.42 and RevPAR of $131.55. Total revenue at the Philadelphia Marriott Downtown Property is comprised of four components: rooms (64.9% of underwritten revenue), food and beverage (30.2% of underwritten revenue), other operated departments (2.0% of underwritten revenue) and miscellaneous income (2.9% of underwritten revenue). According to the appraisal, the demand segmentation in 2022 for the Philadelphia Marriott Downtown Property was 70% meeting and group, 14% leisure, 14% commercial and 2% extended stay. The Philadelphia Marriott Downtown Hotel has over 93,000 square feet of conference space. The largest of its 72 distinct conference rooms/ballrooms is 34,000 square feet and accommodates up to 4,500 attendees. Other rooms include the Liberty Ballroom, The Gallery and the Independence Ballroom. The Liberty Ballroom is appropriate for weddings and receptions, featuring arched ceilings and an outdoor balcony overlooking Philadelphia. The Liberty Ballroom contains more than 6,000 square feet of space and can accommodate 650 wedding guests. The newest event space, The Gallery, is on the ground level and has access to both the street and the hotel. Inside is a large media wall and state-of-the-art audio equipment. The Independence Ballroom measures 2,640 square feet and is perfect for sit down gatherings with space for 280 guests in a cocktail-style event.

Environmental. According to the Phase I environmental site assessment dated September 20, 2023, there was no evidence of any recognized environmental conditions at the Philadelphia Marriott Downtown Property. The Philadelphia Marriott Downtown Property does have an underground storage tank (the “UST”) used to fire the main building boilers, fire pump, and emergency generator. According to the ESA, the UST passed the most recent annual tightness testing, but because of certain limitations of such tightness testing and the age of the UST (29 years, where the expected useful life is 30 years), the ESA identified the presence of the UST a business environmental risk. The ESA did not recommend any further action. However, the borrowers obtained a storage tank liability insurance policy as required under the Philadelphia Marriott Downtown Whole Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
52

Structural and Collateral Term Sheet	BBCMS 2023-5C23
No. 3 – Philadelphia Marriott Downtown

The following table presents certain information relating to the performance of the Philadelphia Marriott Downtown Property:

Historical Occupancy, ADR, RevPAR
	Philadelphia Marriott Downtown(1)			Competitive Set(2)(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2019	80.3%	$196.81	$158.12	70.4%	$187.17	$131.76	114.1%	105.2%	120.0%
2020	12.9%	$158.40	$20.45	26.0%	$142.54	$37.04	49.6%	111.1%	55.2%
2021	20.6%	$181.77	$37.37	35.1%	$159.20	$55.80	58.7%	114.2%	67.0%
2022	46.4%	$221.64	$102.75	51.7%	$196.83	$101.69	89.7%	112.6%	101.0%
TTM(4)	57.1%	$230.42	$131.55	54.9%	$204.08	$112.11	104.0%	112.9%	117.3%
(1)	Based on operating statements provided by the borrower sponsor.
(2)	Data obtained from third-party hospitality research reports.
(3)	The competitive set consists of the following hotels: Sonesta Philadelphia, DoubleTree by Hilton Hotel Philadelphia Center City, Sheraton Philadelphia Downtown, Westin Philadelphia, Philadelphia Marriott Old City, Loews Philadelphia and The Notary Hotel Autograph Collection.
(4)	TTM represents the trailing 12-month period ending September 30, 2023.

The Market. The Philadelphia Marriott Downtown Property is located in downtown Philadelphia, Pennsylvania, within the greater Philadelphia Central Business District. According to the appraisal and a third party market research report, the Philadelphia CBD submarket is comprised of over 68 properties and around 15,000 rooms. The Philadelphia Marriott Downtown Property is the largest hotel in the area, with approximately 10% of the total rooms in the market. Philadelphia has a population of approximately 4.3 million and an income per capita of $41,000 as of January 2023. The Philadelphia CBD submarket is characterized by upper-scale hotels with over half of all rooms being luxury or upper upscale, a proportion found in less than 5% of U.S. submarkets. Similarly, the Philadelphia market as a whole has a larger proportion of high-end lodging than the typical U.S. market. While COVID-19 severely weakened the submarket, 12-month RevPAR in the Philadelphia CBD hotel submarket has seen a 25.4% year-over-year increase as of August 2023 and, according to a third party research report, is forecasted to achieve 81% RevPAR recovery to 2019 by year-end 2023.

The Philadelphia Marriott Downtown Property is the only hotel that features direct access to the Pennsylvania Convention Center, the 14th largest exhibition space in the country. The Pennsylvania Convention Center contains more than two million square feet of space across 82 meeting rooms, seven exhibition halls, two ballrooms, a grand hall and atrium. In 2019, the Pennsylvania Convention Center hosted 150 events that attracted over 1.2 million attendees. The Pennsylvania Convention Center underwent a $786 million expansion in 2011.

The Philadelphia Marriott Downtown Property is located 12.3 miles from the Philadelphia International Airport and has access into streets such as Market Street and Arch Street, both gateways to the rest of the downtown area. Additionally, the Philadelphia Marriott Downtown Property is located 1.2 miles from the Philadelphia 30th Street Amtrak station. More than 4.4 million rail passengers use the Philadelphia rail system each year and the Philadelphia 30th Street Amtrak station is the third busiest Amtrak station in the country due to its high speed connections into Boston, New York, Baltimore and Washington D.C. According to the Bureau of Transportation Statistics and the Transportation Security Administration, Philadelphia saw an increase of 7.3 million total rail passengers between 1990 and 2020, growing at a compounded average growth over this period of 3.9%. The Philadelphia Marriott Downtown Property is also located within close proximity to several popular attractions such as the Independence Hall, the Liberty Bell and the Reading Terminal Market. Philadelphia is also home to four different professional sports teams including the 76ers (NBA), Eagles (NFL), Flyers (NHL) and the Phillies (MLB).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the primary hotel competition for the Philadelphia Marriott Downtown Property:

Competitive Set(1)
				2022 Market Mix			2022 Operating Statistics
Property	Year Built	Number of Rooms	Commercial	Meeting and Group	Leisure	Extended Stay	Occupancy	ADR	RevPAR
Philadelphia Marriott Downtown(2)	1990, 1995	1,408	14%	70%	14%	2%	57.1%	$230.42	$131.55
Sonesta Philadelphia	1971	439	39%	25%	30%	6%	30%-35%	$190-$195	$60-$65
DoubleTree by Hilton Hotel Philadelphia Center City	1980	481	20%	56%	21%	3%	45%-50%	$200-$205	$90-$95
Sheraton Philadelphia Downtown	1980	762	14%	70%	14%	2%	50%-55%	$205-$210	$105-$110
Westin Philadelphia	1990	294	30%	34%	31%	5%	50%-55%	$210-$215	$115-$120
Philadelphia Marriott Old City	1986	364	24%	47%	25%	4%	50%-55%	$210-$215	$110-$115
Loews Philadelphia	2000	581	18%	70%	9%	3%	50%-55%	$195-$200	$105-$110
The Notary Hotel Autograph Collection	1999	499	31%	30%	34%	5%	55%-60%	$205-$210	$120-$125
(1)	Source: Appraisal unless otherwise noted. Competitive Set Occupancy, ADR and RevPAR are based on estimated 2022 values.
(2)	Number of Rooms, Occupancy, ADR and RevPAR are based on the underwritten rent roll as of September 30, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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		Operating History and Underwritten Net Cash Flow(1)
	2019	2020(2)	2021(2)	2022(2)	TTM(2)	Underwritten(2)	Per Room(3)	% of Total Revenue(4)
Room Revenue	$81,261,150	$10,536,633	$19,204,417	$52,802,945	$67,604,104	$72,120,141	$51,222	64.9%
Food and Beverage Revenue	34,561,479	4,102,758	4,438,021	26,806,221	33,363,703	33,501,795	23,794	30.2
Other Departmental Income	3,091,293	573,441	1,110,012	1,973,829	2,083,544	2,220,038	1,577	2.0
Miscellaneous Income	2,919,143	2,880,099	2,163,742	3,566,146	3,503,777	3,234,813	2,297	2.9
Total Revenue	$121,833,065	$18,092,932	$26,916,192	$85,149,141	$106,555,128	$111,076,788	$78,890	100.0%
Room Expense	20,634,509	5,629,182	5,684,824	13,171,864	16,448,709	17,085,119	12,134	23.7
Food and Beverage Expense	22,133,817	5,762,213	5,242,478	16,971,634	21,711,930	21,632,811	15,364	64.6
Other Departmental Expenses	0	0	0	80,765	32,501	1	0	0.0
Total Departmental Expenses	$42,768,326	$11,391,395	$10,927,302	$30,224,262	$38,193,140	$38,717,931	$27,499	34.9%
Departmental Profit	$79,064,739	$6,701,536	$15,988,890	$54,924,879	$68,361,988	$72,358,857	$51,391	65.1%
Operating Expenses	$24,497,194	$11,215,882	$11,592,653	$21,303,490	$25,043,963	$25,443,716	$18,071	22.9%
Gross Operating Profit	$54,567,545	($4,514,345)	$4,396,237	$33,621,389	$43,318,025	$46,915,141	$33,320	42.2%
Management Fees	3,560,969	532,165	799,243	2,489,176	3,112,913	3,254,752	2,312	2.9
Incentive Management Fee	6,121,232	0	0	0	1,606,209	3,596,862	2,555	3.2
Real Estate Taxes	4,144,318	4,233,243	4,489,532	3,377,144	3,045,199	3,836,380	2,725	3.5
Property Insurance	566,212	462,754	538,172	768,375	789,920	618,049	439	0.6
Other Non-Operating Expenses	901,591	874,595	992,092	996,006	1,203,861	1,108,536	787	1.0
Total Other Expenses	$15,294,323	$6,102,758	$6,819,039	$7,630,702	$9,758,103	$12,414,578	$8,817	11.2%
Net Operating Income	$39,273,222	($10,617,103)	($2,422,803)	$25,990,687	$33,559,922	$34,500,562	$24,503	31.1%
FF&E(5)	8,308,932	1,241,670	1,842,988	4,908,954	5,188,093	5,424,586	3,853	4.9
Net Cash Flow	$30,964,291	($11,858,773)	($4,265,790)	$21,081,733	$28,371,829	$29,075,976	$20,651	26.2%
(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not included in the underwritten cash flow.
(2)	The increase from Historical Net Cash Flow to TTM Net Cash Flow and Underwritten Net Cash Flow is primarily attributable to increases in Room Revenue and Food and Beverage Revenue following the impact of the COVID-19 pandemic in 2020 and 2021. Historical performance was largely impacted by the COVID-19 pandemic, during which the Philadelphia Marriott Downtown Property was closed from April 10, 2020 through May 27, 2021 and underwent extensive renovations including renovation of 1,408 guestrooms.
(3)	Per Room values are based on 1,408 rooms.
(4)	% of Total Revenue for Room Expense and Food & Beverage Expense are based on their corresponding revenue line item. All other line items are based on Total Revenue.
(5)	The FF&E reserve was temporarily increased to 7% from 2019 through July 2023 to repay a temporary reduction of the FF&E reserve in 2015.

The Borrower. The borrowing entities for the Philadelphia Marriott Downtown Whole Loan are Philadelphia Market Street HMC Hotel Limited Partnership and Philadelphia Market Street Marriott Hotel II Limited Partnership, each a Delaware limited partnership. The general partners of each Philadelphia Marriott Downtown borrower are required to have at least one independent director. Legal counsel to the Philadelphia Marriott Downtown borrowers delivered a non-consolidation opinion in connection with the origination of the Philadelphia Marriott Downtown Whole Loan.

The Borrower Sponsor. The borrower sponsors are Oaktree Capital Management, LLC (“Oaktree”), Clearview Hotel Capital, LLC (“Clearview”), and Host Hotels & Resorts LP. Oaktree and Clearview comprise the majority of the sponsorship and collectively hold an 89% interest in the Philadelphia Marriott Downtown Property while Host Hotels & Resorts retains an 11% interest. The guarantor is the Oaktree Real Estate Opportunities Fund VI, L.P., a fund controlled by Oaktree Capital Management, L.P.

Oaktree Capital Management, L.P. is an experienced global investment management firm that was founded in 1995 with a primary focus on real assets. As of June 2023, Oaktree had $179 billion in assets under management, with over 1,100 employees across 21 offices across the world. Clearview Hotel Capital, LLC is a privately held hotel investment and advisory company focused on acquiring, renovating, and managing hotels in urban and unique areas. Since its founding in 2007, Clearview has acquired over $2.0 billion worth of hotels containing nearly 17,000 rooms and completed over $170 million in renovations. Host Hotels & Resorts, Inc. is the largest publicly traded lodging REIT. As of December 2022, Host Hotels & Resorts, Inc. owned 77 luxury and upper-upscale hotels.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 3 – Philadelphia Marriott Downtown

Property Management. The Philadelphia Marriott Downtown Property is managed by Marriott Hotel Services, LLC.

Escrows and Reserves. At origination, the borrowers did not make any upfront reserve deposits.

Tax Escrows – During the continuance of a Cash Sweep Period (as defined below), the borrowers are required to deposit monthly 1/12th of an amount which the lender estimates would be sufficient to pay taxes (other than hotel taxes) for the next ensuing 12 months.

Insurance Escrows – During the continuance of a Cash Sweep Period, the borrowers are required to deposit monthly 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of coverage, unless the borrowers maintain a blanket insurance policy in accordance with the Philadelphia Marriott Downtown Whole Loan documents.

FF&E Reserve – During the continuance of a Cash Sweep Period, the borrowers are required to deposit monthly into the replacement reserve account an amount equal to the greater of (i) 4% of the gross revenue generated in the immediately preceding calendar month and (ii) the reserves for FF&E required by the related management agreement or franchise agreement to fund the costs of the required FF&E work. The borrowers will not be required to make monthly deposits into the FF&E Reserve account if: (i) the Philadelphia Marriott Downtown Property is managed by the hotel manager under the management agreement as in effect as of the loan origination; (ii) the management agreement remains in full force and effect; and (iii) such hotel manager is maintaining the cash management system and FF&E reserves as set forth in the management agreement.

Condominium Reserve – During the continuance of a Cash Sweep Period, the borrowers are required to deposit monthly an amount that would be sufficient to pay the assessments and other expenses owed under the condominium documents during the ensuing 12 months. Notwithstanding the foregoing, the borrowers are not required to reserve for condominium funds, provided that the Philadelphia Marriott Downtown Property is managed by the manager under the management agreement as in effect as of the loan origination and the manager is paying such condominium expenses as operating expenses directly to the condominium association and the borrowers provide evidence reasonably satisfactory to the lender that the condominium expenses have been paid.

Lockbox / Cash Management. The Philadelphia Marriott Downtown Whole Loan is structured with a soft lockbox and springing cash management. On each business day, all funds in the lockbox accounts will be swept to an account designated by the borrowers, unless a Cash Sweep Period is continuing, in which case such funds are required to be swept on each business day into a cash management account controlled by the lender, at which point, following payment of taxes and insurance, debt service, bank fees, operating expenses and required reserves, all funds are required to be deposited into the excess cash flow reserve, to be held by the lender as additional security for the Philadelphia Marriott Downtown Whole Loan and disbursed in accordance with the terms of the Philadelphia Marriott Downtown Whole Loan documents.

A “Cash Sweep Period” means the occurrence of (a) an event of default under the Philadelphia Marriott Downtown Whole Loan documents, or (b) the debt service coverage ratio for the Philadelphia Marriott Downtown Whole Loan based on the trailing 12-month period immediately preceding the date of such determination being less than 1.20x for two consecutive calendar quarters.

A Cash Sweep Period may be cured upon the occurrence of the following: (i) with respect to clause (a) above, the acceptance by the lender of a cure of such event of default in accordance with the Philadelphia Marriott Downtown Whole Loan documents and (ii) with respect to clause (b) above, (x) the achievement of a debt service coverage ratio for the Philadelphia Marriott Downtown Whole Loan of 1.20x or greater for two consecutive calendar quarters based upon the trailing 12-month period immediately preceding the date of determination or (y) the borrowers have prepaid the Philadelphia Marriott Downtown Whole Loan (or provided cash collateral or a letter of credit to lender as additional collateral) in an amount sufficient such that the debt service coverage ratio for the Philadelphia Marriott Downtown Whole Loan is equal to or greater than 1.20x, in which case such Cash Sweep Period will immediately cease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 3 – Philadelphia Marriott Downtown

Operating Lease. Each borrower has entered into an operating lease (each, an “Operating Lease”) with CCMH Philadelphia Mkt. LLC (the “Operating Lessee”), an affiliate of the borrowers. The Operating Lessee (i) is a party to the mortgage and grants the lender a first priority security interest in the leasehold interest created by each Operating Lease, and (ii) has caused both of its members to pledge their respective membership interests in the Operating Lessee in favor of the lender. All cash generated at the Philadelphia Marriott Downtown Property is required to flow from the manager (the “Manager”) under the related management agreement between the Manager and the Operating Lessee, to the Operating Lessee, who is required to deposit all revenue into a restricted account pledged to the lender. Each Operating Lease expires in December 2034 if all renewal periods are exercised. See “Description of the Mortgage Pool–Tenant Issues–Affiliated Leases and Master Leases” in the Preliminary Prospectus.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. The Philadelphia Marriott Downtown Whole Loan documents permit future mezzanine debt secured by a pledge of direct equity interests in the borrowers subject to the satisfaction of certain conditions including, among others, (i) immediately after giving effect to such debt (x) the combined loan-to-value ratio may not exceed 54.9%, (y) the combined net operating income debt yield, as calculated in accordance with the Philadelphia Marriott Downtown Whole Loan documents, is at least 13.2% and (z) the combined net operating income debt service coverage ratio, as calculated in accordance with the Philadelphia Marriott Downtown Whole Loan documents, is at least 1.50x, and (ii) execution of a subordination and intercreditor agreement reasonably acceptable to the lender and satisfactory to the rating agencies.

Partial Release. Not permitted.

Ground Lease. The Philadelphia Marriott Downtown Property is substantially owned in fee by the borrowers; however, (i) a sky-bridge (the “Bridge”) connecting the main building of the Philadelphia Marriott Downtown Property and the Pennsylvania Convention Center and (ii) a parcel of land, which allows for an overhang and partial driveway (the “Tunnel”), are subject to certain sub-ground leases. The sub-ground leases are between the borrower, as the subtenant, and the Redevelopment Authority of the City of Philadelphia (“RDA” or “Sublandlord”), which in turn leases the same premises from the City of Philadelphia, as the landlord. The Bridge sublease is subject to a reciprocal easement agreement with the Pennsylvania Convention Center Authority. The sub-ground lease agreements extend to 2042 for the Bridge and 2091 for the Tunnel. The ground rent associated with each sub-ground lease is $1 per annum and has been prepaid for the full term for each of the sub-ground leases. The Tunnel sub-ground lease includes a right of first refusal whereby the borrower, as the subtenant, will be entitled at any time once in every 10-year period to purchase the Tunnel with a notice and the payment of a purchase price in the amount equal to the “Unimproved Land Fair Market Value” which is the fair market value that is 60 days before closing of the Tunnel as if the same existed in a “raw,” vacant and unimproved condition. See “Description of the Mortgage Pool–Statistical Characteristics of the Mortgage Loans–Leasehold Interests” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 4 – Westfarms

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 4 – Westfarms

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 4 – Westfarms

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 4 – Westfarms

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$56,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$56,000,000	Property Type – Subtype:	Retail – Super Regional Mall
% of IPB:	7.8%	Net Rentable Area (SF)(5):	501,990
Loan Purpose:	Refinance	Location:	West Hartford, CT
Borrower:	West Farms Mall, LLC	Year Built / Renovated:	1974 / 2013
Borrower Sponsor:	The Taubman Realty Group LLC	Occupancy:	95.9%
Interest Rate:	7.79500%	Occupancy Date:	8/25/2023
Note Date:	8/31/2023	4th Most Recent NOI (As of):	$26,506,171 (12/31/2020)
Maturity Date:	9/6/2028	3rd Most Recent NOI (As of):	$29,775,349 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$28,924,568 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of)(6):	$30,911,416 (TTM 6/30/2023)
Original Amortization Term:	None	UW Economic Occupancy:	96.4%
Amortization Type:	Interest Only	UW Revenues:	$51,139,577
Call Protection(2):	L(27),D(26),O(7)	UW Expenses:	$16,217,012
Lockbox / Cash Management:	Hard / Springing	UW NOI(6):	$34,922,565
Additional Debt(1):	Yes	UW NCF:	$33,648,313
Additional Debt Balance(1):	$186,000,000	Appraised Value / SF:	$547,800,000 / $1,091
Additional Debt Type(1):	Pari Passu	Appraisal Date:	7/6/2023

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$482
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$482
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	44.2%
Replacement Reserves:	$0	$20,916	N/A	Maturity Date LTV:	44.2%
TI / LC:	$0	$41,833	N/A	UW NCF DSCR:	1.76x
Other(4):	$3,402,016	$0	N/A	UW NOI Debt Yield:	14.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$242,000,000	98.6%	Loan Payoff	$240,789,383	98.2%
Equity Contribution	3,317,606	1.4	Reserves	3,402,016	1.4
			Closing Costs	1,126,207	0.5
Total Sources	$245,317,606	100.0%	Total Uses	$245,317,606	100.0%
(1)	The Westfarms Mortgage Loan (as defined below) is part of a whole loan that is evidenced by nine pari passu promissory notes with an aggregate original principal balance of $242,000,000 (the “Westfarms Whole Loan”). The Financial Information in the chart above is based on the aggregate outstanding principal balance of the promissory notes comprising the Westfarms Whole Loan.
(2)	The lockout period will be at least 27 payment dates beginning with and including the first payment date on October 6, 2023. Defeasance of the Westfarms Whole Loan in full is permitted at any time on or after the expiration of the period from the origination date to but excluding the first monthly payment date following the earlier to occur of (i) August 31, 2026 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note of the Westfarms Whole Loan to be securitized. The assumed lockout period of 27 payments is based on the expected BBCMS 2023-5C23 securitization closing date in December 2023. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	Other Reserves is comprised of approximately (i) $3,103,791 for outstanding TI/LC reserves and (ii) $298,225 for gap and free rent.
(5)	The Westfarms Property (as defined below) is part of a larger mall, which consists of 501,990 square feet of owned improvements, 560,820 square feet of leased fee improvements and a 208,790 square foot non-collateral Macy’s, totaling 1,271,600 square feet.
(6)	The increase from the Most Recent NOI to the UW NOI is driven by 11 leases being signed in 2023 totaling 29,630 square feet (5.9% of owned square footage) and 6.8% of underwritten base rent. Additional drivers include rent steps of $506,056, and a decrease in both the management fee and real estate taxes.

The Loan. The Westfarms mortgage loan (the “Westfarms Mortgage Loan”) is part of a whole loan secured by the borrower’s fee interest in a shopping center situated on a 111.0-acre site located in West Hartford, Connecticut. The Westfarms Mortgage Loan is evidenced by the non-controlling Notes A-4, A-5 and A-6, which have an aggregate original and outstanding principal balance as of the Cut-off Date of $56,000,000. The Westfarms Whole Loan was co-originated on August 31, 2023 by Goldman Sachs Bank USA and Wells Fargo Bank, National Association (“WFB”). The “Westfarms Property” consists of 501,990 square feet of retail space enclosed within the 1.27 million square feet of total gross leasable

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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area at the Westfarms mall. Major tenants include American Eagle Outfitters, Victoria’s Secret and Forever 21. The Westfarms Whole Loan accrues interest at a fixed rate of 7.79500% per annum. The Westfarms Whole Loan has a five-year term, is interest-only for the full term of the Westfarms Whole Loan and accrues interest on an Actual/360 basis.

The Westfarms Whole Loan is serviced pursuant to the pooling and servicing agreement for the BMO 2023-5C2 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	BMO 2023-5C2	Yes
A-2-1	$45,000,000	$45,000,000	BANK5 2023-5YR3	No
A-2-2(1)	$50,000,000	$50,000,000	WFB	No
A-2-3(1)	$26,000,000	$26,000,000	WFB	No
A-3	$20,000,000	$20,000,000	BMO 2023-5C2	No
A-4	$30,000,000	$30,000,000	BBCMS 2023-5C23	No
A-5	$16,000,000	$16,000,000	BBCMS 2023-5C23	No
A-6	$10,000,000	$10,000,000	BBCMS 2023-5C23	No
A-7	$5,000,000	$5,000,000	BMO 2023-5C2	No
Whole Loan	$242,000,000	$242,000,000
(1)	Expected to be contributed to one or more future securitization trust(s).

The Property.

The Westfarms Property is part of a two-story, Class A super regional mall located in West Hartford, Connecticut. The Westfarms Property portion of the super regional mall totals 501,990 owned square feet. The mall as a whole, which includes the Westfarms Property, totals 1,271,600 SF, and is anchored by JC Penney, Lord & Taylor (subleased by Jordan’s Furniture), Macy’s, Macy’s Men’s and Furniture, and Nordstrom. Macy’s owns its own store (208,790 SF) and underlying land and is not part of the collateral. The remaining anchors own their stores and ground lease the land from the borrower. The Westfarms Property is an enclosed mall with multiple wings and entrances, containing a food court and the leased fee department store anchors. Built in 1974 and most recently renovated in 2013, the entire mall is situated on a 111.0-acre parcel and contains 6,555 parking spaces (resulting in a ratio of approximately 5.2 spaces per 1,000 square feet, based on the total mall square footage of approximately 1.27 million). The collateral tenancy, outside of the anchors, is granular with no tenant making up more than 4.5% of the owned SF.

Year-end 2022 in-line sales PSF are $888 PSF, representing a 13.1% and 19.1% increase since 2021 and 2019, respectively. Excluding Apple, 2022 in-line sales PSF are $713 PSF, representing an 11.7% and 19.8% increase since 2021 and 2019, respectively. As of year-end 2022, the in-line occupancy cost ratio is 11.5% including Apple and 14.2% excluding Apple. The table below provides an overview of the sales by tenancy type.

Tenant Sales by Tenancy Type(1)
Tenancy Type	2019 Sales	2019 PSF	2020 Sales	2020 PSF	2021 Sales	2021 PSF	2022 Sales	2022 PSF
Inline (< 10,000 SF)	$247,469,700	$746	$161,469,160	$509	$250,393,896	$786	$265,663,994	$888
Occupancy Cost	14.9%		18.6%		12.2%		11.5%
Inline (< 10,000 SF) excluding Apple	$193,280,891	$595	$128,259,329	$413	$199,111,246	$638	$208,344,455	$713
Occupancy Cost	18.7%		22.7%		14.9%		14.2%
(1)	Based on tenant sales reported to the borrower sponsor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Major Tenants.

American Eagle Outfitters (9,331 square feet; 1.9% of NRA; 2.9% of underwritten base rent). American Eagle Outfitters is a clothing and accessories retailer operating stores in the United States, Canada, Mexico and Hong Kong. Founded in 1977, the company ships to 80 countries worldwide through its websites. The company achieved revenue of $5 billion for the fiscal year ending 2022. American Eagle Outfitters occupies approximately 9,331 SF on a lease that expires in January 2026 with no renewal options nor termination options. American Eagle Outfitters currently pays $85.00 per SF with no scheduled rent increases.

Victoria’s Secret (9,819 square feet; 2.0% of NRA; 2.6% of underwritten base rent). Founded in 1977, Victoria’s Secret is a Fortune 500 specialty retailer of modern, fashion-inspired collections including underwear, lingerie, casual sleepwear, athleisure and swim, as well as fragrances and body care. Victoria’s Secret is owned by the parent company Victoria’s Secret & Co., which comprises three brands — Victoria’s Secret, PINK and Adore Me — and has a global footprint of approximately 1,360 retail stores in approximately 70 countries and is headquartered in Columbus, Ohio. Victoria’s Secret occupies two separate spaces, a 9,019 SF in-line retail store and an 800 SF storage space, both with leases that expire January 31, 2025 with no renewal options nor termination options. Victoria’s Secret currently pays $72.96 per SF across both leases with no scheduled rent increases.

Forever 21 (22,512 square feet; 4.5% of NRA; 2.5% of underwritten base rent). Forever 21 is a fast fashion retailer specializing in the latest trends. Today, the company operates in more than 540 locations globally. Forever 21 has been a tenant since August 2013. Forever 21’s lease expired on January 31, 2023 and it is currently operating on a month to month basis. Forever 21 is currently in negotiations to execute a new lease. However, we cannot assure you when or if Forever 21 will enter into a new lease. Additionally, the tenant is paying percentage rent in lieu of base rent of 13.5% of its trailing 12-month sales, which as of August 2023, equates to $31.13 PSF in rent.

Environmental. According to the Phase I environmental assessment of the Westfarms Property dated July 17, 2023, there was no evidence of any recognized environmental conditions at the Westfarms Property.

The following table presents certain information relating to the historical occupancy of the Westfarms Property:

Historical and Current Occupancy(1)(2)
2020	2021	2022	Current(3)
96.1%	96.5%	96.7%	95.9%
(1)	Historical Occupancies are as of December 31 of each respective year, unless otherwise specified.
(2)	Represents occupancy for the collateral and excludes the leased fee tenants.
(3)	Based on the underwritten rent roll dated August 25, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Westfarms Property:

Top Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)(4)	UW Base Rent(3)(4)	% of Total UW Base Rent(5)	Lease Expiration Date
Anchor Tenants (leased fee)(6)
Lord & Taylor(7)	NR/NR/NR	114,700	NAP	$1.77	$202,735	43.3%	2/3/2034
Nordstrom	BB+/Ba1/BB+	175,415	NAP	$0.80	140,000	29.9	2/1/2025
JC Penney	NR/NR/NR	190,713	NAP	$0.66	125,000	26.7	9/30/2032
Macy’s Men’s and Furniture Gallery	BBB-/Ba1/BB+	79,992	NAP	$0.00	0	0.0	5/31/2025
Total/Wtd. Avg.		560,820	NAP	$0.83	$467,735	100.0%

Owned Tenants
American Eagle Outfitters	NR/NR/NR	9,331	1.9%	$85.00	$793,135	2.9%	1/31/2026
Victoria’s Secret(8)	NR/Ba3/BB-	9,819	2.0	$72.96	716,425	2.6	1/31/2025
Forever 21(9)	NR/NR/NR	22,512	4.5	$31.13	700,785	2.5	1/31/2023
Talbots	NR/NR/CCC-	9,769	1.9	$70.55	689,211	2.5	1/31/2024
Banana Republic	NR/Ba3/BB	8,534	1.7	$76.17	650,000	2.3	1/31/2024
Urban Outfitters	NR/NR/NR	10,958	2.2	$59.32	650,000	2.3	1/31/2027
Arhaus	NR/NR/NR	11,155	2.2	$56.00	624,680	2.2	9/30/2033
Sephora	NR/NR/NR	5,843	1.2	$106.83	624,195	2.2	1/31/2027
Apple Inc(10)	NR/Aaa/AA+	9,503	1.9	$65.16	619,197	2.2	1/31/2024
Foot Locker	NR/Ba2/BB	11,122	2.2	$53.20	591,690	2.1	6/30/2025
Ten Largest Owned Tenants		108,546	21.6%	$61.35	$6,659,318	24.0%
Remaining Owned Tenants(11)		372,656	74.2	$56.73	21,142,533	76.0
Occupied Total Owned Collateral(12)		481,202	95.9%	$57.78	$27,801,851	100.0%
Vacant Owned Space		20,788	4.1
Total/Wtd. Avg. All Owned Tenants		501,990	100.0%
(1)	Based on the underwritten rent roll dated August 25, 2023.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	UW Base Rent PSF and UW Base Rent include percentage in-lieu of rents totaling $1,536,455.
(4)	UW Base Rent PSF and UW Base Rent include $506,056 of rent steps through September 2024.
(5)	% of Total UW Base Rent for the Anchor Tenants is calculated based on the total UW Base Rent for Anchor Tenants. % of Total UW Base Rent for the Owned Tenants is calculated based on the total UW Base Rent for Owned Tenants.
(6)	The anchor tenants own their own improvements and ground lease the land from the borrower. The square footage of the leased fee improvements is not included in the owned SF total. The non-collateral 208,790 square foot Macy’s anchor box is excluded.
(7)	Jordan’s Furniture is subleasing the former Lord & Taylor store and is expected to open in February 2024. Gap rent for the tenant was reserved upfront. The tenant will have six, five-year options to extend.
(8)	Victoria’s Secret’s UW Base Rent includes $40,000 of rent for an 800 square foot storage parcel leased through January 31, 2025.
(9)	Forever 21’s UW Base Rent PSF and UW Base Rent represent percentage in-lieu of rent based on the tenant’s TTM sales.
(10)	Apple Inc’s UW Base Rent includes $65,000 of rent for a 2,761 square foot storage parcel leased through January 31, 2024.
(11)	Remaining Owned Tenants includes Francesca’s Collection totaling 1,498 square feet (0.3% of owned SF) with a lease start date in November 2023.
(12)	Occupied Total Owned Collateral and Total/Wtd. Avg. All Owned Tenants does not include the square feet or underwritten rent from the leased fee anchor tenants.

The following table presents a summary of sales and occupancy costs for certain tenants at the Westfarms Property:

Sales and Occupancy Cost Summary(1)
	2020 Sales (PSF)	2021 Sales (PSF)	2022 Sales (PSF)	2022 Occupancy Cost
Forever 21	$170	$317	$255	13.9%
HM	$227	$372	$365	8.5%
Pottery Barn	$252	$375	$442	17.5%
Gap Kids	$69	$192	$191	35.8%
Anthropologie	$76	$225	$257	9.4%
Foot Locker	$512	$620	$677	16.6%
Urban Outfitters	$207	$335	$306	19.4%
Brooks Brothers	$47	$187	$239	12.0%
(1)	Information obtained from the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the lease rollover schedule at the Westfarms Property:

Lease Rollover Schedule(1)(2)(3)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(4)(5)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	20,788	4.1%	NAP	NAP	20,788	4.1%	NAP	NAP
2023 & MTM	7	41,613	8.3	$1,621,978	5.8%	62,401	12.4%	$1,621,978	5.8%
2024	50	119,908	23.9	7,758,635	27.9	182,309	36.3%	$9,380,613	33.7%
2025	20	77,670	15.5	4,436,677	16.0	259,979	51.8%	$13,817,291	49.7%
2026	12	31,740	6.3	2,526,862	9.1	291,719	58.1%	$16,344,153	58.8%
2027	13	68,411	13.6	3,473,652	12.5	360,130	71.7%	$19,817,804	71.3%
2028	12	45,166	9.0	2,576,028	9.3	405,296	80.7%	$22,393,833	80.5%
2029	11	40,569	8.1	2,555,772	9.2	445,865	88.8%	$24,949,605	89.7%
2030	10	23,348	4.7	1,365,972	4.9	469,213	93.5%	$26,315,576	94.7%
2031	1	1,626	0.3	123,202	0.4	470,839	93.8%	$26,438,779	95.1%
2032	2	16,296	3.2	528,000	1.9	487,135	97.0%	$26,966,779	97.0%
2033	2	11,826	2.4	682,769	2.5	498,961	99.4%	$27,649,548	99.5%
2034 & Beyond	2	3,029	0.6	152,303	0.5	501,990	100.0%	$27,801,851	100.0%
Total	142	501,990	100.0%	$27,801,851	100.0%
(1)	Information is based on the underwritten rent roll dated August 25, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases, which are not considered in the Lease Rollover Schedule.
(3)	The Lease Rollover Schedule excludes the square footage and underwritten rent from the leased fee anchor tenants.
(4)	UW Base Rent Expiring includes percentage in-lieu of rents totaling $1,536,455.
(5)	UW Base Rent Expiring includes $506,056 of rent steps through September 2024.

The following table presents certain information relating to the operating history and underwritten cash flows at the Westfarms Property:

Operating History and Underwritten Net Cash Flow
	2020	2021	2022	TTM(1)	Underwritten	Per Square Foot(2)	%(3)
Rents in Place	$22,983,686	$23,234,186	$24,713,923	$25,823,273	$28,269,586(4)(5)	$26.60	56.6%
Overage/Percentage Rent	394,858	2,874,076	2,662,752	2,728,906	2,365,780	2.23	4.7
Market Revenue from Vacant Units	0	0	0	0	1,902,406	1.79	3.8
Commercial Reimbursement Revenue	19,963,668	16,709,550	16,693,640	16,871,476	17,392,956	16.37	34.8
Gross Potential Rent	$43,342,212	$42,817,812	$44,070,315	$45,423,655	$49,930,728	$46.98	100.0%
Commercial Credit Loss	(3,406,378)	2,090,563	(20,141)	(8,386)	0	0.00	0.0
Net Rental Income	$39,935,834	$44,908,375	$44,050,174	$45,415,269	$49,930,728	$46.98	100.0%
Other Income(6)	2,523,603	2,726,733	3,089,676	3,113,628	3,111,255	2.93	6.2
(Vacancy/Credit Loss)	0	0	0	0	(1,902,406)	(1.79)	(3.8)
Effective Gross Income	$42,459,436	$47,635,108	$47,139,850	$48,528,897	$51,139,577	$48.12	102.4%
Total Expenses	15,953,265	17,859,759	18,215,282	17,617,481	16,217,012	15.26	31.7
Net Operating Income	$26,506,171	$29,775,349	$28,924,568	$30,911,416(7)	$34,922,565(7)	$32.86	68.3%
Total TI/LC, Capex/RR	0	0	0	0	1,274,252	1.20	2.5
Net Cash Flow	$26,506,171	$29,775,349	$28,924,568	$30,911,416	$33,648,313	$31.66	65.8%
(1)	TTM reflects the trailing 12 months ending June 30, 2023.
(2)	Per Square Foot is based on the total collateral square feet of 1,062,810. The Westfarms Property is part of a larger mall, which consists of 501,990 square feet of owned improvements, 560,820 square feet of leased fee improvements and a 208,790 square foot non-collateral Macy’s.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Underwritten Rents in Place includes percentage in-lieu of rents totaling $1,536,455 and includes $506,056 of rent steps through September 2024.
(5)	Underwritten Rents in Place includes $467,735 of underwritten rent attributed to the four leased fee tenants.
(6)	Other Income includes rental revenue from kiosks/temporary/specialty and temporary tenant revenue.
(7)	The increase from the TTM Net Operating Income to the Underwritten Net Operating Income is driven by 11 leases being signed in 2023 totaling 29,630 square feet (5.9% of owned square footage) and 6.8% of underwritten base rent. Additional drivers include rent steps of $506,056, and a decrease in both the management fee and real estate taxes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The Market. The Westfarms Property is located in West Hartford, Connecticut. The property straddles the Farmington and West Hartford town lines. The Westfarms Property benefits from close access to major thoroughfares, including Route 4, Route 173/218, Interstate 84 and Interstate 91. Major employers in the Hartford Metropolitan Statistical Area (the “Hartford MSA”) include Arch Parent, Inc., Mount Sinai Rehabilitation Hospital, Inc. and Pratt & Whitney Engine Services, Inc. The average annual household income in the Hartford MSA is $109,559.

Within a five-, 10- and 15-mile radius of the Westfarms Property, the 2022 average household income was approximately $90,496, $99,948 and $103,767, respectively; and within the same radii, the 2022 estimated population was 252,943, 606,771 and 944,379, respectively.

According to a third-party market research report, the Westfarms Property is situated within the Farmington retail submarket. As of August 2023, the submarket reported total inventory of approximately 2.29 million square feet with a 1.0% vacancy rate and average rents of $20.31 per square foot.

The following table presents select comparable recent anchored retail property leases for the Westfarms Property:

Summary of Comparable Anchor Retail Leases(1)
Property Name	Location	Year Built / Renovated or Expanded	Total Building SF	Total Building Occupancy	Distance to Subject	Sales Per SF	Anchor Tenants
Westfarms	West Hartford, CT	1974 / 2013	1,271,600(2)	98%(2)	--	$759.30	JC Penney Jordan’s Furniture Macy’s Men’s & Furniture Macy’s(2) Nordstrom
The Shoppes at Buckland Hills	Manchester, CT	1990 / 2003	1,048,198	96%	12.0 miles Northeast	$433.00	JC Penney Macy’s
Meriden Mall	Meriden, CT	1971 / 1999	893,052	70%	12.0 miles South	$265.00	Best Buy Dick’s Sporting Goods Boscov’s
Brass Mill Center	Waterbury, CT	1997 / NAP	1,179,405	86%	18.0 miles Southwest	$386.00	JC Penney Burlington
Holyoke Mall at Ingleside	Holyoke, MA	1979 / 1995	1,557,138	92%	31.0 miles North	$845.00	JC Penney Macy’s Target Best Buy Burlington Christmas Tree Shop
(1)	Source: Appraisal.
(2)	Information is based on the underwritten rent roll dated August 25, 2023. The Westfarms Property is part of a larger mall, which consists of 501,990 square feet of owned improvements, 560,820 square feet of leased fee improvements and a 208,790 square foot non-collateral Macy’s.

The following table presents information relating to the appraisal’s market rent conclusion for the Westfarms Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (Yrs)	New Tenant Allowance PSF	Rent Increase Projection
Shops/Inline 0-1,000 SF	$115.00	7	$35.00	2.5%
Shops/Inline 1,001-2,000 SF	$62.00	7	$35.00	2.5%
Shops/Inline 2,001-3,500 SF	$70.00	7	$35.00	2.5%
Shops/Inline 3,501-5,000 SF	$54.00	7	$35.00	2.5%
Shops/Inline 5,001-10,000SF	$53.00	7	$35.00	2.5%
10,000 SF+	$25.00	7	$35.00	2.5%
Restaurant	$33.00	7	$50.00	2.5%
Jewelry	$120.00	7	$35.00	2.5%
Kiosk	$600.00	5	$0.00	Flat
(1)	Source: Appraisal.

The Borrower. The borrower is West Farms Mall, LLC, a Delaware limited liability company with two independent managers in its organizational structure. The borrower is a joint venture between The Taubman Realty Group LLC (78.9%) and Victor J. Dowling Jr. (20.9%). Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Westfarms Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor of the Westfarms Whole Loan is The Taubman Realty Group LLC. So long as the guarantor is a key principal or affiliate of a key principal (initially defined as any of Simon Property Group, Inc., Simon Property Group, L.P. or The Taubman Realty Group LLC), the liability under the guaranty (which includes environmental matters) is capped at 20% of the outstanding principal balance of the Westfarms Whole Loan at such time (including for matters identified in the Westfarms Whole Loan documents as being full recourse), plus reasonable out-of-pocket costs and expenses in enforcing the guaranty.

The Taubman Company was founded in 1950 and has developed enclosed regional malls across the United States and Asia, and the company has a portfolio of 24 of regional, super-regional and outlet shopping malls located in major markets.

Property Management. The Westfarms Property is managed by The Taubman Company LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower deposited into escrow (i) $298,225.34 for gap and free rent related to Lord & Taylor (subleased by Jordan’s Furniture), Francesca’s Collection, Alo Yoga and Arhaus and (ii) $3,103,791 for outstanding tenant improvements and leasing commissions related to 11 tenants.

Tax Escrows – During a Lockbox Event Period (as defined below), or at any time (x) any property taxes are not paid by the borrower prior to the assessment of a penalty, or (y) upon request of the lender the borrower fails to promptly provide evidence that property taxes have been paid prior to a penalty, the Westfarms Whole Loan documents require the borrower to make monthly payments into the real estate tax reserve in an amount equal to 1/12th of the property taxes that the lender reasonably estimates will be payable during the ensuing 12 months.

Insurance Escrows – During the Lockbox Event Period, if the borrower has not provided satisfactory evidence to the lender that the property is covered by policies that are being maintained as part of a reasonably acceptable blanket insurance policy, the Westfarms Whole Loan documents require the borrower to make ongoing monthly deposits in an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policy in order to accumulate sufficient funds to pay the premiums at least 30 days prior to expiration.

Replacement Reserves – The Westfarms Whole Loan documents require ongoing monthly deposits of $20,916 for replacement reserves.

TI/LC Reserve – The Westfarms Whole Loan documents require ongoing monthly deposits of $41,833 for tenant improvements and leasing commissions reserves.

Lockbox / Cash Management. The Westfarms Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deposit all rents into a lender-controlled lockbox account within two business days of receipt, and to direct all tenants to make direct rent deposits into the lockbox account. As long as a Lockbox Event Period is not in effect, all funds in the lockbox account are required to be distributed to the borrower. During the continuance of a Lockbox Event Period, all funds in the lockbox will be transferred to a lender-controlled cash management account to be disbursed in accordance with the cash management waterfall set forth in the Westfarms Whole Loan documents, with any excess funds required to be held as additional security in an excess cash flow subaccount controlled by the lender for so long as the Lockbox Event Period continues.

A “Lockbox Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default;
(ii)	any bankruptcy action of the borrower;
(iii)	a bankruptcy action of the manager if the manager is an affiliate of the borrower, and provided the manager is not replaced within 60 days; or
(iv)	the net operating income debt yield, based on the trailing four calendar quarter period, is below 10.5% for two consecutive quarters.

A “Lockbox Event Period” will end upon the occurrence of the following:

(A)	with regard to clause (i), the cure of such event of default;
(B)	with regard to clause (iii), the borrower replaces the manager with a qualified manager under a replacement management agreement within 60 days, or the bankruptcy proceeding is discharged or dismissed within 90
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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days without any adverse consequences to the Westfarms Property or Westfarms Whole Loan; or

(C)	with regard to clause (iv), the net operating income debt yield, based on the trailing four calendar quarter period, is 10.5% or greater for two consecutive quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 5 – Sugar Land Town Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-5C23
No. 5 – Sugar Land Town Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-5C23
No. 5 – Sugar Land Town Square

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF2	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$55,000,000	Title(6):	Fee / Leasehold
Cut-off Date Principal Balance(1):	$55,000,000	Property Type – Subtype:	Mixed Use – Office / Retail
% of IPB:	7.6%	Net Rentable Area (SF):	803,247
Loan Purpose:	Refinance	Location:	Sugar Land, TX
Borrower:	LCFRE Sugar Land Town Square, LLC	Year Built / Renovated:	2003 / 2019-2022
Borrower Sponsor:	Lionstone Commercial Real Estate Alpha Driver Partners, L.P.	Occupancy:	72.0%
Interest Rate:	7.96600%	Occupancy Date:	10/1/2023
Note Date:	11/3/2023	4th Most Recent NOI (As of):	$12,673,044 (12/31/2020)
Maturity Date:	11/6/2028	3rd Most Recent NOI (As of):	$12,251,080 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$11,838,203 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of):	$12,105,061 (TTM 9/30/2023)
Original Amortization Term:	None	UW Economic Occupancy:	75.3%
Amortization Type:	Interest Only	UW Revenues:	$26,423,334
Call Protection(2):	L(25),D(28),O(7)	UW Expenses:	$14,017,142
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$12,406,192
Additional Debt(1):	Yes	UW NCF:	$11,241,484
Additional Debt Balance(1):	$50,000,000	Appraised Value / Per SF(7):	$209,000,000 / $260
Additional Debt Type(1):	Pari Passu	Appraisal Date:	9/22/2023

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$131
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$131
Insurance:	$0	Springing	N/A	Cut-off Date LTV(4):	50.2%
Replacement Reserves:	$0	$13,387	N/A	Maturity Date LTV(4):	50.2%
TI/LC:	$5,750,000	Springing	$5,750,000	UW NCF DSCR:	1.33x
Earnout Reserve(4):	$5,000,000	$0	N/A	UW NOI Debt Yield(4):	11.8%
Other(5):	$17,108,718	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$105,000,000	92.5%	Loan Payoff(8)	$82,885,094	73.0%
Equity Contribution	8,538,028	7.5	Upfront Reserves	27,858,718	24.5
			Closing Costs(9)	2,794,216	2.5

Total Sources	$113,538,028	100.0%	Total Uses	$113,538,028	100.0%
(1)	The Sugar Land Town Square Mortgage Loan (as defined below) is part of a whole loan evidenced by three pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $105.0 million (the “Sugar Land Town Square Whole Loan”). The Financial Information in the chart above is calculated based on the Sugar Land Town Square Whole Loan.
(2)	The lockout period will be at least 25 months beginning with and including the first payment date on December 6, 2023. Defeasance of the Sugar Land Town Square Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) November 3, 2026. The assumed lockout period of 25 payments is based on the anticipated closing date of the BBCMS 2023-5C23 securitization trust in December 2023. The actual lockout period may be longer.
(3)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(4)	The earnout reserve funds may be disbursed to the borrower upon, among other conditions, the net cash flow debt yield being greater than or equal to 11.25% (the “Earnout Satisfaction Event”). If the borrower is not entitled to a disbursement of the earnout reserve funds as of November 3, 2025 (the “Stabilization Date”), the borrower will be entitled to a partial disbursement of the earnout reserve funds, so long as the borrower has satisfied the conditions precedent for the Earnout Satisfaction Event, in the amount which would satisfy such debt yield requirement. The lender will, in its sole discretion, apply all funds remaining in the earnout reserve as of the Stabilization Date (after any partial disbursement) to prepay a portion of the outstanding principal balance of the Sugar Land Town Square Whole Loan subject to the applicable yield maintenance premium. The Sugar Land Town Square Whole Loan Cut-off Date LTV, Maturity Date LTV, and UW NOI Debt Yield net of the earnout reserve are 47.8%, 47.8%, and 12.4%.
(5)	Other Reserves consist of an initial deposit for outstanding free rent and gap rent obligations (approximately $6,611,944) and an initial deposit for unfunded obligations in connection with certain outstanding tenant improvement and leasing commission obligations (approximately $10,496,774). See “The Property” below for additional information.
(6)	Approximately 396 square feet of kiosk space at the Sugar Land Town Square Property (as defined below) is encumbered by a ground lease. See “Ground Lease” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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(7)	The “As-Is” Appraised Value of $209,000,000 is based on the extraordinary assumption that leases with each of Southwest Water and PuttShack will be transacted in a timely manner. As of the origination date, a letter of intent to lease has been negotiated with PuttShack but has not been signed. However, the portion of space that is intended for PuttShack is currently leased to two tenants.
(8)	Loan Payoff shown is net of reserves held by the previous lender.
(9)	Closing Costs include $2.1 million in origination fees.

The Loan. The Sugar Land Town Square mortgage loan (the “Sugar Land Town Square Mortgage Loan”) is part of a whole loan evidenced by three pari passu notes that are secured by the borrower’s fee and leasehold interests in an 803,247 square foot mixed-use property located in Sugar Land, Texas (the “Sugar Land Town Square Property”). The Sugar Land Town Square Mortgage Loan, which is evidenced by the controlling note A-1-1, has an outstanding principal balance as of the Cut-off Date of $55,000,000. The Sugar Land Town Square Whole Loan was originated by Goldman Sachs Bank USA (“GSBI”) and Argentic Real Estate Finance 2 LLC and has an aggregate outstanding principal balance as of the Cut-off Date of $105,000,000. The Sugar Land Town Square Whole Loan has a five-year term, is interest-only for the entire term and accrues interest on an Actual/360 basis. The non-controlling notes A-1-2 and A-2, which are currently held by AREF2 and GSBI, respectively, are expected to be contributed to one or more future securitization trust(s).

The Sugar Land Town Square Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2023-5C23 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$55,000,000	$55,000,000	BBCMS 2023-5C23	Yes
A-1-2(1)	$15,000,000	$15,000,000	AREF2	No
A-2(1)	$35,000,000	$35,000,000	GSBI	No
Whole Loan	$105,000,000	$105,000,000
(1)	Expected to be contributed to one or more future securitization trust(s).

The Property. The Sugar Land Town Square Property consists of 15 mixed-use buildings with two large multi-story parking garages and a smaller parking structure in Sugar Land, Texas approximately 21 miles southwest of downtown Houston. The Sugar Land Town Square Property is part of a larger lifestyle center that consists of office, retail, residential, and hotel components. The greater Sugar Land Town Square lifestyle center includes Sugar Land City Hall, a 1.4-acre public plaza, a 300-room Marriott hotel and conference center, and a 167-unit condominium residential community (all non-collateral to the Sugar Land Town Square Property). The Sugar Land Town Square Property totals 803,247 square feet, which consists of 414,286 square feet of office space (51.6% of NRA), 276,843 square feet of first floor retail space (34.5% of NRA), and 112,118 square feet of second floor retail space (14.0% of NRA) that can be utilized for both office and retail tenants (“Second Floor Retail”). Retail spaces are generally located on the first floors of several buildings and there are six buildings containing office space that range between two and eight stories. The Sugar Land Town Square Property contains 3,172 parking spaces located in two large parking garages and a smaller parking structure which equates to a parking ratio of 3.95 spaces per 1,000 square feet of gross leasable area. The parking income represents 2.2% of the underwritten effective gross income.

The borrower sponsor acquired the Sugar Land Town Square Property in 2013 and invested approximately $5.14 million in capital expenditures over the last five years which include upgraded landscaping, refaced storefronts, new signage, upgraded building energy infrastructure, and new lighting products. Under the Sugar Land Town Square Whole Loan documents, the borrower is required to complete and pay for capital improvements costing at least $5.0 million to the Sugar Land Town Square Property prior to the maturity date. The borrower is required to fund the first $2.5 million from borrower equity and the monthly deposits made to the Capital Expense Reserve Subaccount (as defined below) and the remainder from the Capital Expense Reserve Additional Deposit (as defined below). See “Escrows and Reserves” below for more information.

As of October 1, 2023, the overall Sugar Land Town Square Property was 72.0% leased by 102 tenants. The office space was 68.9% leased by 53 tenants and the retail space was 79.4% leased by 49 tenants. The Sugar Land Town Square Property features a granular rent roll, with no tenant making up greater than 6.4% of the net rentable area or 8.0% of underwritten base rent. Since January 2023, 22 new and renewal office leases totaling 228,902 square feet (28.5% of total

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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NRA) have commenced or been executed, including the two largest tenants at the Sugar Land Town Center Property, Coffeyville Resources and Southwest Water. Additionally, 13 new and renewal retail leases have commenced or been executed since January 2023 totaling 46,422 square feet (5.8% of total NRA). The Outstanding TI/LC Reserve of approximately $10,496,774 comprises of outstanding obligations for 21 tenants that have recently signed or renewed including approximately $3.2 million for Coffeyville Resources, approximately $3.0 million for Southwest Water, and approximately $1.1 million for Equinox Counseling and Wellness. The Free/Gap Rent Reserve is attributed to approximately $6,293,082 for free rent and reimbursements owed to 27 tenants and $318,862 for gap rent for three tenants that have not yet taken occupancy at the Sugar Land Town Square Property.

The sponsor is currently negotiating a letter of intent with a previously expired tenant (RGN-Sugar Land II, LLC) to renew for 10.9 years for approximately 19,592 square feet at $25.00 per square foot. If executed, the Sugar Land Town Square Property’s occupancy would increase to 74.5%. The Sugar Land Town Square Whole Loan is structured with a $5.0 million earnout which may be disbursed to the borrower upon, among other conditions, the net cash flow debt yield being greater than or equal to 11.25%. See “Escrows and Reserves” below.

Property Summary(1)
Space Type	Total SF	% Total SF	Occupancy	UW Base Rent(2)	% of UW Base Rent(2)	UW Base Rent PSF(2)(3)
Office	414,286	51.6%	72.7%	$7,723,919	47.9%	$25.64
First Floor Retail	276,843	34.5%	78.1%	$6,775,728	42.1%	$31.33
Second Floor Retail(4)	112,118	14.0%	54.5%	$1,612,440	10.0%	$26.40
Total / Wtd. Avg.	803,247	100.0%	72.0%	$16,112,086	100.0%	$27.85
(1)	Based on the underwritten rent roll dated October 1, 2023.
(2)	UW Base Rent, UW Base Rent PSF, and % of UW Base Rent are inclusive of contractual rent steps through December 2024.
(3)	UW Base Rent PSF excludes vacant space.
(4)	Second Floor Retail represents spaces that are generally located on the second floor of retail buildings that can be utilized by both retail and office tenants.

Major Tenants.

Coffeyville Resources (51,175 square feet; 6.4% of NRA; 8.0% of underwritten base rent): Coffeyville Resources specializes in crude oil refining and the production of various petroleum products. The company produces a range of products such as gasoline, diesel fuel, jet fuel, asphalt, propane, and butane, which are sold to customers across the United States and globally. Coffeyville Resources is a subsidiary of CVR Energy, Inc. (NYSE: CVI), which reported net income of $463 million on $10.9 billion of net sales in 2022. Coffeyville Resources has been a tenant at the Sugar Land Town Square Property since 2006. The initial lease encumbered 9,126 square feet and the tenant has since expanded to its current size of 51,175 square feet. In July 2022, the tenant extended its lease by 140 months commencing in October 2023. A portion of the tenant’s leased premises (25,403 square feet) is currently under construction and unoccupied. The tenant was relocated to swing space suites while the construction is completed and is in a rent abatement period that is expected to end in November 2023. Coffeyville Resources has one, five-year renewal option remaining.

Southwest Water (41,114 square feet; 5.1% of NRA; 5.9% of underwritten base rent): Southwest Water owns and operates regulated water and wastewater systems serving over 500,000 residential and business customers across seven states. The company was founded in 1891, is headquartered in Sugar Land, Texas, and employs approximately 500 people. Southwest Water executed a 15-year lease agreement in October 2023 that will commence in January 2024. The tenant has either two, five-year renewal options or one, 10-year renewal option remaining. The space is leased to Coca-Cola, which is not occupying the space, with a lease expiration of July 31, 2029. The borrower sponsor and Coca-Cola intend to execute a lease termination agreement which requires a lease termination payment from Coca-Cola of approximately $6.6 million (the “Coca-Cola Lease Termination Payment”). The Coca-Cola Lease Termination Payment is required to be held in escrow until Southwest Water has taken occupancy of its leased premises and will be disbursed as follows: (i) $2,500,000 will be transferred to the Capital Expense Reserve Subaccount (as defined below); and (ii) the remainder will be disbursed to the borrower.

Industrial Info Resources, Inc (25,298 square feet; 3.1% of NRA; 4.3% of underwritten base rent): Industrial Info Resources, Inc is a market intelligence and consulting firm that provides information on global industrial markets including energy, manufacturing, and transportation. Founded in 1983, the company has 17 offices worldwide and is headquartered at the Sugar Land Town Square Property. Industrial Info Resources, Inc offers comprehensive data on industrial plants, market research and analysis, and customized solutions for clients in industries such as oil, power generation, and pharmaceuticals.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Industrial Info Resources, Inc has been a tenant at the Sugar Land Town Square Property since 2006. The initial lease encumbered 20,889 square feet for a period of 131 months. The tenant most recently extended its lease in March 2019 for 138 months, which extension included expanding into an additional 3,053 square feet of space. Industrial Info Resources, Inc has one, 10-year renewal option remaining.

Historical and Current Occupancy(1)
2020	2021	2022	Current(2)
78.3%	76.9%	78.0%	72.0%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of October 1, 2023.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
Coffeyville Resources	Ba3/B+/BB-	51,175	6.4%	$25.29	$1,294,216	8.0%	5/31/2035
Southwest Water(4)	NR/NR/NR	41,114	5.1	$23.00	945,622	5.9	12/31/2038
Industrial Info Resources, Inc	NR/NR/NR	25,298	3.1	$27.50	695,695	4.3	8/31/2030
Contract Land Staff, LLC	NR/NR/NR	24,458	3.0	$26.97	659,632	4.1	1/31/2025
Amica Mutual Insurance(5)	NR/NR/NR	22,721	2.8	$24.75	562,345	3.5	7/31/2029
Westin Homes	NR/NR/NR	20,984	2.6	$26.00	545,584	3.4	5/31/2029
ALS Group USA	NR/NR/NR	11,539	1.4	$25.50	294,245	1.8	1/31/2029
Cyanco International(6)	NR/NR/NR	11,292	1.4	$27.75	313,353	1.9	2/28/2029
ME Global	NR/NR/NR	11,274	1.4	$30.12	339,573	2.1	3/31/2027
GR Energy Services	NR/NR/NR	10,044	1.3	$25.00	251,100	1.6	3/31/2028
Ten Largest Tenants		229,899	28.6%	$25.67	$5,901,364	36.6%
Remaining Occupied		348,726	43.4	$29.28	10,210,722	63.4
Total Occupied		578,625	72.0%	$27.85	$16,112,086	100.0%
Vacant Space		224,622	28.0
Collateral Total		803,247	100.0%

(1)	Based on the underwritten rent roll dated October 1, 2023.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent, UW Base Rent PSF, and % of Total UW Base Rent are inclusive of contractual rent steps underwritten through December 2024.
(4)	Southwest Water executed a new lease in October 2023 and is expected to take occupancy in January 2024.
(5)	Amica Mutual Insurance has the option to terminate its lease as of May 31, 2027 by providing written notice to the landlord at least 12 months prior to the termination.
(6)	Cyanco International has the option to terminate its lease as of January 31, 2026 by providing written notice to the landlord at least 12 months prior to the termination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Lease Rollover Schedule(1)(2)(3)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(4)	% of UW Base Rent Expiring(4)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(4)	Cumulative % of UW Base Rent Expiring(4)
MTM	5	15,197	1.9%	$386,520	2.4%	15,197	1.9%	$386,520	2.4%
2023	2	5,311	0.7	143,693	0.9	20,508	2.6%	$530,213	3.3%
2024	13	46,470	5.8	948,787	5.9	66,978	8.3%	$1,479,000	9.2%
2025	8	47,830	6.0	1,319,542	8.2	114,808	14.3%	$2,798,542	17.4%
2026	12	37,360	4.7	1,147,368	7.1	152,168	18.9%	$3,945,909	24.5%
2027	15	61,209	7.6	1,803,616	11.2	213,377	26.6%	$5,749,525	35.7%
2028	11	42,078	5.2	1,228,952	7.6	255,455	31.8%	$6,978,477	43.3%
2029	13	115,309	14.4	3,341,380	20.7	370,764	46.2%	$10,319,858	64.1%
2030	5	40,506	5.0	1,200,343	7.4	411,270	51.2%	$11,520,201	71.5%
2031	2	12,892	1.6	378,371	2.3	424,162	52.8%	$11,898,572	73.8%
2032	7	30,349	3.8	1,017,297	6.3	454,511	56.6%	$12,915,869	80.2%
2033	4	22,502	2.8	752,636	4.7	477,013	59.4%	$13,668,505	84.8%
2034 & Beyond	5	101,612	12.7	2,443,582	15.2	578,625	72.0%	$16,112,086	100.0%
Vacant	NAP	224,622	28.0	NAP	NAP	803,247	100.0%	NAP	NAP
Total / Wtd. Avg.	102	803,247	100.0%	$16,112,086	100.0%
(1)	Based on the underwritten rent roll dated October 1, 2023.
(2)	Lease Rollover Schedule is based on the lease expiration dates of all direct leases in place. Certain tenants have more than one lease.
(3)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(4)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring, and Cumulative % of UW Base Rent Expiring are inclusive of contractual rent steps underwritten through December 2024.

Operating History and Underwritten Net Cash Flow(1)
	2020	2021	2022	TTM(2)	Underwritten	Per Square Foot	%(3)
Base Rent	$17,441,305	$16,634,507	$16,868,449	$17,281,214	$16,112,086	$20.06	46.3%
Percentage and Holdover Rent	485,232	252,473	347,925	298,993	228,779	$0.28	0.7
Recovery Income	7,726,664	7,819,685	8,121,895	8,596,773	9,239,656	$11.50	26.5
Other Income(4)	649,751	684,339	700,335	787,333	842,812	$1.05	2.4
Vacant Space	0	0	0	0	8,409,392	$10.47	24.1
Gross Potential Rent	$26,302,952	$25,391,004	$26,038,604	$26,964,313	$34,832,727	$43.36	100.0%
(Vacancy/Credit Loss/Abatements)	(1,949,173)	(737,651)	(1,008,415)	(1,151,765)	(8,409,392)	($10.47)	(24.1)
Effective Gross Income	$24,353,780	$24,653,353	$25,030,189	$25,812,548	$26,423,334	$32.90	75.9%
Total Expenses	11,680,735	12,402,273	13,191,986	13,707,487	14,017,142	$17.45	53.0
Net Operating Income	$12,673,044	$12,251,080	$11,838,203	$12,105,061	$12,406,192	$15.45	47.0%
Capital Expenditures	0	0	0	0	160,649	$0.20	0.6
TI/LC	0	0	0	0	1,004,059	$1.25	3.8
Net Cash Flow	$12,673,044	$12,251,080	$11,838,203	$12,105,061	$11,241,484	$14.00	42.5%
(1)	Based on the underwritten rent roll dated October 1, 2023, with contractual rent steps through December 2024.
(2)	TTM represents the trailing 12-month period ending September 30, 2023.
(3)	% column represents percent of Gross Potential Rent for revenue lines and percent of Effective Gross Income for all remaining fields.
(4)	Other Income includes parking income, late fees, and other miscellaneous income.

Environmental. According to the Phase I environmental assessment dated September 29, 2023, there was no evidence of any recognized environmental conditions at the Sugar Land Town Square Property.

The Market. The Sugar Land Town Square Property is located in Sugar Land, Texas, approximately 21 miles southwest of downtown Houston. The Sugar Land Town Square Property is located adjacent to the Southwest Freeway (Interstate 69) and Highway 6, which provide access to the greater Houston metropolitan area. The Sugar Land Town Square Property is located in the central commercial node of Sugar Land, Texas, being located within one mile of a Nordstrom, Lowe’s, Target, Whole Foods, Home Depot, AMC Theater, Marriott, and the Houston Methodist Hospital. Additionally, the Sugar Land Town

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Square Property benefits from a shared primary entrance with First Colony Mall, an approximately 1.0 million square foot super regional mall with anchor tenants including JCPenney, Macy’s, and Dillard’s. According to the appraisal, the 2023 total population within a one-, three- and five-mile radii of the Sugar Land Town Square Property was 10,343, 79,207 and 227,751, respectively, and the 2023 median household income within the same radii was $69,579, $112,110 and $95,945, respectively.

According to a third-party report, the Sugar Land Town Square Property is located in the Far New Territory retail submarket. As of the second quarter of 2023, the Far New Territory retail submarket had an inventory of 9.9 million square feet with a 4.0% vacancy rate. The average asking rent was $28.07 per square foot, an increase over the asking rent of $27.82 per square foot from the previous year. The appraiser concluded to a market rent of $35.00 FSG per square foot for the retail space at the Sugar Land Town Square Property.

According to a third-party report, the Sugar Land Town Square Property is located in the E Fort Bend Co/Sugar Land office submarket. As of the second quarter of 2023, the E Fort Bend Co/Sugar Land office submarket had an inventory of 10.9 million square feet with a 15.4% vacancy rate. The average asking rent was $28.44 per square foot, an increase over the asking rent of $28.33 per square foot from the previous year. The appraiser concluded to a market rent of $24.00 FSG per square foot for the office space at the Sugar Land Town Square Property.

The following table presents certain information relating to comparable mixed-use sales for the Sugar Land Town Square Property:

Comparable Mixed-Use Sales(1)
Property / Location	Gross Building Area (SF)	Year Built / Renovated	Occupancy	Sale Date	Sale Price	Price PSF	Cap Rate
Sugar Land Town Square	803,247(2)	2003 / 2019-2022	72.0%(2)	NAP	NAP	NAP	NAP
Sugar Land, TX
The Promenade at Howard Hughes	247,300	2001 / 2015	90.4%	Mar-23	$80,000,000	$323.49	8.0%
Los Angeles, CA
The Shoppes at Webb Gin	329,665	2006 / NAP	89.0%	Jun-22	$97,000,000	$294.24	6.7%
Snellville, GA
Watters Creek at Montgomery Farm	454,061	2008 / NAP	87.1%	Apr-22	$114,000,000	$251.07	6.0%
Allen, TX
Forum on Peachtree Parkway	503,567	2006 / NAP	81.5%	Mar-22	$123,500,000	$266.23	6.6%
Peachtree Corners, GA
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated October 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-5C23
No. 5 – Sugar Land Town Square

The following table presents certain information relating to comparable retail leases for the Sugar Land Town Square Property:

Comparable Retail Rental Summary(1)
Property / Location	Year Built / Renovated	Gross Building Area (SF)	Tenant Size (SF)	Tenant Name	Annual Base Rent PSF	Commencement	Lease Term (Years)
Sugar Land Town Square	2003 / 2019-2022	803,247(2)	7,516(2)	P.F. Chang’s China Bistro, Inc	$29.79(2)	Feb-24(2)	5.0(2)
Sugar Land, TX
Market at Town Center	1995 / 2002	387,465	1,700	Crumbl Cookies	$30.00	Jan-23	5.0
Sugar Land, TX
Citadel Center	2022 / NAP	6,500	4,300	Paragon Health	$29.50	Sep-23	5.0
Sugar Land, TX
The Crossing At Telfair Reserve I	2019 / NAP	14,512	3,500	Qahwah House Coffee Shop	$34.00	Mar-23	5.0
Sugar Land, TX
M-K-T Heights	1981 / 2020	228,299	25,282	Archaea	$31.50	Jul-22	11.3
Houston, TX
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated October 1, 2023. Annual Base Rent PSF includes contractual rent steps through February 2024.

The following table presents certain information relating to comparable office leases for the Sugar Land Town Square Property:

Comparable Office Rental Summary(1)
Property Address/Location	Year Built / Renovated	Gross Building Area (SF)	Tenant Size (SF)	Tenant Name	Annual Base Rent PSF	Commencement	Lease Term (Years)
Sugar Land Town Square	2003 / 2019-2022	803,247(2)	51,175(2)	Coffeyville Resources	$25.29(2)	Oct-23(2)	11.7(2)
Sugar Land, TX
Sugar Creek Tower I & II	1999 / NAP	413,278	2,117	Avidian Wealth Solutions	$22.00	Jan-22	4.3
Sugar Land, TX
Offices At Kensington I & II	1998 / NAP	170,774	15,661	MANGAN	$30.00	May-24	4.0
Sugar Land, TX
Sugar Creek on the Lake	1982 / NAP	516,526	5,880	Hanwha Techwin America	$18.50	Jul-23	5.4
Sugar Land, TX
Comerica Bank Building	1983 / NAP	193,998	2,237	Selah Financial Services	$19.50	May-22	7.3
Sugar Land, TX
6908 Brisbane Court Office	2020 / NAP	22,621	N/A	Quoted	$30.00	N/A	N/A
Sugar Land, TX
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated October 1, 2023. Annual Base Rent PSF includes contractual rent steps through October 2024.

The Borrower. The borrower is LCFRE Sugar Land Town Square, LLC, a Delaware limited liability company. The borrower is structured as a single purpose bankruptcy-remote entity, with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Sugar Land Town Square Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Lionstone Commercial Real Estate Alpha Driver Partners, L.P., a subsidiary of Lionstone Investments. Lionstone Investments is a real estate investment firm founded in 2001 and headquartered in Houston, Texas. Since inception, Lionstone Investments has invested in over 22 million square feet of diversified real estate products and had $9.86 billion in assets under management as of 2022.

Property Management. The Sugar Land Town Square Property is managed by Rebees Experiential Management, LLC, a third-party property manager.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 5 – Sugar Land Town Square

Escrows and Reserves. At origination of the Sugar Land Town Square Whole Loan, the borrower deposited $5,000,000 into an earnout reserve, $5,750,000 for tenant improvements and leasing commissions, approximately $6,611,944 for outstanding free rent and gap rent, and approximately $10,496,774 for unfunded obligations in connection with certain outstanding tenant improvement and leasing commission obligations.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the estimated annual real estate tax payments. Such reserve has been conditionally waived so long as the borrower provides to the lender evidence that all property taxes have been paid at least 10 days prior to the date that such amounts become delinquent and there is no ongoing Cash Management Period (as defined below).

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments. Such reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the Sugar Land Town Square Whole Loan documents and the borrower provides evidence of the renewal of any insurance policy prior to the expiration thereof and receipts for the payment of the applicable premiums.

Capital Expense – On a monthly basis, the borrower is required to escrow $13,387 for the payment or reimbursement of approved capital expenses. In addition, on each payment date occurring during the continuance of a Capital Expense Cash Management Period (as defined below) and provided no other Cash Management Period is then continuing, all available cash (or such portion of available cash that is allocated by the lender for deposit into the Capital Expense Reserve Subaccount) is required to be paid to the lender. The lender will transfer such amounts into a subaccount (the “Capital Expense Reserve Subaccount”). Furthermore, a portion of the Coca-Cola Lease Termination Payment equal to $2,500,000 is required to be transferred to the Capital Expense Reserve Subaccount after the tenant doing business as Southwest Water is in occupancy of its leased premises (the “Capital Expense Reserve Additional Deposit”). No portion of the Capital Expense Reserve Additional Deposit will be available for disbursement until the lender receives written evidence the borrower has otherwise completed and paid for approved capital expenses costing at least $2,500,000.

TI/LC Reserve – If at any time the balance in the TI/LC Reserve is less than $5,750,000, the borrower is required to escrow approximately $83,672 monthly for tenant improvements and leasing commissions.

Earnout Reserve – At origination of the Sugar Land Town Square Whole Loan, the borrower deposited $5,000,000 into an earnout reserve. The earnout reserve funds may be disbursed to the borrower upon satisfaction of the Earnout Satisfaction Event. If the borrower is not entitled to a disbursement of the earnout reserve funds as of the Stabilization Date, the borrower will be entitled to a partial disbursement of earnout reserve funds, so long as the borrower has satisfied the conditions precedent for the Earnout Satisfaction Event, in the amount which would cause the NCF debt yield to be greater than or equal to 11.25%. The lender will, in its sole discretion, apply all funds remaining in the earnout reserve as of the Stabilization Date (after any permitted partial disbursement) to prepay a portion of the outstanding principal balance of the Sugar Land Town Square Whole Loan subject to the applicable yield maintenance premium.

Lockbox / Cash Management. The Sugar Land Town Square Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required to deliver tenant direction letters to the existing tenants at the Sugar Land Town Square Property, directing them to remit their rent directly to the lender-controlled lockbox. The borrower is required to cause revenue received by the borrower or the property manager from the Sugar Land Town Square Property to be deposited into such lockbox within two business days. All funds deposited into the lockbox are required to be transferred on a daily basis to the borrower’s operating account unless a Cash Management Period exists. Upon the occurrence and during the continuance of a Cash Management Period, all funds in the lockbox account are required to be swept on a daily basis to a cash management account under the control of the lender to be applied and disbursed in accordance with the Sugar Land Town Square Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Sugar Land Town Square Whole Loan documents are required to be held by the lender in either (i) during a Cash Management Period continuing solely as a result of a Lease Sweep Period (as defined below), into a special rollover reserve subaccount, (ii) during a Capital Expense Cash Management Period, into the Capital Expense Reserve Subaccount or (iii) otherwise, into a cash collateral subaccount as additional collateral for the Sugar Land Town Square Whole Loan. Upon the cure of the applicable Cash Management Period, so long as no other Cash Management Period exists, the lender is required to return any amounts remaining on deposit in the cash collateral subaccount to the borrower. Upon an event of default under the Sugar Land Town Square Whole Loan documents, the lender will have the right to apply cash collateral subaccount funds to the debt in such priority as it may determine, including to make a prepayment of principal (together with the applicable yield maintenance premium).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 5 – Sugar Land Town Square

A “Cash Management Period” means a period commencing upon the earliest to occur of (i) an event of default under the Sugar Land Town Square Whole Loan, (ii) the debt service coverage ratio, as calculated in accordance with the Sugar Land Town Square Whole Loan documents being less than 1.25x as of the end of any calendar quarter, (iii) the occurrence of a Lease Sweep Period, and (iv) the borrower failing to provide evidence it has completed and paid for approved capital expenses costing at least $2,500,000 by November 3, 2025 and expiring upon (a) with respect to clause (i) above, such event of default is no longer continuing and no other event of default has occurred and is continuing, (b) with respect to clause (ii) above, the date that the debt service coverage ratio, as calculated in accordance with the Sugar Land Town Square Whole Loan documents, is equal to or greater than 1.30x for two consecutive calendar quarters, (c) with respect to clause (iii) above, the termination of such Lease Sweep Period, (d) with respect to clause (iv) above, the earlier of (y) the borrower providing evidence it has completed and paid for approved capital expenses costing at least $2,500,000 or (z) an additional amount being deposited in the capital expenditure reserve subaccount as a result of the Cash Management Period equal to the difference between $2,500,000 and the amount of approved capital expenses that have been completed and paid for by the borrower as of such date (the period that commences upon the occurrence of the matter described in clause (iv) above and ending upon the occurrence of the matter described in this clause (d) being the “Capital Expense Cash Management Period”).

A “Lease Sweep Period” means a period commencing upon the occurrence of (i) the earlier of (a) the date that is 12 months prior to the end of the term of any Lease Sweep Lease (as defined below), including any renewal terms; or (b) the date any tenant under a Lease Sweep Lease actually gives such notice of its intention not to renew or extend; or (ii) the date required under a Lease Sweep Lease by which the applicable tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised) or the date that any tenant under a Lease Sweep Lease gives notice of its intention not to renew or extend its lease; or (iii) any Lease Sweep Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or any tenant under a Lease Sweep Lease gives notice of its intention to terminate, surrender or cancel its lease (or any material portion thereof); or (iv) any tenant under a Lease Sweep Lease discontinues its business in any material portion of its premises (or gives notice that it intends to do so) and ceases paying rent; or (v) the occurrence and continuance (beyond any applicable notice and cure periods) of a material monetary default under any Lease Sweep Lease by the applicable tenant; or (vi) the occurrence of an insolvency or bankruptcy proceeding, among other things, by any tenant under a Lease Sweep Lease, its parent company or the lease guarantor under a Lease Sweep Lease, as described in the Sugar Land Town Square Whole Loan documents.

A “Lease Sweep Lease” means any lease which covers 15% or more of the rentable square feet at the Sugar Land Town Square Property.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not Permitted.

Partial Release. The borrower is permitted to release a certain retail parking unit and office parking unit (together, the “Release Parcel”) from the lien of the mortgage, provided, among other conditions, that (i) the City of Sugar Land, Texas exercises a certain right to reverter to the Release Parcel, (ii) satisfaction of all REMIC requirements and (iii) if immediately following the release, the loan-to-value ratio is greater than 125%, the principal balance of the Sugar Land Town Square Whole Loan is paid down in an amount equal to either (a) an amount necessary to satisfy the ratio described above or (b) a lesser amount provided the lender receives a REMIC opinion. The Release Parcel was not afforded any material value in the appraisal and is not necessary for compliance with zoning requirements.

Ground Lease. Approximately 396 square feet of the Sugar Land Town Square Property is encumbered by a ground lease between the borrower and the Sugar Land Town Square Development Authority. The annual rent under the ground lease is $10.00 and the lease expires on September 30, 2102 with no extension options. Located on the leasehold parcels are two kiosk spaces, which are currently occupied by Little Joy, a gift shop, and 139Made, a jewelry vendor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-5C23
No. 6 – Rockridge Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
82

Structural and Collateral Term Sheet	BBCMS 2023-5C23
No. 6 – Rockridge Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-5C23
No. 6 – Rockridge Apartments

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$54,000,000	Title:	Fee
Cut-off Date Principal Balance:	$54,000,000	Property Type – Subtype:	Multifamily – Garden
% of IPB:	7.5%	Net Rentable Area (Units):	881
Loan Purpose:	Refinance	Location:	Houston, TX
Borrower:	Rockridge2016, LLC	Year Built / Renovated:	1976-1978, 1990, 1999 / NAP
Borrower Sponsor:	Dr. Fercan E. Kalkan	Occupancy:	97.5%
Interest Rate:	8.00000%	Occupancy Date:	10/4/2023
Note Date:	10/18/2023	4th Most Recent NOI (As of):	$5,296,338 (12/31/2020)
Maturity Date:	11/6/2028	3rd Most Recent NOI (As of):	$5,351,377 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$5,501,197 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of):	$6,079,795 (TTM 9/30/2023)
Original Amortization Term:	None	UW Economic Occupancy:	95.2%
Amortization Type:	Interest Only	UW Revenues:	$8,731,649
Call Protection:	L(25),D(30),O(5)	UW Expenses:	$3,055,569
Lockbox / Cash Management:	Springing	UW NOI:	$5,676,080
Additional Debt:	No	UW NCF:	$5,455,830
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$86,300,000 / $97,957
Additional Debt Type:	N/A	Appraisal Date:	9/21/2023

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$61,294
Taxes:	$1,000,398	$83,366	N/A	Maturity Date Loan / Unit:	$61,294
Insurance:	$526,667	$55,667	N/A	Cut-off Date LTV:	62.6%
Replacement Reserve:	$0	$18,354	N/A	Maturity Date LTV:	62.6%
Deferred Maintenance:	$52,281	$0	N/A	UW NCF DSCR:	1.25x
				UW NOI Debt Yield:	10.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$54,000,000	100.0%	Loan Payoff	$47,720,671	88.4%
			Closing Costs(2)	2,853,796	5.3
			Return of Equity	1,846,188	3.4
			Upfront Reserves	1,579,345	2.9
Total Sources	$54,000,000	100.0%	Total Uses	$54,000,000	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	Closing Costs includes a rate buy-down credit of $2,100,000.

The Loan. The Rockridge Apartments mortgage loan (the “Rockridge Apartments Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $54,000,000 and is secured by the borrower’s fee interest in an 881-unit multifamily property located in Houston, Texas (the “Rockridge Apartments Property”). The Rockridge Apartments Mortgage Loan accrues interest at a rate of 8.00000% per annum. The Rockridge Apartments Mortgage Loan has a five-year term, is interest-only for the entire term and accrues interest on an Actual/360 basis.

The Property. The Rockridge Apartments Property is an 881-unit garden-style multifamily property built in phases in 1976-1978, 1990 and 1999. As of October 4, 2023, the Rockridge Apartments Property was 97.5% occupied. The Rockridge Apartments Property is located at 16818 City View Place, approximately 16 miles north of downtown Houston. The 25.18-acre parcel is improved with 48 two-story apartment buildings and six common area buildings. The improvements are of wood-frame construction with brick veneer and painted wood siding exterior facades.

All parking spaces and vehicle drives are paved. The Rockridge Apartments Property features one-, two- and three-bedroom layouts ranging in size from 539 to 1,234 square feet. Market rents range from $680 to $1,275 per month, with an average

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 6 – Rockridge Apartments

market rent of $822 and an average unit size of 685 square feet. Property amenities include a playground, swimming pool, grilling areas, clubhouse, carports, fitness center and volleyball court. Unit features include, among other items, walk-in closets, built-in bookshelves and in-unit washer/dryer hookups in select units. The borrower sponsor acquired the Rockridge Apartments Property in 2016 for a purchase price of $22.75 million. At the time of the acquisition, the Rockridge Apartments Property had 142 down units and was in need of a capital infusion. Since acquisition, the borrower sponsor has spent approximately $9.1 million on capital improvements, including $2.0 million to bring the down units back online and over $1.1 million in security enhancements. Other major capital improvements included upgraded plumbing and electrical systems as well as interior and exterior door replacements.

Rockridge Apartments Unit Mix
Unit Type	Collateral Units(1)	% of Collateral Units(1)	Occupied Collateral Units(1)	% of Units Occupied(1)	Total Collateral SF(1)	Average Collateral SF(1)	Market Rent Per Unit(2)	Market Rent PSF(2)	Average Rent Per Unit(1)	Average Rent PSF(1)
1 BR / 1 BA	116	13.2%	97	83.6%	62,524	539	$680	$1.26	$674	$1.25
1 BR / 1 BA	183	20.8%	183	100.0%	107,787	589	$730	$1.24	$708	$1.20
1 BR / 1 BA	25	2.8%	25	100.0%	15,425	617	$760	$1.23	$743	$1.20
1 BR / 1 BA	174	19.8%	173	99.4%	109,446	629	$760	$1.21	$752	$1.19
1 BR / 1 BA	64	7.3%	64	100.0%	41,664	651	$780	$1.20	$769	$1.18
1 BR / 1 BA	7	0.8%	7	100.0%	5,012	716	$825	$1.15	$825	$1.15
1 BR / 1 BA	99	11.2%	98	99.0%	76,824	776	$900	$1.16	$891	$1.15
1 BR / 1 BA	24	2.7%	24	100.0%	18,648	777	$915	$1.18	$936	$1.20
1 BR / 1 BA	4	0.5%	4	100.0%	3,368	842	$830	$0.99	$787	$0.93
2 BR / 1 BA	11	1.2%	11	100.0%	8,547	777	$920	$1.18	$924	$1.19
2 BR / 2 BA	4	0.5%	4	100.0%	3,200	800	$995	$1.24	$972	$1.21
2 BR / 2 BA	128	14.5%	127	99.2%	108,928	851	$1,020	$1.20	$1,011	$1.19
2 BR / 1 BA	16	1.8%	16	100.0%	14,080	880	$1,015	$1.15	$1,005	$1.14
2 BR / 1 BA	7	0.8%	7	100.0%	6,216	888	$1,060	$1.19	$1,059	$1.19
2 BR / 2 BA	2	0.2%	2	100.0%	1,838	919	$945	$1.03	$1,090	$1.19
2 BR / 2 BA	3	0.3%	3	100.0%	2,916	972	$1,130	$1.16	$1,131	$1.16
2 BR / 2 BA	2	0.2%	2	100.0%	2,090	1,045	$1,100	$1.05	$1,099	$1.05
2 BR / 2 BA	2	0.2%	2	100.0%	2,340	1,170	$1,150	$0.98	$1,105	$0.94
2 BR / 2 BA	8	0.9%	8	100.0%	9,744	1,218	$1,175	$0.96	$1,131	$0.93
3 BR / 2 BA	2	0.2%	2	100.0%	2,468	1,234	$1,275	$1.03	$1,225	$0.99
Collateral Total/Wtd. Avg.	881	100.0%	859	97.5%	603,065	685	$822	$1.20	$814	$1.18
(1)	Based on the borrower rent roll dated as of October 4, 2023.
(2)	Source: Appraisal.

The Market. According to the appraisal, the Rockridge Apartments Property is located in the Houston Area multifamily market. As of August 2023, the Houston Area multifamily market average monthly asking rent per square foot was $1.44 and vacancy was 10.6%. According to the appraisal, the Rockridge Apartments Property is located in the Greenspoint/Northborough/Aldine multifamily submarket. As of August 2023, the Greenspoint/Northborough/Aldine multifamily submarket average monthly asking rent per square foot was $1.12 and vacancy was 12.8%.

According to the appraisal, the estimated 2023 population within a one-, three- and five-mile radius of the Rockridge Apartments Property is 20,818, 95,177 and 242,147, respectively. The estimated 2023 average household income within the same radii is $39,787, $52,648 and $64,014, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 6 – Rockridge Apartments

The following table presents certain information relating to comparable multifamily rental properties to the Rockridge Apartments Property:

Comparable Rental Summary(1)
Property Address	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Rockridge Apartments(2) 16818 City View Place Houston, TX	1976-1978, 1990, 1999 / NAP	97.5%	881	1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 2BA 2BR / 2BA 2BR / 1BA 2BR / 1BA 2BR / 2BA 2BR / 2BA 2BR / 2BA 2BR / 2BA 2BR / 2BA 3BR / 2BA	539 589 617 629 651 716 776 777 842 777 800 851 880 888 919 972 1,045 1,170 1,218 1,234	$1.25 $1.20 $1.20 $1.19 $1.18 $1.15 $1.15 $1.20 $0.93 $1.19 $1.21 $1.19 $1.14 $1.19 $1.19 $1.16 $1.05 $0.94 $0.93 $0.99	$674 $708 $743 $752 $769 $825 $891 $936 $787 $924 $972 $1,011 $1,005 $1,059 $1,090 $1,131 $1,099 $1,105 $1,131 $1,225
The Alara 17601 Wayforest Houston, TX	1982 / 2018	91.0%	155	1BR / 1.5BA 1BR / 1BA 1BR / 1BA 2BR / 2BA 2BR / 1.5BA Loft 2BR / 2BA 2BR / 1BA 2BR / 1BA 2BR / 1BA 2BR / 1BA	999 720 684 1,062 1,102 1,007 977 897 922 941	$1.08 $1.25 $1.29 $1.03 $1.09 $1.09 $1.12 $1.15 $1.19 $1.25	$1,080 $899 $885 $1,099 $1,200 $1,099 $1,099 $1,030 $1,099 $1,175
Breckenridge at Cityview 555 Seminar Houston, TX	1978 / 2016	92.0%	509	1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 2BA 2BR / 2BA 3BR / 2BA Efficiency	675 643 560 504 977 933 1,472 368	$1.29 $1.30 $1.39 $1.48 $1.23 $1.28 $0.89 $1.61	$874 $834 $779 $744 $1,200 $1,190 $1,311 $594
Collingwood Gardens 838 Greens Road Houston, TX	1981 / 2016	96.0%	197	1BR / 1BA 1BR / 1BA 2BR / 2BA 2BR / 2BA 3BR / 2BA	588 563 863 888 1,126	$1.43 $1.44 $1.19 $1.22 $1.13	$839 $809 $1,029 $1,079 $1,275
Crescent at CityView 1100 Langwick Drive Houston, TX	1982 / NAP	93.0%	282	1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 2BA	718 813 865 1,033	$1.19 $1.33 $1.03 $1.13	$855 $1,080 $895 $1,171

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the borrower rent roll dated as of October 4, 2023.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 6 – Rockridge Apartments
Comparable Rental Summary (continued)(1)
Property Address	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Rockridge Apartments(2) 16818 City View Place Houston, TX	1976-1978, 1990, 1999 / NAP	97.5%	881	1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 2BA 2BR / 2BA 2BR / 1BA 2BR / 1BA 2BR / 2BA 2BR / 2BA 2BR / 2BA 2BR / 2BA 2BR / 2BA 3BR / 2BA	539 589 617 629 651 716 776 777 842 777 800 851 880 888 919 972 1,045 1,170 1,218 1,234	$1.25 $1.20 $1.20 $1.19 $1.18 $1.15 $1.15 $1.20 $0.93 $1.19 $1.21 $1.19 $1.14 $1.19 $1.19 $1.16 $1.05 $0.94 $0.93 $0.99	$674 $708 $743 $752 $769 $825 $891 $936 $787 $924 $972 $1,011 $1,005 $1,059 $1,090 $1,131 $1,099 $1,105 $1,131 $1,225
Greenbriar Park North 818 Richcrest Houston, TX	1983 / NAP	99.0%	400	1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 2BA 2BR / 2BA 2BR / 2BA 2BR / 2BA	712 660 632 636 573 882 895 843 925	$1.17 $1.23 $1.25 $1.26 $1.36 $1.09 $1.09 $1.10 $1.11	$835 $810 $791 $799 $777 $965 $980 $925 $1,025
Sausalito 16250 Imperial Valley Houston, TX	1978 / 1986	96.0%	189	1BR / 1BA 1BR / 1BA 2BR / 2BA 2BR / 1BA 3BR / 2BA	740 610 1,070 930 1,170	$1.16 $1.37 $1.05 $1.17 $1.18	$855 $835 $1,125 $1,090 $1,375

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the borrower rent roll dated as of October 4, 2023.

Historical and Current Occupancy(1)
2020	2021	2022	Current(2)
95.8%	95.9%	96.5%	97.5%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Current Occupancy is as of October 4, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 6 – Rockridge Apartments

Operating History and Underwritten Net Cash Flow
	2020	2021	2022	TTM(1)	Underwritten	Per Unit	%(2)
Gross Potential Rent	$7,226,875	$7,544,202	$7,758,174	$8,374,006	$8,572,188	$9,730	100.0%
Net Rental Income	$7,226,875	$7,544,202	$7,758,174	$8,374,006	$8,572,188	$9,730	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(428,609)	(487)	(5.0)
Utility Reimbursement	527,415	455,163	393,144	410,746	410,746	466	4.8
Other Income	194,516	173,289	181,475	177,325	177,325	201	2.1
Effective Gross Income	$7,948,806	$8,172,654	$8,332,793	$8,962,076	$8,731,649	$9,911	101.9%

Total Expenses	$2,652,469	$2,821,277	$2,831,595	$2,882,281	$3,055,569	$3,468	35.0%

Net Operating Income	$5,296,338	$5,351,377	$5,501,197	$6,079,795	$5,676,080	$6,443	65.0%

Total TI/LC, Capex/RR	0	0	0	0	220,250	250	2.5

Net Cash Flow	$5,296,338	$5,351,377	$5,501,197	$6,079,795	$5,455,830	$6,193	62.5%
(1)	TTM reflects the trailing 12 months ending September 30, 2023.
(2)	% column represents percent of Net Rental Income for revenue fields and represents percent of Effective Gross Income for the remainder of fields.

The Borrower. The borrower is Rockridge2016, LLC, a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the Rockridge Apartments Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and guarantor is Dr. Fercan E. Kalkan. Dr. Kalkan owns and manages 23 multifamily properties totaling approximately 9,192 units primarily in the greater Houston, Texas area.

Property Management. The Rockridge Apartments Property is managed by Texas Excel Property Management Services Corporation, an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) approximately $1,000,398 for real estate taxes, (ii) approximately $526,667 for insurance premiums and (iii) $52,281 for deferred maintenance.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $83,366.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $55,667.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $18,354 for replacement reserves ($250 per unit annually).

Lockbox / Cash Management. The Rockridge Apartments Mortgage Loan is structured with a springing lockbox and springing cash management. The Rockridge Apartments Mortgage Loan requires that during the continuance of a Rockridge Apartments Sweep Event Period (as defined below), the borrower or property manager, as applicable, is required to establish and maintain a lockbox account for the remainder of the Rockridge Apartments Mortgage Loan term. The borrower is required to direct tenants to pay all rents directly into the lockbox account. Upon the occurrence and during the continuance of a Rockridge Apartments Sweep Event Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Rockridge Apartments Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Rockridge Apartments Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Rockridge Apartments Mortgage Loan. To the extent that no Rockridge Apartments Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “Rockridge Apartments Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the Rockridge Apartments Mortgage Loan documents; or (ii) commencing on or after April 18, 2024, the date on which the debt service coverage ratio (based on a 30-year amortization schedule) is less than 1.10x based on the trailing 12 months.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 6 – Rockridge Apartments

A Rockridge Apartments Sweep Event Period will end: (a) with regard to clause (i), upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion and (b) with regard to clause (ii), upon the debt service coverage ratio (based on a 30-year amortization schedule) based on the trailing 12-month period being at least 1.15x for two consecutive calendar quarters.

Subordinate Debt and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
89

Structural and Collateral Term Sheet	BBCMS 2023-5C23
No. 7 – BJ’s Plaza & McKinley Milestrip Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-5C23
No. 7 – BJ’s Plaza & McKinley Milestrip Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-5C23
No. 7 – BJ’s Plaza & McKinley Milestrip Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$42,500,000	Title:	Fee and Leasehold(2)
Cut-off Date Principal Balance:	$42,500,000	Property Type – Subtype:	Retail – Anchored
% of IPB:	5.9%	Net Rentable Area (SF)(3):	411,013
Loan Purpose:	Refinance	Location:	Buffalo, NY
Borrowers:	McKinley Holdings DE LLC, Hamburg Holdings DE LLC, 4408 Milestrip BJ LLC, 4405 Milestrip HD Lessee LLC, Buffalo T1 LLC, Buffalo T2 LLC, Buffalo T3 LLC and Buffalo T4 LLC	Year Built / Renovated:	1990-1991 / 1991
Borrower Sponsors:	Barry M. Funt and Geoffrey Adler	Occupancy:	100.0%
Interest Rate:	7.95000%	Occupancy Date:	8/16/2023
Note Date:	10/16/2023	4th Most Recent NOI (As of):	NAV
Maturity Date:	11/1/2028	3rd Most Recent NOI (As of):	$5,536,121 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$4,656,927 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of):	$4,840,787 (TTM 7/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$7,474,487
Call Protection:	L(25),D(28),O(7)	UW Expenses:	$2,425,161
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$5,049,325
Additional Debt:	No	UW NCF:	$4,658,863
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$68,000,000 / $165
Additional Debt Type:	N/A	Appraisal Date:	8/11/2023

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$103
Taxes:	$350,839	$96,354	N/A	Maturity Date Loan / SF:	$103
Insurance:	$225,463	$25,051	N/A	Cut-off Date LTV:	62.5%
Replacement Reserves:	$0	$6,850	N/A	Maturity Date LTV:	62.5%
Rollover Reserve:	$500,000	$25,688	$1,250,000	UW NCF DSCR:	1.36x
Unfunded Obligations:	$885,024	$0	N/A	UW NOI Debt Yield:	11.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$42,500,000	100.0%	Loan Payoff	$39,323,740	92.5%
			Reserves	1,961,326	4.6
			Closing Costs(5)	952,786	2.2
			Return of Equity	262,148	0.6
Total Sources	$42,500,000	100.0%	Total Uses	$42,500,000	100.0%
(1)	For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section below.
(2)	The lien of the BJ’s Plaza & McKinley Milestrip Center Mortgage Loan documents is secured by both the fee and leasehold interest under the related ground leases, effectively creating a fee simple interest in the BJ’s Plaza & McKinley Milestrip Center Properties (as defined below).
(3)	The Net Rentable Area (SF) includes a solar lease to Con Edison Clean Energy (“Con Edison”) for one square foot. Con Edison is under a 21-year lease and has no attributed underwritten base rent.
(4)	Closing Costs includes an interest rate buy-down credit of $496,436.

The Loan. The BJ’s Plaza & McKinley Milestrip Center mortgage loan (the “BJ’s Plaza & McKinley Milestrip Center Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $42.5 million and is secured by the borrowers’ fee and leasehold interests in a retail property totaling 411,013 square feet comprised of two separate parcels located in Buffalo, New York (individually, the “BJ’s Plaza Property” and the “McKinley Milestrip Center Property” and, collectively, the “BJ’s Plaza & McKinley Milestrip Center Property” or “BJ’s Plaza & McKinley Milestrip Center Properties”). The BJ’s Plaza & McKinley Milestrip Center Mortgage Loan has a five-year term, is interest only for the full term and accrues interest at a rate of 7.9500% per annum on an Actual/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-5C23
No. 7 – BJ’s Plaza & McKinley Milestrip Center

The Properties. The BJ’s Plaza & McKinley Milestrip Center Property is a retail property totaling 411,013 square feet comprised of two separate parcels located in Buffalo, New York. The BJ’s Plaza Property consists of two, single-story retail buildings situated on 10.45-acres and is comprised of 176,046 square feet. The BJ’s Plaza Property is anchored by a BJ’s Wholesale Club and other tenants include OfficeMax North America, Party City, Sherwin-Williams and Chuck E. Cheese’s. The McKinley Milestrip Center Property consists of five, single-story retail buildings situated on 16.44-acres and is comprised of 234,967 square feet. The McKinley Milestrip Center Property is anchored by a Home Depot USA Inc and other tenants include JOANN, Five Below, Starbucks Coffee, Applebee’s and Pet Supplies Plus. Parking is available at the BJ’s Plaza & McKinley Milestrip Center Properties via 1,536 surface parking spaces, resulting in a parking ratio of approximately 3.7 spaces per 1,000 square feet of rentable area. As of the August 16, 2023 underwritten rent roll, the BJ’s Plaza & McKinley Milestrip Center Properties were 100.0% occupied.

Major Tenants.

Home Depot USA Inc (106,400 square feet; 25.9% of NRA; 19.1% of underwritten base rent; A2/A/A by Moody’s/S&P/Fitch): Founded in 1978 and headquartered in Atlanta, Georgia, Home Depot USA Inc (“Home Depot”) is a home improvement retailer, offering its customers a wide assortment of building materials, home improvement products, lawn and garden products, décor products, facilities maintenance, and repair and operations products. Home Depot also provides a number of services, including home improvement installation services and tool and equipment rental. Home Depot currently operates more than 2,300 retail stores across North America. Home Depot has been a tenant at the McKinley Milestrip Center Property since 1999 with the current lease expiring October 2027. Home Depot has no termination options and two, five-year renewal options and one, four-year renewal option remaining. Home Depot recently executed a lease renewal extending their lease for an additional five years commencing in November 2022 through October 2027.

BJ’s Wholesale Club (104,710 square feet; 25.5% of NRA; 21.4% of underwritten base rent; Ba1/BB+/NR by Moody’s/S&P/Fitch): Founded in 1984 and headquartered in Marlborough, Massachusetts, BJ’s Wholesale Club (“BJ’s”) is a warehouse club operator concentrated primarily on the east coast of the United States. BJ’s operates 238 clubs and 168 gas stations with 7.0 million members. BJ’s offers a curated assortment focused on grocery, general merchandise, gasoline and ancillary services to deliver a differentiated shopping experience. BJ’s has been a tenant at the BJ’s Plaza Property since 1997 with the current lease expiring November 2030. BJ’s has no termination options and three, five-year renewal options remaining. BJ’s recently executed a lease renewal and extended their lease for an additional seven years beginning in December 2023 through November 2030.

JOANN (48,592 square feet; 11.8% of NRA; 12.0% of underwritten base rent; Caa2/CCC/NR by Moody’s/S&P/Fitch): Founded in 1943 and headquartered in Hudson, Ohio, JOANN is a retailer for sewing, knitting, crocheting, crafting and home decoration. JOANN operates approximately 850 stores across 49 states and ships to 53 countries around the world. JOANN has been a tenant at the McKinley Milestrip Center Property since 1999 with the current lease expiring in January 2030. JOANN has no termination options and two, five-year renewal options remaining.

Environmental. According to a Phase I environmental assessment dated August 25, 2023, there was no evidence of any recognized environmental conditions at the BJ’s Plaza & McKinley Milestrip Center Properties.

The following table presents certain information relating to the historical and current occupancy of the BJ’s Plaza & McKinley Milestrip Center Properties:

Historical and Current Occupancy(1)
2020	2021	2022	Current(2)
94.9%	97.1%	96.8%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of August 16, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 7 – BJ’s Plaza & McKinley Milestrip Center

The following table presents certain information relating to the largest tenants at the BJ’s Plaza & McKinley Milestrip Center Properties:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date
Home Depot(4)	A2/A/A	106,400	25.9%	$10.35	$1,101,240	19.1%	10/31/2027
BJ’s(5)	Ba1/BB+/NR	104,710	25.5	$11.83	1,238,719	21.4	11/30/2030
JOANN	Caa2/CCC/NR	48,592	11.8	$14.22	690,857	12.0	1/31/2030
OfficeMax North America	NR/NR/NR	23,500	5.7	$15.75	370,125	6.4	11/30/2027
Party City	NR/NR/NR	18,052	4.4	$13.95	251,825	4.4	1/31/2026
Chuck E. Cheese’s	NR/NR/NR	17,965	4.4	$13.74	246,843	4.3	5/31/2030
Total Major Tenants		319,219	77.7%	$12.22	$3,899,609	67.5%
Other Tenants(6)		91,794	22.3%	$20.44	$1,876,713	32.5%

Occupied Collateral Total / Wtd. Avg.		411,013	100.0%	$14.05	$5,776,322	100.0%
Vacant Space		0	0.0%

Collateral Total		411,013	100.0%

(1)	Based on the underwritten rent roll dated August 16, 2023.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent includes rent steps totaling $14,805 through August 2024.
(4)	Home Depot recently executed a lease renewal extending their lease for an additional five years commencing in November 2022 through October 2027.
(5)	BJ’s recently executed a lease renewal and extended their lease for an additional seven years beginning in December 2023 through November 2030.

The Other Tenants includes a solar lease to Con Edison for one square foot. Con Edison is under a 21-year lease and has no attributed underwritten base rent.

The following table presents certain information relating to the tenant lease expirations of the BJ’s Plaza & McKinley Milestrip Center Properties:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2023 & MTM	2	4,022	1.0	$113,076	2.0%	4,022	1.0%	$113,076	2.0%
2024	3	21,496	5.2	280,124	4.8	25,518	6.2%	$393,200	6.8%
2025	2	10,408	2.5	202,981	3.5	35,926	8.7%	$596,181	10.3%
2026	3	22,508	5.5	399,447	6.9	58,434	14.2%	$995,628	17.2%
2027	5	136,316	33.2	1,611,288	27.9	194,750	47.4%	$2,606,916	45.1%
2028	1	2,422	0.6	57,401	1.0	197,172	48.0%	$2,664,317	46.1%
2029	2	3,274	0.8	101,970	1.8	200,446	48.8%	$2,766,287	47.9%
2030	4	180,367	43.9	2,326,569	40.3	380,813	92.7%	$5,092,856	88.2%
2031	5	19,627	4.8	382,351	6.6	400,440	97.4%	$5,475,207	94.8%
2032	3	10,572	2.6	301,115	5.2	411,012	100.0%	$5,776,322	100.0%
2033	0	0	0.0	0	0.0	411,012	100.0%	$5,776,322	100.0%
2034 & Beyond	1	1	0.0	0	0.0	411,013	100.0%	$5,776,322	100.0%
Total	31	411,013	100.0%	$5,776,322	100.0%
(1)	Based on the underwritten rent roll dated August 16, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include rent steps totaling $14,805 through August 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 7 – BJ’s Plaza & McKinley Milestrip Center

The following table presents certain information relating to the operating history and underwritten net cash flows of the BJ’s Plaza & McKinley Milestrip Center Properties:

Operating History and Underwritten Net Cash Flow
	2021	2022	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$5,444,560	$5,500,098	$5,725,509	$5,776,322(3)	$14.05	73.9%
Gross Potential Rent	$5,444,560	$5,500,098	$5,725,509	$5,776,322	$14.05	73.9%
Total Reimbursements	1,872,623	1,833,745	1,948,400	2,039,306	4.96	26.1
Net Rental Income	$7,317,183	$7,333,843	$7,673,910	$7,815,628	$19.02	100.0%
Other Income	54,170	51,736	63,804	52,253	0.13	0.7
(Vacancy/Credit Loss)	(275,732)	(53,485)	0	(393,395)	(0.96)	(5.0)
Effective Gross Income	$7,647,085	$7,439,064	$7,737,714	$7,474,487	$18.19	95.6%
Total Expenses	2,110,964	2,782,137	2,896,927	2,425,161	5.90	32.4
Net Operating Income	$5,536,121	$4,656,927	$4,840,787	$5,049,325	$12.29	67.6%
Capital Expenditures	0	0	0	82,203	0.20	1.1
TI/LC	0	0	0	308,260	0.75	4.1
Net Cash Flow	$5,536,121	$4,656,927	$4,840,787	$4,658,863	$11.34	62.3%
(1)	TTM reflects the trailing 12 months ending July 31, 2023.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place is based on in-place rent as of August 16, 2023 and includes underwritten contractual rent steps taken through August 2024 totaling $14,805.

The Market. The BJ’s Plaza & McKinley Milestrip Center Properties are located in Buffalo, New York, within the Buffalo-Cheektowaga, NY metropolitan statistical area (the “Buffalo MSA”). The Buffalo MSA is the second largest metropolitan area in the state of New York, centered on the urbanized area of Buffalo. Downtown Buffalo’s assets include both long-established and newly-emerging concentrations of economic activity including government, finance, real estate, commerce and healthcare services. Additionally, the Buffalo MSA benefits from its location on the Canadian border, acting as a gateway for companies opting to export products to the United States. The Buffalo MSA is home to the University of Buffalo, the largest university in the region. It has two other campuses in the city of Buffalo and the northern campus of the university is in the town of Amherst. This research-intensive public university is part of the State University of New York (“SUNY”) system. The university has an annual enrollment of approximately 30,000 students. Major employers within the Buffalo MSA include the State of New York, City of Buffalo, Kaleida Health, M&T Bank and the University of Buffalo.

The BJ’s Plaza and McKinley Milestrip Center Properties are located approximately 14 miles south of the Buffalo, New York central business district, and 33 miles south of Niagara Falls. Regional access is provided via Interstate 90, U.S. Route 62 and State Routes 75 and 391. Buffalo’s economy is supported by industries such as retail, tourism, manufacturing, education services and healthcare. The immediate area surrounding the BJ’s Plaza & McKinley Milestrip Center Properties are bound by Milestrip Road to the north, McKinley Parkway to the east, Milestrip Road to the south and Interstate 90 to the west. Surrounding retail includes McKinley Plaza, Wendy’s, Raymour & Flanigan Furniture and Mattress Outlet and other commercial developments along McKinley Parkway. According to the appraisal, the 2022 population within a one-, three- and five-mile radius of the BJ’s Plaza & McKinley Milestrip Center Properties were 8,441, 54,797 and 146,854, respectively. The 2022 average household income within the same radii was $63,493, $70,794 and $82,883, respectively.

According to the appraisal, the BJ’s Plaza & McKinley Milestrip Center Properties are located within the Buffalo/Niagara Falls retail market. As of third quarter 2023, the Buffalo/Niagara Falls retail market reported a retail inventory of approximately 78.1 million square feet with a vacancy rate of 4.5% and an asking rent of $15.41 per square foot.

According to the appraisal, the BJ’s Plaza & McKinley Milestrip Center Properties are located within the South Buffalo retail submarket. As of third quarter 2023, the South Buffalo retail submarket reported a retail inventory of approximately 12.1 million square feet with a vacancy rate of 3.9% and an asking rent of $15.12 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to comparable retail rental properties for the BJ’s Plaza & McKinley Milestrip Center Properties:

Competitive Set Summary(1)
Property Name/Location	Year Built / Renovated	Occ.	Size (SF)	Tenants	Rent Range PSF	Lease Type
BJ’s Plaza & McKinley Milestrip Center 4405 & 4408 Milestrip Road and 3540 & 3560 McKinley Parkway Buffalo, NY	1990-1991 / 1991	100.0%(2)	411,013(2)	Home Depot, BJ’s, JOANN, OfficeMax North America, Party City, Chuck E. Cheese’s(2)	$10.35 - $43.12(2)	NNN
Quaker Crossing East 3410-3585 Amelia Drive Orchard Park, NY	1997 / 2016	99.0%	731,779	Ashley Home Store, Lowes, Kohl’s, Marshalls, PetSmart, Dick’s	$12.00 - $25.00	NNN
McKinley Plaza 3670 McKinley Parkway Hamburg, NY	1991 / NAP	95.7%	103,459	TJ Maxx, Michael’s, David’s Bridal, Men’s Wearhouse	$11.00 - $13.00	NNN
Lake Avenue Plaza 4271 Lake Avenue Blasdell, NY	1979 / NAP	81.8%	110,000	Sav-A-Lot, Grossman’s Bargain Outlet, Dollar Tree	$8.00 - $10.00	NNN
Delaware Consumer Square 2626-2730 Delaware Avenue, Ste 7 Buffalo, NY	1996 / NAP	92.4%	239,059	Target, Office Max, Burlington Coat Factory	$10.00 - $30.00	NNN
McKinley Mall 3701 McKinley Parkway Blasdell, NY	1985 / NAP	NAV	1,082,578	JCPenney, Best Buy, Barnes & Noble	NAV	NAV
Hamburg Plaza 5999 South Park Avenue Hamburg, NY	1986 / NAP	100.0%	63,993	ALDI Supermarket, Big Lots	$13.00 - $16.00	NNN
Union Consumer Square 3735 Union Road Cheektowaga, NY	1989 / NAP	100.0%	400,919	Sam’s Club, Marshalls, LA Fitness	$20.00 - $25.00	NNN
Shops at Main & Transit 4401 Transit Road Buffalo, NY	1966 / NAP	100.0%	425,420	Bed Bath & Beyond, Best Buy	$11.00 - $15.00	NNN
Hamburg Village Square 140 Pine Street/179 Buffalo Street Hamburg, NY	1947 / NAP	92.7%	94,116	Rite Aid, Dollar Tree	$12.00 - $20.00	NNN
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated August 16, 2023. The Rent Range does not include Con Edison.

The following table presents certain information relating to the appraisal’s market rent conclusion for the BJ’s Plaza & McKinley Milestrip Center Properties:

Market Rent Summary(1)
Type	Market Rent PSF	Lease Term (Years)	Rent Increase Projection	Lease Type
Anchor:	$12.50	15.0	10.0% every 5 years	Triple Net
Junior Anchor:	$15.00	10.0	10.0% every 5 years	Triple Net
Standard In-Line:	$27.00	5.0	None	Triple Net
Large In-Line:	$17.00	5.0	None	Triple Net
Restaurant / Pad Sites:	$35.00	10.0	10.0% every 5 years	Triple Net
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to comparable sales for the BJ’s Plaza & McKinley Milestrip Center Properties:

Comparable Sales(1)
Property Location	Sale Date	Total NRA (SF)	Total Occupancy	Sale Price	Sale Price PSF	Adjusted Sales Price PSF
BJ’s Plaza & McKinley Milestrip Center 4405 & 4408 Milestrip Road and 3540 & 3560 McKinley Parkway Buffalo, NY	NAP	411,013(2)	100.0%(2)	NAP	NAP	NAP
Mohawk Commons 410-442 Balltown Road Schenectady, NY	Jan-2023	392,328	98.3%	$62,100,000	$158.29	$175.87
Consumer Centre 310 State Route 36 West Long Branch, NJ	Nov-2022	293,087	96.0%	$62,500,000	$213.25	$213.25
Colonial Commons 5082 Jonestown Road Harrisburg, PA	Sep-2022	410,432	98.0%	$67,500,000	$164.46	$164.46
Colonie Plaza 1892 Central Avenue Albany, NY	Sep-2022	153,483	95.0%	$20,800,000	$135.52	$135.52
Tops Plaza Cortland Station 3832-3940 West Road Cortland, NY	Jul-2022	133,846	95.1%	$15,950,000	$119.17	$119.17
Delaware Consumer Square 2626-2730 Delaware Avenue Buffalo, NY	Dec-2021	239,059	92.2%	$29,000,000	$121.31	$121.31
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated August 16, 2023.

The Borrowers. The borrowers for the BJ’s Plaza & McKinley Milestrip Center Mortgage Loan are McKinley Holdings DE LLC, Hamburg Holdings DE LLC, 4408 Milestrip BJ LLC, 4405 Milestrip HD Lessee LLC, Buffalo T1 LLC, Buffalo T2 LLC, Buffalo T3 LLC and Buffalo T4 LLC (individually, the “BJ’s Plaza & McKinley Milestrip Center Borrower” and collectively, the “BJ’s Plaza & McKinley Milestrip Center Borrowers”). 4408 Milestrip BJ LLC, Buffalo T1 LLC and Buffalo T2 LLC own the leasehold interest in the BJ’s Plaza Property as tenants-in-common and 4405 Milestrip HD Lessee LLC, Buffalo T3 LLC and Buffalo T4 LLC own the leasehold interest in the McKinley Milestrip Center Property as tenants-in-common. McKinley Holdings DE LLC owns the fee interest in the McKinley Milestrip Center Property and Hamburg Holdings DE LLC owns the fee interest in the BJ’s Plaza Property.

Each BJ’s Plaza & McKinley Milestrip Center Borrower is a single purpose entity, with one independent director in its organizational structure. Legal counsel to the BJ’s Plaza & McKinley Milestrip Center Borrowers delivered a non-consolidation opinion in connection with the origination of the BJ’s Plaza & McKinley Milestrip Center Mortgage Loan.

The Borrower Sponsors. Barry M. Funt and Geoffrey Adler are the borrowers sponsors and guarantors of certain nonrecourse carve-outs under the BJ’s Plaza & McKinley Milestrip Center Mortgage Loan. Mr. Funt is the founder and chief executive officer of Peak 7 Holdings. Mr. Funt has originated, structured, closed and sold senior and subordinated loans secured by all types of commercial real estate. Mr. Adler is a principal at Fairmount Group RE and is responsible for overseeing the firm’s operations and asset management. Mr. Adler has 14 years of real estate investment experience and during the course of his career has been involved in over $1.5 billion of real estate transactions.

Property Management. The BJ’s Plaza & McKinley Milestrip Center Properties are managed by DLC Management Corporation, a third-party management company.

Escrows and Reserves. At origination, the BJ’s Plaza & McKinley Milestrip Center Borrowers deposited into escrow $350,839 for real estate taxes, approximately $225,463 for insurance premiums, $500,000 for tenant improvement and leasing commissions and approximately $885,024 for unfunded obligations, which includes approximately $530,257 for tenant improvement allowances for Boot Barn, Margarita’s and Pet Supplies Plus, $250,000 for landlord work for Boot Barn and approximately $104,767 for leasing commissions for Boot Barn and Margarita’s.

Tax Escrows – On each payment date the BJ’s Plaza & McKinley Milestrip Center Borrowers are required to escrow 1/12th of the annual estimated real estate taxes, which currently equates to approximately $96,354.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Insurance Escrows – On each payment date the BJ’s Plaza & McKinley Milestrip Center Borrowers are required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $25,051.

Replacement Reserve – On each payment date the BJ’s Plaza & McKinley Milestrip Center Borrowers are required to escrow approximately $6,850 for replacement reserves (approximately 1/12th) of the product obtained by multiplying $0.20 by the aggregate number of rentable square feet).

Rollover Reserve – On each payment date until the rollover reserve subaccount threshold amount of $1,250,000 is met, the BJ’s Plaza & McKinley Milestrip Center Borrowers will be required to deposit (i) approximately $25,688 (approximately 1/12th) of the product obtained by multiplying $0.75 by the aggregate number of rentable square feet) and (ii) all lease termination payments (other than major lease termination payments, which are required to be deposited into the special reserve rollover subaccount) related to (a) all fees, penalties, commissions or other payments made to the BJ’s Plaza & McKinley Milestrip Center Borrowers in connection with or relating to the rejection, buy-out, termination, surrender or cancellation of any lease (included in connection with any lease insolvency proceeding), (b) any security deposits or proceeds of letters of credit held by the BJ’s Plaza & McKinley Milestrip Center Borrowers in lieu of cash security deposits, which the BJ’s Plaza & McKinley Milestrip Center Borrowers are permitted to retain pursuant to the applicable provisions of any lease and (c) any payments made to the BJ’s Plaza & McKinley Milestrip Center Borrowers relating to unamortized tenant improvements and leasing commissions under any lease.

Special Rollover Reserve – During the continuance of a Lease Sweep Period (as defined below) (provided no other Cash Management Period (as defined below) is then continuing), the BJ’s Plaza & McKinley Milestrip Center Borrowers are required to deposit with the lender all available cash (or such portion of available cash allocated by the lender for deposit into the special rollover reserve subaccount). The BJ’s Plaza & McKinley Milestrip Center Borrowers will also be required to deposit with the lender for transfer into the special rollover reserve subaccount (i) all fees, penalties, commissions or other payments made to the BJ’s Plaza & McKinley Milestrip Center Borrowers in connection with or relating to the rejection, buy-out, termination, surrender or cancellation of any Major Lease (as defined below) (including in connection with any Major Tenant (as defined below) insolvency proceeding), (ii) any security deposits or proceeds of letters of credit held by the BJ’s Plaza & McKinley Milestrip Center Borrowers in lieu of cash security deposits, which the BJ’s Plaza & McKinley Milestrip Center Borrowers are permitted to retain pursuant to the applicable provisions of any Major Lease and (iii) any payments made to the BJ’s Plaza & McKinley Milestrip Center Borrowers relating to unamortized tenant improvements and leasing commissions under any Major Lease.

Lockbox / Cash Management. The BJ’s Plaza & McKinley Milestrip Center Mortgage Loan documents require a hard lockbox with springing cash management. The BJ’s Plaza & McKinley Milestrip Center Borrowers are required to cause all rents relating to the BJ’s Plaza & McKinley Milestrip Center Properties to be transmitted directly by non-residential tenants into a lender controlled clearing account and all rents received by the BJ’s Plaza & McKinley Milestrip Center Borrowers or the property manager are required to be deposited into the clearing account within two business days of receipt. As long as no Cash Management Period is in effect, funds deposited into the clearing account are required to be transferred to the BJ’s Plaza & McKinley Milestrip Center Borrowers’ operating account on a daily basis. Upon the occurrence of a Cash Management Period, all sums on deposit in the clearing account are required to be transferred on a daily basis to a cash management account controlled by the lender and applied and disbursed in accordance with the BJ’s Plaza & McKinley Milestrip Center Mortgage Loan documents. Available cash on deposit will be applied as follows: (a) during the continuance of a Lease Sweep Period, to the special rollover reserve subaccount, or (b) to the extent that a Cash Management Period is in effect (other than solely as a result of a Lease Sweep Period), to the cash collateral subaccount.

A “Cash Management Period” will commence upon (i) an event of default, (ii) a debt service coverage ratio less than 1.15x as of any calculation date or (iii) the commencement of a Lease Sweep Period, and will end, as applicable, (a) with respect to clause (i) above, once the event of default has been cured and no other event of default has occurred and is continuing, (b) with respect to clause (ii) above, the debt service coverage ratio is at least equal to 1.15x for two consecutive calculation dates, (c) with respect to clause (iii) above, once the Lease Sweep Period has ended.

A “Lease Sweep Period” will commence on the first payment date following the occurrence of any of the following (a) with respect to each Major Lease, the earlier to occur of (i) 12 months prior to the earliest stated expiration (including the stated expiration of any renewal term) of any Major Lease or (ii) upon the date required under a Major Lease by which the applicable Major Tenant is required to give notice of its exercise of a renewal option (and such renewal has not been exercised); (b) the receipt by the BJ’s Plaza & McKinley Milestrip Center Borrowers or manager of notice from any Major Tenant

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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exercising its right to terminate its Major Lease; (c) any Major Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or the receipt by the BJ’s Plaza & McKinley Milestrip Center Borrowers or the manager of notice from the Major Tenant of its intent to surrender, cancel or terminate any Major Lease (or any material portion thereof prior to its then current expiration date); (d) the date any Major Tenant discontinues its business at its premises (i.e., “goes dark”) or gives notice that it intends to discontinue its business (or any material portion thereof); (e) upon a default under any Major Lease by the applicable Major Tenant that continues beyond any applicable notice and cure period; or (f) the occurrence of a Major Tenant insolvency proceeding.

A Lease Sweep Period will end upon the earlier to occur of (a) the reasonable determination by the lender that sufficient funds have been accumulated in the special rollover reserve subaccount to pay for all anticipated expenses in connection with the re-leasing of the space under the applicable Major Lease that gave rise to the subject Lease Sweep Period, including brokerage commissions and tenant improvements and any anticipated shortfalls of payments required under the BJ’s Plaza & McKinley Milestrip Center Mortgage Loan documents during any period of time that rents are insufficient as a result of down-time or free rent periods, or (b) the occurrence of any of the following (provided that no other Lease Sweep Period is continuing); (1) with respect to clauses (i)(a) – (d) above, upon the earlier to occur of (A) the date on which the subject Major Tenant irrevocably exercises its renewal or extension option (or otherwise enters into an extension agreement with the BJ’s Plaza & McKinley Milestrip Center Borrowers and acceptable to the lender) with respect to all of the space demised under its Major Lease, and in the lender’s judgement, sufficient funds have been accumulated in the special rollover reserve subaccount (during the continuance of the subject Lease Sweep Period) to pay for all anticipated approved Major Lease leasing expenses, free rent periods and/or rent abatement periods for such Major Lease and any other anticipated expenses in connection with such renewal or extension; or (B) the date on which all of the space demised under the subject Major Lease (or portion thereof) that gave rise to the subject Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases approved by the lender, and entered into in accordance with the BJ’s Plaza & McKinley Milestrip Center Mortgage Loan documents, and all approved Major Lease leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full; (2) with respect to clause (b) above, if such termination option is not validly exercised by the subject Major Tenant by the latest exercise date specified in such Major Lease or is otherwise validly and irrevocably waived in writing by the related Major Tenant; (3) with respect to clause (e) above, if the Major Tenant default has been cured, and no other Major Tenant default has occurred for a period of six consecutive months; or (4) with respect to clause (f) above, if the applicable Major Tenant insolvency proceeding has terminated and the applicable Major Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender.

A “Major Lease” means the (i) the Home Depot lease, (ii) the BJ’s lease, (iii) any other lease which, individually or when aggregated with all other leases with the same tenant or its affiliates, covers 60,000 or more rentable square feet of the improvements or (iv) any replacement lease for any lease that constitutes a Major Lease that covers the majority of the applicable Major Tenant space, and assuming the exercise of all expansion rights and all preferential rights to lease additional space.

A “Major Tenant” means any tenant under either a Major Lease or under one or more leases (by such tenant and/or its affiliates), which when taken together covers in the aggregate 60,000 or more rentable square feet of the improvements.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not Permitted.

Partial Release. The BJ’s Plaza & McKinley Milestrip Center Borrowers are entitled to obtain the free release of a parcel of land improved by a vacant structure that was assigned no value in underwriting comprised of approximately 0.85 acres (the “Release Parcel”) (such event being a "Partial Release Event") provided that, among other conditions set forth in the BJ’s Plaza & McKinley Milestrip Center Mortgage Loan documents, (i) no event of default or event of default is continuing both immediately before such Partial Release Event and immediately thereafter, (ii) at least 30 days prior to the proposed effective date of the Partial Release Event, the BJ’s Plaza & McKinley Milestrip Center Borrowers will prepare and deliver to the lender a proposed re-plat of the Release Parcel and the remaining property and a survey dated within 30 days of the effective date of the Partial Release Event for each Release Parcel and the remaining property and (iii) the BJ’s Plaza & McKinley Milestrip Center Borrowers deliver a rating agency comfort letter.

Ground Lease. The lien of the BJ’s Plaza & McKinley Milestrip Center Mortgage Loan documents is secured by both the fee and leasehold interest under the related ground leases, effectively creating a fee simple interest in the BJ’s Plaza &

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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McKinley Milestrip Center Properties. The BJ’s Plaza & McKinley Milestrip Center Properties are each subject to ground leases between certain of the BJ’s Plaza & McKinley Milestrip Center Borrowers, as ground lessor, and certain of the BJ’s Plaza & McKinley Milestrip Center Borrowers, as ground lessee, which expire on February 28, 2122, with an aggregate ground lease rent of $1,175,000 per annum and is subject to 2.0% annual increases through March 31, 2044. Commencing on April 1, 2044 (or earlier, if requested by the BJ’s Plaza & McKinley Milestrip Center Borrowers from time to time in connection with the origination of a new qualifying mortgage (an “Early CPI Reset Request”), the ground rent will increase to the then applicable target ground rent payment amount (which is based on adjustments to the consumer price index (“CPI”)) and increase each lease year thereafter by 2.0% for a period of 10 years, or 10 years following a ground rent adjustment due to an Early CPI Reset Request. The annual ground lease rent increase is subject to a cap of 3.5%.

Additionally, a portion of the surface parking at each of the BJ’s Plaza & McKinley Milestrip Center Properties is ground leased from Niagara Mohawk Power Corporation under separate ground leases with lease expirations of July 31, 2074. The aggregate ground lease rent under the ground leases is currently set at $58,048 per year and increases every five years based on the CPI. The next rent step is scheduled to occur on August 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE HOWARD

Floor					
12	Brooklyn Community House Services 9,000 SF 11/2027	Gateway Counseling Center 6,500 SF 10/2029	Youth Justice Network 1,000 SF 11/2024	Samaritan Services 750 SF 11/2025	Vacant 1,600 SF
11	Vacant 25,000 SF				
10	NYC Human Rights Commission 4,171 SF 3/2028	Disability Advocates 6,000 SF 11/2026	Brooklyn Lab Charter School 7,500 SF 6/2027	Girls for Gender Equity 4,500 SF 7/2027	KSK Construction 900 SF MTM
9	Brooklyn Kindergarden Society 3,500 SF 1/2032	Bioreference Laboratories 1,300 SF 1/2024	Vacant 14,800 SF	Common Justice 10,200 SF 8/2024	
8	Brooklyn Lab Charter School 25,000 SF 6/2027				
7	Center for Community Alternatives 12,500 SF 1/2033	Halcyon Construction 1,832 SF 2/2024	Lab Corp of America 2,000 SF 10/2026	Vacant 1,951 SF	Vacant 8,168 SF
6	NYC Human Resources Admin. 9,199 SF 9/2027	Graham Windham 6,000 SF 10/2025	Brooklyn Healthcare 2,800 SF 2/2024	Granger Collection 5,000 SF 12/2023	BSC 2,250 SF 3/2025
5	NYC Police Department 24,203 SF 6/2029				
4	Gersh Academy (Master Lease) 25,000 SF 11/2033				
3	Callen-Lorde Community Health Center 24,207 SF 12/2038				
2	Vacant 30,000 SF				
1	Northside Center for Child Development 21,000 SF 8/2028				

Vacant | MTM | Building | 2023 – 2024 | 2025 – 2026 | 2027 – 2028 | 2029+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$39,000,000	Title:	Fee
Cut-off Date Principal Balance:	$39,000,000	Property Type - Subtype:	Office – CBD
% of IPB:	5.4%	Net Rentable Area (SF):	297,831
Loan Purpose:	Refinance	Location:	Brooklyn, NY
Borrower:	40 Flatbush DE Owner LLC	Year Built / Renovated:	1915 / 2006
Borrower Sponsors(1):	Various	Occupancy(3):	71.2%
Interest Rate:	7.99000%	Occupancy Date:	10/11/2023
Note Date:	10/13/2023	4th Most Recent NOI (As of):	$5,497,678 (12/31/2020)
Maturity Date:	11/6/2028	3rd Most Recent NOI (As of):	$7,358,436 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$6,497,882 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of)(4):	$6,448,557 (TTM 8/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	72.9%
Amortization Type:	Interest Only	UW Revenues:	$9,789,257
Call Protection:	L(25),D(31),O(4)	UW Expenses:	$4,702,503
Lockbox / Cash Management:	Soft / Springing	UW NOI(4):	$5,086,754
Additional Debt:	No	UW NCF:	$4,955,708
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$89,000,000 / $299
Additional Debt Type:	N/A	Appraisal Date:	8/15/2023

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$131
Taxes:	$1,149,723	$191,620	N/A	Maturity Date Loan / SF:	$131
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	43.8%
Replacement Reserves:	$0	$4,650	N/A	Maturity Date LTV:	43.8%
TI/LC:	$3,000,000	Springing	$500,000	UW NCF DSCR:	1.57x
Deferred Maintenance:	$37,400	$0	N/A	UW NOI Debt Yield:	13.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$39,000,000	98.9%	Payoff Existing Debt	$34,712,135	88.0%
Sponsor Equity	427,099	1.1	Upfront Reserves	4,187,123	10.6
			Closing Costs	527,842	1.3
Total Sources	$39,427,099	100.0%	Total Uses	$39,427,099	100.0%
(1)	The borrower sponsors under The Howard Mortgage Loan (as defined below) are Samuel J. Jemal, Isaac S. Jemal, Edward Friedman and Jack Jemal.
(2)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(3)	Occupancy includes a 25,000 square foot space that is currently master leased to the borrower sponsors (the “Master Lease”). Gersh Academy (“Gersh”) is expected to sign a lease at The Howard Property (as defined below) in November 2023 for 25,000 square feet. At closing of The Howard Mortgage Loan, the borrower entered into a ten-year Master Lease with the borrower sponsors, as master tenant, for the related 25,000 square feet. The Master Lease has a base rent of $36.00 per square foot annually and may only be terminated upon the lender’s receipt and satisfactory review of (i) a fully executed satisfactory Gersh lease and (ii) evidence (including, but not limited to, a satisfactory tenant estoppel certificate from Gersh) confirming that (x) Gersh has taken possession of its leased space and (y) is paying full unabated rent (or any free rent, partial rent, rebate of rent or other similar credits, allowances or abatements required to be given by the borrower to Gersh has been reserved with the lender). Without the Master Lease, The Howard Property is 62.8% occupied.
(4)	Most Recent NOI is higher than UW NOI due primarily to City University of New York, previously the largest tenant at The Howard Property, vacating its 50,000 square foot space in May 2023.

The Loan. The Howard mortgage loan has an outstanding principal balance as of the Cut-off Date of $39,000,000 (“The Howard Mortgage Loan”) and is secured by borrower’s fee interest in a 297,831 square foot office property located in the Downtown Brooklyn neighborhood of Brooklyn, New York (“The Howard Property”). The Howard Mortgage Loan has a five-year term, is interest-only for the entire loan term and accrues interest on an Actual/360 basis.

The Property. The Howard Property is a 297,831 square foot office building occupied primarily by New York City government agencies, charitable organizations, healthcare tenants and education tenants and is located in downtown Brooklyn. The Howard Property is located in proximity to the Manhattan Bridge (approximately 0.5 miles to the nearest on ramp), the High Street-Brooklyn Bridge subway stop with access to the A and C subway trains (approximately 0.4 miles),

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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the US District Court – Eastern District (approximately 0.3 miles), the FDNY’s Administrative Headquarters (approximately 0.4 miles), Kings County Supreme Court (approximately 0.5 miles) and the Brooklyn Borough Hall landmark building (approximately 0.6 miles).

Additionally, The Howard Property is located near academic institutions such as the New York City College of Technology, Brooklyn Law School and NYU’s Tandon College of Engineering. Given its location, The Howard Property is leased to governmental, non-profit, charitable and educational organizations that are served in this corridor. The borrower sponsors have owned The Howard Property since 1986.

Major Tenants.

Brooklyn Lab Charter School (32,500 square feet; 10.9% of NRA; 16.3% of underwritten base rent). Brooklyn Lab Charter School is a charter school founded in 2013 dedicated to serving the highest-need students, regardless of their academic level, English language proficiency or disability. Brooklyn Lab Charter School is currently renovating its space and plans to reopen in early 2024. Brooklyn Lab Charter School has been a tenant at The Howard Property since July 2016, has a current lease expiration date in June 2027 and has one five-year lease renewal option remaining. Brooklyn Lab Charter School may terminate its lease with 180 days’ notice: (i) at any time if its charter is revoked and (ii) at any time commencing in July 2026.

Gersh Academy (25,000 square feet; 8.4% of NRA; 10.2% of underwritten base rent). Gersh is a K-12 school for individuals on the autism spectrum ages 5-21 and was founded in 1999. Gersh currently has five locations in New York, Washington and Puerto Rico. Gersh is expected to sign a lease at The Howard Property in November 2023. The Gersh lease is expected to have an expiration date in November 2033 and two lease renewal options. The Gersh lease is not expected to provide for any termination options. At closing of The Howard Mortgage Loan, the borrower entered into a ten-year Master Lease with the borrower sponsors, as master tenant, for the related 25,000 square feet. The Master Lease has a base rent of $36.00 per square foot annually and may only be terminated upon the lender’s receipt and satisfactory review of (i) a fully executed satisfactory Gersh lease and (ii) evidence (including, but not limited to, a satisfactory tenant estoppel certificate from Gersh) confirming that (x) Gersh has taken possession of its leased space and (y) is paying full unabated rent (or any free rent, partial rent, rebate of rent or other similar credits, allowances or abatements required to be given by the borrower to Gersh has been reserved with the lender).

Callen-Lorde Community Health Center (24,207 square feet; 8.1% of NRA; 12.5% of underwritten base rent). Callen-Lorde Community Health Center (“Callen-Lorde”) is a community health care center focused on LGBTQ healthcare. Callen-Lorde has been a tenant at The Howard Property since January 2019, has a current lease expiration date in December 2038 and has two five-year lease renewal options remaining. Callen-Lorde has no termination options.

Environmental. According to the Phase I environmental assessment dated August 23, 2023, there was no evidence of any recognized environmental conditions at The Howard Property.

Historical and Current Occupancy(1)
	2020	2021	2022	Current(2)(3)
The Howard	88.9%	81.2%	81.2%	71.2%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of October 11, 2023.
(3)	Occupancy includes a 25,000 square foot space that is currently master leased to the borrower sponsors. Gersh is expected to sign a lease at The Howard Property in November 2023. At closing of The Howard Mortgage Loan, the borrower entered into a ten-year Master Lease with the borrower sponsors, as master tenant, for the related 25,000 square feet. The Master Lease has a base rent of $36.00 per square foot annually and may only be terminated upon the lender’s receipt and satisfactory review of (i) a fully executed satisfactory Gersh lease and (ii) evidence (including, but not limited to, a satisfactory tenant estoppel certificate from Gersh) confirming that (x) Gersh has taken possession of its leased space and (y) is paying full unabated rent (or any free rent, partial rent, rebate of rent or other similar credits, allowances or abatements required to be given by the borrower to Gersh has been reserved with the lender). Without the Master Lease, The Howard Property is 62.8% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Top Ten Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Brooklyn Lab Charter School(2)(3)	NR / NR / NR	32,500	10.9%	$44.46	$1,445,095	16.3%	6/30/2027
Gersh (Master Lease)(4)(5)	NR / NR / NR	25,000	8.4	$36.00	900,000	10.2	11/1/2033
Callen-Lorde(6)	NR / NR / NR	24,207	8.1	$45.61	1,104,081	12.5	12/1/2038
NYC Police Department(7)(8)(9)	NR / NR / NR	24,203	8.1	$49.18	1,190,358	13.5	6/23/2029
Northside Center For Child Development	NR / NR / NR	21,000	7.1	$37.14	780,000	8.8	8/31/2028
Center for Community Alternatives	NR / NR / NR	12,500	4.2	$40.80	510,000	5.8	1/31/2033
City of NYC Human Resources Administration	NR / NR / NR	9,199	3.1	$42.75	393,257	4.4	9/29/2027
Brooklyn Community House Services(10)	NR / NR / NR	9,000	3.0	$31.85	286,624	3.2	11/30/2027
Gateway Counseling Center	NR / NR / NR	6,500	2.2	$41.64	270,684	3.1	10/1/2029
Graham Windham	NR / NR / NR	6,000	2.0	$42.62	255,696	2.9	10/31/2025
Top Ten Tenants		170,109	57.1%	$41.95	$7,135,795	80.7%

Non Top Ten Tenants		42,003	14.1%	$40.64	$1,707,084	19.3%

Occupied Collateral Total / Wtd. Avg.		212,112	71.2%	$41.69	$8,842,879	100.0%

Vacant Space		85,719	28.8%

Collateral Total		297,831	100.0%

(1)	Based on the underwritten rent roll dated October 11, 2023 with rent steps totaling $96,687 through October 2024.
(2)	Brooklyn Lab Charter School has one five-year lease renewal option remaining.
(3)	Brooklyn Lab Charter School may terminate its lease with 180 days’ notice: (i) at any time if its charter is revoked and (ii) at any time commencing in July 2026.
(4)	The Gersh lease is expected to have two five-year lease renewal options.
(5)	Gersh is expected to sign a lease at The Howard Property in November 2023. At closing of The Howard Mortgage Loan, the borrower entered into a ten-year Master Lease with the borrower sponsors, as master tenant, for the related 25,000 square feet. The Master Lease has a base rent of $36.00 per square foot annually and may only be terminated upon the lender’s receipt and satisfactory review of (i) a fully executed satisfactory Gersh lease and (ii) evidence (including, but not limited to, a satisfactory tenant estoppel certificate from Gersh) confirming that (x) Gersh has taken possession of its leased space and (y) is paying full unabated rent (or any free rent, partial rent, rebate of rent or other similar credits, allowances or abatements required to be given by the borrower to Gersh has been reserved with the lender).
(6)	Callen-Lorde has two five-year lease renewal options remaining.
(7)	NYC Police Department has one five-year lease renewal option remaining.
(8)	NYC Police Department has the ongoing right to terminate its suite lease effective September 19, 2024 with 270 days’ notice.
(9)	NYC Police Department UW Base Rent and % of Total UW Base Rent includes $108,000 (1.2% of UW Base Rent) that is rent attributable to 18 parking spaces at The Howard Property in addition to its 24,203 square feet of office space. Excluding the rent attributable to the parking space, NYC Police Department is paying $44.72 PSF.
(10)	Brooklyn Community House Services has the right to terminate its lease in the event it loses government funding.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	85,719	28.8%	NAP	NA	P	85,719	28.8%	NAP	NAP
2023 & MTM	2	5,900	2.0	$194,144	2.2%		91,619	30.8%	$194,144	2.2%
2024(3)	6	12,932	4.3	479,109	5.4		104,551	35.1%	$673,253	7.6%
2025	3	9,000	3.0	348,744	3.9		113,551	38.1%	$1,021,997	11.6%
2026(3)	3	8,000	2.7	338,714	3.8		121,551	40.8%	$1,360,711	15.4%
2027(3)	5	55,199	18.5	2,366,055	26.8		176,750	59.3%	$3,726,766	42.1%
2028	2	25,171	8.5	990,864	11.2		201,921	67.8%	$4,717,630	53.3%
2029(4)	2	30,703	10.3	1,461,042	16.5		232,624	78.1%	$6,178,672	69.9%
2030	0	0	0.0	0	0.0		232,624	78.1%	$6,178,672	69.9%
2031	0	0	0.0	0	0.0		232,624	78.1%	$6,178,672	69.9%
2032	1	3,500	1.2	150,126	1.7		236,124	79.3%	$6,328,798	71.6%
2033	2	37,500	12.6	1,410,000	15.9		273,624	91.9%	$7,738,798	87.5%
2034 & Beyond	1	24,207	8.1	1,104,081	12.5		297,831	100.0%	$8,842,879	100.0%
Total	27	297,831	100.0%	$8,842,879	100.0%
(1)	Based on the underwritten rent roll dated October 11, 2023 with rent steps totaling $96,687 through October 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	Includes antenna leases that generate income but do not reflect rentable square footage.
(4)	Includes a parking lease that generates income but does not reflect rentable square footage.

Operating History and Underwritten Net Cash Flow
	2020	2021	2022	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$9,084,947	$10,722,927	$10,231,633	$10,270,260	$8,746,192	$29.37	65.1%
Rent Steps(3)	0	0	0	0	96,687	0.32	0.7
Vacant Income	0	0	0	0	3,644,696	12.24	27.1
Gross Potential Rent	$9,084,947	$10,722,927	$10,231,633	$10,270,260	$12,487,575	$41.93	93.0%
Total Reimbursements	887,761	674,684	785,969	713,609	946,378	3.18	7.0
Net Rental Income	$9,972,708	$11,397,611	$11,017,602	$10,983,869	$13,433,953	$45.11	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(3,644,696)	(12.24)	(27.1)
Effective Gross Income	$9,972,708	$11,397,611	$11,017,602	$10,983,869	$9,789,257	$32.87	72.9%

Total Expenses	$4,475,030	$4,039,175	$4,519,720	$4,535,311	$4,702,503	$15.79	48.0%

Net Operating Income	$5,497,678	$7,358,436	$6,497,882	$6,448,557	$5,086,754	$17.08	52.0%

Total TI/LC, Capex/RR	0	0	0	0	131,046	0.44	1.3

Net Cash Flow	$5,497,678	$7,358,436	$6,497,882	$6,448,557	$4,955,708	$16.64	50.6%
(1)	TTM represents the trailing 12-month period ending August 31, 2023.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rent Steps through October 2024.

The Market. The Howard Property is located in Brooklyn, Kings County, New York. The Howard Property is situated in downtown Brooklyn within the New York office market. As of the second quarter of 2023, the New York office market contains 979,066,907 square feet, a vacancy rate of 13.2% and asking rent of $56.09 per square foot. The Howard Property is located within the Downtown Brooklyn office submarket. As of the second quarter of 2023, the Downtown Brooklyn office submarket contains 24,418,126 square feet, and has a vacancy rate of 19.1% and asking rent of $49.35 per square foot. The appraisal determined market rent of $40.00 per square foot for the office space. The estimated 2023 population within a one-, three- and five-mile radius of The Howard Property is 127,900, 1,194,350 and 2,841,268, respectively. The estimated 2023 median household income within a one-, three- and five-mile radius of The Howard Property is $126,896, $103,258 and $91,543, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents office rental data for comparable office property leases with respect to The Howard Property as identified in the appraisal:

Comparable Office Rental Summary(1)
Property Name/Location	Year Built / Renovated	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF(2)	Commencement	Lease Term (Months)	Lease Type
The Howard 40 Flatbush Avenue Extension Brooklyn, NY	1915 / 2006	71.2%	297,831	-	-	$41.69	-	-	-
188 Montague Street 188 Montague Street Brooklyn, NY	1924	82.0%	48,050	Confidential	4,512	$50.00	Aug-2023	60	Modified Gross
45 Nevins Street 45 Nevins Street Brooklyn, NY	1949	100.0%	42,180	New York City Police Department	42,180	$35.47	Mar-2023	12	Modified Gross
203 Jay Street 203 Jay Street Brooklyn, NY	2015	100.0%	337,519	Morgan & Morgan	9,397	$50.00	Apr-2023	60	Modified Gross
325 Gold Street 325 Gold Street Brooklyn, NY	1920	86.0%	47,550	Confidential	2,000	$43.00	Jul-2022	60	Modified Gross
9 Bond Street 9 Bond Street Brooklyn, NY	1920	24.0%	180,350	Confidential	14,100	$37.00	Jun-2022	13	Modified Gross
(1)	Source: Appraisal, except for The Howard, which information is based on the underwritten rent roll dated October 11, 2023.
(2)	For The Howard Property, Rent PSF represents weighted average underwritten office rent per occupied square foot.

The Borrower. The borrower is 40 Flatbush DE Owner LLC, a Delaware limited liability company and special purpose entity with one independent director. A non-consolidation opinion was provided in connection with the origination of The Howard Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and nonrecourse carve-out guarantors are Samuel J. Jemal, Isaac S. Jemal, Edward Friedman and Jack Jemal. The Jemal family owns and operates over 20 million square feet of real estate across 60 properties. Mr. Friedman is a former managing director of Newmark & Company Real Estate and a former SVP of Helmsley-Spear. Mr. Friedman owns a number of properties throughout New York, Ohio and New Jersey.

Property Management. The Howard Property is managed by I.S.J. Management Corp., an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow approximately (i) $1,149,723 for real estate taxes, (ii) $3,000,000 for future tenant improvements and leasing commissions and (iii) $37,400 for deferred maintenance.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $191,620.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments; however, such monthly insurance escrow is suspended so long as the borrower maintains a blanket policy acceptable to the lender and no event of default is ongoing. The monthly insurance escrow is currently suspended.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $4,650 for replacement reserves (approximately $0.19 per square foot annually).

TI/LC Reserves – On a monthly basis, the borrower is required to escrow $19,855 (approximately $0.80 per square foot annually) for tenant improvement and leasing commission reserves. The reserve is subject to a cap of $500,000. The ongoing TI/LC reserve is currently suspended.

Lockbox / Cash Management. The Howard Mortgage Loan is structured with a soft lockbox and springing cash management. The borrower is required to deposit all rents into a trust account established and maintained by the borrower. The Howard Mortgage Loan requires that after the occurrence and during the continuance of a Sweep Event Period (as defined below), the borrower deliver tenant direction letters to the tenants directing such tenants to pay all rents into a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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lockbox account. Upon the occurrence and during the continuance of a Sweep Event Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with The Howard Mortgage Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with The Howard Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for The Howard Mortgage Loan. To the extent that no Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under The Howard Mortgage Loan documents; (ii) the date on which the debt service coverage ratio is less than 1.30x based on the trailing 12 months for two consecutive calendar quarters; or (iii) the occurrence of a Major Tenant Event Period (as defined below).

A Sweep Event Period will end: with regard to clause (i) above, upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; with regard to clause (ii) above, upon the debt service coverage ratio based on the trailing 12-month period being at least 1.35x for two consecutive calendar quarters; and with regard to clause (iii) above, the Major Tenant Event Period is cured in accordance with The Howard Mortgage Loan documents.

A “Major Tenant Event Period ” will commence upon the date on which: (i) a Major Tenant (as defined below) fails to renew or extend the term of its lease, on terms and conditions reasonably acceptable to the lender and in accordance with the terms of The Howard Mortgage Loan including, without limitation, for a term of no less than five years (or as otherwise approved by the lender), prior to the earlier of the date that is (a) 12 months prior to its lease expiration and (b) the deadline to renew such lease, (ii) a default by such Major Tenant occurs (beyond any applicable notice and cure period) under its lease, (iii) a Major Tenant goes dark, vacates or otherwise fails to occupy or otherwise ceases operations at its space, or fails to be open for business at The Howard Property during customary hours, or gives notice of its intent to commence any of the foregoing (with reasonable carve-outs, as further detailed in The Howard Mortgage Loan documents, for (a) governmental restrictions or closures in connection with COVID-19 or any other declaration of a national, state or local emergency) and (b) related tenants being closed on holidays or when school is not in session), (iv) a Major Tenant files, as a debtor, a bankruptcy or similar insolvency proceeding, or otherwise becomes involved, as a debtor, in a bankruptcy or any similar insolvency proceeding, (v) a Major Tenant sublets any portion of its leased space without the lender’s consent or (vi) a Major Tenant terminates its lease or gives notice of its intent to terminate its lease.

A Major Tenant Event Period will terminate: (a) with regard to clause (i), if the related Major Tenant has extended its lease for at least five years and on terms acceptable to the lender, and the lender has received an estoppel certificate confirming that all tenant improvements and leasing commissions have been paid by the borrower; (b) with regard to clause (ii), upon the related Major Tenant curing such default; (c) with regard to clause (iii), upon the related Major Tenant rescinding such notice and/or resuming its customary business operations at its leased space for at least three consecutive calendar months; (d) with regard to clause (iv), when the lease for the related Major Tenant is assumed or affirmed in such proceeding and the related Major Tenant, among other things, is discharged from bankruptcy such that no proceedings are ongoing; (e) with regard to clause (v), there has been a termination of each sublease and the Major Tenant remains in possession of such space pursuant to the terms of its lease; and (f) with regard to clause (vi), the related lease is reinstated to be in full force and effect or the related Major Tenant has rescinded such notice to terminate or cancel its lease. A Major Tenant Event Period will also terminate (i) if the debt service coverage ratio (based on the trailing 12 months and as calculated by the lender) is equal to or greater than 1.40x (when excluding income from the related Major Tenant and any Master Lease in place) or (ii) in the event that a Major Tenant Re-Tenanting Event (as defined below) has occurred.

A “Major Tenant Re-Tenanting Event” means that: (i) the related Major Tenant space is leased pursuant to a replacement lease (or leases) for a term of at least five years and on terms acceptable to the lender for the related space; (ii) that each such Major Tenant is in occupancy of its premises, open for business, and paying full, unabated rent; and (iii) that all tenant improvement costs and leasing commissions provided in each such replacement lease have been paid, and the lender has received reasonably satisfactory evidence including, without limitation, a reasonably satisfactory estoppel certificate from each such replacement tenant affirming the foregoing.

A “Major Tenant” means any tenant occupying 25% or more of the total square footage at The Howard Property, its respective successors and assigns, and any replacement tenant that enters into such a lease for the related Major Tenant space at The Howard Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	SMC, BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$32,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$32,500,000	Property Type – Subtype:	Mixed Use – Office / Lab
% of IPB:	4.5%	Net Rentable Area (SF):	1,853,053
Loan Purpose:	Acquisition	Location:	Collegeville, PA
Borrower:	Collegeville Holdings LLC	Years Built / Renovated:	1900,1992, 2003, 2007 / NAP
Borrower Sponsor:	David Werner	Occupancy:	86.6%
Interest Rate:	7.29000%	Occupancy Date:	8/1/2023
Note Date:	8/15/2023	4th Most Recent NOI (As of)(3):	NAV
Maturity Date:	9/6/2028	3rd Most Recent NOI (As of)(3):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(3):	NAV
Original Term:	60 months	Most Recent NOI (As of)(3):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	92.6%
Amortization Type:	Interest Only	UW Revenues:	$37,055,156
Call Protection:	L(27),D(28),O(5)	UW Expenses:	$21,577,456
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$15,477,699
Additional Debt(1):	Yes	UW NCF:	$14,124,970
Additional Debt Balance(1):	$62,500,000	Appraised Value / Per SF:	$195,000,000 / $105
Additional Debt Type(1):	Pari Passu	Appraisal Date:	3/14/2023

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$51
Taxes:	$454,721	$606,182	N/A	Maturity Date Loan / SF:	$51
Insurance:	$103,636	$51,818	N/A	Cut-off Date LTV:	48.7%
Replacement Reserves:	$0	$35,517	N/A	Maturity Date LTV:	48.7%
Deferred Maintenance:	$22,550	$0	N/A	UW NCF DSCR:	2.01x
Major Tenant Reserve:	$0	Springing	N/A	UW NOI Debt Yield:	16.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$95,000,000	51.4%	Purchase Price	$171,299,601	92.6%
Borrower Sponsor Equity	90,000,000	48.6	Closing Costs(4)	13,119,492	7.1
			Reserves	580,907	0.3
Total Sources	$185,000,000	100.0%	Total Uses	$185,000,000	100.0%
(1)	The Arcola Corporate Campus Mortgage Loan (as defined below) is part of a whole loan comprised of 12 pari passu promissory notes with an aggregate original principal balance of $95,000,000 (the “Arcola Corporate Campus Whole Loan”). The Arcola Corporate Campus Whole Loan was co-originated by Bank of Montreal (“BMO”) and Starwood Mortgage Capital LLC (“SMC”). The Financial Information in the chart above reflects the Arcola Corporate Campus Whole Loan.
(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(3)	Historical financial information is not available because the Arcola Corporate Campus Property (as defined below) was acquired by the borrower in August 2023.
(4)	Closing Costs include a rate buy-down credit of $1,425,000.

The Loan. The Arcola Corporate Campus mortgage loan (the “Arcola Corporate Campus Mortgage Loan”) is part of a whole loan comprised of 12 pari passu promissory notes in the aggregate original principal amount of $95,000,000 and secured by the borrower’s fee interests (including condominium interests) in a 1,853,053 square foot mixed-use, laboratory and office property comprised of 12 buildings located in Collegeville, Pennsylvania (the “Arcola Corporate Campus Property”). The Arcola Corporate Campus Property was acquired by the borrower from Wyeth Pharmaceuticals and a portion of the Arcola Corporate Campus Property was leased back to Wyeth Pharmaceuticals in August 2023. The Arcola Corporate Campus Mortgage Loan, with an aggregate original principal amount of $32,500,000, is evidenced by the non-controlling Notes A-3, A-5, A-7, A-9, A-10 and A-11. The Arcola Corporate Campus Whole Loan has a five-year term, is interest-only for the full term and accrues interest at a rate of 7.29000% per annum on an Actual/360 basis. The Arcola Corporate Campus Whole Loan is serviced pursuant to the pooling and servicing agreement for the BMO 2023-5C2 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The table below summarizes the promissory notes that comprise the Arcola Corporate Campus Whole Loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$20,000,000	$20,000,000	BMO 2023-5C2	Yes
A-2	$20,000,000	$20,000,000	BMO 2023-5C2	No
A-3	$10,000,000	$10,000,000	BBCMS 2023-5C23	No
A-4	$10,000,000	$10,000,000	BMO 2023-5C2	No
A-5	$5,000,000	$5,000,000	BBCMS 2023-5C23	No
A-6	$5,000,000	$5,000,000	BMO 2023-5C2	No
A-7	$5,000,000	$5,000,000	BBCMS 2023-5C23	No
A-8	$5,000,000	$5,000,000	BMO 2023-5C2	No
A-9	$5,000,000	$5,000,000	BBCMS 2023-5C23	No
A-10	$5,000,000	$5,000,000	BBCMS 2023-5C23	No
A-11	$2,500,000	$2,500,000	BBCMS 2023-5C23	No
A-12	$2,500,000	$2,500,000	BMO 2023-5C2	No
Whole Loan	$95,000,000	$95,000,000

The Property. The Arcola Corporate Campus Property consists of a 12-building, Class A, mixed-use, life science, research and development campus located in Collegeville, Pennsylvania on a 333.14-acre site. The Arcola Corporate Campus Property includes on-site amenities such as two full-service cafeterias, a company store, fitness center, conference centers, tennis courts, softball fields, a heliport, and on-site walking trails. The Arcola Corporate Campus Property is currently occupied by two tenants, Dow Chemical and Wyeth Pharmaceuticals. The Arcola Corporate Campus Property has 4,145 parking spots resulting in a ratio of approximately 2.24 parking spaces per 1,000 square feet of net rentable area.

Major Tenants.

Dow Chemical (927,828 square feet, 50.1% of NRA, 68.1% of underwritten base rent): Dow Chemical is a leading producer of plastics, chemicals, and hydrocarbons and is one of the largest material and chemical companies in the US and the world. Dow Chemical uses hydrocarbon-based raw materials to make some 6,100 finished chemical products at nearly 110 sites in more than 30 countries. Dow Chemical’s products are used in industries such as automotive, transportation, consumer goods, industrial equipment, building and construction, and energy. Dow Chemical’s lease (the “Dow Chemical Lease”) commenced on July 1, 2012 and expires on December 31, 2028. The Dow Chemical Lease has six, six-year renewal options and no early termination options. The leased space consists of approximately 796,633 square feet of chemistry lab space (approximately 43.0% of the total net rentable area at the Arcola Corporate Campus Property). On June 30, 2020, Dow Chemical subleased 20,642 square feet to Keller Williams for $17.00 per square foot. The Keller Williams sublease terminates on June 30, 2028. Dow Chemical is currently marketing for sublease an additional 110,553 square feet of office space on its lease.

Wyeth Pharmaceuticals (677,311 square feet, 36.6% of NRA, 31.9% of underwritten base rent): Wyeth Pharmaceuticals is a wholly-owned subsidiary of Pfizer Inc. (“Pfizer”). Pfizer is one of the world’s largest research-based pharmaceutical companies, producing medicines for cardiovascular health, metabolism, oncology, inflammation and immunology, and other areas. Pfizer works across developed and emerging markets to advance wellness, prevention, treatments and cures that challenge diseases. Pfizer collaborates with healthcare providers, governments and local communities to support and expand access to reliable, affordable healthcare around the world. Pfizer’s lease (the “Wyeth Pharmaceutical Lease”) commenced on August 15, 2023 as part of the sale-leaseback, and is set to expire on August 15, 2028 with three, one-year renewal options and no early termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the historical and current occupancy of the Arcola Corporate Campus Property:

Historical and Current Occupancy(1)
2020	2021	2022	Current(2)
NAV	NAV	NAV	86.6%
(1)	Historical occupancies are not available because the Arcola Corporate Campus Property was acquired by the borrower in August 2023.
(2)	Current Occupancy is based on the underwritten rent roll dated as of August 1, 2023.

The following table presents certain information relating to the two tenants at the Arcola Corporate Campus Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Dow Chemical(3)	NR/NR/BBB+	927,828	50.1%	$13.72	$12,733,794	68.1%	12/31/2028
Wyeth Pharmaceuticals	A1/A+/A	677,311	36.6	$8.81	5,968,803	31.9	8/15/2028
Total Occupied		1,605,139	86.6%	$11.65	$18,702,598	100.0%
Vacant Space		247,914	13.4
Total / Wtd. Avg.		1,853,053	100.0%

(1)	Based on the underwritten rent roll dated August 1, 2023.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Dow Chemical subleases 20,642 square feet to Keller Williams for $17.00 per square foot. The Keller Williams sublease will terminate on June 30, 2028. Dow Chemical is currently marketing for sublease an additional 110,553 square feet of office space on its lease.

The following table presents certain information relating to tenant lease expirations at the Arcola Corporate Campus Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	247,914	13.4%	NAP	NAP	247,914	13.4%	NAP	NAP
2023 & MTM	0	0	0.0	$0	0.0%	247,914	13.4%	$0	0.0%
2024	0	0	0.0	0	0.0	247,914	13.4%	$0	0.0%
2025	0	0	0.0	0	0.0	247,914	13.4%	$0	0.0%
2026	0	0	0.0	0	0.0	247,914	13.4%	$0	0.0%
2027	0	0	0.0	0	0.0	247,914	13.4%	$0	0.0%
2028	2	1,605,139	86.6	18,702,598	100.0	1,853,053	100.0%	$18,702,598	100.0%
2029	0	0	0.0	0	0.0	1,853,053	100.0%	$18,702,598	100.0%
2030	0	0	0.0	0	0.0	1,853,053	100.0%	$18,702,598	100.0%
2031	0	0	0.0	0	0.0	1,853,053	100.0%	$18,702,598	100.0%
2032	0	0	0.0	0	0.0	1,853,053	100.0%	$18,702,598	100.0%
2033	0	0	0.0	0	0.0	1,853,053	100.0%	$18,702,598	100.0%
2034 & Beyond	0	0	0.0	0	0.0	1,853,053	100.0%	$18,702,598	100.0%
Total	2	1,853,053	100.0%	$18,702,598	100.0%
(1)	Based on the underwritten rent roll dated August 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to operating history and underwritten cash flows at the Arcola Corporate Campus Property:

Operating History and Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Gross Potential Rent(3)	$21,677,566	$11.70	54.2%
Expense Recoveries	18,352,558	9.90	45.8
Net Rental Income	$40,030,124	$21.60	100.0%
(Vacancy/Credit Loss)	(2,974,968)	(1.61)	(7.4)
Effective Gross Income	$37,055,156	$20.00	92.6%
Real Estate Taxes	6,779,962	3.66	18.3
Insurance	621,816	0.34	1.7
Management Fee	1,111,655	0.60	3.0
Other Operating Expenses	13,064,024	7.05	35.3
Total Expenses	$21,577,456	$11.64	58.2%
Net Operating Income	$15,477,699	$8.35	41.8%
Replacement Reserves	426,202	0.23	1.2
TI/LC	926,527	0.50	2.5
Net Cash Flow	$14,124,970	$7.62	38.1%
(1)	Historical financial information is not available because the Arcola Corporate Campus Property was acquired by the borrower in August 2023.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Based on the in-place rent roll dated August 1, 2023 for contractual leases.

Environmental. According to the Phase I environmental assessment dated March 17, 2023, there was no evidence of any recognized environmental conditions at the Arcola Corporate Campus Property.

The Market. The Arcola Corporate Campus Property is located in Collegeville, Pennsylvania within the Philadelphia Office market, northwest of Philadelphia. Collegeville was incorporated in 1896 and is home to Ursinus College and several local businesses. Outside the borough, Pfizer's pharmaceutical division and Dow Chemical share a global research and development campus. There is also a GlaxoSmithKline research and development facility in Collegeville. Located right outside of Collegeville is Providence Town Center, an open-air shopping and restaurant mall.

The Arcola Corporate Campus Property is located within the Norristown/Valley Forge office submarket. According to the appraisal, as of the fourth quarter of 2022, the Philadelphia Office market had a vacancy rate of 10.34%, an average rental rate of $27.10 per square foot and an inventory of approximately 324 million square feet. According to the appraisal, as of the fourth quarter of 2022, the Norristown/Valley Forge office submarket had a vacancy rate of 12.10%, an average rental rate of $23.78 per square foot and an inventory of 7,837,408 square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to comparable laboratory leases in the Greater Philadelphia area:

Comparable Laboratory Leases(1)
Property	Year Built	Tenant Name	Lease Start Date	Term (yrs.)	Lease Type	Tenant Size (SF)	Occupancy	Base Rent PSF
Arcola Corporate Campus Collegeville, PA	1900, 1992, 2003, 2007	Dow Chemical	Jun-12(2)	16.5(2)	NNN	796,633(2)(3)	86.6%(2)	$13.72(2)
727 Norristown Road Spring House, PA	1974	Merck	Jun-22	10.1	NNN	77,705	100.0%	$36.47
300 Rouse Boulevard Philadelphia, PA	2019	Iovance	Dec-21	20.0	NNN	135,000	100.0%	$31.76
411 Swedeland Road King of Prussia, PA	1986	Penn Cell & Gene Therapy	Aug-21	0.8	NNN	153,000	100.0%	$45.00
466 Devon Park Drive Wayne, PA	1975	Charles River Laboratories	Jul-21	15.0	NNN	155,200	100.0%	$18.36
225 & 235 Presidential Way Woburn, MA	2000	Raytheon	Jul-21	10.0	NNN	440,130	100.0%	$16.60
(1)	Source: Appraisal
(2)	Information is based on the underwritten rent roll dated August 1, 2023.
(3)	Based only on laboratory space occupied by Dow Chemical.

The following table presents certain information relating to comparable office leases in the Greater Philadelphia area:

Comparable Office Leases(1)
Property	Year Built	Tenant Name	Lease Start Date	Term (yrs.)	Lease Type	Tenant Size (SF)	Occupancy	Base Rent PSF
Arcola Corporate Campus Collegeville, PA	1900, 1992, 2003, 2007	Wyeth Pharmaceuticals	Aug-23(2)	5.0(2)	NNN	677,311(2)	86.6%(2)	$8.81(2)
1400 Pennbrook Parkway Landsdale, PA	2001	Confidential	Oct-22	10.0	NNN	40,452	100.0%	$16.65
2200 Renaissance Boulevard King of Prussia, PA	1985	IKEA	Aug-22	5.0	Mod. Gross	39,372	81.0%	$27.50
300 Welsh Road Ambler, PA	1985	Confidential	Jun-22	10.0	NNN	10,712	60.0%	$16.00
700 Dresher Road Horsham, PA	1987	Cerner Enviza	Feb-22	10.0	NNN	45,707	100.0%	$16.00
9450 Seward Road Fairfield, OH	1992	Confidential	Feb-23	10.0	NNN	270,506	100.0%	$9.90
36455 Corporate Drive Farmington Hills, MI	2002	Comerica Bank	Sep-22	10.0	Mod. Gross	340,000	100.0%	$24.95
6000 Feldwood Road Atlanta, GA	1986	Bank of America	Jun-22	5.3	NNN	230,241	100.0%	$11.25
2915 Jorie Boulevard Oak Brook, IL	1988	ACE Hardware Corp	May-22	20.0	Mod. Gross	297,127	100.0%	$24.00
(1)	Source: Appraisal
(2)	Information is based on the underwritten rent roll dated August 1, 2023.

The Borrower. The borrowing entity for the Arcola Corporate Campus Whole Loan is Collegeville Holdings LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion at origination.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is David Werner.

Property Management. The Arcola Corporate Campus Property is managed by Cushman & Wakefield U.S., Inc., a third-party property management company.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Asset Management. The borrower entered into an asset management agreement with Greenbarn Management, LLC, a third-party asset management company (“Asset Manager”), pursuant to which the Asset Manager is required to provide, among other things, certain property maintenance and repair services and leasing and financing services. All fees due to the Asset Manager under the asset management agreement are subordinate to debt service payments on the Arcola Corporate Campus Whole Loan, and such fees (other than the leasing services fees) are payable only out of excess cash flow from the Arcola Corporate Campus Property, so long as no event of default on the Arcola Corporate Campus Whole Loan is continuing.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) approximately $454,721 for the real estate tax reserve, (ii) approximately $103,636 for the insurance reserve, and (iii) $22,550 for deferred maintenance.

Tax Escrows – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the estimated annual real estate taxes (currently estimated to be approximately $606,182).

Insurance Escrows – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the estimated annual insurance premiums (currently estimated to be approximately $51,818).

Replacement Reserve – The borrower is required to deposit $35,517 into a replacement reserve on a monthly basis.

Major Tenant Reserve – During the continuance of a Major Tenant Trigger Period (as defined below), the borrower is required to deposit, on a monthly basis, $703,000 in connection with expenses incurred by a Major Tenant Replacement Lease (as defined below), a Major Tenant New Lease (as defined below) or a Major Tenant Approved Lease Extension (as defined below).

A “Major Tenant Trigger Period” will occur upon the date that is the earliest of:

(i)	the earlier to occur of (x) December 6, 2026, or (y) the date required under any Major Lease (as defined below) by which the applicable Major Tenant (as defined below) is required to give notice of its exercise of a renewal, whether such Major Lease is in its initial term or an extension term, unless, in either case, a Major Tenant Approved Lease Extension has occurred with respect to the applicable Major Lease; provided, however, that the foregoing clause (i)(x) will not apply if (a) the lender determines that the borrower has previously entered into a Replacement Dow Chemical Lease (as defined below) in accordance with the Arcola Corporate Campus Whole Loan documents, (b) the Replacement Dow Chemical Lease is not subject to any other “Major Tenant Trigger Period” and (c) after giving effect to the Replacement Dow Chemical Lease the debt yield is no less than 11%;
(ii)	the earlier to occur of the date on which (x) any Major Lease is surrendered, cancelled or terminated prior to its then-current expiration date, and (y) any Major Tenant provides written notice of such Major Tenant’s intention to do any of the acts set forth in the foregoing clause (x);
(iii)	the occurrence of any event of default by a Major Tenant under the applicable Major Lease beyond any applicable notice and/or cure thereunder;
(iv)	the earlier to occur of the date on which any Major Tenant (x) vacates, surrenders or otherwise ceases to conduct normal business operations in all or substantially all of the premises demised to such Major Tenant or otherwise “goes dark” or (y) provides written notice of such Major Tenant’s intention to do any of the acts set forth in the foregoing clause (x), provided, however, a Major Tenant Trigger Period will not be deemed to have occurred if and for so long as the senior unsecured credit rating of the applicable Major Tenant is at least “BBB-” by S&P and “Baa3” by Moody’s;
(v)	the earlier to occur of the date on which any Major Tenant (x) sublets all or any material portion of the premises demised under the applicable Major Lease or (y) provides written notice of such Major Tenant’s intention to do any of the acts set forth in the foregoing clause (x), provided, however, a Major Tenant Trigger Period will not be deemed to have occurred if and for so long as the senior unsecured credit rating of the applicable Major Tenant is at least “BBB-” by S&P and “Baa3” by Moody’s; or
(vi)	the commencement of a bankruptcy action by a Major Tenant.

A Major Tenant Trigger Period will end upon:

(A)	if triggered in the case of clause (i) above, the date on which (1) either (a) a Major Tenant Approved Lease Extension has occurred with respect to the applicable Major Lease, (b) the applicable Major Tenant signs a new lease (a “Major Tenant New Lease”), or (c) all or substantially all of the premises demised under the
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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applicable Major Lease are demised pursuant to one or more replacement leases (a “Major Tenant Replacement Lease”), (2) borrower delivers (a) a copy of the applicable lease documentation per the foregoing clause (1) and (b) an acceptable tenant estoppel certificate from the applicable Major Tenant, (3) the borrower has paid all leasing brokerage commissions in connection with such Major Lease, Major Tenant New Lease or Major Tenant Replacement Lease and provided a paid invoice reflecting the foregoing to the lender, (4) after giving effect to the Major Tenant Approved Lease Extension, Major Tenant New Lease or the Major Tenant Replacement Leases, the debt yield is no less than 11%;

(B)	if triggered in the case of clause (ii), (iii) or (iv) above, the date on which (a) either (x) the applicable Major Tenant signs a Major Tenant New Lease or (y) all or substantially all of the premises demised under the applicable Major Lease are demised pursuant to one or more Major Tenant Replacement Leases; (b) the borrower has paid all leasing brokerage commissions in connection with such Major Tenant New Lease or Major Tenant Replacement Lease and provided a paid invoice reflecting the foregoing to the lender; and (c) after giving effect to the Major Tenant New Lease or the Major Tenant Replacement Leases, the debt yield is no less than 11%;
(C)	if triggered in the case of clause (ii) above, the date on which (x) the Major Tenant rescinds in writing the exercise of its notice exercising its early termination, cancellation or surrender right or option and (y) borrower delivers to the lender evidence of such recission;
(D)	if triggered in the case of clause (iii) above, the date on which (x) the subject default has been cured and no other event of default exists and is continuing thereunder and (y) borrower delivers to the lender evidence of the foregoing;
(E)	if triggered in the case of clause (iv) above, the date on which (x) the applicable Major Tenant has (i) resumed operations at the Arcola Corporate Campus Property in all or substantially all of the premises demised under the applicable Major Lease for a period of two consecutive calendar quarters, or (ii) rescinded its intention to vacate, surrender or cease to conduct its normal business, and (y) borrower delivers to the lender evidence of the foregoing;
(F)	if triggered in the case of clause (v) above, solely with respect to clause (y) thereunder, the date on which (i) the applicable Major Tenant has rescinded its intention to so sublet all or any material portion of the premises demised under the applicable Major Lease, and (ii) borrower delivers to the lender evidence of the foregoing; or
(G)	if triggered in the case of clause (vi) above, the date on which (x) the bankruptcy action by the applicable Major Tenant has been dismissed and the applicable Major Lease is affirmed, and (y) borrower delivers to the lender evidence of the foregoing.

A “Major Lease” means (a) the Dow Chemical Lease, (b) the Wyeth Pharmaceutical Lease and (c) any other lease which, either individually, or when taken together with any other lease with the same tenant or its affiliates, demises more than 200,000 square feet at the Arcola Corporate Campus Property.

A “Major Tenant” means any tenant under a Major Lease.

A “Major Tenant Approved Lease Extension” means (i) a Major Tenant has exercised its extension option for an additional term of no less than five years (or such shorter period as may be approved by lender in writing) following the then-current expiration date of such Major Lease and (ii) borrower has delivered evidence of the foregoing to the lender.

Lockbox / Cash Management. The Arcola Corporate Campus Whole Loan is structured with a hard lockbox and springing cash management. All rents are required to be deposited directly into a lender-controlled lockbox account. During a Sweep Event Period (as defined below), funds on deposit in the lockbox account are required to be swept on a daily basis into a lender-controlled cash management account.

A ”Sweep Event Period” will commence upon the earliest of (i) an event of default, (ii) commencing on the monthly payment date in September 2024, the debt service coverage ratio on any payment date based on the trailing 12-month period being less than 1.50x, or (iii) the occurrence of a Major Tenant Trigger Period, and such Sweep Event Period will cure upon (a) in connection with clause (i) above, the cure of such event of default, (b) in connection with clause (ii) above, the debt service coverage ratio on any payment date based on the trailing 12-month period being equal to or greater than 1.60x for two consecutive calendar quarters, or (c) in connection with clause (iii) above, the termination of the applicable Major Tenant Trigger Period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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A “Replacement Dow Chemical Lease” means a new replacement lease with Dow Chemical, which satisfies the following:

(a)	such replacement lease is on the same form of lease as the Dow Chemical Lease, subject to the following permitted changes: (i) a minimum term of 11 years, and a maximum term of 25 years; (ii) a minimum base rent of $11,500,000 (net) per year, with not less than 1.5% annual increases; (iii) four, six-year options or five, five-year options with continued 1.5% minimum annual rent increases; and (iv) the demised premises remain the same as the original Dow Chemical Lease except that the premises currently demised to Dow Chemical in “Building A” may be excluded from the demised premises.
(b)	borrower delivers to the lender a copy of the fully executed Replacement Dow Chemical Lease;
(c)	borrower delivers to the lender an acceptable tenant estoppel from Dow Chemical with respect to the Replacement Dow Chemical Lease;
(d)	Dow Chemical executes and delivers the lender’s standard form of subordination, non-disturbance and attornment agreement, with such commercially reasonable changes as may be requested by Dow Chemical and which are acceptable to the lender, including an absolute subordination of any purchase or acquisition rights afforded to Dow Chemical under the Replacement Dow Chemical Lease, to be coordinated at the borrower’s sole cost and expense; and
(e)	if the Replacement Dow Chemical Lease contains any obligation of borrower to (i) complete any work to be performed in connection with the construction of the premises demised under the Replacement Dow Chemical Lease, (ii) pay to Dow Chemical any tenant improvement allowances, or (iii) pay any broker’s commissions, then all such amounts are deposited with the lender into the Major Tenant reserve account.

Subordinate Debt and Mezzanine Debt. None.

Permitted Future Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$25,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$25,000,000	Property Type – Subtype:	Office - Suburban
% of IPB:	3.5%	Net Rentable Area (SF):	553,039
Loan Purpose:	Refinance	Location:	Red Bank, NJ
Borrowers:	Exit 109 1 LLC, Exit 109 2 LLC, Exit 109 3 LLC and Exit 109 4 LLC	Year Built / Renovated:	1984-1985, 1990 / 2021
Borrower Sponsors:	Richard Chera and Maurice Zekaria	Occupancy:	84.0%
Interest Rate:	7.98500%	Occupancy Date:	10/6/2023
Note Date:	10/11/2023	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	10/6/2028	3rd Most Recent NOI (As of)(2):	$4,423,637 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$6,125,292 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of)(3):	$6,349,529 (TTM 8/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	82.9%
Amortization Type:	Interest Only	UW Revenues:	$13,584,111
Call Protection:	L(26),D(27),O(7)	UW Expenses:	$5,503,947
Lockbox / Cash Management:	Hard / Springing	UW NOI(3):	$8,080,165
Additional Debt(1):	Yes	UW NCF:	$7,969,557
Additional Debt Balance(1):	$30,000,000	Appraised Value / Per SF:	$114,200,000 / $206
Additional Debt Type(1):	Pari Passu	Appraisal Date:	9/22/2023

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$99
Taxes:	$102,854	$102,854	N/A	Maturity Date Loan / SF:	$99
Insurance:	$0	$19,240	N/A	Cut-off Date LTV:	48.2%
Replacement Reserves:	$0	$9,217	$221,216	Maturity Date LTV:	48.2%
TI/LC Reserve:	$7,000,000	Springing	N/A	UW NCF DSCR:	1.79x
Other Reserves(5):	$10,506,835	Springing	N/A	UW NOI Debt Yield:	14.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$55,000,000	97.8%	Loan Payoff	$35,000,000	62.3%
Borrower Equity	1,208,852	2.2	Reserves	17,609,689	31.3
			Closing Costs	3,599,163	6.4
Total Sources	$56,208,852	100.0%	Total Uses	$56,208,852	100.0%
(1)	The River Centre Mortgage Loan (as defined below) is part of a whole loan evidenced by five pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $55.0 million (the “River Centre Whole Loan”). The Financial Information in the chart above is based on the aggregate outstanding principal balance of the promissory notes comprising the River Centre Whole Loan.
(2)	The River Centre Property (as defined below) was purchased in June 2021 and the seller did not provide historical information. As such, 4th Most Recent NOI was unavailable. 3rd Most Recent NOI is a partial year statement.
(3)	The increase from the Most Recent NOI to the UW NOI is driven by 11 leases being signed in 2023 totaling 137,413 square feet (24.8% of NRA) and 29.6% of underwritten base rent.
(4)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(5)	Other Reserves include (i) approximately $8,332,477 in outstanding tenant allowances, tenant improvements and leasing commissions (“TATI/LC”), (ii) approximately $2,174,358 in rent concessions and (iii) a monthly springing Material Tenant (as defined below) funds reserve.

The Loan. The River Centre mortgage loan (the “River Centre Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee interest in a suburban office property totaling 553,039 square feet located in Red Bank, New Jersey (the “River Centre Property”). The River Centre Whole Loan consists of five pari passu notes and accrues interest at a rate of 7.98500% per annum. The River Centre Whole Loan has a five-year term, is interest-only for the entire term of the loan and accrues interest on an Actual/360 basis. The non-controlling Notes A-2, A-3, A-4 and A-5 will be included in the BBCMS 2023-5C23 securitization trust. The River Centre Whole Loan is serviced pursuant to the pooling and servicing agreement for the BMO 2023-5C2 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$30,000,000	$30,000,000	BMO 2023-5C2	Yes
A-2	$10,000,000	$10,000,000	BBCMS 2023-5C23	No
A-3	$5,000,000	$5,000,000	BBCMS 2023-5C23	No
A-4	$5,000,000	$5,000,000	BBCMS 2023-5C23	No
A-5	$5,000,000	$5,000,000	BBCMS 2023-5C23	No
Whole Loan	$55,000,000	$55,000,000

The Property. The River Centre Property consists of a five-building Class A office campus totaling 553,039 square feet located at 200 Schultz Drive and 331 Newman Springs Road in Red Bank, New Jersey. The five, two-, three- and four-story buildings were constructed in 1984, 1985 and 1990 and renovated in 2021. The River Centre Property is situated on an approximately 40.88-acre site located within the River Centre office campus. The River Centre Property includes an amenity center totaling 20,072 square feet, which consists of a cafeteria, a lounge area and a fitness center. The River Centre Property contains 1,845 parking spaces or 3.34 spaces per 1,000 square feet. Within the River Centre office campus and adjacent to the River Centre Property, is a 103,000 square foot office building located at 100 Schultz Drive, which is also owned by the borrower sponsors, but not included within the collateral.

The River Centre Property was 84.0% leased to 43 unique tenants as of October 6, 2023. The five largest tenants at the River Centre Property, Sycamore Medical (d/b/a Advanced Reconstructive Surgery Alliance) (“Sycamore Medical”), Life Time Fitness (Office) (d/b/a Life Time Work) (“Life Time”), Wells Fargo, McGraw-Hill, and Perspecta Labs, account for 32.2% of NRA and 38.7% of underwritten base rent. No other tenant accounts for more than 4.6% of NRA or 5.4% of underwritten base rent. Since acquiring the River Centre Property in June 2021 for approximately $71.0 million, the borrower sponsors have since (x) invested approximately $14.0 million in capital expenditures and leasing costs including mechanicals, parking lot paving, landscaping, and spec space, among other improvements and (y) signed 33 new and renewal leases totaling 312,729 square feet (56.5% of NRA; 69.0% of underwritten base rent), with lease commencement dates in November 2021 or later. At origination, the borrower sponsors reserved $7.0 million in leasing costs in a TI/LC reserve.

In 2024, Life Time is expected to complete construction on a new 125,000 square foot athletic club across from 100 Schultz Drive and 200 Schultz Drive, which is not part of the collateral. The cost to construct the new Life Time facility is reportedly approximately $40 million, and will include swimming pools, athletic courts, saunas, cardio and weight training equipment, fitness studios, kids spaces, a café and a spa. The pool is expected to occupy 50,000 square feet of space with an outdoor beach club, a bistro, lap pools and a whirlpool. Life Time will occupy 40,212 square feet of space as office space at the River Centre Property through May 31, 2039, as an addition to its main 125,000 square foot facility. The borrower sponsors plan to add a drive-thru Starbucks on a 0.50-acre free release parcel (the “Starbucks Parcel”) as well as a parking garage, which will be constructed as part of the sale of the Avalon Parcel (as defined below), providing tenants access to covered parking.

Major Tenants.

Sycamore Medical (41,925 square feet; 7.6% of NRA; 9.4% of underwritten base rent) is doing business as the Advanced Reconstructive Surgery Alliance (“ARSA”). ARSA was designed specifically for specialist cosmetic and reconstructive surgery practices. ARSA services include, but are not limited to, back-office administration, marketing, insurance coordination, human resourcing, purchasing, and support for specialist cosmetic and reconstructive surgery practices. Sycamore Medical currently occupies 41,925 square feet across one suite at 331 Newman Springs Road and one suite at 200 Schultz Drive. Sycamore Medical initially leased 25,000 square feet with a lease expiration date of May 31, 2034. Sycamore Medical subsequently executed a lease for an additional 16,925 square feet with an estimated rent commencement date of March 1, 2024, and a lease expiration date of December 31, 2036. Both suites have a current base rental rate of $29.75 per square foot. Sycamore Medical has two, five-year renewal options remaining and no termination options.

Life Time (40,212 square feet; 7.3% of NRA; 7.4% of underwritten base rent). Life Time (Moody’s/S&P/Fitch: Caa1/B/B+) (NYSE: LTH) is a lifestyle brand offering health, fitness and wellness experiences to a community of nearly 1.4 million individual members, who together comprise more than 776,000 memberships, as of December 31, 2022. Life Time operates

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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160 distinctive, resort-like athletic country club destinations across 29 states in the U.S. and one province in Canada. In 2018, Life Time launched Life Time Work, a branded co-working model, which offers work spaces in close proximity to its athletic country clubs and integrates ergonomic furnishings and promotes a healthy working environment. As of December 31, 2022, Life Time had 11 Life Time Work locations in operation, with plans to open more in the coming years, including the 40,212 square foot suite at the River Centre Property. In 2022, Life Time generated $1.823 billion of revenue and $282 million in Adjusted EBITDA.

Life Time leases a 40,212 square foot space with a rent commencement date of November 1, 2023 and a lease expiration date of May 31, 2039. Life Time has a current base rental rate of $24.50 per square foot modified gross, which is estimated to increase to $26.95 per square foot on June 1, 2029 and $29.64 per square foot on June 1, 2034. Life Time will also pay percentage rent associated with its co-work office space calculated as all membership revenue in excess of a natural breakout for each lease year multiplied by 28%, initially equal to approximately $3.52 million. Life Time has three, five-year renewal options remaining and no termination options in its lease.

Wells Fargo (37,520 square feet; 6.8% of NRA; 7.8% of underwritten base rent). Wells Fargo (Moody’s/S&P: A1/BBB+) (NYSE: WFC) is a financial services company that provides a diversified set of banking, investment and mortgage products and services, as well as consumer and commercial finance, through banking locations and offices, the internet and other distribution channels to individuals, businesses and institutions in all 50 states, the District of Columbia and in countries outside the U.S. Wells Fargo provides consumer financial products and services including checking and savings accounts, credit and debit cards, and auto, mortgage and home equity, and small business lending. In addition, Wells Fargo offers financial planning, private banking, investment management and fiduciary services. Wells Fargo also provides financial solutions to businesses through products and services including traditional commercial loans and lines of credit, letters of credit, asset-based lending, trade financing, treasury management and investment banking services. As of December 31, 2022, Wells Fargo had assets of approximately $1.9 trillion, loans of $955.9 billion, deposits of $1.4 trillion and stockholders’ equity of $180 billion.

Wells Fargo currently occupies 37,520 square feet across three suites. Two suites totaling 25,762 square feet at 331 Newman Springs Road are leased by Wells Fargo Advisors, LLC and one 11,758 square foot suite at 200 Schultz Drive is leased by Wells Fargo Bank, N.A. Wells Fargo Advisors, LLC’s 25,762 square feet of space at 331 Newman Springs Road has a lease expiration date of August 31, 2029, and a current base rental rate of $27.00 per square feet. Wells Fargo Bank, N.A.’s 11,758 square feet of space at 200 Schultz Drive has a lease expiration date of November 30, 2027, and a current base rental rate of $29.00 per square feet. Wells Fargo has two, five-year renewal options remaining. Wells Fargo Advisors, LLC has a one-time right to terminate its lease effective August 31, 2027, upon 12 months’ prior written notice to the landlord and payment of a termination fee equal to approximately $290,283. Wells Fargo Bank, N.A. has a one-time right to (x) terminate its lease or (y) surrender 4,881 square feet effective August 31, 2025, upon 12 months’ prior written notice to the landlord and payment of a termination fee equal to (x) $159,744 in the event the lease is terminated or (y) $66,313 in the event only 4,881 square feet is surrendered.

Environmental. According to the Phase I environmental assessment dated April 14, 2023, there was no evidence of any recognized environmental conditions at the River Centre Property.

The following table presents certain information relating to the historical and current occupancy of the River Centre Property:

Historical and Current Occupancy
2021(1)	2022(1)	Current(2)
79.3%	74.7%	84.0%
(1)	Historical occupancies are an average of each respective year.
(2)	Current occupancy is as of October 6, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the top tenants based on square footage at of the River Centre Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Sycamore Medical	NR/NR/NR	41,925	7.6%	$29.75	$1,247,269	9.4%	Various(3)
Life Time	Caa1/B/B+	40,212	7.3	$24.50	985,194	7.4	5/31/2039
Wells Fargo(4)	A1/BBB+/NR	37,520	6.8	$27.63	1,036,556	7.8	Various(5)
McGraw-Hill	B3/B-/B	30,800	5.6	$33.56	1,033,648	7.8	8/31/2029
Perspecta Labs	NR/NR/NR	27,635	5.0	$29.50	815,233	6.2	10/31/2028
Major Tenants		178,092	32.2%	$28.74	$5,117,899	38.7%

Other Tenants(6)		286,282	51.8%	$28.37	$8,121,991	61.3%
Occupied Collateral Total / Wtd. Avg.		464,374	84.0%	$28.51	$13,239,890	100.0%
Vacant Space		88,665	16.0

Collateral Total		553,039	100.0%

(1)	Information is based on the underwritten rent roll dated October 6, 2023 and is inclusive of rent steps totaling $163,649 through October 2024.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Sycamore Medical leases 25,000 square feet expiring on May 31, 2034 and 16,925 square feet expiring on December 31, 2036.
(4)	Wells Fargo has a one-time right to terminate its lease for 25,762 square feet at 331 Newman Springs Road effective August 31, 2027, upon 12 months’ prior written notice to the landlord and payment of a termination fee equal to approximately $290,283. Wells Fargo also has a one-time right to (x) terminate its lease or (y) surrender 4,881 square feet at 200 Schultz Drive effective August 31, 2025, upon 12 months’ prior written notice to the landlord and payment of a termination fee equal to (x) $159,744 in the event the lease is terminated or (y) $66,313 in the event only 4,881 square feet is surrendered.
(5)	Wells Fargo leases 25,762 square feet expiring on August 31, 2029 and 11,758 square feet expiring on November 30, 2027.
(6)	Other Tenants is inclusive of (i) amenity and storage space totaling 20,072 square feet for which no rent is associated or underwritten, (ii) a management office totaling 1,299 square feet for which no rent is associated or underwritten and (iii) six leases totaling 59,890 square feet with rent commencement dates after the Cut-off Date. There can be no assurance that the tenants with leases with rent commencement dates after the Cut-off Date will: (x) take occupancy of their respective leased spaces at the River Centre Property (or in the case of Sycamore Medical and Woolston Consulting, take occupancy of their expansion spaces at the River Centre Property); or (y) begin paying rent on their respective leased spaces, in each case as expected or at all.

The following table presents certain information relating to the tenant lease expirations of the River Centre Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	88,665	16.0%	NAP	NA	P	88,665	16.0%	NAP	NA	P
2023 & MTM(2)	4	21,339	3.9	$38,998	0.3%		110,004	19.9%	$38,998	0.3%
2024	8	38,049	6.9	1,192,264	9.0		148,053	26.8%	$1,231,262	9.3%
2025	4	19,805	3.6	655,041	4.9		167,858	30.4%	$1,886,303	14.2%
2026	4	42,205	7.6	1,218,438	9.2		210,063	38.0%	$3,104,742	23.4%
2027	4	20,566	3.7	624,611	4.7		230,629	41.7%	$3,729,353	28.2%
2028	4	48,827	8.8	1,489,092	11.2		279,456	50.5%	$5,218,446	39.4%
2029	8	77,276	14.0	2,399,049	18.1		356,732	64.5%	$7,617,494	57.5%
2030	4	20,160	3.6	614,562	4.6		376,892	68.1%	$8,232,056	62.2%
2031	2	25,483	4.6	753,099	5.7		402,375	72.8%	$8,985,155	67.9%
2032	1	13,131	2.4	409,819	3.1		415,506	75.1%	$9,394,974	71.0%
2033	2	15,925	2.9	459,338	3.5		431,431	78.0%	$9,854,312	74.4%
2034 & Beyond(3)	9	121,608	22.0	3,385,579	25.6		553,039	100.0%	$13,239,890	100.0%
Total	54	553,039	100.0%	$13,239,890	100.0%
(1)	Based on the underwritten rent roll dated October 6, 2023 and is inclusive of rent steps totaling $163,649 through October 2024.
(2)	2023 & MTM is inclusive of amenity and storage space totaling 20,072 square feet for which no rent is associated or underwritten.
(3)	2034 & Beyond is inclusive of a management office totaling 1,299 square feet for which no rent is associated or underwritten.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the historical and underwritten cash flows of the River Centre Property:

Operating History and Underwriting Net Cash Flow
	2021(1)	2022	TTM(2)	Underwritten	Per Square Foot	%(3)
In Place Rent	$6,673,641	$11,178,396	$11,246,287	$13,076,241	$23.64	80.2%
Gross Up of Vacant Space	0	0	0	2,792,948	5.05	17.1
Rent Steps	0	0	0	163,649	0.30	1.0
Straight Line Rent(4)	0	0	0	11,501	0.02	0.1
Gross Potential Rent	$6,673,641	$11,178,396	$11,246,287	$16,044,339	$29.01	98.4%
Total Reimbursements	244,756	397,060	311,484	264,141	0.48	1.6
Total Gross Income	$6,918,396	$11,575,456	$11,557,771	$16,308,480	$29.49	100.0%
(Vacancy/Credit Loss)	0	0	0	(2,792,948)	(5.05)	(17.1)
Other Income	51,627	84,291	68,579	68,579	0.12	0.4
Effective Gross Income	$6,970,024	$11,659,746	$11,626,350	$13,584,111	$24.56	83.3%
Total Expenses	$2,546,386	$5,534,454	$5,276,821	$5,503,947	$9.95	40.5%
Net Operating Income	$4,423,637	$6,125,292	$6,349,529	$8,080,165	$14.61	59.5%
Capital Expenditures	0	0	0	110,608	0.20	0.8
TI/LC	0	0	0	0	0.00	0.0
Net Cash Flow	$4,423,637	$6,125,292	$6,349,529	$7,969,557	$14.41	58.7%
(1)	The River Centre Property was purchased in June 2021. As such, 2021 operating history is a partial year statement.
(2)	TTM reflects the trailing 12 months ending August 31, 2023.
(3)	% column represents percent of Total Gross Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Includes straight-lined rent for investment-grade tenants or their affiliates averaged to earlier of lease expiration or loan maturity.

The Market. The River Centre Property is located in Red Bank, Monmouth County, New Jersey, approximately 2.4 miles southwest of downtown Red Bank, approximately 47.4 miles south of New York City and approximately 36.7 miles south of Newark Liberty International Airport. Access to the River Centre Property is provided by immediate accessibility to exit 109 of the Garden State Parkway, State Highway 35, approximately 1.7 miles west, State Highways 18 and 36, approximately 4.8 miles north, US Highway 9, approximately 14.9 miles southeast, and the New Jersey Turnpike, approximately 19.5 miles southeast. Public transportation is available near the River Centre Property including NJ Transit Train service provided by the Red Bank Station, approximately 1.8 miles east and Little Silver Station approximately 3.9 miles southeast. In addition, the Seastreak Ferry - Atlantic Highlands is approximately 8.4 miles northeast of the River Centre Property, a fast passenger ferry providing service to points in Manhattan and central New Jersey, among others.

The River Centre Property is part of the New York-Newark-Jersey City, NY-NJ-PA Metropolitan Statistical Area (“New York MSA”). Specifically, the River Centre Property is located within the Eastern Monmouth office submarket of the Northern New Jersey office market. According to the appraisal, as of 2022, the New York MSA had an estimated population of approximately 19.8 million and experienced an annual growth rate decrease of approximately 0.6% since 2020. According to a third-party market research report, in the first quarter of 2023, the submarket reported an inventory of approximately 17.5 million square feet, with an average asking rent of $28.84 and an overall vacancy rate of 6.0%. The estimated 2023 population and average household income within a five-mile radius of the River Centre Property was 107,993 and $189,241, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to comparable office leases to the River Centre Property:

Competitive Building Summary(1)
Property Name / Location	Year Built / Renovated	Size (SF)	Tenant	Tenant Size (SF)	Rent PSF	Commencement	Lease Term (Years)
River Centre Property Red Bank, NJ	1984-1985, 1990 / 2021	553,039(2)	Life Time	40,212(2)	$24.50(2)	Nov-23(2)	15.6(2)
One Tower Center Boulevard East Brunswick, NJ	1986 / 2020	417,534	HCL	40,732	$31.50	Aug-2023	15.0
200 Monmouth Street Red Bank, NJ	2019 / NAP	45,200	Axis Insurance	7,985	$29.50	Oct-2022	5.0
485 Route 1 South Woodbridge, NJ	1980 / 2019	112,449	Fortegra	112,449	$31.00	Oct-2022	10.0
141 West Front Street Red Bank, NJ	2007 / 2020	92,878	Confidential	5,710	$36.00	Jan-2023	7.0
1030 Broad Street Shrewsbury, NJ	1984 / NAP	52,025	Mitre	13,578	$26.00	Aug-2022	5.0
90 Matawan Road Matawan, NJ	2001 / NAP	221,966	Ocean Computer Group	21,152	$27.00	Sep-2022	7.0
(1)	Source: Appraisal.
(2)	Information is based on the underwritten rent roll dated October 6, 2023.

The Borrowers. The borrowers are Exit 109 1 LLC, Exit 109 2 LLC, Exit 109 3 LLC and Exit 109 4 LLC, each a Delaware limited liability company and single purpose entity with one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the River Centre Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors for the River Centre Whole Loan are Richard Chera and Maurice Zekaria. Richard Chera is a co-founder and serves as senior managing director of Crown Acquisitions Inc., a New York based full-service real estate firm, and has acquired and developed billions of dollars of high profile commercial real estate assets. Maurice Zekaria is president and CEO of Paramount Realty. Paramount Realty is a commercial real estate company with over 150 properties and 15 million square feet spanning 10 states across the Northeast and Mid-Atlantic region of the United States.

Property Management. The River Centre Property is managed by Paramount Newco Realty Limited Liability Company, an affiliate of the borrower sponsors.

Escrows and Reserves. At origination, the borrowers deposited into escrow (i) approximately $102,854 for real estate taxes, (ii) $7,000,000 for TI/LCs, (iii) approximately $2,174,358 for rent concessions and (iv) approximately $8,332,477 for outstanding TATI/LC reserves.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments to the tax reserve, which currently equates to approximately $102,854.

Insurance Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance premiums to the insurance reserve, which currently equates to approximately $19,240.

Replacement Reserves – On a monthly basis, the borrowers are required to escrow approximately $9,217 for replacement reserves subject to a cap of approximately $221,216.

TI/LC Reserve – On a monthly basis, the borrowers will be required to deposit approximately $64,521 into a TI/LC reserve upon the first occurrence of the balance in the TI/LC reserve account being equal to or less than $2,000,000.

Lockbox / Cash Management. The River Centre Whole Loan is structured with a hard lockbox and springing cash management. The borrowers and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within one business day after receipt. During the continuance of a Cash Management Trigger Event (as defined below), all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the River Centre Whole Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, the debt service payment on the River Centre Whole Loan, operating expenses and cash

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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management bank fees) are required to be applied as follows: (a) if a Material Tenant Trigger Event (as defined below) has occurred and is continuing, to a Material Tenant rollover account, (b) if a Cash Sweep Trigger Event (as defined below) other than a Material Tenant Trigger Event has occurred and is continuing, to the lender-controlled excess cash flow account or (c) if no Material Tenant Trigger Event or Cash Sweep Trigger Event has occurred and is continuing, to the borrowers.

A “Cash Management Trigger Event” means a period commencing upon the occurrence of (i) an event of default, (ii) any bankruptcy action involving the borrowers, the guarantors, the key principals or the affiliated property manager, (iii) the trailing 12-month period debt service coverage ratio falling below 1.40x, (iv) the indictment for fraud or misappropriation of funds of the borrowers, the guarantors, the key principals or an affiliated or third-party property manager (provided that, in the case of the third-party property manager, such fraud or misappropriation is related to the River Centre Property) or (v) a Material Tenant Trigger Event, and expiring upon (a) with respect to clause (i) above, the cure of such event of default and the acceptance of such cure by the lender, (b) with respect to clause (ii) above, the filing being discharged or dismissed within 60 days for the borrowers, the guarantors or the key principals, or within 45 days for the property manager, and the lender’s determination that such filing does not materially increase the borrowers’, the guarantors’ or the key principals’ monetary obligations, or materially and adversely affect the key principals’, the guarantors’ or the property manager’s ability to carry out their obligations under the River Centre Whole Loan documents, as applicable, or, in the case of the property manager, the replacement of the property manager with a third-party property manager that constitutes a qualified property manager under the River Centre Whole Loan documents, (c) with respect to clause (iii) above, the trailing 12-month period debt service coverage ratio being at least 1.40x for one calendar quarter or the borrowers depositing with the lender cash or a letter of credit in an amount (such amount, the “DSCR Cure Deposit”) that, if applied to reduce the then outstanding principal balance would result in a 12-month period debt service coverage ratio being at least 1.40x for one calendar quarter, (d) with respect to clause (iv) above, the dismissal of the applicable indictment with prejudice or acquittal of the applicable person, or the replacement of the property manager with a third-party property manager that constitutes a qualified property manager under the River Centre Whole Loan documents or (e) with respect to clause (v) above, the cure of such Material Tenant Trigger Event.

A “Cash Sweep Trigger Event” means a period commencing upon the occurrence of (i) an event of default, (ii) any bankruptcy action involving the borrowers, the guarantors, the key principals or an affiliated property manager or (iii) the 12-month period debt service coverage ratio falling below 1.40x, and expiring upon (a) with respect to clause (i) above, the cure of such event of default and the acceptance of such cure by the lender, (b) with respect to clause (ii) above, the filing being discharged or dismissed within 60 days, and the lender’s determination that such filing does not materially increase the borrowers’, the guarantors’ or the key principals’ monetary obligations, or materially and adversely affect the key principals’, the guarantors’ or the property manager’s ability to carry out their obligations under the River Centre Whole Loan documents, as applicable, or, in the case of the property manager, the replacement of the property manager with a third-party property manager that constitutes a qualified property manager under the River Centre Whole Loan documents or (c) with respect to clause (iii) above, the 12-month period debt service coverage ratio being at least 1.40x for one calendar quarter or the borrowers depositing with the lender a DSCR Cure Deposit that, if applied to reduce the then outstanding principal balance would result in a 12-month period debt service coverage ratio being at least 1.40x for one calendar quarter.

A “Material Tenant Trigger Event” means a period commencing upon the occurrence of (i) a Material Tenant giving notice of its intention to terminate, cancel or not to extend or renew its lease, (ii) on or prior to the date that is 12 months prior to the then-applicable expiration date under its respective Material Tenant lease, if the applicable Material Tenant does not extend or renew such Material Tenant lease, (iii) on or prior to the date by which a Material Tenant is required under its Material Tenant lease to notify the borrowers of its election to extend such Material Tenant lease, if the Material Tenant does not extend or renew such Material Tenant lease, (iv) an event of default under a Material Tenant lease occurring and continuing beyond any applicable notice and cure period, (v) a bankruptcy action of a Material Tenant or guarantor of any Material Tenant lease occurring, (vi) a Material Tenant lease being terminated or no longer being in full force and effect or (vii) a Material Tenant “going dark”, vacating, ceasing to occupy or ceasing to conduct business in the ordinary course at all or a portion of its Material Tenant space and expiring upon (a) with respect to clause (i), (ii), (iii), (vi) or (vii) above, the date that (x) the applicable Material Tenant lease is extended on terms satisfying the requirements of the River Centre Whole Loan documents or (y) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant satisfying the requirements of the River Centre Whole Loan documents, (b) with respect to solely clause (i) above, the date that the applicable Material Tenant revokes or rescinds all termination or cancellation notices, (c) with respect to solely clause (iv) above, a cure of the applicable event of default, (d) with respect to solely clause (v) above, the affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty) or (e) with respect to solely clause (vii) above, the Material Tenant re-commencing its normal business operations at its Material Tenant space or the applicable portion thereof at the River Centre Property.

A “Material Tenant” means any tenant at the River Centre Property that, together with its affiliates, either (a) leases 20% or more of the total rentable square footage at the River Centre Property or (b) accounts for (or would account for) 20% or more of the total in-place base rent at the River Centre Property.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. The borrowers will have the right to obtain the release of a portion of the River Centre Property consisting of non-income producing land, paved parking, and an amenity building, which collectively represent in the aggregate approximately 5.9 acres (the “Avalon Parcel”) from the lien of the related River Centre Whole Loan without payment of any release amount, penalty or premium, subject to complying with terms and conditions set forth in the River Centre Whole Loan documents, including but not limited to: (i) the release is in connection with the sale of the Avalon Parcel to Avalon or wholly owned affiliate of Avalon, (ii) delivery of written evidence reasonably acceptable to the lender that (a) any construction, development, and/or work contemplated for the Avalon Parcel will not materially disrupt any business operations of tenants at the remaining River Centre Property, (b) the Avalon Parcel has been legally subdivided, (c) the remaining River Centre Property and the Avalon Parcel will each constitute one or more separate tax lots and each will comply with all legal requirements, and (d) the remaining River Centre Property separately conforms to all zoning, building, land use, and parking requirements, (iii) completion of all work related to construction of replacement amenities and (iv) (x) the borrowers reserving with the lender an amount determined by the lender based upon the estimated cost for the construction of a promenade and river walk (see below for more information) pursuant to the lender’s review and approval of a detailed budget or (y) delivery of a payment and performance guaranty covering all such work from the related guarantors. Per an executed purchase and sale agreement, the borrowers intend to release the Avalon Parcel from the lien of the River Centre Whole Loan and subsequently sell the Avalon Parcel to Avalon or an affiliate thereof, which is expected to develop a residential project named Avalon Middletown that is anticipated to include a parking garage after appropriate easements have been put in place to satisfy parking requirements. As a condition of the sale of the Avalon Parcel to Avalon, the borrowers will be required to construct a promenade and a river walk at the River Centre Property, which is estimated to cost $6.0 million.

In addition to the Avalon Parcel, the borrowers will have the right to obtain the release of a portion of the River Centre Property consisting of non-income producing paved parking and landscaping of approximately 0.5 acres in size (the “Starbucks Parcel”) from the lien of the River Centre Whole Loan without payment of any release amount, penalty or premium, subject to the satisfaction of conditions set forth in the River Centre Whole Loan documents, including, but not limited to: (i) delivery of a fully executed lease between an affiliate of the borrowers and Starbucks for a to-be-constructed Starbucks store on the Starbucks Parcel, (ii) the Starbucks Parcel being conveyed to an affiliate of the guarantors, (iii) a use restriction agreement and easement being recorded against the Starbucks Parcel, which will prohibit the use of the Starbucks Parcel for anything other than a coffee shop and grant a perpetual access easement benefiting the remaining River Centre Property, (iv) written evidence that (a) the Starbucks Parcel is not necessary for the borrowers’ operation or use of the remaining River Centre Property, (b) any construction, development, and/or work contemplated for the Starbucks Parcel will not materially disrupt any business operations of the tenants or occupants of the remaining River Centre Property, (c) the Starbucks Parcel has been legally subdivided, (d) the remaining River Centre Property and the Starbucks Parcel will each constitute one or more separate tax lots and each will comply with all legal requirements, and (e) the Starbucks Parcel is not necessary for the remaining River Centre Property to comply with all zoning, building, land use, parking or other applicable legal requirements, or, to the extent necessary, a reciprocal easement has been executed or recorded against the Starbucks Parcel. The stand-alone building is anticipated to house a drive-thru Starbucks. The current letter of intent states the addition will be 2,365 square feet, with the tenant paying rent of $150,000 annually for the first five years of its lease and increasing to $165,000 annually for years 6-10 of its lease. The term of the lease will be 10 years, with four, five-year renewal options. There can be no assurance that Starbucks will (x) take occupancy at the Starbucks Parcel or (y) begin paying rent, in each case as expected or at all.

No value was attributed to either the Avalon Parcel or the Starbucks Parcel in underwriting the River Centre Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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PILOT Program. The River Centre Whole Loan documents permit the borrower sponsors to enter into PILOT agreements for the redevelopment of the River Centre Property, which, if entered into, would cap future real estate taxes related to the River Centre Property. There can be no assurance that the borrower sponsors for the River Centre Whole Loan will enter into PILOT agreements for the redevelopment of the River Centre Property. In the event the borrower sponsors are able to enter into PILOT agreements for the redevelopment of the River Centre Property, there can be no assurance of the extent to which real estate taxes attributable to the River Centre Property would be limited, if at all.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$23,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$23,000,000	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	3.2%	Net Rentable Area (SF):	320,801
Loan Purpose:	Refinance	Location:	Charlotte, NC
Borrower:	NW BCP 7C LP	Year Built / Renovated:	2020 / NAP
Borrower Sponsor:	John Kukral or Michael Profenius	Occupancy:	92.5%
Interest Rate:	7.38750%	Occupancy Date:	9/13/2023
Note Date:	9/13/2023	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	6/6/2028	3rd Most Recent NOI (As of)(2):	NAV
Interest-only Period:	56 months	2nd Most Recent NOI (As of)(2):	NAV
Original Term:	56 months	Most Recent NOI (As of)(2):	NAV
Original Amortization:	None	UW Economic Occupancy:	92.4%
Amortization Type:	Interest Only	UW Revenues:	$12,750,089
Call Protection:	L(23),YM1(3),DorYM1(24),O(6)	UW Expenses:	$2,792,400
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$9,957,689
Additional Debt(1):	Yes	UW NCF:	$9,767,877
Additional Debt Balance(1):	$71,000,000	Appraised Value / Per SF:	$150,700,000 / $470
Additional Debt Type(1):	Pari Passu	Appraisal Date:	6/10/2023

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$293
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$293
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	62.4%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	62.4%
TI/LC Reserves:	$0	Springing	N/A	UW NCF DSCR:	1.39x
				UW NOI Debt Yield:	10.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$94,000,000	100.0%	Loan Payoff	$70,399,685	74.9%
			Return of Equity	18,433,705	19.6
			Closing Costs	5,166,611	5.5
Total Sources	$94,000,000	100.0%	Total Uses	$94,000,000	100.0%
(1)	The Overlook at Ballantyne Mortgage Loan (as defined below) is part of a whole loan evidenced by six pari passu notes with an aggregate original principal balance and Cut-off Date Balance of $94,000,000 (the “Overlook at Ballantyne Whole Loan”). Financial information in the chart above reflects the Overlook at Ballantyne Whole Loan. See “The Loan” herein.
(2)	Historical cash flows are unavailable because the Overlook at Ballantyne Property (as defined below) was built in 2020 and was in lease up in 2021 and 2022.

The Loan. The Overlook at Ballantyne mortgage loan (the “Overlook at Ballantyne Mortgage Loan”) is part of a whole loan evidenced by six pari passu promissory notes with an aggregate original principal balance and Cut-off Date Balance of $94,000,000, which is secured by the borrower’s fee interest in a 320,801 square foot office property located in Charlotte, North Carolina (the “Overlook at Ballantyne Property”). The Overlook at Ballantyne Mortgage Loan is evidenced by the non-controlling Notes A-3 and A-5-2, with an aggregate outstanding principal balance as of the Cut-off Date of $23,000,000. The Overlook at Ballantyne Whole Loan was originated by DBR Investments Co. Limited (“DBRI”) and accrues interest at a fixed rate of 7.38750% per annum. The Overlook at Ballantyne Whole Loan has an initial term of 56 months, is interest-only for the full term and accrues interest on an Actual/360 basis. The Overlook at Ballantyne Whole Loan is serviced pursuant to the pooling and servicing agreement for the Benchmark 2023-V4 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The table below summarizes the promissory notes that comprise the Overlook at Ballantyne Whole Loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$30,000,000	$30,000,000	Benchmark 2023-V4	Yes
A-2	20,000,000	20,000,000	Benchmark 2023-V4	No
A-3	20,000,000	20,000,000	BBCMS 2023-5C23	No
A-4	15,000,000	15,000,000	BMO 2023-5C2	No
A-5-1	6,000,000	6,000,000	Benchmark 2023-V4	No
A-5-2	3,000,000	3,000,000	BBCMS 2023-5C23	No
Total	$94,000,000	$94,000,000

The Property. The Overlook at Ballantyne Property is an 11-story, 320,801 square foot, Class-A office building located within the Ballantyne Corporate Park in Charlotte, North Carolina. Built in 2020 by the borrower sponsor, the Overlook at Ballantyne Property is LEED-certified and received the “Designed to Earn ENERGY STAR” designation. The Overlook at Ballantyne Property is comprised of 11 stories and 5.44 acres with a typical floor plate size of approximately 32,000 square feet and 13’ ceiling heights. The Overlook at Ballantyne Property has approximately 15,000 square feet of amenity space including a rooftop sky terrace, 50-seat conference room, 3,000 square foot fitness facility and active greenspaces. In addition, there are 1,161 parking stalls allocated to the Overlook at Ballantyne Property in the adjacent collateral garage which equates to 3.83 parking spaces per 1000 square feet of net rentable area. The Overlook at Ballantyne Property is located within the Ballantyne Corporate Park, which is a 535-acre community which includes 4.4 million square feet of Class A office space and is home to more than 35 Fortune 500 companies, including nationally recognized tenants such as ESPN, Cigna, Wells Fargo, MetLife, TD Bank, Chubb, Equitable Advisors, Computer Services, Inc, Riverstone Logistics, BAE Systems, XPO Global Logistics, SPX FLOW, and others. An affiliate of the borrower sponsor, Northwood Investors LLC (“Northwood”), acquired the Ballantyne Corporate Park in 2017 and is in the process of converting the Ballantyne Corporate Park from classic office space to a dense, mixed-use live-work-play community. The first phase of Northwood’s redevelopment included construction of the Overlook at Ballantyne Property and Towerview Ballantyne, a 212-unit luxury high rise building with a retail component that was delivered in 2021. The Ballantyne Corporate Park includes 19 miles of walking trails and bike paths, a fitness trail with 20 exercise stations, and a YMCA.

The Overlook at Ballantyne Property is occupied by four tenants with an in-place occupancy of 92.5%, and has a weighted average rent of $41.33 PSF (excluding the amenity/fitness space that does not pay rent), and a weighted average remaining lease term of 8.0 years. The Overlook at Ballantyne Property is the eastern headquarters for Credit Karma, a direct subsidiary of Intuit (NASDAQ: INTU; Moody’s/S&P:A3/A-). Credit Karma originally signed a lease for 29,951 square feet in 2021 and has subsequently expanded three times to its current footprint of 224,201 square feet. Credit Karma has invested heavily in its space spending over $30 million ($134 PSF) to create an amenitized environment for its East Coast headquarters.

Major Tenants.

Credit Karma (224,201 square feet; 69.9% of NRA, 80.7% of underwritten base rent, Moody’s/S&P/Fitch: A3/A-/NR): Founded in 2007 by Ken Lin, Credit Karma, an Intuit company (Nasdaq: INTU), is a consumer technology company with nearly 130 million members in the United States, U.K., and Canada. While well known for providing access to free credit scores, Credit Karma provides additional financial services, which are free of charge, such as identity monitoring, applying for credit cards, shopping for loans (car, home, and personal), auto insurance, savings accounts and now checking accounts through their bank partner, MVB Bank, Inc., a member of the FDIC. Intuit acquired Credit Karma in December 2020 for $8.1 billion. The Credit Karma lease is guaranteed by the parent company, Intuit, capped at $85,036,477, which does not burn down through the term of the Overlook at Ballantyne Whole Loan.

The Overlook at Ballantyne Property is anchored by Credit Karma, which leases all of the suites on floors 4-10 with an additional smaller suite on the first floor of the building, through June 2031, has a base rent of $41.46 PSF with 3% annual rent increases, and has two, five-year renewal options at fair market value. Credit Karma has no termination options available. Credit Karma employs over 600 employees onsite across creative marketing, analytics, engineering, finance/operations, legal/compliance, marketing, communications, security (tech), and human resource departments. Credit Karma has continued to grow and invest in the Overlook at Ballantyne Property, consolidating its operations from

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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other buildings within the Ballantyne Corporate Park into the Overlook at Ballantyne Property. Its original lease of 29,951 SF has grown exponentially, expanding to 224,201 square feet over three lease amendments in 2022. In addition to expanding its footprint, Credit Karma has invested over $32.5 million ($135 PSF) into the buildout of its space on top of a tenant improvement allowance of approximately $15.7 million ($70 PSF). Its all-in total expenditure for its space at the Overlook at Ballantyne Property currently totals $48.2 million.

Endurance Services Limited (43,123 square feet; 13.4% of NRA; 14.9% of underwritten base rent): Endurance Services Limited is a subsidiary of Sompo International Holdings (“Sompo”). Sompo is a global specialty provider of property and casualty insurance and reinsurance that was established in March 2017 as the result of the acquisition of Endurance Specialty Holdings Ltd. by Sompo Holdings Inc. Sompo has an extensive global footprint with nearly 80,000 employees in 46 countries and its core business encompasses one of the largest property and casualty insurance groups in the Japanese domestic market. Endurance Services Limited leases a suite on the second floor of the Overlook at Ballantyne Property, through December 2032, has a base rent of $39.91 per square foot with 3% annual rent increases, and has one, five-year renewal option at fair market value. Endurance Services Limited has no termination options available.

Compass North (7,935 square feet; 2.5% of NRA; 3.1% of underwritten base rent): Compass North (“Compass”) is a US real estate brokerage firm that was formerly known as Urban Compass and changed its name in January 2021. It was incorporated in 2012 and is headquartered in New York, New York. It specializes in luxury homes in upscale markets and operates in 72 US markets. Compass is subleasing its space at the Overlook at Ballantyne Property. Compass signed its lease in April of 2022, spent its tenant improvement allowance building out the space to its design, and then subsequently subleased the entirety of its space to Waste Connections of North Carolina on June 8, 2023 for a 24-month term. Compass signed a long-term lease through June 2033 but is not expected to occupy its space until the next phase of the Ballantyne (multifamily and retail) development is delivered in late 2024/2025. We cannot assure you that Compass will occupy its space as expected or at all. Compass maintains signage on the first-floor exterior of the building, which is expected to remain throughout the term of the sublease. Compass leases a suite on the first floor of the building, through June 2033, has a base rent of $45.00 per square foot with 3% annual rent increases and has one, five-year renewal option at fair market value. Compass has no termination options available.

Historical and Current Occupancy
2020(1)	2021(1)	2022(1)	Current(2)
NAV	NAV	NAV	92.5%
(1)	Historical Occupancies and cash flows are unavailable because the Overlook at Ballantyne Property was built in 2020 and was in lease up in 2021 and 2022.
(2)	Current Occupancy is as of September 13, 2023.

The Market. The Overlook at Ballantyne Property is in a suburban area in Charlotte, North Carolina, surrounded by a mix of uses that comprise the Ballantyne neighborhood and is in the South/485 submarket. The 2,000-acre Ballantyne neighborhood is comprised of 4.4 million square feet of Class-A office space, more than 600 hotel rooms, over 1,200 single-family residences, more than 650 townhomes and condominiums, five garden apartment communities and a luxury high-rise apartment building, the 600-acre Ballantyne Country Club residential community and golf course, and numerous medical, retail, and restaurant amenities. Ballantyne features numerous small parks, 19 miles of walking paths and bike lanes, a fitness trail, and a 24,000 square foot YMCA. Ballantyne’s 535-acre business park, Ballantyne Corporate Park, is home to more than 35 Fortune 500 companies. Companies such as MetLife, SPX Flow, Bank of America, Liberty Mutual, ESPN, Lending Tree, Wells Fargo, Cigna, TD Bank, Ameriprise, Lance, Premier Health, Chubb, Equitable Advisors, BAE Systems, XPO Global Logistics, GMAC, Pepsi, Crown Castle, John Hancock, AT&T, Scottish Re, Spectrum, Aetna, The Principal, Infosys, Church & Dwight, TIAA Financial Services, and Curtis Wright have large blocks of space in the Ballantyne Corporate Park which the Overlook at Ballantyne Property sits in. The corporate park includes four medical office buildings with practices from the largest providers in the Charlotte area including Atrium Health and Novant Health.

Since 2014, the South/485 submarket experienced fluctuating vacancy in response to development activity. The delivery of 963,000 square feet of new office space in the five years to 2019 more than doubled vacancy in that time. The delivery of an additional 500,000 square feet in 2021, when many employees were still 100% remote, led to a further increase in vacancy, with a vacancy rate of 23.1% as of the end of the first quarter of 2023. Minimal space is in the pipeline. Overall market rents average $32.00 per square foot and $38.00 per square foot for 4 & 5 Star space, respectively. The newest

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-5C23
No. 11 – Overlook at Ballantyne

trophy assets in the South/485 submarket have quoted asking rents approaching $50 per square foot, a significant increase from pre-pandemic asking rents in the high $30 per square foot range.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Credit Karma	A3/A-/NR	224,201	69.9%	$41.46	$9,295,366	80.7%	6/30/2031
Endurance Services Limited	NR/NR/NR	43,123	13.4	$39.91	1,721,147	14.9	12/31/2032
Compass North(3)	NR/NR/NR	7,935	2.5	$45.00	357,075	3.1	6/30/2033
Strategic Wealth	NR/NR/NR	3,540	1.1	$41.75	147,795	1.3	5/31/2033
Largest Tenants		278,799	86.9%	$41.33	$11,521,382	100.0%
Remaining Occupied(4)		17,973	5.6%	$0.00	$0	0.0%
Occupied Collateral Total / Wtd. Avg.		296,772	92.5%	$41.33(5)	$11,521,382	100.0%

Vacant Space		24,029	7.5%

Collateral Total		320,801	100.0%

(1)	Based on the underwritten rent roll dated September 13, 2023.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Compass signed its lease in April of 2022, spent its tenant improvement allowance building out the space to its design, and then subsequently subleased the entirety of its space to Waste Connections of North Carolina on June 8, 2023 for a 24-month term.
(4)	Inclusive of amenity and fitness center space that does not pay rent.
(5)	Excludes the amenity and fitness center space, as no rent is associated with those spaces.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	24,029	7.5%	NAP	NAP	24,029	7.5%	NAP	NAP
2023 & MTM(2)	0	17,973	5.6	$0	0.0%	42,002	13.1%	$0	0.0%
2024	0	0	0.0	0	0.0	42,002	13.1%	$0	0.0%
2025	0	0	0.0	0	0.0	42,002	13.1%	$0	0.0%
2026	0	0	0.0	0	0.0	42,002	13.1%	$0	0.0%
2027	0	0	0.0	0	0.0	42,002	13.1%	$0	0.0%
2028	0	0	0.0	0	0.0	42,002	13.1%	$0	0.0%
2029	0	0	0.0	0	0.0	42,002	13.1%	$0	0.0%
2030	0	0	0.0	0	0.0	42,002	13.1%	$0	0.0%
2031	1	224,201	69.9	9,295,366	80.7	266,203	83.0%	$9,295,366	80.7%
2032	1	43,123	13.4	1,721,147	14.9	309,326	96.4%	$11,016,512	95.6%
2033	2	11,475	3.6	504,870	4.4	320,801	100.0%	$11,521,382	100.0%
2034 & Beyond	0	0	0.0	0	0.0	320,801	100.0%	$11,521,382	100.0%
Total	4	320,801	100.0%	$11,521,382	100.0%
(1)	Based on underwritten rent roll dated September 13, 2023.
(2)	Inclusive of the amenity space and the fitness center that does not pay rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-5C23
No. 11 – Overlook at Ballantyne

Underwritten Net Cash Flow(2)(3)
	Underwritten	Per SF	%(1)
Rents in Place(4)	$12,426,881	$38.74	90.1%
Gross up Vacancy	1,045,262	3.26	7.6
Gross Potential Rent	$13,472,143	$42.00	97.7%
Total Reimbursements	321,483	1.00	2.3
Other Income	1,725	0.01	0.0
Net Rental Income	$13,795,351	$43.00	100.0%
(Vacancy/Credit Loss)	(1,045,262)	(3.26)	-7.6
Effective Gross Income	$12,750,089	$39.74	92.4%

Total Expenses	$2,792,400	8.70	21.9%

Net Operating Income	$9,957,689	$31.04	78.1%

TI/LC	144,900	0.45	1.1
Capital Expenditures	44,912	0.14	0.4

Net Cash Flow	$9,767,877	$30.45	76.6%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Based on the underwritten rent roll dated September 13, 2023.
(3)	Historical occupancy and cash flows are unavailable because the Overlook at Ballantyne Property was built in 2020 and was in lease up in 2021 and 2022.
(4)	Inclusive of rent steps through January 2024 of $344,789 as well as investment grade straight line rent steps of $560,710 for Credit Karma.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
136

Structural and Collateral Term Sheet	BBCMS 2023-5C23
No. 12 – 369 Lexington Avenue & 2 West 46th Street
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$21,725,000	Title:	Fee
Cut-off Date Principal Balance(1):	$21,725,000	Property Type – Subtype:	Office – CBD
% of IPB:	3.0%	Net Rentable Area (SF):	302,093
Loan Purpose:	Refinance	Location:	New York, NY
Borrowers:	369 Lexington Borrower LLC, 369 Lexington Borrower II LLC, 2 West 46 Borrower LLC and 2 West 46 Borrower II LLC	Year Built / Renovated(3):	Various / Various
Borrower Sponsors:	Joseph Stavrach and Faraj Srour	Occupancy:	93.8%
Interest Rate:	7.96000%	Occupancy Date:	9/1/2023
Note Date:	9/28/2023	4th Most Recent NOI (As of):	$11,376,610 (12/31/2020)
Maturity Date:	10/1/2028	3rd Most Recent NOI (As of):	$10,736,628 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$10,192,060 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of):	$10,855,233 (TTM 7/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	92.2%
Amortization Type:	Interest Only	UW Revenues:	$18,446,425
Call Protection(2):	L(26),D(27),O(7)	UW Expenses:	$7,103,097
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$11,343,328
Additional Debt(1):	Yes	UW NCF:	$10,642,855
Additional Debt Balance(1):	$79,725,000	Appraised Value / Per SF:	$171,000,000 / $566
Additional Debt Type(1):	Pari Passu	Appraisal Date:	7/19/2023

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$336
Taxes:	$1,532,209	$383,052	N/A	Maturity Date Loan / SF:	$336
Insurance:	$185,941	$20,549	N/A	Cut-off Date LTV:	59.3%
Replacement Reserves:	$0	$9,147	N/A	Maturity Date LTV:	59.3%
TI / LC:	$2,500,000	Springing	$2,500,000	UW NCF DSCR:	1.30x
Deferred Maintenance:	$7,920	$0	N/A	UW NOI Debt Yield:	11.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$101,450,000	99.9%	Loan Payoff(4)	$93,560,335	92.1%
Borrower Sponsor Equity	100,000	0.1	Upfront Reserves	4,226,070	4.2
			Closing Costs	3,763,595	3.7
Total Sources	$101,550,000	100.0%	Total Uses	$101,550,000	100.0%
(1)	The 369 Lexington Avenue & 2 West 46th Street Mortgage Loan (as defined below) is part of a whole loan comprised of nine pari passu promissory notes with an aggregate original principal balance of $101,450,000 (the “369 Lexington Avenue & 2 West 46th Street Whole Loan”). The Financial Information in the chart above is based on the aggregate outstanding principal balance of the 369 Lexington Avenue & 2 West 46th Street Whole Loan.
(2)	Defeasance of the 369 Lexington Avenue & 2 West 46th Street Whole Loan is permitted at any time after the earlier to occur of (i) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the 369 Lexington Avenue & 2 West 46th Street Whole Loan to be securitized and (ii) September 28, 2027. The assumed defeasance lockout period of 26 payments is based on the anticipated closing date of the BBCMS 2023-5C23 securitization trust in December 2023. The actual lockout period may be longer.
(3)	See the “Portfolio Summary” chart below.
(4)	Loan Payoff includes payoff of the previous mortgage loan securitized in JPMBB 2013-C15 of $61,945,003, payoff of subordinate debt of $31,131,921 and payoff of an SBA loan of $483,411.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
137

Structural and Collateral Term Sheet	BBCMS 2023-5C23
No. 12 – 369 Lexington Avenue & 2 West 46th Street

The Loan. The 369 Lexington Avenue & 2 West 46th Street mortgage loan (the “369 Lexington Avenue & 2 West 46th Street Mortgage Loan”) is part of a whole loan secured by the borrowers’ fee interests in two office properties totaling 302,093 square feet located in New York, New York (the “369 Lexington Avenue & 2 West 46th Street Properties”). The 369 Lexington Avenue & 2 West 46th Street Whole Loan is comprised of nine pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $101,450,000. The 369 Lexington Avenue & 2 West 46th Street Whole Loan was co-originated by Citi Real Estate Funding Inc. (“CREFI”) and Bank of Montreal and accrues interest at a fixed rate of 7.96000% per annum. The 369 Lexington Avenue & 2 West 46th Street Whole Loan has an initial term of five years, is interest-only for the full term and accrues interest on an Actual/360 basis. The 369 Lexington Avenue & 2 West 46th Street Mortgage Loan is evidenced by the non-controlling Notes A-5, A-6-2 and A-7 with an aggregate outstanding principal balance as of the Cut-off Date of $21,725,000. The relationship between the holders of the 369 Lexington Avenue & 2 West 46th Street Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The 369 Lexington Avenue & 2 West 46th Street Whole Loan is being serviced pursuant to the pooling and servicing agreement for the BMO 2023-5C2 securitization trust. See “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The table below summarizes the promissory notes that comprise the 369 Lexington Avenue & 2 West 46th Street Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$29,000,000	$29,000,000	BMO 2023-5C2	Yes
A-1-2(1)	$1,000,000	$1,000,000	CREFI	No
A-2(1)	$10,725,000	$10,725,000	CREFI	No
A-3(1)	$10,000,000	$10,000,000	CREFI	No
A-4	$20,000,000	$20,000,000	BMO 2023-5C2	No
A-5	$15,000,000	$15,000,000	BBCMS 2023-5C23	No
A-6-1	$9,000,000	$9,000,000	BMO 2023-5C2	No
A-6-2	$1,000,000	$1,000,000	BBCMS 2023-5C23	No
A-7	$5,725,000	$5,725,000	BBCMS 2023-5C23	No
Whole Loan	$101,450,000	$101,450,000
(1)	Expected to be contributed to one or more future securitization trust(s). Note denominations are subject to change.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
138

Structural and Collateral Term Sheet	BBCMS 2023-5C23
No. 12 – 369 Lexington Avenue & 2 West 46th Street

The Properties. The 369 Lexington Avenue & 2 West 46th Street Properties are comprised of a 157,122 square foot office property located at 369 Lexington Avenue in New York, New York (the “369 Lexington Avenue Property”) and a 144,971 square foot office property located at 2 West 46th Street in New York, New York (the “2 West 46th Street Property”).

The following table presents certain information relating to the 369 Lexington Avenue & 2 West 46th Street Properties:

Portfolio Summary
Property Name	Year Built / Renovated(1)	Sq. Ft.(2)	Allocated Whole Loan Cut-off Date Balance	% of Allocated Whole Loan Cut-off Date Balance	Appraised Value(1)	% of Appraised Value(1)	U/W NOI	% of U/W NOI
369 Lexington Avenue	1937 / 2018	157,122	$55,250,000	54.5%	$97,000,000	56.7%	$6,067,488	53.5%
2 West 46th Street	1926 / 2011	144,971	46,200,000	45.5	74,000,000	43.3	5,275,840	46.5
Total		302,093	$101,450,000	100.0%	$171,000,000	100.0%	$11,343,328	100.0%
(1)	Source: Appraisals
(2)	Based on the underwritten rent rolls dated September 1, 2023.

The 369 Lexington Avenue Property is comprised of three interconnected office buildings that feature three-, five- and 18 -stories of office space totaling 157,122 square feet located at 369 Lexington Avenue in the Grand Central submarket of Manhattan, New York. The 369 Lexington Avenue Property was originally constructed in 1937 and subsequently renovated in 2018. The 369 Lexington Avenue Property is located on the corner of Lexington Avenue and East 41st Street, approximately one block southeast of Grand Central Station which provides access to the 4, 5, 6, 7 and S subway lines and three blocks east of Bryant Park which provides access to the B, D, F, M and 7 subway lines. As of September 1, 2023, the 369 Lexington Avenue Property was 92.0% occupied by 30 unique tenants with the largest tenant accounting for 12.1% of the net rentable area. The 369 Lexington Avenue Property consists of 20,383 square feet of ground floor retail space.

The 2 West 46th Street Property features 17 stories of office space totaling 144,971 square feet located at 2 West 46th Street directly adjacent to the Diamond District submarket of Manhattan, New York. The 2 West 46th Street Property was originally constructed in 1926 and subsequently renovated in 2011. The 2 West 46th Street Property is located on West 46th Street, approximately three blocks south of Rockefeller Center with access to the B, D, F and M subway lines. As of September 1, 2023, the 2 West 46th Street Property was 95.8% occupied by 108 unique tenants with the largest tenant accounting for 12.8% of the net rentable area. The 2 West 46th Street Property consists of 13,340 square feet of ground floor retail space.

Major Tenants.

Café Con Tutti (14,039 square feet; 4.6% of NRA; 5.8% of underwritten base rent): Café Con Tutti is a ground floor café at the 369 Lexington Avenue Property that operates as Everyday Gourmet and offers deli-style cuisine 24-hours a day. Café Con Tutti’s lease at the 369 Lexington Avenue Property commenced in November 2009 and has a current lease term through November 2028 followed by one, five-year extension option. The Café Con Tutti lease does not have any termination options.

Jay Suites II, LLC (18,982 square feet; 6.3% of NRA; 5.3% of underwritten base rent): Jay Suites II, LLC (“Jay Suites”) occupies 18,982 square feet of office space at the 369 Lexington Avenue Property.  Jay Suites is a co-working company offering flexible office suites, virtual office plans and on-demand conference rooms. Jay Suites currently operates eight locations across Manhattan. Jay Suites has been at the 369 Lexington Avenue Property since January 2009 and has a current lease term through December 2031 with no termination or renewal options.

Royal Chain, Inc. (18,546 square feet; 6.1% of NRA; 4.6% of underwritten base rent): Royal Chain, Inc. (“Royal Chain”) was founded in 1978 and is a family owned and operated supplier of gold jewelry with over 40 years of experience. Royal Chain’s portfolio includes karat gold, sterling silver, chain, fashion jewelry and nationally recognized brands. Royal Chain has been a tenant at the 2 West 46th Street Property since April 1999 and expanded its space in June 2015. Royal Chain has a current lease term though December 2024 with no termination or renewal options.

Environmental. According to the Phase I environmental assessments dated July 27, 2023, there was no evidence of any recognized environmental conditions at the 369 Lexington Avenue & 2 West 46th Street Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-5C23
No. 12 – 369 Lexington Avenue & 2 West 46th Street

Historical and Current Occupancy(1)
2020	2021	2022	Current(2)
91.1%	89.4%	95.9%	93.8%
(1)	Historical Occupancies are the annual average physical occupancy of each respective year.
(2)	Based on the underwritten rent rolls dated September 1, 2023.

Top Tenant Summary(1)
Tenant	Property	Ratings Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
Cafe Con Tutti Corp	369 Lexington Avenue	NR/NR/NR	14,039	4.6%	$72.65	$1,020,000	5.8%	11/30/2028
Jay Suites II, LLC	369 Lexington Avenue	NR/NR/NR	18,982	6.3	$48.51	920,845	5.3	12/31/2031
Royal Chain, Inc.	2 West 46th Street	NR/NR/NR	18,546	6.1	$43.57	808,014	4.6	12/31/2024
5th Ave Dollar LLC	2 West 46th Street	NR/NR/NR	11,990	4.0	$60.98	731,164	4.2	3/31/2027
Body Sculpt of Long Island LLC	369 Lexington Avenue	NR/NR/NR	8,928	3.0	$65.27	582,734	3.3	3/31/2027
Manuela Matos	369 Lexington Avenue	NR/NR/NR	3,744	1.2	$142.11	532,043	3.0	1/31/2028
Government of Morocco(4)	369 Lexington Avenue	Ba1/BB+/BB+	8,500	2.8	$57.68	490,280	2.8	12/31/2032
Mingxue Yang Medical P.C(5)	369 Lexington Avenue	NR/NR/NR	8,655	2.9	$56.51	489,090	2.8	10/31/2029
Oaempire Inc(6)	Various	NR/NR/NR	2,450	0.8	$195.72	479,520	2.7	Various
California Cryobank, Inc.	369 Lexington Avenue	NR/NR/NR	7,500	2.5	$60.82	456,160	2.6	9/30/2025
Major Tenants			103,334	34.2%	$63.00	$6,509,850	37.3%
Other Tenants			179,975	59.6	$60.86	10,952,620	62.7
Total Occupied			283,309	93.8%	$61.64	$17,462,470	100.0%
Vacant Space			18,784	6.2
Total / Wtd. Avg.			302,093	100.0%
(1)	Based on the underwritten rent rolls dated September 1, 2023.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent include contractual rent steps through August 2024 totaling $429,484.
(4)	Government of Morocco has the ongoing right to terminate its lease on or after September 1, 2025 upon not less than 180 days’ written notice. If the tenant terminates its lease effective September 1, 2025, the tenant will forfeit its security deposit and pay a termination fee of $1,150,000. After September 1, 2025, the termination fee is reduced by $14,743.58 each month.
(5)	Mingxue Yang Medical P.C has the ongoing right to terminate its lease on or after July 1, 2026 upon not less than 180 days’ written notice. If the tenant terminates its lease effective July 1, 2026, the tenant must pay a termination fee of $600,000. After July 1, 2026, the termination fee is reduced by $14,285.71 each month.
(6)	Oaempire Inc leases 2,100 square feet of space at the 369 Lexington Avenue Property expiring on April 30, 2033 and 350 square feet of space at the 2 West 46th Street Property expiring on February 14, 2033.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
140

Structural and Collateral Term Sheet	BBCMS 2023-5C23
No. 12 – 369 Lexington Avenue & 2 West 46th Street
Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	18,784	6.2%	NAP	NA	P	18,784	6.2%	NAP	NA	P
2023 & MTM(4)	2	2,924	1.0	$192,349	1.1%		21,708	7.2%	$192,349	1.1%
2024	35	53,710	17.8	2,781,407	15.9		75,418	25.0%	$2,973,756	17.0%
2025	35	53,596	17.7	3,110,193	17.8		129,014	42.7%	$6,083,948	34.8%
2026	27	30,373	10.1	2,066,539	11.8		159,387	52.8%	$8,150,488	46.7%
2027	18	49,565	16.4	3,124,316	17.9		208,952	69.2%	$11,274,804	64.6%
2028(5)	10	25,564	8.5	2,068,238	11.8		234,516	77.6%	$13,343,042	76.4%
2029	3	15,312	5.1	879,632	5.0		249,828	82.7%	$14,222,674	81.4%
2030	1	1,840	0.6	108,836	0.6		251,668	83.3%	$14,331,510	82.1%
2031	4	30,174	10.0	1,570,345	9.0		281,842	93.3%	$15,901,855	91.1%
2032	1	8,500	2.8	490,280	2.8		290,342	96.1%	$16,392,135	93.9%
2033	5	8,957	3.0	861,607	4.9		299,299	99.1%	$17,253,742	98.8%
2034 & Beyond	1	2,794	0.9	208,728	1.2		302,093	100.0%	$17,462,470	100.0%
Total	142	302,093	100.0%	$17,462,470	100.0%
(1)	Based on the underwritten rent rolls dated September 1, 2023.
(2)	Certain tenants have more than one lease. Certain tenants may have lease termination or contraction options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include contractual rent steps through August 2024 totaling $429,484.
(4)	2023 & MTM includes one tenant that is on a month-to-month lease and one tenant with a lease expiration date of December 31, 2023.
(5)	2028 includes a satellite lease to Dish at the 2 West 46th Street Property. The Dish lease accounts for $37,080 of UW Base Rent and has no square footage attributable to it.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
141

Structural and Collateral Term Sheet	BBCMS 2023-5C23
No. 12 – 369 Lexington Avenue & 2 West 46th Street
Operating History and Underwriting Net Cash Flow
	2019	2020	2021	2022	TTM(1)	Underwritten	Per Square Foot	%(2)
In-Place Rent	$16,576,119	$16,367,882	$15,795,753	$15,650,857	$16,446,413	$17,032,986	$56.38	85.5%
Contractual Rent Steps(3)	0	0	0	0	0	429,484	1.42	2.2
Potential Income from Vacant Space	0	0	0	0	0	1,089,472	3.61	5.5
Gross Potential Rent	$16,576,119	$16,367,882	$15,795,753	$15,650,857	$16,446,413	$18,551,942	$61.41	93.1%
Total Reimbursements	1,949,112	1,885,478	1,795,453	1,283,819	1,122,561	1,369,237	4.53	6.9
Total Gross Income	$18,525,231	$18,253,360	$17,591,206	$16,934,676	$17,568,974	$19,921,180	$65.94	100.0%
Other Income(4)	82,509	57,373	79,181	45,859	72,818	72,818	0.24	0.4
(Vacancy/Credit Loss)	0	0	0	0	0	(1,547,573)	(5.12)	(7.8)
Effective Gross Income	$18,607,740	$18,310,733	$17,670,387	$16,980,535	$17,641,792	$18,446,425	$61.06	92.6%
Management Fee	558,727	522,014	500,002	503,425	530,806	553,393	1.83	3.0
Real Estate Taxes	4,296,120	4,490,066	4,415,777	4,160,500	4,154,751	4,432,385	14.67	24.0
Insurance	219,300	210,952	229,785	224,531	218,529	234,845	0.78	1.3
Other Expenses(5)	2,183,312	1,711,092	1,788,194	1,900,019	1,882,474	1,882,474	6.23	10.2
Total Expenses	$7,257,460	$6,934,124	$6,933,759	$6,788,475	$6,786,560	$7,103,097	$23.51	38.5%
Net Operating Income	$11,350,280	$11,376,610	$10,736,628	$10,192,060	$10,855,233	$11,343,328	$37.55	61.5%
Capital Expenditures	0	0	0	0	0	109,765	0.36	0.6
TI / LC	0	0	0	0	0	590,707	1.96	3.2
Net Cash Flow	$11,350,280	$11,376,610	$10,736,628	$10,192,060	$10,855,233	$10,642,855	$35.23	57.7%
(1)	TTM reflects the trailing 12-month period ending July 31, 2023.
(2)	% column represents percent of Total Gross Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Contractual Rent Steps include contractual rent steps through August 2024.
(4)	Other Income includes late fees and other miscellaneous fees.
(5)	Other Expenses consist of payroll and benefits, repairs and maintenance, utilities and general and administrative expenses.

The Market. The 369 Lexington Avenue & 2 West 46th Street Properties are located within the Grand Central office submarket of Midtown Manhattan.

The 369 Lexington Avenue Property is located at the corner of Lexington Avenue and East 41st Street within the Grand Central office submarket. According to the appraisal, as of the first quarter of 2023, the submarket had inventory of 48,900,000 square feet, a vacancy rate of 12.5% and average asking rent of $68.61 per square foot.

The 2 West 46th Street Property is located between New York City’s Fifth and Sixth Avenues and is directly adjacent to Manhattan’s Diamond District which runs from West 46th Street to West 48th Street between Fifth and Sixth Avenues. According to the appraisal, at the time of the appraisal, the Diamond District office market had a year-to-date inventory of 7,364,270 square feet, a vacancy rate of 10.90% and direct base rent of $59.90 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
142

Structural and Collateral Term Sheet	BBCMS 2023-5C23
No. 12 – 369 Lexington Avenue & 2 West 46th Street

The following table presents certain information relating to comparable office leases to the 369 Lexington Avenue Property:

Comparable Office Rental Summary(1)
Address	Tenant	Suite Size (SF)	Commencement	Lease Term (mos.)	Rent (PSF)
369 Lexington Avenue	Various	Various	Various	Various	$66.62(2)
420 Lexington Avenue	Entertainment Software Association	10,799 SF	March 2023	120 mos.	$66.00
10 East 40th Street	Hart Howerton Partners, Ltd.	27,111 SF	February 2023	162 mos.	$70.00
60 East 42nd Street	American Lebanese Syrian Associated Charities, Inc	7,642 SF	February 2023	89 mos.	$59.00
125 Park Avenue	TD Securities	25,171 SF	January 2023	132 mos.	$64.00
300 East 42nd Street	CannonDesign	16,983 SF	June 2022	120 mos.	$60.00
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated September 1, 2023 and includes contractual rent steps through August 2024.

The following table presents certain information relating to comparable office leases to the 2 West 46th Street Property:

Comparable Office Rental Summary(1)
Address	Tenant	Suite Size (SF)	Commencement	Lease Term (mos.)	Rent (PSF)
2 West 46th Street	Various	Various	Various	Various	$56.45(2)
60 East 42nd Street	VantageScore	2,188 SF	July 2022	26 mos.	$62.00
11 West 42nd Street	Burberry Limited	43,781 SF	March 2022	180 mos.	$64.00
11 East 44th Street	Journey Capital Real Estate Partners LLC	1,783 SF	September 2022	38 mos.	$48.00
9 East 40th Street	Duco Technology, Inc	5,516 SF	December 2022	66 mos.	$52.00
25 West 45th Street	Kleinknecht Electric Company, Inc.	7,035 SF	August 2022	90 mos.	$47.00
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated September 1, 2023 and includes contractual rent steps through August 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
143

Structural and Collateral Term Sheet	BBCMS 2023-5C23
No. 13 – 11 West 42nd Street
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG, BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$20,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$20,000,000	Property Type – Subtype:	Office - CBD
% of IPB:	2.8%	Net Rentable Area (SF):	960,568
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	11 West 42 Realty Investors, L.L.C.	Year Built / Renovated:	1927 / 2018
Borrower Sponsors(2):	Tishman Speyer Properties, L.P. and Silverstein Properties, LLC	Occupancy:	98.6%
Interest Rate:	7.44000%	Occupancy Date:	5/1/2023
Note Date:	6/30/2023	4th Most Recent NOI (As of):	$27,010,956 (12/31/2020)
Maturity Date:	7/6/2028	3rd Most Recent NOI (As of):	$26,436,280 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$26,673,211 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of)(5):	$26,697,022 (TTM 3/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$70,904,067
Call Protection(3):	L(23),YM1(6),DorYM1(24),O(7)	UW Expenses:	$39,203,449
Lockbox / Cash Management:	Hard / Springing	UW NOI(5):	$31,700,618
Additional Debt(1)(4):	Yes	UW NCF:	$28,626,800
Additional Debt Balance(1):	$254,000,000 / $56,000,000	Appraised Value / Per SF:	$555,000,000 / $578
Additional Debt Type(1):	Pari Passu / Mezzanine	Appraisal Date:	4/19/2023

Escrows and Reserves				Financial Information(6)
	Initial	Monthly	Initial Cap		Whole Loan	Total Debt
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$285	$344
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$285	$344
Replacement Reserves:	$0	Springing	$288,170	Cut-off Date LTV:	49.4%	59.5%
TI/LC Reserve:	$10,000,000	$240,142	N/A	Maturity Date LTV:	49.4%	59.5%
Free Rent Reserve:	$5,685,544	$0	N/A	UW NCF DSCR:	1.39x	1.00x
Outstanding TI / LC Reserve:	$13,479,707	$0	N/A	UW NOI Debt Yield:	11.6%	9.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$274,000,000	79.7%	Loan Payoff	$301,013,950	87.5%
Mezzanine Loan	56,000,000	16.3	Reserves	29,165,251	8.5
Borrower Sponsor Equity	13,988,916	4.1	Closing Costs	13,809,715	4.0
Total Sources	$343,988,916	100.0%	Total Uses	$343,988,916	100.0%
(1)	The 11 West 42nd Street Mortgage Loan (as defined below) is part of a whole loan evidenced by 24 pari passu notes with an aggregate original principal balance as of the Cut-off Date of $274.0 million (the “11 West 42nd Street Whole Loan”). Concurrently with the funding of the 11 West 42nd Street Whole Loan, BANA (as defined below) originated a mezzanine loan in the amount of $56.0 million (the “11 West 42nd Street Mezzanine Loan”). The 11 West 42nd Street Mezzanine Loan is secured by the direct equity interests in the borrower and is coterminous with the 11 West 42nd Street Whole Loan. The 11 West 42nd Street Mezzanine Loan accrues interest at a rate of 14.00000% per annum. A mezzanine intercreditor agreement was executed at loan origination. Subsequent to loan origination, the 11 West 42nd Street Mezzanine Loan was sold by BANA to an affiliate of Taconic Capital.
(2)	There is no non-recourse carveout guarantor or environmental indemnitor for the 11 West 42nd Street Whole Loan separate from the borrower.
(3)	The borrower has the option to prepay the 11 West 42nd Street Whole Loan in whole but not in part (i) on or after the payment date occurring in January 2028 without the payment of any prepayment premium or (ii) beginning on the payment date in July 2025 with the payment of a yield maintenance premium. Defeasance of the 11 West 42nd Street Whole Loan in whole but not in part is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note of the 11 West 42nd Street Whole Loan to be securitized and (ii) August 6, 2026. The assumed defeasance lockout period of 29 payments is based on the anticipated closing date of the BBCMS 2023-5C23 securitization trust in December 2023. The actual lockout period may be longer.
(4)	There is no subordinate debt; however, the borrower will be permitted to enter into (x) a single “property-assessed clean energy loan” or (y) any other indebtedness, without regard to the name given to such indebtedness, which is (i) incurred for improvements to the 11 West 42nd Street Property (as defined below) for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi-year tax assessments against the 11 West 42nd Street Property in an amount not to exceed $10,000,000, subject to the lender’s prior written approval of the terms and structure (which approval may be conditioned upon receipt of a rating agency confirmation). See “Description of the Mortgage Pool—Additional Indebtedness” in the Preliminary Prospectus.
(5)	The increased UW NOI compared to the Most Recent NOI is mainly due to recent leasing activities.
(6)	The information presented under the Financial Information chart above reflects for the Whole Loan column, the Cut-off Date balance of the 11 West 42nd Street Whole Loan and for the Total Debt column, the aggregate of the Cut-off Date balances of the 11 West 42nd Street Whole Loan and the 11 West 42nd Street Mezzanine Loan.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
144

Structural and Collateral Term Sheet	BBCMS 2023-5C23
No. 13 – 11 West 42nd Street

The Loan. The 11 West 42nd Street mortgage loan (the “11 West 42nd Street Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interest in a 960,568 square foot office property located in New York, New York (the “11 West 42nd Street Property”). The 11 West 42nd Street Whole Loan consists of 24 pari passu notes and accrues interest at a rate of 7.44000% per annum. The 11 West 42nd Street Whole Loan has a five-year term and is interest-only for the term of the loan. The 11 West 42nd Street Whole Loan was co-originated on June 30, 2023 by Bank of America, N.A. (“BANA”), UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”) and LMF Commercial, LLC (“LMF”). On July 7, 2023, LMF transferred Notes A-3-2, A-3-4, A-3-6 and A-3-8, in the aggregate original principal amount of $45,666,666, to Bank of Montreal. The non-controlling Notes A-2-5, A-2-8 and A-3-6 will be included in the BBCMS 2023-5C23 securitization trust. The remaining notes that have not been deposited into a securitization trust are currently held by BANA and UBS AG or their respective affiliates and are expected to be contributed to one or more securitization trust(s). The 11 West 42nd Street Whole Loan is serviced pursuant to the pooling and servicing agreement for the BANK5 2023-5YR3 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The table below summarizes the promissory notes that comprise the 11 West 42nd Street Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$30,000,000	$30,000,000	BANK5 2023-5YR3	Yes
A-1-2	$25,000,000	$25,000,000	BANK5 2023-5YR3	No
A-1-3	$20,000,000	$20,000,000	BANK5 2023-5YR3	No
A-1-4(1)	$11,333,334	$11,333,334	BANA	No
A-1-5(1)	$5,000,000	$5,000,000	BANA	No
A-2-1(1)	$6,333,333	$6,333,333	UBS AG	No
A-2-2	$20,000,000	$20,000,000	BMO 2023-C6	No
A-2-3	$10,000,000	$10,000,000	BBCMS 2023-C21	No
A-2-4(1)	$10,000,000	$10,000,000	UBS AG	No
A-2-5	$10,000,000	$10,000,000	BBCMS 2023-5C23	No
A-2-6(1)	$10,000,000	$10,000,000	UBS AG	No
A-2-7	$5,000,000	$5,000,000	BBCMS 2023-C21	No
A-2-8	$5,000,000	$5,000,000	BBCMS 2023-5C23	No
A-2-9(1)	$5,000,000	$5,000,000	UBS AG	No
A-2-10(1)	$5,000,000	$5,000,000	UBS AG	No
A-2-11(1)	$5,000,000	$5,000,000	UBS AG	No
A-3-1	$25,000,000	$25,000,000	BMO 2023-5C1	No
A-3-2	$27,500,000	$27,500,000	BMO 2023-5C1	No
A-3-3	$10,000,000	$10,000,000	BMO 2023-5C1	No
A-3-4	$7,500,000	$7,500,000	BMO 2023-5C2	No
A-3-5	$5,000,000	$5,000,000	BMO 2023-C6	No
A-3-6	$5,000,000	$5,000,000	BBCMS 2023-5C23	No
A-3-7	$5,666,667	$5,666,667	BMO 2023-5C2	No
A-3-8	$5,666,666	$5,666,666	BMO 2023-5C2	No
Whole Loan	$274,000,000	$274,000,000
(1)	Expected to be contributed to one or more securitization trust(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
145

Structural and Collateral Term Sheet	BBCMS 2023-5C23
No. 13 – 11 West 42nd Street
11 West 42nd Street Mezzanine Loan Summary
	Original Principal Balance	Interest Rate	Original Term (mos)	Original Amortization Term (mos)	Original IO Term (mos)	Total Debt UW NCF DSCR(1)	Total Debt UW NOI Debt Yield(1)	Total Debt Cut-off Date LTV(1)
11 West 42nd Street Mezzanine Loan	$56,000,000	14.00000%	60	0	60	1.00x	9.6%	59.5%
(1)	Total Debt UW NCF DSCR, Total Debt UW NOI Debt Yield and Total Debt Cut-off Date LTV reflect the aggregate of the Cut-off Date balance of the 11 West 42nd Street Whole Loan and the 11 West 42nd Street Mezzanine Loan.

The Property. The 11 West 42nd Street Property is a 32-story, LEED Gold certified, Class A- office tower located in New York, New York totaling 960,568 square feet. Originally constructed in 1927, the 11 West 42nd Street Property is located two blocks west of Grand Central Terminal and overlooks the New York Public Library and Bryant Park. The 11 West 42nd Street Property features a unique H-shaped layout, which allows for eight corner offices per floor and an abundance of natural light. Since 2018, the borrower sponsors have spent approximately $38.2 million in renovations, which include improvements to the lobby, elevators, entrances and windows. Since 2021, the borrower sponsors have executed a total of 325,590 square feet in lease renewals, extensions and new leases. The 11 West 42nd Street Property is 98.6% leased as of May 1, 2023 to a diverse roster of tenants and has a weighted average remaining lease term of over six years.

The 11 West 42nd Street Property consists of 891,270 square feet of office space, 20,866 square feet of retail space, 39,498 square feet of co-working space, and 8,934 square feet of storage space. Most of the retail tenants at the 11 West 42nd Street Property are fast casual food chains. In May 2021, the borrower sponsors began their offering of the Studio by Tishman co-working space (the “Studio”) at the 11 West 42nd Street Property (4.1% of NRA). The Studio is a flexible and modern co-working space that caters to both individual professionals and corporate clients. Owned and operated by Tishman, the Studio offers a wide range of options for its members, including private offices, customized suites and hot desks. The Studio has 14 different locations with approximately 400 desks, which were 87.7% occupied as of April 2023, with 98% of occupied desks belonging to corporate clients, according to the borrower sponsor.

The 11 West 42nd Street Property has maintained strong occupancy levels over the past five years, averaging 92.9% occupancy. Investment-grade rated tenants or their affiliates occupy 64.3% of NRA at the 11 West 42nd Street Property and contribute 66.5% of underwritten base rent. Major tenants at the 11 West 42nd Street Property include Michael Kors (USA), Inc. (“Michael Kors”), First-Citizens Bank & Trust Company (“First-Citizens Bank”) and New York University (“NYU”). In addition, several tenants use the 11 West 42nd Street Property as headquarters space and have made significant investments in their spaces. The 11 West 42nd Street Property is the corporate headquarters for Michael Kors, Kohn Pedersen Fox Associates, P.C. (“KPF”), Avenue Capital Management II, LP (“Avenue Capital”), Oscar De La Renta LLC and Capitolis, Inc. (“Capitolis”).

Major Tenants.

Michael Kors (USA), Inc (254,485 square feet; 26.5% of NRA; 27.4% of underwritten base rent). Michael Kors (Moody’s/S&P/Fitch: Ba1/BBB-/BBB-) is a luxury fashion brand founded by designer Michael Kors in 1981. The Michael Kors brand has a global reach, with a strong presence in major fashion markets around the world and is popular among celebrities and fashion-conscious consumers. The 11 West 42nd Street Property serves as the worldwide headquarters for Michael Kors. The Michael Kors lease is guaranteed by the publicly traded parent company, Capri Holdings Limited, which also manages other brands such as Versace and Jimmy Choo. As of November 2023, Capri Holdings Limited had an equity market capitalization of approximately $5.6 billion.

Michael Kors currently occupies 252,072 square feet of office and 2,413 square feet of storage space. Michael Kors first leased space at the 11 West 42nd Street Property in 2003 and since has expanded into 16 suites. The tenant has no non-standard termination options, outstanding allowances or free rent. Michael Kors has 236,974 square feet expiring on March 31, 2026, 10,745 square feet expiring on September 30, 2029, 6,436 square feet expiring on March 31, 2025 and 330 square feet expiring on November 30, 2023. The tenant has two, five-year options or one, 10-year renewal option on all non-basement suites, with a notice of renewal required no later than 20 months prior to March 31, 2037 varying across suites. Michael Kors currently subleases three spaces (totaling 28,107 square feet, 11.0% of Michael Kors’ NRA) to Aston Martin Lagonda of North America, Inc., ExpandEd Schools, Inc. and National Public Radio, Inc. (“NPR”). According to the borrower sponsors, if a proposed lease amendment between the borrower and NPR is executed, NPR will directly lease at least an additional 4,888 square feet of the Michael Kors subleased space and add it to their existing leased premises

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
146

Structural and Collateral Term Sheet	BBCMS 2023-5C23
No. 13 – 11 West 42nd Street

(13,580 square feet), all with a lease expiration of December 2031. We cannot assure you that this amendment will be signed as expected or at all.

According to the borrower sponsors, Michael Kors is currently renovating its space at the tenant’s sole cost and is in discussions with the borrower sponsors for an early renewal of a portion of its leased premises and the modification of certain terms of its lease. If this proposed lease amendment (the “Pre-Approved Lease Amendment”) is executed, Michael Kors would renew 204,481 square feet of its expiring space (202,068 square feet of office and 2,413 square feet of storage set to expire March 31, 2026), terminate the non-subleased portion of its lease on the 22nd floor (19,238 square feet), vacate 14,924 square feet on the third floor in March 2026, vacate 6,436 square feet on the 19th floor in March 2025 (at least 4,888 square feet of the 6,436 square feet will switch to a direct lease to NPR), and vacate 9,406 square feet of subleased space on the 22nd floor, effective in March 2026. If the Pre-Approved Lease Amendment is executed, the tenant will have 12 months of free rent commencing April 1, 2026 and will receive a $5 per square foot annual rent reduction on 202,649 square feet until the Pre-Approved Lease Amendment takes effect on April 1, 2026. We cannot assure you that this amendment will be signed as expected or at all.

First-Citizens Bank & Trust Company (153,680 square feet; 16.0% of NRA; 16.0% of underwritten base rent). First-Citizens Bank & Trust Company (Moody’s/S&P: Baa2/BBB) is a financial institution that provides a wide range of banking and financial services to individuals, businesses and organizations. Founded in 1898, First-Citizens Bank is a full-service bank that offers a variety of products and services. First-Citizens Bank has a strong presence in the southeastern United States, with branches located in North Carolina, South Carolina, Virginia, Tennessee and Georgia, as well as 18 other states. As of November 2023, First-Citizens Bank had an equity market capitalization of approximately $20.2 billion.

First-Citizens Bank currently occupies 151,537 square feet of office and 2,143 square feet of storage space, with a lease expiration date of May 31, 2034 and two, five-year renewal options (or one, 10-year renewal option) on all of its suites with a 16-month notice period. First-Citizens Bank first leased space at the 11 West 42nd Street Property in 2006 and since has expanded into five suites. The tenant has no non-standard termination options, outstanding allowances or free rent.

New York University (117,382 square feet; 12.2% of NRA; 11.4% of underwritten base rent). New York University (Moody’s/S&P: Aa2/AA-) was established in 1831 and is one of the largest and most prestigious universities in the United States, with a student body of over 65,000 students and an endowment of over $5.3 billion as of August 2022. The NYU Midtown Center, located at the 11 West 42nd Street Property, is home to many graduate programs within the School of Professional Studies. The 11 West 42nd Street Property provides access for NYU students, faculty and staff to the Jack Brause Library, one of NYU’s most coveted libraries, a computer science lab, design labs and classrooms for its students. Additionally, NYU added its own entrance on the 43rd Street side of the 11 West 42nd Street Property to help regulate ingress and egress of the student base.

NYU currently occupies 115,785 square feet of office and 1,597 square feet of retail space, with a lease expiration of June 30, 2027 and one, five-year renewal option on all of its suites with a 22-month notice period at 2% rent increases per annum. NYU has leased space at the 11 West 42nd Street Property since the 1970s and has renewed multiple times. NYU is currently occupying four suites, and most recently renewed its lease in October 2021. The tenant has no non-standard termination options. NYU has approximately $1.65 million in outstanding landlord obligations and two months of free rent totaling approximately $1,125,423 ($557,140 in December 2023 and $568,283 in December 2024). All outstanding landlord obligations and free rent were reserved at origination.

See “Description of the Mortgage Pool—Tenant Issues” in the Preliminary Prospectus.

Environmental. According to the Phase I environmental assessment dated April 24, 2023, there was no evidence of any recognized environmental conditions at the 11 West 42nd Street Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
147

Structural and Collateral Term Sheet	BBCMS 2023-5C23
No. 13 – 11 West 42nd Street
Historical and Current Occupancy
2020(1)	2021(1)	2022(1)	Current(2)
88.0%	89.6%	98.9%	98.6%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is as of May 1, 2023.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Michael Kors (USA), Inc(3)	Ba1/BBB-/BBB-	254,485	26.5%	$62.89	$16,003,389	27.4%	Various(3)
First-Citizens Bank & Trust Company	Baa2/BBB/NR	153,680	16.0	$60.80	9,343,789	16.0	5/31/2034
New York University	Aa2/AA-/NR	117,382	12.2	$56.95	6,685,426	11.4	6/30/2027
Kohn Pedersen Fox Associates, P.C.(4)	NR/NR/NR	92,788	9.7	$61.13	5,672,095	9.7	Various(4)
Burberry (Wholesale) Limited(5)	Baa2/NR/NR	45,509	4.7	$62.78	2,857,280	4.9	8/31/2037
Major Tenants		663,844	69.1%	$61.10	$40,561,979	69.3%

Other Tenants(6)		283,752	29.5%	$63.20	$17,932,301	30.7%
Occupied Collateral Total / Wtd. Avg.		947,596	98.6%	$61.73	$58,494,280	100.0%
Vacant Space		12,972	1.4%

Collateral Total		960,568	100.0%

(1)	Information is based on the underwritten rent roll dated May 1, 2023 and is inclusive of rent steps through August 2024.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Michael Kors leases 236,974 square feet expiring on March 31, 2026, 10,745 square feet expiring on September 30, 2029, 6,436 square feet expiring on March 31, 2025 and 330 square feet expiring on November 30, 2023. Michael Kors currently subleases three spaces (totaling 28,107 square feet) to Aston Martin Lagonda of North America, Inc., ExpandEd Schools, Inc. and NPR. According to the borrower sponsors, Michael Kors is currently renovating its space at the tenant's sole cost and is in discussions with the borrower sponsors for an early renewal of a portion of its lease. See "Major Tenants" above.
(4)	KPF leases 77,388 square feet expiring on May 31, 2038 and 15,400 square feet expiring on April 30, 2027.
(5)	Burberry (Wholesale) Limited has the option to terminate its lease on December 31, 2033, upon 20 months’ notice and payment of a termination fee.
(6)	Other Tenants is inclusive of 39,498 square feet of space operated by Tishman as the Studio and 297 square feet of office space (IT room and bike room) for which no rent is associated or underwritten.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
148

Structural and Collateral Term Sheet	BBCMS 2023-5C23
No. 13 – 11 West 42nd Street
Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring(3)	Net Rentable Area Expiring(3)	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	12,972	1.4%	NAP	NA	P	12,972	1.4%	NAP	NA	P
2023 & MTM	3	11,508	1.2	$980,400	1.7%		24,480	2.5%	$980,400	1.7%
2024	0	0	0.0	0	0.0		24,480	2.5%	$980,400	1.7%
2025	2	6,696	0.7	434,430	0.7		31,176	3.2%	$1,414,830	2.4%
2026	18	290,728	30.3	19,008,777	32.5		321,904	33.5%	$20,423,607	34.9%
2027	9	169,812	17.7	9,621,168	16.4		491,716	51.2%	$30,044,775	51.4%
2028	1	5,389	0.6	1,141,927	2.0		497,105	51.8%	$31,186,702	53.3%
2029	2	37,334	3.9	2,268,817	3.9		534,439	55.6%	$33,455,519	57.2%
2030	3	43,621	4.5	4,016,068	6.9		578,060	60.2%	$37,471,587	64.1%
2031	1	13,580	1.4	570,360	1.0		591,640	61.6%	$38,041,947	65.0%
2032	4	43,771	4.6	2,556,130	4.4		635,411	66.1%	$40,598,077	69.4%
2033	1	2,279	0.2	414,299	0.7		637,690	66.4%	$41,012,376	70.1%
2034 & Beyond	18	322,878	33.6	17,481,904	29.9		960,568	100.0%	$58,494,280	100.0%
Total	62	960,568	100.0%	$58,494,280	100.0%
(1)	Based on the underwritten rent roll dated May 1, 2023 and is inclusive of rent steps through August 2024.
(2)	The 11 West 42nd Property has 24 tenants in total, and certain tenants are subject to more than one lease. Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	Number of Leases Expiring and Net Rentable Area Expiring include 39,498 square feet of space operated by Tishman as the Studio, 4,636 square feet of storage space and 2,034 square feet of retail (NYU entrance and Small and Mighty Krupa, Inc.) and office space (IT room), all for which no rent is associated or underwritten.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
149

Structural and Collateral Term Sheet	BBCMS 2023-5C23
No. 13 – 11 West 42nd Street
Operating History and Underwriting Net Cash Flow
	2019	2020	2021	2022	TTM(1)	Underwritten	Per Square Foot	%(2)
In Place Rent(3)	$45,151,694	$51,735,865	$49,799,980	$50,036,067	$50,307,751	$58,494,280	$60.90	86.3%
Vacancy Gross Up	0	0	0	0	0	928,565	0.97	1.4
Straight Line Rent(4)	0	0	0	0	0	291,133	0.30	0.4
Percentage Rent	0	0	0	0	0	12,675	0.01	0.0
Gross Potential Rent	$45,151,694	$51,735,865	$49,799,980	$50,036,067	$50,307,751	$59,726,653	$62.18	88.1%
Total Reimbursements	6,811,606	9,169,515	7,612,544	5,612,853	6,247,574	8,092,259	8.42	11.9
Total Gross Income	$51,963,300	$60,905,380	$57,412,524	$55,648,921	$56,555,325	$67,818,913	$70.60	100.0%
Other Income(5)	4,035,185	2,906,507	3,547,401	5,519,818	6,127,949	6,476,088(6)	6.74	9.5
(Vacancy/Credit Loss)	0	0	0	0	0	(3,390,934)	(3.53)	(5.0)
Effective Gross Income	$55,998,485	$63,811,888	$60,959,925	$61,168,739	$62,683,274	$70,904,067	$73.81	104.5%
Total Expenses	$32,041,491	$36,800,932	$34,523,645	$34,495,528	$35,986,252	$39,203,449	$40.81	55.3%
Net Operating Income	$23,956,994	$27,010,956	$26,436,280	$26,673,211	$26,697,022	$31,700,618	$33.00	44.7%
Capital Expenditures	0	0	0	0	0	192,114	0.20	0.3
TI/LC	0	0	0	0	0	2,881,704	3.00	4.1
Net Cash Flow	$23,956,994	$27,010,956	$26,436,280	$26,673,211	$26,697,022	$28,626,800	$29.80	40.4%
(1)	TTM reflects the trailing 12 months ending March 31, 2023.
(2)	% column represents percent of Total Gross Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten In Place Rent includes rent steps through August 1, 2024.
(4)	Includes straight-lined rent for investment-grade tenants or their affiliates averaged to earlier of lease expiration or loan maturity.
(5)	Other Income includes income and fees from various sources such as concierge, licensing, HVAC, amenity space, cleaning, special events, tenant water and condenser, etc.
(6)	Underwritten Other Income includes $3,424,954 of income from the Studio that is based on the borrower sponsors’ budget. The Studio is a Tishman owned co-working space that was incorporated in 2021. The Studio has approximately 400 desks, which were 87.7% occupied as of April 2023, with 98.0% of occupied desks belonging to corporate tenants, according to the borrower sponsor. The remainder of the Underwritten Other Income includes income and fees from various sources such as concierge, licensing, HVAC, amenity space, cleaning, special events, tenant water and condenser, etc.

The Market. The 11 West 42nd Street Property is situated on the north side of West 42nd Street between Fifth Avenue and Avenue of the Americas, in the Grand Central office submarket of Midtown Manhattan. The 11 West 42nd Street Property is located across from the New York Public Library and Bryant Park and has accessibility to a large transportation network comprised of subways, railroads and buses. Bryant Park is accessible from several major Manhattan commuter transportation hubs. Nearby subway stations include the Bryant Park station that provides access to five different subway lines (7, B, D, F, and M trains), the Times Square/42nd Street/Eighth Avenue station that provides access to 12 different subway lines (1, 2, 3, 7, A, C, E, N, Q, R, S and W trains) and Grand Central Terminal that provides access to five different subway lines (4, 5, 6, 7 and S trains), providing for accessible commutes from all five boroughs. Metro North railroad at Grand Central Terminal also provides access to New York suburbs and Connecticut.

According to the appraisal, leasing activity has been strong in the Grand Central office submarket and properties near regional transportation nodes have experienced an increase in demand and positive leasing. The 11 West 42nd Street Property presents a lower-cost alternative to other Class A space in the Grand Central office submarket. As of the first quarter of 2023, the Grand Central office submarket had 81.7% of Class A space, with an inventory of 37,423,446 square feet, a vacancy rate of 17.6% and weighted average rental rate of $75.87 per square foot.

The 11 West 42nd Street Property benefits from the area’s population density. According to the appraisal, the estimated 2022 population in New York City was approximately 8,130,800. The estimated 2022 average household income in New York City was $110,634.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
150

Structural and Collateral Term Sheet	BBCMS 2023-5C23
No. 13 – 11 West 42nd Street

The following table presents certain information relating to comparable office properties to the 11 West 42nd Street Property:

Competitive Building Summary(1)
Property Name	Year Built / Renovated	Rentable Area (SF)	Stories	Occupancy	Asking Rent Low PSF	Asking Rent High PSF
11 West 42nd Street	1927 / 2018	960,568(2)	32	98.6%(2)	$42.00(2)(3)	$90.00(2)(3)
4 Bryant Park	1920 / NAP	150,000	12	100.0%	NAV	NAV
1065 Avenue of the Americas	1958 / NAP	536,524	34	75.2%	$72.00	$105.00
1120 Avenue of the Americas	1951 / 2005	400,000	21	98.1%	NAV	NAV
500 Fifth Avenue	1938 / NAP	721,702	59	85.8%	$79.00	$92.00
125 Park Avenue	1923 / 2004	445,437	26	99.2%	NAV	NAV
420 Lexington Avenue	1927 / 1999	1,112,424	31	78.5%	$62.00	$65.00
(1)	Source: Appraisal.
(2)	Information is based on the underwritten rent roll dated May 1, 2023.
(3)	Asking Rent Low PSF and Asking Rent High PSF are based on the underwritten rent per square foot range for office tenants at the 11 West 42nd Street Property.

The following table presents certain information relating to comparable office rental properties for the 11 West 42nd Street Property:

Comparable Office Rental Summary(1)
Property Name/Location	Year Built / Renovated	Rentable Area (SF)	Tenant	Lease Type	Suite Size (SF)	Commencement	Rent (PSF)	TIs (PSF) / Free Rent (Months)	Escalations
11 West 42nd Street New York, NY	1927/2018	960,568(2)	Burberry (Wholesale) Limited(2)	Modified Gross	45,509(2)	Sep-22(2)	$62.78(2)	$140 / 15(3)	$5 Every 5 Years(3)
10 East 40th Street New York, NY	1929/2008	347,000	Alpha Square Group	Modified Gross	8,770	Apr-23	$71.00	$0 / 8.5	Flat
10 East 40th Street New York, NY	1929/2008	347,000	Hart Howerton	Modified Gross	27,211	Feb-23	$70.00	$120 / 18	$75 PSF in year 7
60 East 42nd Street New York, NY	1929/NAP	1,110,005	Morici & Morici LLP	Modified Gross	5,717	Jul-22	$71.00	$135 / 5	Flat
530 Fifth Avenue New York, NY	1957/NAP	484,152	APFM, Inc.	Modified Gross	7,803	Jan-23	$79.00	$150 / 6	N/A
535 Fifth Avenue New York, NY	1926/2014	255,455	Prima Gems USA	Modified Gross	4,848	Jan-23	$60.00	$40 / 6	$1.50 / year
340 Madison Avenue New York, NY	1920/NAP	714,869	Carlyle Group	Modified Gross	40,542	Sep-22	$66.00	$152 / 9	$71 PSF in year 6
521 Fifth Avenue New York, NY	1929/NAP	339,901	Genpact	Modified Gross	17,796	Sep-22	$74.00	$150 / 8	$79 PSF in year 7
292 Madison Avenue New York, NY	1923/NAP	178,097	Lightbox OOH Video Network	Modified Gross	11,113	Jul-22	$65.00	$110 / 1	$70 PSF in year 5
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 1, 2023.
(3)	Information is provided by the borrower sponsors.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
151

Structural and Collateral Term Sheet	BBCMS 2023-5C23
No. 13 – 11 West 42nd Street

The following table presents certain information relating to comparable retail rental properties for the 11 West 42nd Street Property:

Comparable Retail Rental Summary(1)
Property Name/Location	Year Built / Renovated	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Months)
11 West 42nd Street New York, NY	1927/2018	960,568(2)	M&T Bank(2)	5,389(2)	$211.90(2)	Dec-07(2)	246(2)
445 Fifth Avenue New York, NY	NAV	NAV	Caffe Italia	1,100	$202.00	Feb-23	120
1 Vanderbilt Avenue New York, NY	NAV	NAV	Watches of Switzerland	2,875	$260.00	Feb-23	120
130 West 42nd Street New York, NY	NAV	NAV	NY Gifts	4,180	$159.00	Jan-23	84
1166 Avenue of the Americas New York, NY	NAV	NAV	Citibank	3,637	$375.00	Sep-22	60
475 Fifth Avenue New York, NY	NAV	NAV	Penske Media Corporation	3,375	$296.00	May-22	143
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 1, 2023.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 11 West 42nd Street Property:

Market Rent Summary(1)
Type (Floors)	Market Rent PSF	Lease Term (Years)	Rent Increase Projection	Lease Type
Major Office (2-7):	$59.00	15 plus free rent	10.0% every 5 years	Modified Gross
Minor Office (2-7):	$59.00	10 plus free rent	10.0% every 5 years	Modified Gross
Major Office (8-12):	$61.00	15 plus free rent	10.0% every 5 years	Modified Gross
Minor Office (8-12):	$61.00	10 plus free rent	10.0% every 5 years	Modified Gross
Major Office (13-19):	$65.00	15 plus free rent	10.0% every 5 years	Modified Gross
Minor Office (13-19):	$65.00	10 plus free rent	10.0% every 5 years	Modified Gross
Major Office (20-26):	$69.00	15 plus free rent	10.0% every 5 years	Modified Gross
Minor Office (20-26):	$69.00	10 plus free rent	10.0% every 5 years	Modified Gross
Major Office (27-30):	$71.00	15 plus free rent	10.0% every 5 years	Modified Gross
Minor Office (27-30):	$71.00	10 plus free rent	10.0% every 5 years	Modified Gross
Major Office (31-32):	$62.00	15 plus free rent	10.0% every 5 years	Modified Gross
Minor Office (31-32):	$62.00	10 plus free rent	10.0% every 5 years	Modified Gross
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
152

Structural and Collateral Term Sheet	BBCMS 2023-5C23
No. 13 – 11 West 42nd Street

The following table presents certain information relating to comparable sales for the 11 West 42nd Street Property:

Comparable Sales(1)
Name / Property Location	Sale Date	Total NRA (SF)	Total Occupancy		Sale Price	Sale Price PSF	Adjusted Sales Price PSF
11 West 42nd Street 11 West 42nd Street New York, NY	NAP	960,568(2)	98.6%	(2)	NAP	NAP	NAP
Tower 56 126 East 56th Street New York, NY	Apr-2023	186,884	80.0%		$113,000,000	$604.65	$634.89
1330 Sixth Avenue 1330 Avenue of the Americas New York, NY	Nov-2022	534,203	81.0%		$310,278,784	$580.83	$667.95
830 3rd Avenue 830 3rd Avenue New York, NY	Sep-2022	147,068	33.0%		$72,000,000	$489.57	$550.77
Farmers Loan & Trust Co. Building 475 Fifth Avenue New York, NY	May-2022	276,078	94.0%		$291,000,000	$1,054.05	$592.90
110 East 42nd Street 110 East 42nd Street New York, NY	Dec-2021	222,935	89.0%		$117,075,000	$525.15	$578.98
Springs Building 104 West 40th Street New York, NY	Aug-2021	210,428	72.0%		$127,500,000	$605.91	$640.75
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
153

Structural and Collateral Term Sheet	BBCMS 2023-5C23
No. 14 – Creekside Inn – Sierra Nevada
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$18,000,000	Title:	Fee
Cut-off Date Principal Balance:	$18,000,000	Property Type - Subtype:	Hospitality – Limited Service
% of Pool by IPB:	2.5%	Net Rentable Area (Rooms):	87
Loan Purpose:	Acquisition	Location:	Bishop, CA
Borrower:	725 North Main Street Property LLC	Year Built / Renovated:	1993 / 2017-2018, 2021
Borrower Sponsors:	Michael J. Leffell and Phil Hospod	Occupancy / ADR / RevPAR:	86.0% / $185.05 / $159.12
Interest Rate:	8.62500%	Occupancy / ADR / RevPAR Date:	7/31/2023
Note Date:	10/3/2023	4th Most Recent NOI (As of)(1):	$1,828,072 (12/31/2020)
Maturity Date:	10/6/2028	3rd Most Recent NOI (As of)(1):	$2,646,358 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$2,769,698 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of):	$2,978,588 (TTM 7/31/2023)
Original Amortization:	None	UW Occupancy / ADR / RevPAR:	85.0% / $183.10 / $155.64
Amortization Type:	Interest Only	UW Revenues:	$5,737,144
Call Protection:	L(26),D(27),O(7)	UW Expenses:	$2,849,584
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$2,887,561
Additional Debt:	No	UW NCF:	$2,600,704
Additional Debt Balance:	N/A	Appraised Value / Per Room:	$27,400,000 / $314,943
Additional Debt Type:	N/A	Appraisal Date:	8/24/2023

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$206,897
Taxes:	$158,761	$22,680	N/A	Maturity Date Loan / Room:	$206,897
Insurance:	$3,331	$3,331	N/A	Cut-off Date LTV:	65.7%
FF&E Reserves:	$0	$19,493	N/A	Maturity Date LTV:	65.7%
Initial Renovations Reserve:	$800,000	$0	N/A	UW NCF DSCR:	1.65x
Engineering Reserve:	$7,993	$0	N/A	UW NOI Debt Yield:	16.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$18,000,000	66.4%	Purchase Price	$25,500,000	94.1%
Sponsor Equity	9,109,449	33.6	Upfront Reserves	970,084	3.6
			Closing Costs	639,365	2.4
Total Sources	$27,109,449	100.0%	Total Uses	$27,109,449	100.0%
(1)	The increase from 4th Most Recent NOI to 3rd Most Recent NOI was primarily due to lower occupancy attributed to the COVID-19 pandemic. Occupancy was 67.7% in 2020 and then rebounded to 85.4% in 2021.

The Loan. The Creekside Inn – Sierra Nevada mortgage loan (the “Creekside Inn – Sierra Nevada Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $18,000,000 and is secured by the borrower’s fee interest in a 87-room, limited service hotel located in Bishop, California (the “Creekside Inn – Sierra Nevada Property”). The Creekside Inn – Sierra Nevada Mortgage Loan has a five-year term with a 60-month interest only period and accrues interest on an Actual/360 basis.

The Property. The Creekside Inn – Sierra Nevada Property is an 87-room limited service hotel located in Bishop, California. Constructed in 1993, the Creekside Inn – Sierra Nevada Property is situated on a 2.58-acre site. Amenities at the Creekside Inn – Sierra Nevada Property include a breakfast dining area, outdoor pool and whirlpool, outdoor patios with a fireplace, a creek, guest laundry room and vending areas. The Creekside Inn – Sierra Nevada Property is not subject to a franchise agreement, however, the Creekside Inn – Sierra Nevada Property is managed by Benchmark Bishop Management LLC, which is an affiliate of Benchmark Pyramid. Benchmark Pyramid specializes in hotel, resort and conference center management. Benchmark Pyramid manages over 100 full service hotels across all major brands, over 30 select service hotels across 15 brands and over 20 independent, lifestyle and resorts. Overall, Benchmark Pyramid manages over 250 properties and has $3 billion in assets under management.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
154

Structural and Collateral Term Sheet	BBCMS 2023-5C23
No. 14 – Creekside Inn – Sierra Nevada

The Creekside Inn – Sierra Nevada Property has undergone several rounds of major renovations by the borrower sponsors in recent years. In 2014 to 2016 all of the 87 guestrooms were completely renovated with updated flooring, wallcovering, and the bathrooms were remodeled. In 2017 through 2018, the lobby and public areas were renovated. In 2020 and 2021 a new breakfast area and kitchen were added as well as renovations to the outdoor pool in 2021. Most recently, in 2022 and 2023 the heating, cooling and mechanical system were all improved. In total, the borrower sponsors spent roughly $9.0 million on renovations since 2012. Additionally, the borrower is expected to perform an estimated $1.1 million renovation to rebrand the Creekside Inn – Sierra Nevada Property as a “Wayfinder” hotel. Of the $1.1 million renovation cost, $800,000 was reserved at origination of the mortgage loan. The borrower must provide evidence of payment of at least $300,000 of equity before drawing from the $800,000 reserve. Wayfinder is a boutique hotel brand owned by the borrower sponsor. The Creekside Inn – Sierra Nevada Property is expected to be the third Wayfinder hotel in the borrower sponsor’s portfolio.

Environmental. According to the Phase I environmental assessment dated August 1, 2023, there was no evidence of any recognized or controlled recognized environmental conditions at the Creekside Inn – Sierra Nevada Property.

The Market. The Creekside Inn – Sierra Nevada Property is located in Bishop, California, in the Eastern Sierra region, which is halfway between the Yosemite and Death Valley National Parks. The Creekside Inn – Sierra Nevada Property is also located along a major thoroughfare, Interstate 395. The Eastern Sierra region offers a unique array of outdoor recreation activities which include hiking, rock climbing, fishing and camping. Bishop is one of the top destinations for rock climbing in the entire country.

The Creekside Inn – Sierra Nevada Property is also situated near Mammoth Lakes, which is the third most visited skiing destination in the entire country with over one million visitors each ski season. In 2021, Mammoth Lakes Tourism and Mammoth Mountain announced a new United Airlines seasonal service into the Eastern Sierra Regional Airport which is located in Bishop. This allowed for increased access to Mammoth Lakes and the Eastern Sierra region as a whole, with Bishop being at the forefront of the increased traffic in the area.

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set(2)			Creekside Inn – Sierra Nevada			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2019(3)	75.7%	$152.49	$115.39	83.3%	$168.53	$140.39	110.0%	110.5%	121.7%
2020(3)	55.2%	$147.14	$81.29	67.7%	$167.47	$113.11	122.6%	113.8%	139.1%
2021(3)	64.8%	$159.27	$103.14	85.4%	$181.36	$154.81	131.8%	113.9%	150.1%
2022	70.6%	$169.88	$120.02	83.3%	$185.62	$154.81	118.0%	109.3%	129.0%
TTM(4)	NAV	NAV	NAV	86.0%	$185.05	$159.12	NAV	NAV	NAV
(1)	The Creekside Inn – Sierra Nevada Property is an independent boutique hotel and the prior owner did not participate in STR. The borrower sponsors provided the competitive set which includes five other hotels in the Bishop and Mammoth Lakes area. Occupancy, ADR and RevPAR at the Creekside Inn – Sierra Nevada Property are sourced from the underwriting.
(2)	The competitive set includes Best Western Bishop Lodge, Holiday Inn Express & Suites Bishop, Ascend Collection Cielo Hotel Bishop-Mammoth, Quality Inn Near Mammoth Mountain Ski Resort and Empeiria High Sierra Hotel.
(3)	The decrease in Occupancy, ADR and RevPAR from 2019 to 2020 and subsequent increase from 2020 to 2021 was primarily attributed to less travel during the COVID-19 pandemic.
(4)	TTM represents the trailing 12-month period ending July 31, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
155

Structural and Collateral Term Sheet	BBCMS 2023-5C23
No. 14 – Creekside Inn – Sierra Nevada
Operating History and Underwritten Net Cash Flow
	2020(1)	2021(1)	2022	TTM(2)	Underwritten	Per Room(3)	% of Total Revenue
Occupancy	67.7%	85.4%	83.3%	86.0%	85.0%
ADR	$167.47	$181.36	$185.62	$185.05	$183.10
RevPAR	$113.11	$154.81	$154.81	$159.12	$155.64
Room Revenue	$3,601,545	$4,915,895	$4,911,467	$5,052,922	$4,942,189	$56,807	86.1%
Food & Beverage Revenue	0	0	143,718	67,726	143,718	1,652	2.5
Other Departmental Revenue	211,644	322,099	577,211	651,237	651,237	7,485	11.4
Total Revenue	$3,813,189	$5,237,994	$5,632,397	$5,771,885	$5,737,144	$65,944	100.0%
Room Expense	781,581	1,126,440	1,229,933	1,183,901	1,157,956	13,310	20.2
Food & Beverage Expense	123,526	151,628	266,988	288,543	266,988	3,069	4.7
Departmental Expenses	$905,107	$1,278,068	$1,496,921	$1,472,444	$1,424,944	$16,379	24.8%
Gross Operating Income	$2,908,082	$3,959,926	$4,135,475	$4,299,442	$4,312,200	$49,566	75.2%
Operating Expenses	$896,412	$1,105,369	$1,159,411	$1,119,002	$1,112,267	$12,785	19.4%
Gross Operating Profit	$2,011,670	$2,854,556	$2,976,065	$3,180,440	$3,199,933	$36,781	55.8%
Total Other Expenses	$183,598	$208,198	$206,367	$201,852	$312,373	$3,590	5.4%
Net Operating Income	$1,828,072	$2,646,358	$2,769,698	$2,978,588	$2,887,561	$33,190	50.3%
FF&E	152,528	209,520	225,296	230,875	286,857	3,297	5.0
Net Cash Flow	$1,675,544	$2,436,838	$2,544,402	$2,747,712	$2,600,704	$29,893	45.3%
(1)	The increase from 2020 Net Operating Income to 2021 Net Operating Income was primarily due to lower occupancy attributed to the COVID-19 pandemic. Occupancy was 67.7% in 2020 and then rebounded to 85.4% in 2021.
(2)	TTM column reflects the trailing 12 months ending July 31, 2023.
(3)	Per Room values are based on 87 rooms.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
156

Structural and Collateral Term Sheet	BBCMS 2023-5C23
No. 15 – Homewood Suites PDX Airport
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$17,500,000	Title:	Fee
Cut-off Date Principal Balance:	$17,500,000	Property Type - Subtype:	Hospitality – Extended Stay
% of Pool by IPB:	2.4%	Net Rentable Area (Rooms):	105
Loan Purpose:	Acquisition	Location:	Portland, OR
Borrower:	Param PDX Airport, LLC	Year Built / Renovated:	2000 / 2017-2018
Borrower Sponsors:	Dipen Patel and Ganesh Sonpatki	Occupancy / ADR / RevPAR:	89.2% / $175.19 / $156.32
Interest Rate:	8.36000%	Occupancy / ADR / RevPAR Date:	8/31/2023
Note Date:	10/12/2023	4th Most Recent NOI (As of):	$1,192,390 (12/31/2020)
Maturity Date:	11/6/2028	3rd Most Recent NOI (As of):	$2,172,109 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$2,720,461 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of):	$2,767,382 (TTM 8/31/2023)
Original Amortization:	None	UW Occupancy / ADR / RevPAR:	85.0% / $175.19 / $148.91
Amortization Type:	Interest Only	UW Revenues:	$5,805,757
Call Protection:	L(25),D(29),O(6)	UW Expenses:	$3,182,225
Lockbox / Cash Management:	Springing	UW NOI:	$2,623,532
Additional Debt:	No	UW NCF:	$2,391,301
Additional Debt Balance:	N/A	Appraised Value / Per Room:	$27,500,000 / $261,905
Additional Debt Type:	N/A	Appraisal Date:	9/7/2023

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$166,667
Taxes:	$12,390	$12,390	N/A	Maturity Date Loan / Room:	$166,667
Insurance:	$15,750	$5,250	N/A	Cut-off Date LTV:	63.6%
FF&E Reserves:	$0	$19,353	N/A	Maturity Date LTV:	63.6%
PIP Reserve(1):	$498,139	$0	N/A	UW NCF DSCR:	1.61x
				UW NOI Debt Yield:	15.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$17,500,000	64.4%	Purchase Price	$26,000,000	95.7%
Sponsor Equity	9,663,476	35.6	Closing Costs	637,197	2.3
			Upfront Reserves	526,279	1.9
Total Sources	$27,163,476	100.0%	Total Uses	$27,163,476	100.0%
(1)	A change-of-ownership PIP is currently being completed, of which $433,164 remains budgeted to complete. At origination of the Homewood Suites PDX Airport Mortgage Loan (as defined below), the borrower deposited 115% of the PIP work ($498,139) and entered into a completion guaranty for all outstanding PIP work.

The Loan. The Homewood Suites PDX Airport mortgage loan (the “Homewood Suites PDX Airport Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $17,500,000 and is secured by the borrower’s fee interest in a 105-room, extended stay hotel located in Portland, Oregon (the “Homewood Suites PDX Airport Property”). The Homewood Suites PDX Airport Mortgage Loan has a five-year term, is interest-only for the entire loan term and accrues interest on an Actual/360 basis.

The Property. The Homewood Suites PDX Airport Property is a 105-room extended stay hotel located approximately three miles southeast of the Portland International Airport and approximately 10 miles northeast of the Portland CBD. Constructed in 2000, the Homewood Suites PDX Airport Property is situated on a 3.09-acre site. In 2017-2018, Homewood Suites PDX Airport Property was converted from a Staybridge Suites to a Homewood Suites, with the previous owners investing approximately $67,381 per room (approximately $7.075 million) on the renovation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
157

Structural and Collateral Term Sheet	BBCMS 2023-5C23
No. 15 – Homewood Suites PDX Airport

Amenities at the Homewood Suites PDX Airport Property include a lobby computer workstation, fitness center, swimming pool, food court, complimentary breakfast and complimentary wireless high speed internet. The Homewood Suites PDX Airport Property is subject to a franchise agreement with Hilton Franchise Holding LLC that is scheduled to expire on October 31, 2038.

Environmental. According to the Phase I environmental assessment dated September 21, 2023, there was no evidence of any recognized or controlled recognized environmental conditions at the Homewood Suites PDX Airport Property.

The Market. According to the appraisal, the Homewood Suites PDX Airport Property’s demand concentration is 10% commercial, 20% leisure, 65% extended stay and 5% group in 2022. Major companies headquartered in the area include Nike, Adidas, Intel, Columbia Sportswear and Under Armour. Additionally, medical and university hotel demand is generated by Oregon Health and Science University of Portland State University.

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set(3)			Homewood Suites PDX Airport			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2020	45.1%	$118.29	$53.34	59.0%	$149.60	$88.26	130.8%	126.5%	165.5%
2021	67.8%	$130.70	$88.57	81.1%	$151.62	$122.92	119.6%	116.0%	138.8%
2022	71.0%	$153.79	$109.16	88.7%	$172.28	$152.82	124.9%	112.0%	140.0%
TTM(4)	65.4%	$153.47	$100.42	89.2%	$175.19	$156.32	136.4%	114.2%	155.7%
(1)	Data provided by a third party market research report.
(2)	The variances between the underwriting, appraisal and third party market research provider date with respect to Occupancy, ADR and RevPAR at the Homewood Suites PDX Airport Property are attributable to differing reporting methodologies and/or timing differences.
(3)	The competitive set includes Hilton Garden Inn Portland Airport, SpringHill Suites Portland Airport, Candlewood Suites Portland Airport and Residence Inn Portland Airport @ Cascade Station.
(4)	TTM represents the trailing 12-month period ending August 31, 2023.

Operating History and Underwritten Net Cash Flow
	2020	2021	2022	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue
Occupancy	59.0%	81.1%	88.7%	89.2%	85.0%
ADR	$149.60	$151.62	$172.28	$175.19	$175.19
RevPAR	$88.26	$122.92	$152.82	$156.32	$148.91
Room Revenue	$3,382,742	$4,710,937	$5,856,671	$5,990,944	$5,706,940	$54,352	98.3%
Other Departmental Revenue	48,095	64,622	94,219	103,735	98,817	941	1.7
Total Revenue	$3,430,837	$4,775,559	$5,950,890	$6,094,679	$5,805,757	$55,293	100.0%
Room Expense	884,933	963,832	1,297,031	1,320,919	1,258,300	11,984	21.7
Other Departmental Expenses	14,749	33,777	27,362	21,309	20,299	193	0.3
Departmental Expenses	$899,682	$997,609	$1,324,393	$1,342,228	$1,278,599	$12,177	22.0%
Gross Operating Income	$2,531,155	$3,777,950	$4,626,497	$4,752,451	$4,527,158	$43,116	78.0%
Operating Expenses	$848,649	$1,055,996	$1,214,961	$1,268,350	$1,208,223	$11,507	20.8%
Gross Operating Profit	$1,682,506	$2,721,954	$3,411,536	$3,484,101	$3,318,935	$31,609	57.2%
Total Other Expenses	$490,116	$549,845	$691,075	$716,719	$695,403	$6,623	12.0%
Net Operating Income	$1,192,390	$2,172,109	$2,720,461	$2,767,382	$2,623,532	$24,986	45.2%
FF&E	0	0	0	0	232,230	2,212	4.0
Net Cash Flow	$1,192,390	$2,172,109	$2,720,461	$2,767,382	$2,391,301	$22,774	41.2%
(1)	TTM column reflects the trailing 12 months ending August 31, 2023.
(2)	Per Room values are based on 105 rooms.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
158

Structural and Collateral Term Sheet	BBCMS 2023-5C23
Contacts
Barclays CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Daniel Vinson	daniel.vinson@barclays.com	(212) 528-8224
Managing Director

Daniel Schmidt	daniel.schmidt@barclays.com	(212) 528-7479
Director

Sammy Hamididdin	sammy.hamididdin@barclays.com	(212) 526-4751
Director

Kara Foley	kara.foley@barclays.com	(212) 526-4972
Vice President
Barclays CMBS Trading
David Kung	david.kung@barclays.com	(212) 528-7374
Director

Peter Taylor	peter.w.taylor@barclays.com	(212) 526-1528
Director
Barclays Securitized Products Syndicate
Brian Wiele	brian.wiele@barclays.com	(212) 412-5780
Managing Director

Sean Foley	sean.foley@barclays.com	(212) 412-5780
Vice President
Societe Generale CMBS Capital Markets & Banking
Jim Barnard	jim.barnard@sgcib.com	(212) 278-6263
Director

Justin Cappuccino	justin.cappuccino@sgcib.com	(212) 278-6393
Director

Russell Yu	russell.yu@sgcib.com	(212) 278-5467
Vice President
UBS CMBS Capital Markets and Banking
Nicholas Galeone	nicholas.galeone@ubs.com	(212) 891-5702
Managing Director

Siho Ham	siho.ham@ubs.com	(212) 713-1278
Managing Director

Michael Barbieri	michael.barbieri@ubs.com	(212) 278-5467
Executive Director
BMO CMBS Capital Markets and Banking
David Schell	david.schell@bmo.com	(347) 996-0721
Managing Director

Andrew Noonan	andrew.noonan@bmo.com	(347) 466-3147
Managing Director

Ravish Kamath	ravish.kamath@bmo.com	(347) 668-1507
Director
Deutsche Bank CMBS Capital Markets and Banking
Lainie Kaye	lainie.kaye@db.com	(212) 250-5270
Managing Director

Daniel Penn	daniel.penn@db.com	(212) 250-5149
Director

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
159